10 Snow Hill London EC1A 2AL
T: +44 (0)20 7295 3000 | www.traverssmith.com

EXECUTION VERSION

DATED    17 JULY 2020

(1) INVESTINDUSTRIAL VII L.P.
AS THE FUND

(2) INVESTINDUSTRIAL VII FEEDER SCSP
AS ORIGINAL FEEDER FUND

(3) INVESTINDUSTRIAL VII GP LLP AS ORIGINAL GENERAL PARTNER

(4) INVESTINDUSTRIAL VII FEEDER GP S.A R.L. AS ORIGINAL FEEDER FUND GENERAL PARTNER

(5) INVESTINDUSTRIAL ADVISORS LIMITED
AS ORIGINAL MANAGER AND FEEDER FUND MANAGER OF THE ORIGINAL FEEDER FUND

(6) THE ENTITIES LISTED IN SCHEDULE 1
AS ORIGINAL BORROWERS

THE ENTITIES LISTED IN SCHEDULE 1
AS ORIGINAL GUARANTORS

(7) INVESTEC BANK PLC
AS ARRANGER AND SUSTAINABILITY CO-ORDINATOR

(8) THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
AS ORIGINAL LENDERS

(9) GLOBAL LOAN AGENCY SERVICES LIMITED
AS AGENT

(10)  GLAS TRUST CORPORATION LIMITED
AS SECURITY TRUSTEE

(11) THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
AS ORIGINAL FRONTING ISSUING BANKS

AND

(12) INVESTEC BANK PLC
AS ORIGINAL HEDGE COUNTERPARTY

€300,000,000 COMMITTED REVOLVING CREDIT FACILITY AND UNCOMMITTED INCREMENTAL
FACILITY

www.traverssmith.com

	CONTENTS

Clause		Page

1	Definitions and Interpretation	2

2	The Facilities	61

3	Purpose	69

4	Conditions of Utilisation	69

5	Utilisation - Loans	72

6	Utilisation - Letters of Credit	74

7	Letters of Credit	79

8	Optional Currencies	84

9	Ancillary Facilities	85

10	Establishment of Incremental Facilities	91

11	Repayment	96

12	Illegality, Prepayment and Cancellation	98

13	Interest	104

14	Interest Periods	106

15	Changes to the Calculation of Interest	107

16	Fees	109

17	Tax Gross Up and Indemnities	110

18	Increased Costs	120

19	Other Indemnities	122

20	Mitigation by the Lenders	124

21	Costs and Expenses	135

22	Guarantee and Indemnity	137

23	Representations	143

24	Information Undertakings	153

25	Financial Covenants	159

26	General Undertakings	161

27	Events of Default	172

28	Drawdown Notices	179

29	Changes to the Finance Parties	181

30	Changes to the Fund Parties	196

31	Role of the Agent, the Arranger and the Issuing Bank	201

32	The Security Trustee	211

33	Ranking and Priority	226

34	Hedge Counterparties and Hedging Liabilities	227

35	Issuing Bank and Issuing Bank Liabilities	233

36	Notification of Prescribed Events	235

37	Conduct of Business by the Finance Parties	235

38	Sharing among the Finance Parties	236

39	Payment Mechanics	238

40	Set-off	242

41	Application of proceeds	242

42	Notices	244

43	Calculations and Certificates	246

44	Partial Invalidity	246

45	Remedies and Waivers	246

46	Priorities not affected	247

47	Amendments and Waivers	247

48	Confidentiality	253

49	Confidentiality of Funding Rate and Reference Bank Quotations	257

50	Acknowledgement regarding any supported QFCs	259

51	Disclosure of Lender details by Agent	260

52	Counterparts	261

53	Contractual recognition of bail-in	261

54	Governing Law	263

55	Enforcement	263

SCHEDULE 1 The Original Parties		264

	Part I The Original Borrowers	264

	Part II The Original Guarantors	264

	Part III The Original Lenders - other than UK Non-Bank Lenders	264

	Part IV The Original Lenders - UK Non-Bank Lenders	265

	Part V The Original Fronting Issuing Banks	265

	Part VI The Original Hedge Counterparties	265

SCHEDULE 2 Conditions Precedent		266

SCHEDULE 3 Requests		269

	Part I Utilisation Request - Loans	269

	Part II Utilisation Request - Letters of Credit	271

	Part III Selection Notice	273

SCHEDULE 4 Form of Transfer Certificate		274

SCHEDULE 5 Form of Assignment Agreement		277

SCHEDULE 6 Form of Compliance Certificate		281

SCHEDULE 7 Uncalled Commitments of the Limited Partners as at the date of this Agreement		285

SCHEDULE 8 Qualifying Limited Partners as at the Date of this Agreement		290

SCHEDULE 9 Timetables		295

	Part I Loans	295

SCHEDULE 10 Form of Letter of Credit		297

SCHEDULE 11 Form of Demand		299

SCHEDULE 12 Form of Accordion Notice		300

SCHEDULE 13 Form of Accession Deed		303

SCHEDULE 14 Form of Resignation Letter		306

SCHEDULE 15 Form of Increase Confirmation		307

SCHEDULE 16 Form of Incremental Facility Notice		310

SCHEDULE 17 Form of Incremental Facility Lender/Additional Increase Lender Certificate	316

SCHEDULE 18 Form of Hedge Counterparty Accession Undertaking	318

SCHEDULE 19 Form of Termination Date Extension request	319

THIS AGREEMENT is dated   17   July 2020 and made

BETWEEN:

(1)
INVESTINDUSTRIAL VII L.P., a limited partnership established under the laws of England and Wales whose principal place of business is at 16 Palace Street, London, SW1E 5JD and whose registered number is LP019889, acting by the General Partner (as defined below) (the “Fund” and an “Original Borrower”);

(2)
INVESTINDUSTRIAL VII FEEDER SCSP, a special limited partnership (société en commandite spéciale) established under the laws of Luxembourg having its registered office at 23, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number is B 237.058, acting through and represented by the Original Feeder Fund General Partner (as defined below) (the “Original Feeder Fund”);

(3)
INVESTINDUSTRIAL VII GP LLP, a limited liability partnership incorporated under the laws of England and Wales with registered office address 16 Palace Street, London, SW1E 5JD and registered number OC425107 (the “Original General Partner”);

(4)
INVESTINDUSTRIAL VII FEEDER GP S.A R.L., a private limited liability company (société à responsibilité limitée) incorporated under the laws of Luxembourg having its registered office at 23, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 236.857 (the “Original Feeder Fund General Partner”);

(5)
INVESTINDUSTRIAL ADVISORS LIMITED, a limited liability company incorporated under the laws of England and Wales with registered office address 16 Palace Street, London, SW1E 5JD and registered number 01316019 in its capacity as manager of the Fund (the “Original Manager”) and in its capacity as Feeder Fund Manager of the Original Feeder Fund;

(6)	THE ENTITIES listed in Schedule 1 (The Original Parties) as original borrowers (the “Original Borrowers”);

(7)	THE ENTITIES listed in Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”);

(8)	INVESTEC BANK PLC as the mandated lead arranger (the “Arranger”) and sustainability co-ordinator (the “Sustainability Co-ordinator”);

(9)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(10)	THE ENTITY listed in Part V of Schedule 1 (The Original Parties) as hedge counterparty (the “Original Hedge Counterparty”);

(11)	GLOBAL LOAN AGENCY SERVICES LIMITED as agent of the other Finance Parties (the “Agent”);

(12)	GLAS TRUST CORPORATION LIMITED as security trustee for the Secured Parties (the “Security Trustee”); and

(13)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Parties) as fronting issuing banks (the “Original Fronting Issuing Banks”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2013 Law” means the Luxembourg law dated 12 July 2013 on alternative investment fund managers, as amended.

“Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of BBB- or higher by S&P or Fitch Ratings Ltd or Baa3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency.

“Acceptable New Lender” means

(a)	an Affiliate or Related Fund of a Lender (unless such Affiliate or Related Fund is a Competitor of the Fund (or a fund owned and/or managed by a Competitor of the Fund);

(b)	any entity identified on the Pre-Approved New Lender List; and

(c)	any other person approved by the Obligors’ Agent,

which, in each case:

(i)
the Agent and, at any time when any Fronted Letter of Credit or other amounts payable under the Finance Documents to any Fronting Issuing Bank (in its capacity as such) are outstanding and the proposed Acceptable New Lender is to hold Revolving Facility Commitments, the Fronting Issuing Bank, have completed satisfactory “know your customer” diligence; and

(ii)
at any time when any Fronted Letter of Credit or other amounts payable under the Finance Documents to any Fronting Issuing Bank (in its capacity as such) are outstanding and the proposed Acceptable New Lender is to hold Revolving Facility Commitments, is approved by the Fronting Issuing Bank (in its sole discretion).

“Accession Deed” means an accession deed substantially in the form set out at Schedule 12 (Form of Accordion Notice) or such other form agreed between the Obligors’ Agent, the Agent and the Security Trustee (each acting reasonably) relating to the accession to this Agreement by a Feeder Fund or Feeder Fund General Partner, Replacement Manager or Additional Borrower.

“Accordion Notice” means a notice substantially in the form set out in Schedule 11 (Form of Demand) or any other form agreed between the Agent and the Obligors’ Agent.

“Accounting Principles” means, in respect of any entity established in England, generally accepted accounting principles in England (including IFRS) and, in respect of any entity established in Luxembourg, generally accepted accounting principles in Luxembourg or such accounting principles as agreed with the relevant auditors in accordance with the relevant Partnership Agreement.

“Account Security Agreement” means:

(a)
in respect of the Fund, the English law governed account charge dated on or about the date of this Agreement and made between the Fund (1), the General Partner (2) and the Security Trustee (3), pursuant to which, amongst other things, each of the Fund and the General Partner has granted or shall grant in favour of the Security Trustee a first priority security interest in respect of the Operating Account of the Fund and the Blocked Account in respect of each of the Fund and the Original Feeder Fund and the balances standing from time to time to the credit thereof;

(b)
in respect of the Original Feeder Fund, the Luxembourg law account pledge dated on or about the date of this Agreement and made between the Original Feeder Fund (1), the Original Feeder Fund General Partner (2) and the Security Trustee (3), pursuant to which, amongst other things, each of the Original Feeder Fund and the Original Feeder Fund General Partner has granted or shall grant in favour of the Security Trustee a first priority security interest in respect of the Operating Account in respect of the Original Feeder Fund and the balance standing from time to time to the credit thereof; and

(c)
in respect of any other Feeder Fund, the security agreement(s) dated on or about the date of the accession of the relevant Feeder Fund to this Agreement and made between the relevant Feeder Fund (1), the relevant Feeder Fund General Partner (2) and the Security Trustee (3), pursuant to which, amongst other things, each of the relevant Feeder Fund and the relevant Feeder Fund General Partner shall grant in favour of the Security Trustee a first priority security interest in respect of the Operating Account and Blocked Account in respect of the relevant Feeder Fund and the balances standing from time to time to the credit thereof.

“Acquisition Cost” has the meaning given to that term in each Partnership Agreement.

“Additional Borrower” means any entity which becomes an Additional Borrower in accordance with Clause 30 (Changes to the Fund Parties).

“Additional Guarantor” means any entity which becomes an Additional Guarantor in accordance with Clause 30 (Changes to the Fund Parties).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Adequate Transferee” means a transferee in respect of a Transfer by a Qualifying Limited Partner which is consented to by the Agent acting on the instructions of all the Lenders, each acting in their absolute discretion; and in respect of which the Agent has received:

(a)	executed Limited Partner Documents;

(b)	the Required Partner Details; and

(c)	evidence that such transferee Limited Partner has been notified of the Security Assignment in respect of its Limited Partner Commitment.

“Advisory Committee” has the meaning given to that term in the relevant Partnership Agreement (or the equivalent term in any other Partnership Agreement to that term in the Partnership Agreement in respect of the Fund).

“Aggregate Total Incremental Facility Commitments” means, at any time, the aggregate of the Total Incremental Facility Commitments relating to each Incremental Facility.

“Affiliate” means:

(a)	in relation to any person other than any member of the Investec Group, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company; and

(b)	in relation to any member of the Investec Group, any other member of the Investec Group.

“Agents’ Fees” means means any fees payable in accordance with Clause 16.3 (Agency fee) and/or Clause 16.4 (Security Trustee fee).

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent’s spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Aggregate Acquisition Cost” means at any time, the aggregate Acquisition Cost of each Investment of the Fund at that time.

“Aggregate Financial Indebtedness” means at any time and without double counting, the aggregate Financial Indebtedness of each Obligor.

“AIFM” means an alternative investment fund manager within the meaning of the 2013 Law and the AIFMD.

“AIFMD” means the Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers (as amended).

“Alternative Investment Vehicle” means any parallel fund, alternative investment vehicle, co-investment fund, feeder fund or any other equivalent or similar fund, vehicle or structure established by a Fund Party to invest as an investor in, or in parallel with or alongside, the Fund.

“Amortising Incremental Facility” means an Incremental Facility under which Clause 11.1 (Repayment of Term Loans) requires the aggregate Incremental Facility Loans to be repaid in instalments.

“Amortising Incremental Facility Loan” means a loan made or to be made under an Amortising Incremental Facility or the principal amount outstanding for the time being of that loan.

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Revolving Facility.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)	the principal amount under each overdraft facility and on-demand short term loan facility (net of any Available Credit Balance);

(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

“Annual Accounts” has the meaning given to that term in Clause 24.1(a) (Financial statements).

“Annual Margin Saving” means, in respect of each Financial Year, an amount equal to the difference (if any) between:

(a)	the aggregate amount of Margin accrued in such Financial Year in respect of Revolving Facility Loans; and

(b)	the aggregate amount of Margin which would have accrued in such Financial Year in respect of Revolving Facility Loans if no Margin Adjustment were applied during such period.

“Approved Jurisdiction” means England and Wales, Luxembourg and any other jurisdiction approved by the Agent (acting on the instructions of the Majority Lenders).

“Arranger Fees” has the meaning given to that term in Clause 16.2 (Arranger fees).

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Auditors” means the firm appointed to act as the Fund’s statutory auditors from time to time.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)
in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the date falling one Month prior to the Termination Date applicable to the Revolving Facility (or such later date prior to the Termination Date applicable to the Revolving Facility as the Agent (acting on the instructions of all the Lenders) may agree); and

(b)	in relation to any Incremental Facility, the period specified as such in the Incremental Facility Notice relating to that Incremental Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

(a)
the Base Currency Amount of its participation in any outstanding Utilisations under that Facility (and in the case of the Revolving Facility only, including, for the avoidance of doubt, the Base Currency Amount of the aggregate of its (and, where applicable in accordance with Clause 6.9 (Affiliates of Lenders as Bilateral Issuing Banks), its Affiliates’) (i) participation in any outstanding Bilateral Letters of Credit and (ii) Ancillary Commitments); and

(b)
in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date (and, in the case of the Revolving Facility only, including, for the avoidance of doubt, the Base Currency Amount of the aggregate of its (and, where applicable in accordance with Clause 6.9 (Affiliates of Lenders as Bilateral Issuing Banks), its Affiliates’) (i) participation in any other Bilateral Letters of Credit that are due to be issued on or before the proposed Utilisation Date and (ii) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date).

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility only, the following amounts shall not be deducted from that Lender’s Revolving Facility Commitment:

(i)
that Lender’s participation in any Revolving Facility Utilisations (including, for the avoidance of doubt, the Base Currency Amount of the aggregate of its (and, where applicable in accordance with Clause 6.9 (Affiliates of Lenders as Bilateral Issuing Banks), its Affiliates’) participation in any Bilateral Letters of Credit) that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from that Lender’s Commitment; and

(ii)	that Lender’s (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bank Account” means each Blocked Account, each Operating Account and any other bank account of an Obligor subject to Transaction Security.

“Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof, including, without limitation, the UK bank levy as set out in the Finance Act 2011, the French taxe pour le financement du fonds de soutien aux collectivités territoriales as set out by Article 235 ter ZE bis of the French Code Général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Austrian bank levy as set out in the Austrian Stability Duty Act (Stabilitätsgesetz), the Swedish bank levy as set out in the Swedish Precautionary Support Act (Sw. lag (2015:1017) om förebyggande statligt stöd till kreditinstitut) (as amended)), or the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012, and any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 or the Single Resolution Mechanism established by EU Regulation n 806/2014 of July 15, 2014 which has been enacted or which has been formally announced as proposed as at the date of this Agreement or (if applicable) in respect of any New Lender, as at the date that New Lender accedes as a New Lender to this Agreement.

“Base Currency” means euro.

“Base Currency Amount” means:

(a)
in relation to a proposed Utilisation, the amount specified in the Utilisation Request delivered by or on behalf of the relevant Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement);

(b)
in relation to an outstanding Utilisation (or, as the case may be, other amount) denominated in the Base Currency, the principal amount outstanding of that Utilisation (or, as the case may be, other amount) from time to time and, in the case of a Letter of Credit, as adjusted under Clause 8.4 (Revaluation of Utilisations);

(c)
in relation to an outstanding Utilisation (or, as the case may be, other amount) denominated in an Optional Currency, the principal amount outstanding of that Utilisation (or, as the case may be, other amount) from time to time converted into the Base Currency on the basis of the Agent’s Spot Rate of Exchange on the date of calculation; and

(d)
in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Obligors’ Agent pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Benchmark Rate” means, in relation to any Loan in a Non-LIBOR Currency:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 15.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, the Benchmark Rate shall be deemed to be zero.

“Benefit Plan Investor” has the meaning given to it in section 3(42) of ERISA.

“Bilateral Issuing Bank” means each Lender (or, where applicable in accordance with Clause 6.9 (Affiliates of Lenders as Bilateral Issuing Banks), Affiliate of a Lender) (and if there is more than one such Lender or Affiliate, such Lenders and Affiliates shall be referred to, whether acting individually or together, as the “Bilateral Issuing Bank”) provided that, in respect of a Bilateral Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Bilateral Issuing Bank” shall be the Bilateral Issuing Bank which has issued or agreed to issue that Bilateral Letter of Credit.

“Bilateral Letter of Credit” means:

(a)
a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by the Obligors’ Agent and agreed by the relevant Bilateral Issuing Bank; or

(b)	any guarantee, indemnity or other instrument in a form requested by the Obligors’ Agent and agreed by the relevant Bilateral Issuing Bank,

in each case which is issued or to be issued by a Bilateral Issuing Bank on a bilateral basis and in which only that Bilateral Issuing Bank will participate.

“Blocked Account” means an account of the Fund or any Feeder Fund:

(a)	held in England with the Security Trustee;

(b)	identified between the Obligors’ Agent and the Agent as a Blocked Account;

(c)	subject to Transaction Security in favour of the Security Trustee;

(d)	in respect of which the Security Trustee has sole signing rights; and

(e)	from which no withdrawals may be made by any person except as contemplated by this Agreement or with the consent of the Agent.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Fund Parties) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Lender pursuant to Clause 9.9 (Affiliates of Borrowers).

“Break Costs” means the amount (if any) by which:

(a)
the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Bullet Incremental Facility” means an Incremental Facility under which Clause 11.1 (Repayment of Term Loans) requires the aggregate Incremental Facility Loans to be repaid in full in a single instalment on the Termination Date applicable to that Incremental Facility.

“Bullet Incremental Facility Loan” means a loan made or to be made under a Bullet Incremental Facility or the principal amount outstanding for the time being of that loan.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Luxembourg, Guernsey, South Africa, Mauritius, New York, Munich and Rome:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day; or

(c)
(in relation to any date for payment or purchase of (or the fixing of an interest rate in relation to) a Non-LIBOR Currency) any day specified as such in respect of that currency in by the Agent, acting reasonably.

“Capitalising Loan” means an Incremental Facility Loan in respect of which interest, any Arrangement Fees, or Commitment Fee is permitted to be capitalised.

“Cash Pay Loan” means a Loan which is not a Capitalising Loan and, for the avoidance of doubt, each Revolving Facility Loan shall be a Cash Pay Loan.

“Change of Control” means:

(a)	the General Partner (or any of its Affiliates) ceasing to be the sole general partner of the Fund;

(b)	the Manager (or any of its Affiliates) ceasing to be the sole manager(s) of the Fund;

(c)	the Feeder Fund General Partner (or any of its Affiliates) ceasing to be the sole general partner of each Feeder Fund;

(d)	Investindustrial S.A. ceasing to control (directly or indirectly) the General Partner and the Feeder Fund General Partner;

(e)	Investindustrial S.A. ceasing to control (directly or indirectly) the Manager; or

(f)	the principals as at the date of this Agreement of Investindustrial S.A. cease to control directly or indirectly Investindustrial S.A.; or

(g)
Investindustrial S.A. is at any time subject to any process equivalent to those specified in Clauses 27.6 (Insolvency) through 27.9 (Insolvency equivalence) (inclusive) (as if references in such Clauses to a Fund Party were references to such person) (ignoring for these purposes any de minimis baskets),

(the Fund, each Obligor, the General Partner, the Feeder Fund General Partner, the Manager and Investindustrial S.A. for the purposes of this definition being a “Relevant CoC Person”) or any person or group of persons acting in concert gains control of a Relevant CoC Person.

For the purposes of this definition:

(a)
“acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares (or equivalent interests) in the Relevant CoC Person by any of them, either directly or indirectly, to obtain or consolidate control of the Relevant CoC Person;

(b)	“control” of a Relevant CoC Person where that Relevant CoC Person is a company means:

(i)	the power (whether by way of ownership of shares (or equivalent interests), proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of at least, 50.1 per cent. of the maximum number of votes that might be cast at a general meeting (or equivalent) of that Relevant CoC Person;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that Relevant CoC Person; or

(C)
give directions or cause directions to be given with respect to the operating and financial policies of that Relevant CoC Person with which the directors or other equivalent officers of that Relevant CoC Person are obliged to comply; or

(ii)
the holding beneficially of at least 50.1 per cent. of the issued share capital of that Relevant CoC Person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(c)	“control” of a Relevant CoC Person where that Relevant CoC Person is an entity other than a company means:

(i)
the power (whether by way of ownership of equity (share capital, equity participations or otherwise), proxy, contract, agency or otherwise) to direct or control the operating management and financial policies of that entity with which the directors or officers of that entity are obliged to comply; or

(ii)
where the person or persons with the power to direct or control referred to in paragraph (c)(i) above is a company or companies (as applicable), any of the circumstances set out in paragraph (b) above arises in relation to that company or any of those companies (as applicable); or

(iii)
the holding beneficially of at least 50.1 per cent. of the partnership interests of that entity (excluding any part of the partnership interests that carry no rights to participate beyond a specified amount in a distribution of capital or profit).

“Charged Property” means all of the assets of the Fund Parties which from time to time are, or are expressed to be, the subject of the Transaction Security (including, for the avoidance of doubt, the rights to call for and receive the Uncalled Commitments from the Limited Partners in the Fund and the Limited Partners in each Feeder Fund and all related rights).

“Close-Out Netting” means:

(a)
in respect of a Secured Hedging Agreement based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) (Payments on Early Termination) of the 1992 ISDA Master Agreement before the application of any subsequent Set-off (as defined in the 1992 ISDA Master Agreement);

(b)
in respect of a Secured Hedging Agreement based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) (Payments on Early Termination) of the 2002 ISDA Master Agreement; and

(c)
in respect of a Secured Hedging Agreement not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Secured Hedging Agreement pursuant to any provision of that Secured Hedging Agreement which has a similar effect to either provision referenced in paragraph (a) and paragraph (b) above.

“Code” means the United States Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“Co-Investment Entities” means each of:

(a)
Compartment A – Private Equity of Bi-invest Compartment Fund SICAV-RAIF, a reserved alternative investment fund (fonds d’investissement alternatif réservé) whose registered office is at 23 avenue Monterrey, L-2163, Luxembourg; and

(b)	Upper Brook Street Investments VII LLP, an English limited liability partnership with registration number OC425109 whose registered office is at 16 Palace Street, London, SW1E 5JD,

and each such entity shall be a “Co-Investment Entity”.

“Commitment” means an Incremental Facility Commitment or a Revolving Facility Commitment.

“Commitment Fee” has the meaning given to that term in Clause 16.1 (Commitment fee).

“Common Undertakings” means Clauses 26.2 (Authorisations), 26.3 (Compliance with laws), 26.4 (Anti-corruption law), 26.7 (Merger), 26.8 (Change of Business), 26.10 (Parallel Funds etc.), 26.12 (Negative pledge), 26.14 (Arm’s length basis), 26.15 (Guarantees), 26.16 (Indebtedness), 26.19 (Constitutional Documents), 1.1(i)(iii) (Investment policy) 26.22 (Cashflows), 26.24 (Defaulting Partners), 26.25 (Subordination), 26.27 (Sanctions), 26.29 (Syndication), 26.30 (Further assurance) and 26.32 (Conditions subsequent).

“Competitor” means any person or entity:

(a)	which is a competitor of the Fund in any of the material activities of the Fund (a “Principal Competitor”);

(b)	that is acting on behalf of a Principal Competitor; or

(c)
that is an Affiliate of a Principal Competitor, unless such Affiliate is a financial institution which has been established for at least six months and, during that period, regularly engaged in making, purchasing or investing in loans or debt securities, which is managed and controlled independently from the Principal Competitor, which does not hold (directly or indirectly) any equity interest in a Principal Competitor and which is administered by persons operating behind appropriate information barriers implemented or maintained as required by law, regulation and internal policy and, in any event, to the extent required to ensure that such administration is independent from such person’s interests under the Finance Documents and any information provided under the Finance Documents is not (and is not capable of being) disclosed or otherwise made available to any person operating behind such information barrier.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Fund Parties, any funds managed or advised by the Manager, the Finance Documents, the Investments, the Limited Partners, any proposed Limited Partner or the Facilities of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from or on behalf of either:

(a)	a Fund Party or any of its advisers; or

(b)
another Finance Party, if the information was obtained by that Finance Party directly or indirectly from a Fund Entity or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 48 (Confidentiality); or

(B)	is identified in writing at the time of delivery as non-confidential by any Fund Entity or any of their respective advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Fund Entity and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the recommended form of the LMA from time to time or in any other form agreed between the Obligors’ Agent and the Agent.

“Constitutional Documents” means the Fund Documents together with the constitutional documents of each other Fund Party.

“CSSF” means the Commission de Surveillance du Secteur Financier (CSSF), the Luxembourg regulator for the financial sector.

“CTA” means the Corporation Tax Act 2009.

“Default” means an Event of Default or any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Default Notice” has the meaning given to that term in Clause 27.22 (Acceleration).

“Defaulting Lender” means any Lender:

(a)
which has failed to (i) make its participation in a Loan available or has notified the Agent or the relevant Borrower (or the Obligors’ Agent) (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.5 (Lenders’ participation) or (ii) provide cash collateral (or has notified the Fronting Issuing Bank that it will not provide cash collateral in accordance with Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender));

(b)	which has otherwise rescinded or repudiated a Finance Document;

(c)
which is an Issuing Bank which, other than in accordance with paragraph (b)(vii) or paragraph (b)(viii) of Clause 6.5 (Issue of Letters of Credit), has failed to issue a Letter of Credit (or has notified the Agent or the relevant Borrower (or the Obligors’ Agent) (which has notified the Agent) that it will not issue a Letter of Credit) in accordance with Clause 6.5 (Issue of Letters of Credit) or which has failed to pay a claim (or has notified the Agent or the relevant Borrower (or the Obligors’ Agent) (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 7.3 (Claims under a Letter of Credit); or

(d)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) or paragraph (c) above:

(i)	its failure to pay or to issue a Letter of Credit is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event;

and, in each case, payment is made within five Business Days of its due date; or

(ii)	the Lender or the Issuing Bank is disputing in good faith whether it is contractually obliged to make the payment in question.

“Defaulting Partner” means a Limited Partner which:

(a)
is a Defaulting Investor (as defined in the relevant Partnership Agreement (or the equivalent term in any other Partnership Agreement to that term in the Partnership Agreement in respect of the Fund or any Feeder Fund (as applicable)));

(b)	which has failed to pay in full within ten (10) Business Days of the due date for payment, any amount payable by it in respect of its Limited Partner Commitment; or

(c)
which has failed to pay any amount in respect of its uncalled commitments (howsoever described) within ten (10) Business Days of the due date for payment in any other vehicle controlled, managed or advised (directly or indirectly) by the Manager or Investindustrial S.A. and the Agent has notified the Obligors’ Agent that such Limited Partner should constitute a Defaulting Partner for the purposes of this Agreement.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.

“Direction” has the meaning given to that term in Clause 17.2 (Tax gross-up).

“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Drawdown Notice” means, when used in relation to the Fund, any Feeder Fund or any Limited Partner, a Drawdown Notice (as defined in the Partnership Agreement in relation to the Fund) or any other written notice to each of the Limited Partners requiring it to make an advance of or to contribute all or a portion of its Limited Partner Commitment in accordance with the terms of the relevant Partnership Agreement and the Finance Documents.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway and any other country that becomes a member of the European Economic Area on or after the date of this Agreement.

“Employee Plan” means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code and in respect of which the Fund, any Feeder Fund or any ERISA Affiliate of the Fund or any Feeder Fund is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Enforcement Action” means:

(a)	in relation to any Liabilities:

(i)
the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Finance Party to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Finance Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

(iii)	the making of a demand in relation to a Liability that is payable on demand;

(iv)	the making of any demand against any Obligor in relation to any Guarantee Liabilities of that Obligor;

(v)	the exercise of any right to require any Obligor to acquire any Liability (including exercising any put or call option against any Obligor for the redemption or purchase of any Liability);

(vi)	the exercise of any right of set-off, account combination or payment netting against any Obligor in respect of any Liabilities other than the exercise of any such right:

(A)	as Close-Out Netting by a Hedge Counterparty;

(B)	as Payment Netting by a Hedge Counterparty;

(vii)	the suing for, commencing or joining of any legal or arbitration proceedings against any Obligor to recover any Liabilities;

(b)	the premature termination or close-out of any hedging transaction under any Secured Hedging Agreement;

(c)	the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(d)
the entering into of any composition, compromise, assignment or arrangement with any Obligor which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities; or

(e)
the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Obligor which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such Obligors’ assets or any suspension of payments or moratorium of any indebtedness of any such Obligor, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i)
the taking of any action falling within paragraphs (a)(vii) or (e) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; and

(ii)	a Hedge Counterparty or Issuing Bank bringing legal proceedings against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Finance Document to which it is party;

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Finance Document to which it is party with no claim for damages.

“ERISA” means, at any date, the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“ERISA Affiliate” means any person that for the purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with the Fund or any Feeder Fund, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Limited Partner” means a Limited Partner that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (b) any “plan” (as such term is defined in Section 4975(e) of the Code) subject to Section 4975 of the Code; or (c) a partnership or commingled account of a fund, or any other entity, whose assets include or are deemed to include the assets of one or more such employee benefit plans or plans in accordance with Section 3(42) of ERISA.

“ESG Annual Report” any annual ESG or sustainability report produced by the Fund and delivered to the Limited Partners.

“ESG Conditions” means each of:

(a)	InvestIndustrial as an institution maintains a PRI Rating that is A and A+ for both ‘Strategy and Governance’ and ‘Private Equity’ respectively;

(b)	InvestIndustrial as an institution maintains its status as a certified B Corporation;

(c)	Investindustrial S.A. and the main operating company of each of the Fund’s Majority-owned Investments each have 33% or more of board members which are female;

(d)	each of the Fund’s Majority-owned Investments satisfies each of the ESG Standards; and

(e)
each of the Fund’s Majority-owned Investments and InvestIndustrial as an institution have achieved carbon neutrality (through industry recognised voluntary carbon credits from nature-based solutions or equivalent), provided that:

(i)	prior to the ESG Deadline in respect of each Majority-owned Investment, such Majority-owned Investment shall be disregarded for the purposes of assessing compliance with the ESG Conditions;

(ii)
for the purposes of assessing satisfaction of each of the ESG Conditions listed in paragraphs (c) to (e) (inclusive) above, each such ESG Condition shall not be capable of being satisfied unless one or more Majority-owned Investments are held at the time of satisfaction; and

(iii)
in the event that either (A) the PRI Association stops publishing PRI Ratings or materially changes the methodology for such ratings or (B) B Lab stops issuing B Corporation certifications then the Obligors’ Agent and the Agent (acting on the instructions of the Majority Lenders) shall, acting reasonably and in good faith, agree suitable replacement conditions taking into account the ESG goals of Investindustrial as an institution. In the event that such replacement conditions are not so agreed, the relevant ESG Conditions shall be deemed not to have been met.

“ESG Deadline” means, in respect of each Majority-owned Investment, the last day of the first full Financial Year falling after the date on which the Fund completed its (direct or indirect) acquisition of such Majority-Owned Investment.

“ESG Standards” mean, in respect of each Majority-owned Investment:

(a)	being a signatory to the United Nations Global Charter; and

(b)	having instituted established GDPR, health and safety, diversity, environmental, anti-corruption and corporate governance policies.

“Establishment Date” means, in relation to an Incremental Facility, the later of:

(a)	the proposed Establishment Date specified in the relevant Incremental Facility Notice; and

(b)	the date on which the Agent executes the relevant Incremental Facility Notice.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 15.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 27 (Events of Default).

“Exclusion Event” means in relation to a Limited Partner the occurrence of any of the following:

(a)	that Limited Partner is or becomes an Insolvent Partner;

(b)	that Limited Partner is or becomes a Defaulting Partner;

(c)	that Limited Partner is or becomes a Withdrawing Partner;

(d)	that Limited Partner is an Excused Partner (but only in relation to the amount of its LP Commitment that has been excused);

(e)
any event or circumstance occurs with respect to such Limited Partner which has or would reasonably be expected to have a material adverse effect on the legality, validity, binding effect or enforceability of any Fund Document to which such Limited Partner is a party;

(f)	that Limited Partners’ LP Commitments have been cancelled, terminated, reduced or abated to the extent of such cancellation termination, reduction or abatement;

(g)	that Limited Partners’ LP Commitments have been transferred to the extent of such Transfer;

(h)	that Limited Partner is or becomes a Restricted Person or is otherwise subject to Sanctions;

(i)
any Limited Partner Document to which that Limited Partner is a party is amended or waived, in each case after the date of this Agreement, in a manner that is materially adverse to the interests of the Finance Parties under the Finance Documents;

(j)	that Limited Partner breaches, repudiates, challenges or declares unenforceable any provision under the Fund Documents, which breach, repudiation, challenge or declaration:

(i)	relates to its obligations to fund its Limited Partner Commitments; or

(ii)	is materially adverse to the interests of the Finance Parties under the Finance Documents,

including, without limitation, in relation to any breach of any participation limit which applies to that Limited Partner pursuant to the terms of its Side Letter (but only in relation to the amount of its LP Commitment in excess of such limit);

(k)
a final non-appealable judgement (a “Final Judgement”) (or a judgement which is not appealed by that Limited Partner on or before the final date on which an appeal in respect of such judgement may be entered with the relevant court (the “Final Appeal Date”)) has been passed in respect of such Limited Partner or its relevant Reliance Entity which (net of amounts which an insurance company has agreed to pay in respect of such judgement) is in excess of 15 per cent. of its net worth (calculated by reference to its most recent audited financial statements), unless stayed or paid in full (or paid in such lesser amount as the holder of such Final Judgement shall have agreed to in writing with such Limited Partner) within 15 Business Days of the date of the Final Judgement or, as the case may be, Final Appeal Date;

(l)	a Reliance Event has occurred in relation to any Reliance Entity of that Limited Partner;

(m)	that Limited Partner exercises or purports to exercise or notifies an intention to exercise a right of set-off, defence or counter-claim against the Fund or Feeder Fund;

(n)
any Fund Document to which such Limited Partner is a party is entered into or is amended after the date of this Agreement so as to contain any right that is reasonably likely to be or is adverse to the interests of the Finance Parties under the Finance Documents (for which purposes, any right relating to sovereign or state immunity, (other than where such immunity does not reduce that Limited Partner’s obligation to comply with a Drawdown Notice issued under the relevant Partnership Agreement or where that Limited Partner has waived such immunity in a Side Letter), refusal to accept jurisdiction of any court or excuse or withdrawal rights shall be deemed to be adverse), where:

(i)
any Side Letter entered into by such Limited Partner (the “MFN Limited Partner”) contains a “most favoured nations” clause (which would permit the MFN Limited Partner to elect certain provisions of other Limited Partners’ Side Letters which are adverse to the interests of the Finance Parties (each a “Relevant Provision”)); and

(ii)
the Side Letter of any other Limited Partner (which such MFN Limited Partner may elect to take the benefit of (or which automatically applies to the Side Letter of such MFN Limited Partner)) contains one or more Relevant Provisions that are not in form and substance acceptable to the Agent, and the relevant MFN Limited Partner elects to take the benefit of such Relevant Provision or the MFN Limited Partner automatically receives the benefit of such Relevant Provision;

(o)	that the Agent:

(i)	has not received all of that Limited Partner’s Limited Partner Documents; or

(ii)	does not have the Required Partner Details for that Limited Partner;

(p)	any event or circumstance that could reasonably be expected to have a material adverse effect on the ability of a Limited Partner to meet its obligation to fund its LP Commitments;

(q)
with respect to ERISA Limited Partners, if such ERISA Limited Partner’s interest is to be compulsorily redeemed on account of there being a risk that the Fund could hold “plan assets” (under ERISA), to the extent of such redemption, or the ERISA Limited Partner is excused from making any payment pursuant to a Drawdown Notice on account of ERISA concerns;

(each of the events referred to in sub-paragraphs (a) to (q) above (inclusive) being an “Exclusion Event”).

“Excused Partner” means each Limited Partner which has notified any Fund Party (which shall in turn notify the Agent) in writing that it is to be excused from an Investment or which is otherwise entitled to be excused from an Investment and exercises its right so to be excused (or such right automatically applies) under the terms of the Limited Partner Documents to which it is a party (whether pursuant to clause 13.2 (Excuse Procedure) of the Partnership Agreement in respect of the Fund (or any equivalent provision of any other Partnership Agreement), any provision of any Side Letter or otherwise).

“Expiry Date” means, for a Letter of Credit, the last day of its Term.

“Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Facilities Limit” means at any time, an amount equal to the lesser of:

(a)	€600,000,000;

(b)	the Total Commitments at that time;

(c)	25 per cent. of the aggregate LP Commitments or 100 per cent. of Uncalled Commitments at that time; and

(d)	the maximum amount of Financial Indebtedness that the Obligors can incur and remain in compliance with the Financial Covenants.

“Facility Majority Lenders” means:

(a)	in relation to the Revolving Facility, a Revolving Facility Lender or Revolving Facility Lenders whose Revolving Facility Commitments aggregate 66⅔ per cent. or more of the Total

Revolving Facility Commitments (or, if the Total Revolving Facility Commitments have been reduced to zero, aggregated 66⅔ per cent. or more of the Total Revolving Facility Commitments immediately prior to the reduction); and

(b)	in relation to an Incremental Facility, the Incremental Facility Majority Lenders in respect of that Incremental Facility.

“Facility Office” means the office or offices notified by a Lender or Issuing Bank to the Agent in writing on or before the date it becomes a Lender or Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(d)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(e)
in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), the first date from which such payment may become subject to a deduction or withholding required by FATCA; or

(f)
in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (d) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Feeder Fund” means:

(a)	the Original Feeder Fund;

(b)	any person which structurally sits between a Limited Partner and the Fund (and includes, without limitation, the Original Feeder Fund).

“Feeder Fund AIFM” means:

(a)
in respect of the Original Feeder Fund, BI-Invest Endowment Management S.à r.l . a private limited liability company (société à responsabilité limitée) incorporated and existing under the law of Luxembourg, having its registered office at 23, avenue Monterey, L-2163 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B191217 and authorised by the CSSF to act as an AIFM under the 2013 Law and any Replacement Feeder Fund AIFM which becomes a Feeder Fund AIFM in respect of the Original Feeder Fund in accordance with Clause 30 (Changes to the Fund Parties); and

(b)
in respect of any other Feeder Fund, the AIFM of that Feeder Fund or any Replacement Feeder Fund AIFM which becomes a Feeder Fund AIFM in respect of that Feeder Fund in accordance with Clause 30 (Changes to the Fund Parties).

“Feeder Fund General Partner” means:

(a)	in respect of the Original Feeder Fund, the Original Feeder Fund General Partner;

(b)	in respect of any other Feeder Fund, the general partner of that Feeder Fund which becomes a Feeder Fund General Partner in accordance with Clause 30 (Changes to the Fund Parties); and

(c)	following an entity becoming a general partner in respect of the a Feeder Fund in accordance with Clause 30 (Changes to the Fund Parties), that Replacement Feeder Fund General Partner

“Feeder Fund Manager” means:

(a)
in respect of the Original Feeder Fund, Investindustrial Advisors Limited in its capacity as delegated portfolio manager of the Original Feeder Fund or any Replacement Feeder Fund Manager which becomes a Feeder Fund Manager in respect of the Original Feeder Fund in accordance with Clause 30 (Changes to the Fund Parties); and

(b)
in respect of any other Feeder Fund, the manager of that Feeder Fund or any Replacement Feeder Fund Manager which becomes a Feeder Fund Manager in respect of that Feeder Fund in accordance with Clause 30 (Changes to the Fund Parties).

“Fee Letter” means:

(a)
any letter or letters dated on or about the date of this Agreement between the Arranger and the Fund (or the Obligors’ Agent) (or the Agent and the Fund (or the Obligors’ Agent) or the Security Trustee and the Fund (or the Obligors’ Agent) setting out any of the fees referred to in Clause 16 (Fees);

(b)
any agreement setting out fees payable to a Finance Party referred to in paragraph (h) of Clause 2.3 (Increase), paragraph (f) of Clause 2.4 (Accordion feature – Increase of Total Revolving Facility Commitments), Clause 7.2 (Fees payable in respect of Letters of Credit) or Clause 16.5 (Interest, commission and fees on Ancillary Facilities); and

(c)	any agreement setting out fees payable in respect of an Incremental Facility referred to in Clause 10.9 (Incremental Facility fees).

“Finance Document” means this Agreement, any Accession Deed, any Ancillary Document, any Fee Letter, any Incremental Facility Notice, any Accordion Notice, any Security Document, any Secured Hedging Agreement, any Hedge Counterparty Accession Undertaking, any Compliance Certificate, any Closing Borrowing Base Certificate, any Additional Borrowing Base Certificate, any Utilisation Request, any Selection Notice and any other document designated as a “Finance Document” by the Agent and the Obligors’ Agent provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement, a Secured Hedging Agreement shall be a Finance Document only for the purposes of:

(a)	the definition of “Default”;

(b)	the definition of “Enforcement Action”;

(c)	the definition of “Guarantee Liabilities”;

(d)	the definition of “Liabilities”;

(e)	the definition of “Material Adverse Effect”;

(f)	the definition of “Secured Obligations”;

(g)	the definition of “Security Document”;

(h)	paragraph (a)(vi) of Clause 1.2 (Construction);

(i)	Clause 22 (Guarantee and Indemnity);

(j)	Clause 27 (Events of Default) (other than Clause 27.22 (Acceleration));

(k)	Clause 32 (The Security Trustee);

(l)	Clause 34 (Hedge Counterparties and Hedging Liabilities);

(m)	Clause 41 (Application of proceeds); and

(n)	Clause 46 (Priorities not affected).

“Finance Party” means the Agent, the Arranger, the Sustainability Co-ordinator, the Security Trustee, a Lender, the Issuing Bank, a Hedge Counterparty or any Ancillary Lender provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	the definition of “Guarantee Liabilities”;

(b)	the definition of “Liabilities”;

(c)	the definition of “Secured Parties”;

(d)	paragraph (a)(i) of Clause 1.2 (Construction);

(e)	paragraph (c) of the definition of “Material Adverse Effect”;

(f)	Clause 22 (Guarantee and Indemnity);

(g)	Clause 26.30 (Further assurance);

(h)	Clause 32 (The Security Trustee);

(i)	Clause 33 (Ranking and Priority);

(j)	Clause 34 (Hedge Counterparties and Hedging Liabilities);

(k)	Clause 36 (Notification of Prescribed Events);

(l)	Clause 37 (Conduct of Business by the Finance Parties);

(m)	Clause 41 (Application of proceeds); and

(n)	Clause 46 (Priorities not affected).

“Financial Covenants” means each of the covenants set out in Clause 25 (Financial Covenants).

“Financial Indebtedness” means, without double counting, any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions including capitalised interest (if any) in respect thereof;

(b)	any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any Treasury Transaction (and, when calculating the value of any Treasury Transaction, only the negative marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)
any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not an Obligor which liability would fall within one of the other paragraphs of this definition;

(h)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind entering into the agreement is to raise finance;

(i)	any amount of any liability for deferred consideration (other than earn outs and any other form of contingent consideration) in respect of any Investment;

(j)
any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles;

(k)	any equity commitment letter other than to the extent:

(i)	it is an equity commitment letter granted in the ordinary course of making acquisitions of Investments and Follow-On Investments;

(ii)
such equity commitment letter is not granted to, in favour of, or assigned to, a lender, creditor or any other finance provider, in connection with, or in support of, the financing of the acquisition of an Investment or a Follow-On Investment; and

(iii)	no Security has been granted by a Fund Party in respect of such equity commitment letter;

(l)
the amount of any liability in respect of a guarantee (i) for any of the items referred to in paragraphs (a) to (k) above, and (ii) for any other liability of any other person (including any, Investment Holding Company, Portfolio Company or other investee company of the Fund),

(m)	but excluding, for the avoidance of doubt:

(A)	any indebtedness owed to any Limited Partner in relation to or arising under any LP Commitment and so that:

(1)	where the amount of Financial Indebtedness falls to be calculated no amount shall be taken into account more than once in the same calculation; and

(2)	amounts not denominated in the Base Currency will be converted in the Base Currency at the Agent’s Spot Rate of Exchange on the date of determination; and

(B)	any indebtedness owed by one Obligor to another Obligor.

“Financial Year” means the annual accounting period of the Fund, ending on or about 31 December in each year.

“Follow-On Investment” means the making of Investments in any existing Portfolio Companies.

“Fronted Letter of Credit” means:

(a)
a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by the Obligors’ Agent and agreed by the Agent (with the prior consent of the Majority Lenders) and the relevant Fronting Issuing Bank; or

(b)	any guarantee, indemnity or other instrument in a form requested by the Obligors’ Agent and agreed by the Agent (with the prior consent of the Majority Lenders) and the relevant Fronting Issuing Bank, in each case which is issued or to be issued by a Fronting Issuing Bank on a fronted basis and in which each Lender will participate in an amount equal to its L/C Proportion.

“Fronting Fees” has the meaning given to that term in paragraph (a)(ii) of Clause 7.2 (Fees payable in respect of Letters of Credit).

“Fronting Issuing Bank” means:

(a)	any Original Fronting Issuing Bank; and

(b)	any Lender which has become a Party as a “Fronting Issuing Bank” pursuant to Clause 6.11 (Appointment of Additional Fronting Issuing Banks),

(and if there is more than one such Fronting Issuing Bank, such Fronting Issuing Banks shall be referred to, whether acting individually or together, as the “Fronting Issuing Bank”) provided that, in respect of a Fronted Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Fronting Issuing Bank” shall be the Fronting Issuing Bank which has issued or agreed to issue that Fronted Letter of Credit.

“Fund Documents” means each Partnership Agreement, each Management Agreement and all instruments and documents constituting the Fund and each Feeder Fund, including each certificate of registration of limited partnership (in the jurisdiction in which each Fund and Feeder Fund is constituted), each Limited Partner Document and all co-investment agreements governing the relationship between the Fund and the Co-Investment Entities.

“Fund Entity” means an Affiliate or Related Fund of the Manager or the General Partner.

“Fund Party” means each of the Obligors, each General Partner and the Manager.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 15.4 (Cost of funds).

“Fund Structure Chart” means a structure chart showing each of the Fund Parties, (whether or not such Fund Parties are Obligors).

“F/X Hedging” means hedging the exchange rate risks of the relevant party by way of a Treasury Transaction which is a foreign exchange transaction for spot or forward delivery entered into in connection with protection against any fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade or in respect of Utilisations made in Optional Currencies, in each case in accordance with the provisions of, and subject to the limitations contained in, the relevant Partnership Agreement or constitutional documents and not a Treasury Transaction for investment or speculative purposes.

“F/X Hedging Transaction” means any transaction (or transactions) entered into or to be entered into for the purpose of F/X Hedging.

“General Partner” means:

(a)	the relevant Original General Partner; or

(b)	following an entity becoming a general partner in respect of the Fund in accordance with Clause 30 (Changes to the Fund Parties), that Replacement General Partner.

“Governmental Plan” means a Limited Partner that is a governmental plan as defined in Section 3(32) of ERISA.

“Gross Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words “(net of any Available Credit Balance)” in paragraph (a) of the definition of “Ancillary Outstandings” were deleted.

“Group” means the Fund Parties and each direct or indirect Subsidiary of the Fund from time to time.

“Guarantee Liabilities” means, in relation to an Obligor, the liabilities and obligations under the Finance Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Finance Party as or as a result of its being a guarantor or surety (including, without limitation, liabilities and obligations arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Finance Documents).

“Guarantor” means each Original Guarantor or an Additional Guarantor.

“Hedge Counterparty” means:

(a)	any Original Hedge Counterparty; and

(b)	any entity which has become a Party as a “Hedge Counterparty” in accordance with Clause 29.8 (Accession of Hedge Counterparties).

“Hedge Counterparty Accession Undertaking” means a document substantially in the form set out in Schedule 18 (Form of Hedge Counterparty Accession Undertaking).

“Hedge Obligor Insolvency Event” means, in relation to any Secured Hedging Agreement, the occurrence of any of the events specified in Clauses 27.6 (Insolvency) to 27.9 (Insolvency equivalence) (inclusive) in relation to any Obligor or Hedging Subsidiary which is party to that Secured Hedging Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Fund or any Hedging Subsidiary and a Hedge Counterparty for the purpose of hedging the foreign currency or interest rate risks and liabilities of the Group.

“Hedging Liabilities” means the Liabilities owed by the Fund or any Hedging Subsidiary to the Hedge Counterparties under or in connection with the Secured Hedging Agreements.

“Hedging Subsidiary” means any entity which from time to time enters into a Secured Hedging Transaction and which was a Subsidiary of the Fund at the time of entering into such Secured Hedging Transaction.

“Hedging Termination Value” means, in respect of a Hedge Counterparty and its Hedging Agreements, after taking into account the effect of any Hedge Termination Value Netting:

(a)	if such Hedging Agreements have been closed out and termination value(s) determined in respect of such Hedging Agreements, the aggregate of all such termination value(s); and

(b)
if such Hedging Agreements have not been closed out and/or termination value(s) have not been determined in respect of such Hedging Agreements, the aggregate amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognised dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Hedging Termination Value Netting” means, in respect of a Hedge Counterparty and its Hedging Agreements, any cash collateral (other than cash collateral that is the subject of Transaction Security) available to be applied by that Hedge Counterparty in respect of such Hedging Agreements in immediate satisfaction of the outstanding Hedging Termination Value in respect of such Hedging Agreements were such Hedging Agreements to be closed out.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraphs (a), (b) or (c) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 15 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).

“Increase Date” has the meaning given to that term in paragraph (b)(vi) of Clause 2.4 (Accordion feature – Increase of Total Revolving Facility Commitments).

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).

“Incremental Facility” means any term loan facility that may be established and made available under this Agreement as described in Clause 10 (Establishment of Incremental Facilities).

“Incremental Facility Commitment” means:

(a)
in relation to a Lender which is an Incremental Facility Lender, the amount in the Base Currency set opposite its name under the heading “Incremental Facility Commitment” in the relevant Incremental Facility Notice and the amount of any other Incremental Facility Commitment relating to the relevant Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)
in relation to an Incremental Facility and any other Lender, the amount in the Base Currency of any Incremental Facility Commitment relating to that Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Incremental Facility Conditions Precedent” means, in relation to an Incremental Facility:

(a)	any document and other evidence specified as such in the relevant Incremental Facility Notice; and

(b)	any applicable Incremental Facility Supplemental Security.

“Incremental Facility Lender” means, in relation to an Incremental Facility, any entity which is listed as such in the relevant Incremental Facility Notice.

“Incremental Facility Lender Certificate” means a document substantially in the form set out in Schedule 17 (Form of Incremental Facility Lender/Additional Increase Lender Certificate).

“Incremental Facility Loan” means, in relation to an Incremental Facility, a loan made or to be made under that Incremental Facility or the principal amount outstanding for the time being of that loan.

“Incremental Facility Majority Lenders” means, in relation to an Incremental Facility, a Lender or Lenders whose Incremental Facility Commitments relating to that Incremental Facility aggregate more than 66⅔ per cent. of the Total Incremental Facility Commitments relating to that Incremental

Facility (or, if those Total Incremental Facility Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of those Total Incremental Facility Commitments immediately prior to that reduction).

“Incremental Facility Notice” means a notice substantially in the form set out in 0 (Form of Incremental Facility Notice)

“Incremental Facility Repayment Date” means, in relation to an Amortising Incremental Facility, any date specified as a Repayment Date in the Incremental Facility Notice relating to that Incremental Facility.

“Incremental Facility Supplemental Security” means, in relation to an Incremental Facility, such documents (if any) as are reasonably necessary to provide the Incremental Facility Lenders under that Incremental Facility with the benefit of Security, guarantees, indemnities and other assurance against loss equivalent to the Security, guarantees, indemnities and other assurance against loss provided to the Lenders under each other Term Facility pursuant to the Finance Documents (other than any lack of equivalence directly consequent to:

(a)	being provided later in time; or

(b)	any difference in Borrowers and resulting different application of any relevant guarantee limitation).

“Incremental Facility Terms” means, in relation to an Incremental Facility:

(a)	the currency;

(b)	the Total Incremental Facility Commitments;

(c)	the Margin;

(d)	the level of commitment fee payable pursuant to Clause 16.1 (Commitment fee) in respect of that Incremental Facility;

(e)	the Borrowers to which that Incremental Facility is to be made available;

(f)	the purpose(s) for which all amounts borrowed under that Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose);

(g)	the Availability Period;

(h)	whether Loans under the Incremental Facility are to be Capitalising Loans;

(i)	any Incremental Facility Conditions Precedent;

(j)
the repayment terms for that Incremental Facility for the purposes of Clause 11.1 (Repayment of Term Loans) and the effect of cancellation and prepayment of the Incremental Facility for the purposes of Clause 11.3 (Effect of cancellation and prepayment on scheduled repayments and reductions); and

(k)	the Termination Date,

each as specified in the Incremental Facility Notice relating to that Incremental Facility.

“Initial LP List” means the list of Limited Partners delivered to the Agent pursuant to paragraph 6(g) of Schedule 2 (Conditions Precedent) and approved by all of the Original Lenders (each acting in their sole discretion).

“Insolvency Event” in relation to a Finance Party means that Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgement of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insolvent Partner” means any Limited Partner in respect of which (or, where applicable, in respect of its Ultimate Beneficial Owner or Responsible State Body) an event or procedure referred to in relation to it in Clauses 27.6 (Insolvency) to 27.9 (Insolvency equivalence) (inclusive) has occurred (as if references in such Clauses to a Fund Party were references to such Limited Partner, or, where applicable, its Ultimate Beneficial Owner or Responsible State Body).

“Instructing Group” means, at any time:

(a)	in respect of any Liabilities which relate to a specific Facility (or more than one specific Facility, but not generally to all Facilities), the Majority Facility Creditors; and

(b)	in respect of Liabilities which relate to all Facilities, the Majority Creditors.

“Interest Payment Date” means in respect of each Loan:

(a)	the last day of each Interest Period relating to that Loan;

(b)	if an Interest Period in respect of a Loan is longer than six Months, the dates falling at six Month intervals after the first day of the Interest Period; and

(c)	the Termination Date applicable to the Facility under which such Loan has been utilised.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 14 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 13.4 (Default interest).

“Inter-Hedging Agreement Netting” means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against liabilities owed to an Obligor (or Hedging Subsidiary) by that Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to that Hedge Counterparty by that Obligor (or Hedging Subsidiary) under another Hedging Agreement.

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“Investec Group” means Investec Bank plc, Investec Bank Limited, Investec Bank (Mauritius) Limited, Investec plc, Investec Limited and each of their respective Subsidiaries for the time being.

“Investindustrial” means Investindustrial S.A. and any entity in which it holds, directly or indirectly, more than a 50 per cent. shareholding (but excluding, for the avoidance of doubt, any funds managed by affiliates of Investindustrial S.A. and their investment, holding and portfolio companies).

“Investindustrial S.A.” means Investindustrial S.A. a public limited liability company (société anonyme) established under the laws of Luxembourg having its registered office at 23, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number is B142921.

“Investment” has the meaning given to the term “Investments” in the Partnership Agreement in respect of the Fund and includes all Follow-On Investments made by (or on behalf of) the Fund in an Investment Holding Company or Portfolio Company in accordance with the terms of the Partnership Agreement in respect of the Fund.

“Investment Holding Company” shall have the meaning given to term “investment holding company” in the Partnership Agreement in respect of the Fund.

“Investment Period” has the meaning given to that term in the Partnership Agreement in respect of the Fund.

“Issuing Bank” means a Bilateral Issuing Bank or a Fronting Issuing Bank (and if there is more than one such Bilateral Issuing Bank or Fronting Issuing Bank, such Bilateral Issuing Banks and Fronting Issuing Banks shall be referred to, whether acting individually or together, as the “Issuing Bank”) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Issuing Bank” shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

“ITA” means the Income Tax Act 2007.

“Key Person Event” means any event referred to in clause 3.6 (Suspension of Drawdowns) of the Partnership Agreement in respect of the Fund (or any equivalent event contained in the Partnership Agreement in respect of any Feeder Fund) which, in accordance with the terms of the Partnership Agreement in respect of the Fund or Feeder Fund (as applicable), results in the Fund’s or Feeder Fund’s (as applicable) right to make drawdowns of LP Commitments for the purpose of making New Investments (as defined in the Partnership Agreement in respect of the Fund or any equivalent term contained in the Partnership Agreement in respect of any Feeder Fund (as applicable)) being suspended.

“L/C Proportion” means, in relation to a Revolving Facility Lender in respect of any Fronted Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment under the Revolving Facility to the Available Facility under the Revolving Facility immediately prior to the issue of that Fronted Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender of Revolving Facility Commitments.

“Lender” means:

(a)	the Original Lender; and

(b)
any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.3 (Increase), Clause 2.4 (Accordion feature – Increase of Total Revolving Facility Commitments), Clause 10 (Establishment of Incremental Facilities) or Clause 29 (Changes to the Finance Parties),

(c)	which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Letter of Credit” means a Bilateral Letter of Credit or a Fronted Letter of Credit.

“Letter of Credit Fees” has the meaning given to that term in paragraph (b) of Clause 7.2 (Fees payable in respect of Letters of Credit).

“Liabilities” means all present and future liabilities and obligations at any time of any Obligor or Hedging Subsidiary to any Finance Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)
any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any Obligor or Hedging Subsidiary of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Liabilities Acquisition” means in relation to a person and to any Liabilities, a transaction where that person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights in respect of those Liabilities.

“LIBOR” means, in relation to any Loan (other than any Loan in euro):

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 15.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“LIBOR Currency” means dollars, sterling or other currency for which LIBOR rates are calculated from time to time.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Limited Partner” has the meaning given to the term “Limited Partner” in the relevant Partnership Agreement (or the equivalent term in any other Partnership Agreement to that term in the Partnership Agreement in respect of the Fund).

“Limited Partner Documents” means:

(a)	the relevant Partnership Agreement;

(b)	the Private Placement Memorandum; and

(c)	each Subscription Agreement and Side Letter (if any) entered into by each Limited Partner.

“Limited Partner Threshold” means fifteen (15)% of the aggregate LP Commitments of all the Limited Partners.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under a Facility or the principal amount outstanding for the time being of that loan.

“Loan to Value Test” means at any time the ratio (expressed as a percentage) of:

(a)	Aggregate Financial Indebtedness at that time;

to

(b)	Total Net Asset Value at that time.

“LP Commitment” has the meaning given to the term “Commitment” in the relevant Partnership Agreement (or the equivalent term in any other Partnership Agreement to that term in the Partnership Agreement in respect of the Fund).

“Luxembourg” means the Grand-Duchy of Luxembourg.

“Luxembourg Guarantor” means any Guarantor whose registered office or place of central administration is located in Luxembourg.

“Luxembourg Register of Commerce and Companies” means the Registre de Commerce et des Sociétés Luxembourg (RCS Luxembourg).

“Majority Creditors” means, at any time, those Secured Parties whose Senior Liabilities at that time aggregate more than 66⅔ per cent. of the total Senior Liabilities at that time.

“Majority Facility Creditors” means at any time in respect of one or more (but not all) Facilities, those Secured Parties whose Senior Liabilities in respect of that Facility (or those Facilities) aggregate more than 66⅔ per cent. of the total Senior Liabilities in respect of that Facility (or those Facilities) at that time.

“Majority Lenders” means:

(a)	for the purposes of Clause 27.22 (Acceleration) and the matters referred to therein and any decision as to the enforcement of the Transaction Security:

(i)
if  there  are  no  Utilisations  then  outstanding,  a  Lender  or  Lenders  whose Commitments aggregate 66⅔ per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66⅔ per cent. or more of the Total Commitments immediately prior to the reduction); or

(ii)	at any other time, a Lender or Lenders whose participations in the Utilisations then outstanding aggregate 66⅔ per cent. or more of all the Utilisations then outstanding; and

(b)
(for the purposes of paragraph (a) of Clause 47.2 (Required consents) in the context of a waiver in relation to a proposed Utilisation of the Revolving Facility (other than a Utilisation on the date of this Agreement) of the condition in Clause 4.2 (Further conditions precedent)), a Lender or Lenders whose Revolving Facility Commitments aggregate more than 66⅔ per cent. of the Total Revolving Facility Commitments;

(c)
(for the purposes of paragraph (a) of Clause 47.2 (Required consents) in the context of a waiver in relation to a proposed Utilisation of an Incremental Facility (other than a Utilisation on the date of this Agreement) of the condition in Clause 4.2 (Further conditions precedent)), the Incremental Facility Majority Lenders under that Incremental Facility; and

(d)
for all other purposes, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to the reduction).

“Majority-owned Investment” means each Investment which the Fund directly or indirectly controls. For the purposes of this definition “control” shall have the meaning given to that term in the definition of Change of Control and the relevant Investment shall, for the purposes of that definition, be the Relevant CoC Person.

“Management Agreement” means:

(a)	in respect of the Fund:

(i)	in respect of the Original Manager, the management agreement in respect of the management of the Fund dated 29 March 2019 and made between the General Partner (1) and the Original Manager (2); and

(ii)
in respect of any Replacement Manager, the management agreement in respect of the management of the Fund made between, among others, the General Partner (1) and the relevant Replacement Manager (2); and

(b)
in respect of any Feeder Fund (other than the Original Feeder Fund), the management agreement (if any) relating to the management of that Feeder Fund and made between, among others, the relevant Feeder Fund General Partner (1) and the relevant Feeder Fund Manager.

(c)	in respect of the Original Feeder Fund:

(i)
in respect of the Feeder Fund AIFM relating to the Original Feeder Fund, the alternative investment fund management agreement in respect of the portfolio and risk management of the Original Feeder Fund dated 12 September 2019 and made between the Original Feeder Fund acting through and represented by the Original Feeder Fund General Partner (1) and the Feeder Fund AIFM relating to the Original Feeder Fund (2);

(ii)
in respect of the Feeder Fund Manager relating to the Original Feeder Fund, the portfolio management agreement in respect of the portfolio management of the Original Feeder Fund dated 12 September 2019 and made between the Original Feeder Fund acting through and represented by the Original Feeder Fund General Partner (1), the Feeder Fund AIFM relating to the Original Feeder Fund (2), and the Feeder Fund Manager relating to the Original Feeder Fund (3);

(d)
in respect of any Replacement Feeder Fund AIFM, the alternative investment fund management agreement in respect of the portfolio and risk management of the relevant Feeder Fund made between, among others, the relevant Feeder Fund acting through and represented by its general partner (if applicable) (1) and the relevant Replacement Feeder Fund AIFM (2); and

(e)
in respect of any Replacement Feeder Fund Manager, the portfolio management agreement in respect of the portfolio management of the relevant Feeder Fund made between, among others, the relevant Feeder Fund acting through and represented by its general partner (if applicable) (1), the relevant Feeder Fund and the relevant Replacement Feeder Fund Manager (3).

“Manager” means:

(a)	the Original Manager; or

(b)	following an entity becoming a Replacement Manager in accordance with Clause 30 (Changes to the Fund Parties), that Replacement Manager.

“Margin” means:

(a)	in relation to any Revolving Facility Loan, 2.00 per cent. per annum. (being the “Opening Level”),

(b)
in relation to any Incremental Facility Loan, the percentage rate per annum specified as such in the Incremental Facility Notice relating to the Incremental Facility under which that Incremental Facility Loan is made or is to be made;

(c)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(d)	in relation to any other Unpaid Sum, the highest rate specified above,

but if:

(e)	no Event of Default has occurred and is continuing; and

(i)	at least three of the ESG Conditions are satisfied,

then the Margin for each Revolving Facility Loan will be 1.95 per cent. per annum; or

(ii)	all of the ESG Conditions are satisfied,

then the Margin for each Revolving Facility Loan will be 1.90 per cent. per annum..

However:

(A)
subject to paragraph (C) below, any decrease in the Margin for a Revolving Facility Loan shall take effect on the date (the “reset date”) which is 5 Business Days after receipt by the Agent of the Compliance Certificate for each period ending on a Quarter Date pursuant to Clause 25.2(a) (Financial Covenant Testing);

(B)	if:

(1)
the Agent receives any relevant information which contradicts the confirmations given by the Fund in a Compliance Certificate with respect to the ESG Conditions (including such information as may be contained in the ESG Annual Report and/or any subsequent Compliance Certificate) and, therefore, does not confirm the basis for a Margin Adjustment; or

(2)
no ESG Annual Report is delivered to the Agent by the Obligors’ Agent and, to the extent not already evidenced via Supporting Evidence previously delivered by the Obligors’ Agent to the Agent, the Obligors’ Agent has not provided evidence reasonably satisfactory to all Revolving Facility Lenders of the achievement of the relevant ESG Conditions, then paragraph (e) of Clause 13.2 (Payment of Interest) shall apply and the Margin for that Revolving Facility Loan shall be the Opening Level;

(C)	while an Event of Default is continuing, the Margin for each Revolving Facility Loan shall be the Opening Level.

“Margin Adjustment” means any reduction in the Margin applicable to Revolving Facility Loans applied in accordance with paragraph (e) of the definition of “Margin”.

“Margin Stock” means margin stock or ‘‘margin security’’ within the meaning of Regulations T, U and X.

“Master Termination Date” means the date falling 5 years after the date of this Agreement.

“Material Adverse Effect” means any event or circumstance which, taking into account all relevant circumstances (including but not limited to, any warranty, indemnity or other resources available to the Fund Parties) a material adverse effect on:

(a)	the financial condition, assets or business of the Obligors taken as a whole; or

(b)
the ability of the Obligors taken as a whole to (i) perform and comply with the payment obligations under the Finance Documents or (ii) the obligations under Clause 25 (Financial Covenants) (unless, in relation to the obligations under Clause 25 (Financial Covenants), the Obligors can demonstrate that the equity cure referred to in Clause 25.3 (Financial Covenant Cure) can be used at the time of the material adverse effect and if used would cure the material adverse effect in respect of such financial covenants); or

(c)
subject to any Reservations or Perfection Requirements, the validity or enforceability or the effectiveness or ranking of any security, power of attorney, guarantee, right to deliver any Drawdown Notice or other rights or remedies of the Finance Parties granted or purported to be granted pursuant to any of the Finance Documents and, if capable of remedy, such invalidity or unenforceability or ineffectiveness is not remedied within 10 Business Days (or such longer period as the Agent may agree, acting reasonably) of the earlier of a Borrower becoming aware of the issue or being given notice of the issue by the Agent.

“Maximum Period” means 20 days or, if shorter, the period ending on the Master Termination Date or in relation to a specific Loan, the Relevant Repayment Date.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investor Services, Inc., or any successor thereto.

“Multi-account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.

“Multiemployer Plan” means an employee pension benefit plan of the type described in Section 4001(a)(3) of ERISA (other than an Employee Plan) subject to the provisions of Title IV or Section 302 or ERISA or Section 412 of the Code.

“Net Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft.

“New Lender” has the meaning given to that term in Clause 29 (Changes to the Finance Parties).

“Non-Acceptable L/C Lender” means a Lender which:

(a)	is not an Acceptable Bank or a Lender which the Fronting Issuing Bank has agreed is acceptable to it notwithstanding that fact);

(b)	is a Defaulting Lender; or

(c)
has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.4 (Indemnities) or Clause 31.11 (Lenders’ indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraphs (i) and (ii) of the definition of “Defaulting Lender”.

“Non-LIBOR Currency” means any Optional Currency other than a LIBOR Currency.

“Obligor” means each Borrower and each Guarantor.

“Obligors’ Agent” means the Manager, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.8 (Obligors’ Agent).

“Obligor Undertakings” means Clauses 26.6 (Taxation), 26.11 (Pari passu ranking), 26.13 (Loans), 26.23 (Distributions), 26.21 (Bank Accounts), 26.26 (Hedging) and 26.31 (Annual Margin Saving).

“OFAC” means the Office of Foreign Assets Control of the US Department of Treasury.

“Operating Account” means any account of the Fund and the Feeder Fund:

(a)	identified between the Obligors’ Agent and the Agent as an Operating Account; and

(b)	subject to Transaction Security in favour of the Security Trustee which Security is in form and substance satisfactory to the Security Trustee.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Jurisdiction” means, in relation to a Fund Party, the jurisdiction under whose laws that Fund Party is incorporated, established, formed or registered (as the case may be) as at the date of this Agreement or, in the case of an Additional Guarantor or Feeder Fund General Partner in respect of an Additional Guarantor, as at the date on which that Additional Guarantor or Feeder Fund General Partner (as the case may be) becomes Party as a Guarantor or Feeder Fund General Partner (as the case may be).

“Original Loan” has the meaning given to that term in the definition of “Rollover Loan”.

“Parallel Fund” means any parallel vehicle or fund through which Limited Partners (in their capacity as such) invest alongside the Fund.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Partnership Agreement” means:

(a)	in respect of the Fund, the amended and restated limited partnership agreement relating to the Fund dated 16 January 2020;

(b)	in respect of the Original Feeder Fund, the amended and restated limited partnership agreement relating to the Original Feeder Fund dated 25 September 2019; and

(c)
in respect of any other Feeder Fund, the limited partnership agreement relating to that Feeder Fund in the form it exists as at the date on which that Feeder Fund accedes to this Agreement as an Additional Guarantor.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Payment Netting” means:

(a)	in respect of a Secured Hedging Agreement based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement; and

(b)
in respect of a Secured Hedging Agreement not based on an ISDA Master Agreement, netting pursuant to any provision of that Secured Hedging Agreement which has a similar effect to the provision referenced in paragraph (a) above.

“Perfection Requirements” means the making or procuring of appropriate registrations, filings, endorsements, notarisations, stampings and/or notifications of the Security Documents and/or the Transaction Security customary or necessary for the enforceability, fixing of priority, or production in evidence of the relevant Security Document and/or Transaction Security.

“Permitted Financial Indebtedness” has the meaning given to that term in paragraph (b) of Clause 26.16 (Indebtedness).

“Permitted Guarantee” has the meaning given to that term in paragraph (b) of Clause 26.15 (Guarantees).

“Permitted Security” has the meaning given to that term in paragraph (d) of Clause 26.12 (Negative pledge).

“Plan Assets” means “plan assets” as defined in 29 C.F.R Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Portfolio Company” has the meaning given to that term in the Partnership Agreement in respect of the Fund.

“Portfolio Company Borrower” has the meaning given to it in Clause 30 (Changes to the Fund Parties).

“Pre-Approved New Lender List” means the list of entities agreed in writing on or before the date of this Agreement by the Obligors’ Agent and the Arranger as amended by any additions or deletions agreed by the Obligors’ Agent and the Agent (acting on the instructions of the Majority Lenders).

“PRI Rating” means an annual rating given by the PRI Association to signatories to the PRI Principles.

“PRI Principles” means the United Nation’s Principles for Responsible Investments.

“Private Placement Memorandum” means:

(a)	in relation to the Fund, the private placement memorandum dated January 2019, as amended and supplemented from time to time;

(b)	in relation to the Original Feeder Fund, the private placement memorandum dated January 2019, as amended and supplemented from time to time; and

(c)	in relation to any other Feeder Fund, the private placement memorandum relating to that Feeder Fund, as amended and supplemented from time to time.

“Qualifying Lender” has the meaning given to that term in Clause 17 (Tax Gross Up and Indemnities).

“Qualifying Limited Partner” means each Limited Partner:

(a)	specified as such in the Initial LP List and approved as at the date of this Agreement by all the Original Lenders (each acting in their sole discretion); or

(b)	constituting on Adequate Transferee,

which, in each case, is not subject to an Exclusion Event, and, in each case, in respect of which (A) the Security Trustee has confirmed to the Agent that it holds satisfactory Security over the rights of the Relevant DDN Person to issue a Drawdown Notice to that Limited Partner and (B) no Unapproved UBO/Responsible State Body Event has occurred.

“Quarter” means each period of three months ending on a Quarter Date.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quarterly Accounts” has the meaning given to that term in Clause 24.1(b) (Financial statements).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period;

(c)	(for any other currency (other than a Non-LIBOR Currency)), two Business Days before the first day of that period,

(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)); or

(d)	(if the currency is a Non-LIBOR Currency) the day specified as such in respect of that currency by the Agent acting reasonably.

“Recallable Commitments” means amounts of distributions which Limited Partners may be required to re-contribute to the Fund or the Feeder Fund (as applicable) in accordance with clause 3.1.1(b) of the Partnership Agreement in respect of the Fund (or any equivalent provision contained in the Partnership Agreement in respect of the Feeder Fund (as applicable)).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recoveries” has the meaning given to that term in Clause 41.1 (Order of application).

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	in relation to LIBOR as either:

(i)	if:

(A)	the Reference Bank is a contributor to the applicable Screen Rate; and

(B)	it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(ii)	in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market; or

(b)	in relation to EURIBOR:

(i)
(other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(ii)
if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means such entities as may be appointed by the Agent in consultation with the Obligors’ Agent.

“Regulations T, U and X” mean, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Related LP” means any Limited Partner that is a Fund Entity and includes, for the avoidance of doubt and the Founder Partner (as defined in the Partnership Agreement in respect of the Fund).

“Relevant DDN Person” means, in respect of an Obligor, its General Partner or Manager, as applicable.

“Relevant End Date” means in respect of any Relevant Report, the end of the period to which that Relevant Report relates.

“Relevant Jurisdiction” means, in relation to a Fund Party:

(a)	its Original Jurisdiction;

(b)
the jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated (which, in the case of a bank account, will be the jurisdiction in which the relevant account bank is opened, and, in the case of a Limited Partner Document, will be the jurisdiction of the governing law of such Limited Partner Document); and

(c)	any jurisdiction where it conducts its business.

“Relevant Market” means, in relation to euro, the European interbank market, in relation to a Non-LIBOR Currency, the market specified as such in respect of that currency by the Agent (acting reasonably) and, in relation to any other currency, the London interbank market.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Proportion” means as of any date of determination, and in relation to any Feeder Fund, a percentage equal to that Feeder Fund’s Undrawn Commitments of the Fund divided by the aggregate amount of all the Undrawn Commitments of the Fund, provided that the Manager shall make such adjustments as may be required between each Feeder Fund to reflect any Limited Partner’s excuse rights in respect of Investments and any Defaulting Partners.

“Relevant Repayment Date” means in relation to each Loan, its Repayment Date.

“Relevant Report” means at any time the Quarterly Accounts or the Annual Accounts most recently delivered (or which should have been delivered) at that time to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or in accordance with Clause 24.1 (Financial statements).

“Reliance Entity” means:

(a)
for any Qualifying Limited Partner that is a State Plan if the state under whose laws such Qualifying Limited Partner operates is required or legally obliged to make funds available to such Qualifying Limited Partner and fund any shortfalls of such Qualifying Limited Partner, such state;

(b)
in respect of any Qualifying Limited Partner which is not a State Plan where a Finance Party has based its approval of such Limited Partner’s designation as a Qualifying Limited Partner on the condition (financial or otherwise) of another person or entity (including without limitation a legal or beneficial owner of such Qualifying Limited Partner) whose ownership or agreement to fund such Qualifying Limited Partner (whether express or implied) is regarded by such Limited Partner as a condition of such Qualifying Limited Partner being a Qualifying Limited Partner, such other person or entity.

“Reliance Event” means, in respect of any Reliance Entity, such entity or person ceases to be in a position to put the relevant Qualifying Limited Partner in funds to satisfy all or any part of that Qualifying Limited Partner’s LP Commitments (whether as a result of any such Reliance Entity being subject to any process equivalent to those specified in Clauses 27.6 (Insolvency) to 27.9 (Insolvency equivalence) (inclusive) (as if references in such Clauses to a Fund Party were references to such Reliance Entity).

“Renewal Request” means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).

“Repayment Date” means any Incremental Facility Repayment Date or the last day of an Interest Period for a Revolving Facility Loan.

“Repayment Instalment” means in relation to an Amortising Incremental Facility, any instalment for repayment specified as a Repayment Instalment in the Incremental Facility Notice relating to that Incremental Facility.

“Repeating Representations” means each of the representations set out in Clauses 23.2 (Status) to 23.7 (Governing law and enforcement) (inclusive), 23.11(a) (No default), 23.12 (No misleading information), 23.13(c) and (d) (Financial statements), 23.16 (Taxation) and Clause 23.18 (Ranking) to 23.28 (US Related representations) (inclusive but excluding Clause 23.26 (Limited Partners) and Clause 23.30 (Sanctions).

“Replacement Feeder Fund AIFM” means any replacement Feeder Fund AIFM of a Feeder Fund which becomes a Replacement Feeder Fund AIFM in accordance with Clause 30 (Changes to the Fund Parties), in its capacity as AIFM of that Feeder Fund.

“Replacement Feeder Fund General Partner” means, in respect of any Feeder Fund, any replacement general partner of that Feeder Fund which becomes a Replacement Feeder Fund General Partner in accordance with Clause 30 (Changes to the Fund Parties), in its capacity as general partner of that Feeder Fund.

“Replacement Feeder Fund Manager” means, in respect of any Feeder Fund, any replacement manager or portfolio manager of that Feeder Fund which becomes a Replacement Feeder Fund Manager in accordance with Clause 30 (Changes to the Fund Parties), in its capacity as manager or portfolio manager of that Feeder Fund.

“Replacement General Partner” means any replacement general partner of the Fund which becomes a Replacement General Partner in accordance with Clause 30 (Changes to the Fund Parties), in its capacity as general partner of the Fund.

“Replacement Manager” means any replacement manager of the Fund which becomes a Replacement Manager in accordance with Clause 30 (Changes to the Fund Parties), in its capacity as manager of the Fund.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Required Partner Details” means, in relation to each Limited Partner or proposed Limited Partner, all information reasonably required by the Agent or the Security Trustee in respect of each Limited Partner in order to confirm that they have satisfactory Security over the rights of the Relevant DDN Person to issue a Drawdown Notice to that Limited Partner including, but not limited to:

(a)	its name and contact details (including a contact name) sufficient to enable the Finance Parties to exercise their rights under the Security Documents;

(b)
its LP Commitment (including the extent to which such LP Commitment has been advanced to the relevant Obligor and the amount that remains available for drawing under the relevant Partnership Agreement);

(c)	its LP Commitment as a percentage of Total LP Commitments; and

(d)
any other information (including in relation to the nature and type) reasonably requested by the Agent (on the instructions of the Lenders) to assist with the determination of whether or not such Limited Partner should be a Qualifying Limited Partner.

“Required Prepayment Amount” means those amounts referred to as “Required Prepayment Amounts” in Clause 25.3(b)(i) (Financial Covenant Cure) and Clause 27.23(b)(i) (Applicability to an Additional Borrower).

“Reservations” means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under any applicable limitation acts or laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(e)
any other qualifications or reservations (howsoever described) as to general matters of law set forth in any legal opinion delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or in connection with the accession of an Additional Borrower or Additional Guarantor.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible State Body” means, for any Qualifying Limited Partner that is a State Plan:

(a)
if the state under whose laws such Qualifying Limited Partner operates is required or legally obliged to make funds available to such Limited Partner and fund any shortfalls of such Qualifying Limited Partner, such state; and

(b)	unless otherwise agreed with the Agent, such Limited Partner itself.

“Restricted Person” means a person that is:

(a)	listed on, or owned or controlled by a person listed on, any Sanctions List or a person acting on behalf of such person;

(b)
located in, incorporated under the laws of, or owned or controlled by a person located in or organised under the laws of a country that is the target of country-wide Sanctions, or a person who is owned or controlled by, or acting on behalf of, such person; or

(c)	otherwise a target of Sanctions.

“Revaluation Date” means:

(a)	each date on which a Compliance Certificate is delivered in accordance with the terms of this Agreement; and

(b)	at any time when a Default is continuing, any other date specified by the Agent (acting on the instructions of the Majority Lenders).

“Revolving Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Revolving Facility Commitment” means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment” in Part III or Part IV of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase) or Clause 2.4 (Accordion feature – Increase of Total Revolving Facility Commitments)); and

(b)
in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase) or Clause 2.4 (Accordion feature – Increase of Total Revolving Facility Commitments), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Lender” means any Lender who holds Revolving Facility Commitments.

“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Revolving Facility Utilisation” means a Revolving Facility Loan or a Letter of Credit.

“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Loan is due to be repaid; or

(ii)	a demand by the Agent or Issuing Bank pursuant to a drawing in respect of a Letter of Credit is due to be met;

(b)	the aggregate amount of which is equal to or less than the amount of (i) the maturing Loan or (ii) the relevant claim in respect of that Letter of Credit;

(c)
in the same currency as (i) the maturing Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)) or (ii) the relevant claim in respect of that Letter of Credit; and

(d)	made or to be made to the same Borrower for the purpose of:

(i)	refinancing that maturing Loan; or

(ii)	satisfying the relevant claim in respect of that Letter of Credit,

any such maturing Loan which is not itself a Rollover Loan being an “Original Loan”.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies or any successor thereto.

“Sanctioned Country” means a country or territory which is subject to Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States (including without limitation the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”)), the United Nations (including without limitation the United Nations Security Council), the European Union, the United Kingdom (including Her Majesty’s Treasury), the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law, the Hong Kong Monetary Authority, the Monetary Authority of Singapore and/or any other relevant sanctions body, being a sanctions body to which any Fund Party is subject as a consequence of the making of an Investment or carrying out the transactions contemplated by this Agreement or the respective governmental institutions and agencies of any of the foregoing (together “Sanctions Authorities”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list, the “Foreign Sanctions Evaders (FSE)” list and the “Sectorial Sanctions Identification” list publicly issued by OFAC, the “Consolidated List of Financial Sanctions Targets in the UK” publicly issued by Her Majesty’s Treasury, or any similar list issued or maintained and made public by any of the Sanctions Authorities, each as amended, supplemented or substituted from time to time.

“Screen Rate” means:

(a)
in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Bloomberg page which displays that rate); and

(b)
in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Bloomberg screen (or any replacement Bloomberg page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Bloomberg. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Obligors’ Agent and the Lenders; and

(c)	in relation to a Benchmark Rate, the rate specified as such in respect of the relevant currency by the Agent, acting reasonably.

“Secured Hedging Agreement” means any Hedging Agreement which is entered into with a Hedge Counterparty in accordance with the terms of Clause 26.26(a)(i) (Hedging).

“Secured Hedging Cap” means an amount equal to €20,000,000.

“Secured Hedging Transaction” means a Treasury Transaction which has been entered into pursuant to, or which is otherwise subject to the terms of, a Secured Hedging Agreement.

“Secured Obligations” means all obligations at any time due, owing or incurred by any Fund Party to any Secured Party under the Finance Documents or by any Hedging Subsidiary to any Hedge Counterparty under a Secured Hedging Agreement, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, assignation or assignment, by way of security, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Assignment” means:

(a)
in respect of the Fund, the English law governed assignment by way of security dated on or about the date of this Agreement and made between the Fund (1), the General Partner (2) and the Security Trustee (3);

(b)
in respect of the Original Feeder Fund, the Luxembourg law governed pledge agreement dated on or about the date of this Agreement and made between the Original Feeder Fund (1), the Original Feeder Fund General Partner (2) and the Security Trustee (3); and

(c)
in respect of any other Feeder Fund, the security agreement (or equivalent security document in the jurisdiction in which the relevant Feeder Fund is established and/or under the laws of which the Partnership Agreement in respect of the relevant Feeder Fund is governed) dated on or about the date of the accession of the relevant Feeder Fund to this Agreement and made between the relevant Feeder Fund (1), the relevant Feeder Fund General Partner (2) and the Security Trustee (3).

“Security Documents” means each Security Assignment and each Account Security Agreement, together with any other document creating or expressed to create any Security over all or any part of the assets of the Obligors in respect of the obligations of the Obligors under any of the Finance Documents.

“Security Notice” has the meaning given to that term in Clause 26.32 (Conditions subsequent).

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Trustee as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Liabilities to the Security Trustee as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Trustee as trustee for the Secured Parties; and

(c)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Trustee is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties (including, for the avoidance of doubt, the rights to call for and receive the Unfunded Capital Commitments from the Limited Partners in the Fund and the Limited Partners in each Feeder Fund and all related rights pursuant to the Security Assignments).

“Selection Notice” means a notice substantially in the form set out in Part III of Schedule 3 (Requests and Notices) given in accordance with Clause 14 (Interest Periods) in relation to the Term Facility.

“Senior Facility Liabilities” means the Liabilities owed by the Obligors to the Finance Parties under the Finance Documents (excluding, for the avoidance of doubt, any Hedging Liabilities).

“Senior Liabilities” means the Senior Facility Liabilities and the Hedging Liabilities.

“Separate Loan” has the meaning given to that term in Clause 11.1 (Repayment of Term Loans).

“Side Letter” means any side letters relating to the Limited Partner Documents executed by any Limited Partner and any Fund Party.

“Side Letter Election Table” means the template side letter election table relating to each Partnership Agreement and (in the form delivered to the Agent pursuant to Schedule 2 (Conditions Precedent)) that is circulated to Limited Partners in the Fund and the Feeder Funds pursuant to which such Limited Partners are able to avail themselves of the provisions set out therein.

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Subscription Agreement” means each subscription agreement, deed of adherence or similar document pursuant to which a Limited Partner agrees to make its Limited Partner Commitment available to the Fund or a Feeder Fund.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Supporting Evidence” means, in relation to the demonstration of satisfaction of ESG Conditions, evidence of relevant third party certifications and ratings.

“Suspension Event” means the occurrence of any of the events set out in clauses 3.6 (Suspension of Drawdowns) or 3.7 (Change of Control) of the Partnership Agreement in respect of the Fund (or any equivalent provisions contained in the Partnership Agreement in respect of any Feeder Fund (as applicable)) or any other event giving rise to the suspension of the Investment Period or the Fund’s or a Feeder Fund’s (as applicable) right to make drawdowns of LP Commitments for the purpose of making New Investments (as defined in the Partnership Agreement in respect of the Fund or any equivalent term contained in the Partnership Agreement in respect of any Feeder Fund (as applicable)) in accordance with the terms of the Partnership Agreement in respect of the Fund or Feeder Fund (as applicable)).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by any government or other taxing authority and Taxes and Taxation shall be construed accordingly.

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Term Facility” means any Incremental Facility.

“Term Loan” means an Incremental Facility Loan.

“Termination Date” means:

(a)	in relation to the Revolving Facility, the date falling 364 days after the date of this Agreement; and

(b)	in relation to an Incremental Facility, the date specified as such in the Incremental Facility Notice relating to that Incremental Facility,

in each case, as may be extended in accordance with the terms of this Agreement and which shall at all times fall on or before the Master Termination Date.

“Termination Date Extension Request” means a request substantially in the form set out in Schedule 19 (Form of Termination Date Extension request).

“Third Parties Act” has the meaning given to that term in Clause 1.4 (Third party rights).

“Total Investment Value” means, at any time, the aggregate of:

(a)	the value of the Investments of the Fund as set out in the Relevant Report (or the Fund’s proportionate share of those Investments which are not wholly-owned by the Fund);

(b)	plus, if an Investment (or Follow-On Investment) has been acquired since the Relevant End Date the lower of:

(i)	the Acquisition Cost of that Investment (or Follow-On Investment); or

(ii)	the value of that Investment (or Follow-On Investment);

minus

(c)	the value of any Investment (or part of any Investment) as set out in the Relevant Report which has been disposed of since the Relevant End Date,

at that time, and for the avoidance of doubt, the “value” of an Investment shall mean the net asset value of such Investment after deducting the amount of any financial indebtedness (as defined in accordance with the accounting principles applicable to the relevant Investment and reflected in its financial statements) in respect of that Investment (other than any Financial Indebtedness incurred under the Finance Documents).

“Total Commitments” means the aggregate of the Aggregate Total Incremental Facility Commitments and the Total Revolving Facility Commitments, being €300,000,000 at the date of this Agreement.

“Total Incremental Facility Commitments” means, in relation to an Incremental Facility, the aggregate of the Incremental Facility Commitments relating to that Incremental Facility.

“Total Net Asset Value” means at any time, the aggregate of:

(a)	the value of the Investments of the Fund as set out in the Relevant Report (or the Fund’s proportionate share of those Investments which are not wholly-owned by the Fund);

(b)	plus, if an Investment (or Follow-On Investment) has been acquired since the Relevant End Date the lower of:

(i)	the Acquisition Cost of that Investment (or Follow-On Investment); or

(ii)	the value of that Investment (or Follow-On Investment);

(c)	all cash standing to the credit of the Blocked Accounts and the Operating Accounts of the Fund;

(d)
the amount of any LP Commitments requested to be funded pursuant to a Drawdown Notice in accordance with the terms of the Partnership Agreement in respect of the Fund but which have not yet been received by the Fund;

(e)	minus the value of any Investment (or part of any Investment) as set out in the Relevant Report which has been disposed of since the Relevant End Date,

at that time, and for the avoidance of doubt, the “value” of an Investment shall mean the net asset value of such Investment after deducting the amount of any financial indebtedness (as defined in accordance with the accounting principles applicable to the relevant Investment and reflected in its financial statements) in respect of that Investment (other than any Financial Indebtedness incurred under the Finance Documents).

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being €300,000,000 at the date of this Agreement.

“Transaction Security” means the Security created or expressed to be created in favour of, or for the benefit of, the Security Trustee pursuant to the Security Documents.

“Transfer” means any sale, transfer, assignment, exchange, pledge, encumbrance or other disposition or grant of any participation of all or any part of any Limited Partner’s direct or indirect interest (including any ultimate beneficial interest) in an Obligor.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Obligors’ Agent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from any fluctuation in any rate or price or the default of a reference obligation.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Ultimate Beneficial Owner” means, in respect of a Qualifying Limited Partner:

(a)
any lender has based its approval of such Limited Partner’s designation as a Qualifying Limited Partner on the condition (financial or otherwise) of the ultimate beneficial owner of such Limited Partner; and

(b)
the Agent has notified the Obligors’ Agent of such condition of approval on or before the date on which the Limited Partner is described as a Qualifying Limited Partner, such ultimate beneficial owner.

“Unapproved UBO/Responsible State Body Event” means, in respect of any Ultimate Beneficial Owner or Responsible State Body referred to in limb (a) of the definition of Ultimate Beneficial Owner or Responsible State Body (as applicable) in respect of a Qualifying Limited Partner, such entity or person ceases to be the ultimate beneficial owner or relevant state in respect of that Qualifying Limited Partner (whether as a result of a transfer, withdrawal, reorganisation or otherwise) and any replacement ultimate beneficial owner or responsible state body (as applicable) has not been approved in writing by the Agent (acting on the instructions of the Lenders).

“Uncalled Commitment” means at the relevant date in relation to a Limited Partner, the total amount of undrawn LP Commitment which remains available for the Relevant DDN Person to call from that Limited Partner for the purposes of repaying amounts due under the Finance Documents by delivering one or more Drawdown Notices, including Recallable Commitments provided that such Recallable Commitments:

(a)
have been added back to the Limited Partners’ Uncalled Commitments in accordance with clause 3.1.1(b) (Commitments) of the Partnership Agreement of the Fund (or the equivalent provision of the Partnership Agreement of the Original Feeder Fund (as applicable)); and

(b)
are available to be drawn by the General Partner (or the Feeder Fund General Partner (as applicable)) from the Limited Partners (including after the expiry of the Investment Period) in order to repay borrowings and/or satisfy guarantee liabilities incurred under the Finance Documents, and provided that any Recallable Commitments arising under clause 3.1.1(b)(vii) (Commitments) of the Partnership Agreement of the Fund (or the equivalent provision of the Partnership Agreement of the Original Feeder Fund (as applicable)) are excluded, minus the amount of undrawn LP Commitment that the Relevant DDN Person has requested from that Limited Partner by delivering a Drawdown Notice but which amount has not yet been received by the relevant Obligor.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Requests).

“Value Test Ratio” means at any time the ratio (expressed as a percentage) of:

(a)	the Total Investment Value at that time;

to

(b)	the Aggregate Acquisition Cost of Investments still owned directly or indirectly by the Fund at that time.

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Withdrawing Partner” means:

(a)
a Limited Partner which has withdrawn, or has given notice of its intention to withdraw, as a Limited Partner in the relevant Obligor, or cancelled, reduced or terminated (or given notice if its intention to do the same) its undrawn LP Commitment to that Obligor; or

(b)
any Limited Partner which has been withdrawn or received notice that it is to be withdrawn as a Limited Partner in the relevant Obligor, or have its undrawn LP Commitments cancelled, reduced or terminated (or received notice of the same) by the relevant Fund Party in accordance with the terms of the relevant Partnership Agreement.

“Write-down and Conversion Powers” means.

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)
the “Agent”, the “Arranger”, the “Security Trustee”, the “Issuing Bank”, any “Hedge Counterparty”, any “Finance Party”, any “Secured Party”, any “Lender”, any “Obligor”, the “Fund”, any “Borrower”, any “Guarantor”, the “General Partner”, the “Manager”, any “Feeder Fund”, any “Feeder Fund General Partner”, the “Original Feeder Fund”, the “Original Feeder Fund General Partner”, any “Feeder Fund Manager”, any “Feeder Fund AIFM”, any “Fund Party”, “Fund Entity”, “Co-Investment Entity” or any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Trustee, any person for the time being appointed as Security Trustee or Security Trustees in accordance with this Agreement;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Fund (or the Obligors’ Agent) and the Agent;

(iii)
the “duration of this Agreement” means the period from the date of this Agreement until all amounts owing by the Obligors under every Finance Document have been discharged in full, the Obligors have no other present or contingent liabilities under the Finance Documents and the Finance Parties have no further obligations under the Finance Documents;

(iv)	“assets” includes present and future properties, revenues and rights of every description;

(v)
“including” shall be construed as a reference to “including without limitation”, so that any list of items or matters appearing after the word “including” shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word “including”;

(vi)
a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated from time to time and includes any increase in, addition to, extension of or other change to any facility or indebtedness made available under such agreement or instrument;

(vii)	a “group of Lenders” unless otherwise specified, includes all the Lenders;

(viii)
“guarantee” means (other than in Clause 22 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)	the “Fund” is a reference to the Fund acting through either the General Partner or the Manager;

(xi)
the “Original Feeder Fund” is a reference to the Original Feeder Fund acting through and represented by the Original Feeder Fund General Partner, the Feeder Fund Manager or the Feeder Fund AIFM relating to the Original Feeder Fund;

(xii)
any “Feeder Fund” or any “Additional Guarantor” is a reference to that Feeder Fund or that Additional Guarantor (respectively) acting by the relevant Feeder Fund General Partner or the relevant Feeder Fund Manager;

(xiii)
a term defined by reference to the meaning given to that term in a Partnership Agreement of the Fund shall include the equivalent term in the partnership agreement (or equivalent thereof) of any other Fund Party;

(xiv)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xv)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xvi)
a “successor” includes an assignee or successor in title of any party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of any party under this Agreement or any other Finance Document or to which, under such laws, any rights and obligations have been transferred;

(xvii)	“enforcing” (or any derivation) the Transaction Security includes the appointment of an administrator (or any analogous officer in any jurisdiction) of an Obligor by the Security Trustee;

(xviii)
a Party becoming “aware” of a particular fact, matter, event or circumstance includes following notification to that Party by any other Party and the Obligors’ Agent, the Fund and each Feeder Fund shall, for the purposes of determining whether the Obligors’ Agent, the Fund or that Feeder Fund (as the case may be) is “aware” of a particular fact, matter, event or circumstance, be deemed to have the knowledge of each Fund Party (in the case of the Obligors’ Agent), the General Partner (in the case of the Fund) and the relevant Feeder Fund General Partner (in the case of each Feeder Fund);

(xix)	a provision of law is a reference to that provision as amended or re-enacted;

(xx)	a time of day is a reference to London time; and

(xxi)
any reference to the “Feeder Fund Manager” acting or being the “manager” of the Feeder Fund in respect of the Original Feeder Fund is a reference to such Feeder Fund Manager acting as delegated portfolio manager and not as “manager” (gérant) of the Original Feeder Fund.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if:

(i)	in the case of an Event of Default arising under Clause 27.3 (Other obligations), it has not been remedied or waived; and

(ii)	in the case of any other Event of Default, it has not been waived.

(e)
A Default or Event of Default arising under Clause 27.4(a) (Misrepresentation) as a result of a representation given under Clause 23.13(d) (Financial statements) being incorrect or misleading in any material respect shall cease to be continuing if a payment is made by the Fund under paragraph (e) of Clause 13.2 (Payment of Interest) in respect of any Margin Adjustment previously applied in reliance on information or statements which were incorrect or misleading.

(f)
A Suspension Event is “continuing” until the Agent is satisfied that such Suspension Event has been cured in accordance with the terms of the Partnership Agreement in respect of the Fund or a Feeder Fund (as applicable) or is otherwise satisfied that the Investment Period and the Fund’s or Feeder Fund’s (as applicable) right to make drawdowns of LP Commitments for the purpose of making New Investments (as defined in the Partnership Agreement in respect of the Fund or equivalent term in the Partnership Agreement in respect of a Feeder Fund (as applicable)) is no longer suspended.

(g)	A Change of Control is “continuing” until:

(i)	where any Lender has not waived the requirements of Clause 12.2 (Change of Control), payment of the amounts referred to in that paragraph has been made in full; and

(ii)
all the Lenders (other than any Lender referred to in paragraph (f)(i) above) have notified the Agent that they do not require prepayment in accordance with Clause 12.2 (Change of Control) in respect of such Change of Control.

(h)	A Borrower “repaying” or “prepaying” a Letter of Credit or Ancillary Outstandings means:

(i)	the relevant Borrower providing cash cover for that Letter of Credit or in respect of the Ancillary Outstandings;

(ii)	the maximum amount payable under that Letter of Credit or Ancillary Facility being reduced in accordance with its terms; or

(iii)	the Issuing Bank or Ancillary Lender being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility,

and the amount by which a Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover or reduction.

(i)
A Borrower providing “cash cover” for a Letter of Credit or an Ancillary Facility means the relevant Borrower paying an amount in the currency of that Letter of Credit (or, as the case may be, Ancillary Facility) to an interest-bearing account in the name of the relevant Borrower and the following conditions being met:

(i)
the account is with the Agent or the Fronting Issuing Bank (if the cash cover is to be provided for a Fronted Letter of Credit), with the relevant Bilateral Issuing Bank (if the cash cover is to be provided for a Bilateral Letter of Credit) or with the relevant Ancillary Lender for which that cash cover is to be provided;

(ii)
subject to paragraph (b) of Clause 7.6 (Cash cover by Borrower where Non-Acceptable L/C Lender fails to provide cash collateral), withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility; and

(iii)
the relevant Borrower has executed a security document over that account, in form and substance satisfactory to the Finance Party with which that account is held, creating a first ranking security interest over that account.

(j)	A Utilisation made or to be made by a Borrower includes a Letter of Credit issued on its behalf.

(k)	An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility.

(l)	A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

(m)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(n)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(o)	A Borrower’s obligation on Utilisations becoming “due and payable” includes the relevant Borrower repaying any Letter of Credit in accordance with paragraph (g) above.

(p)	The Interest Period of a Letter of Credit will be construed as a reference to the Term of that Letter of Credit.

(q)
Any reference in a Finance Document to the Agent or Security Trustee providing approval or consent or making a request or direction, or to an item or a person being acceptable to, satisfactory to, to the satisfaction or approved by or specified by the Agent or the Security Trustee, or requiring certain steps or actions to be taken, or the Agent or Security Trustee exercising its discretion to permit or waive any action, or the Agent or Security Trustee disagreeing with any calculation, are to be construed, unless otherwise specified, as references to that Agent or Security Trustee taking such action or refraining from acting on the instructions of the Majority Lenders, and reference in the Finance Documents to (i) the Agent or Security Trustee, as the case may be, acting reasonably, (ii) a matter being in the reasonable opinion of the Agent or the Security Trustee, (iii) the Agent’s or Security Trustee’s approval or consent not being unreasonably withheld or delayed or (iv) any document, report, confirmation or evidence being required to be reasonably satisfactory to the Agent or the Security Trustee, are to be construed, unless otherwise specified in the relevant Finance Document, as the Agent or the Security Trustee, as the case may be, acting on the instructions of the Majority Lenders (and the Lenders hereby agree to act reasonably in circumstances where the Agent or the Security Trustee would otherwise be required to act reasonably if this paragraph (p) did not apply). Where the Agent or Security Trustee is obliged to consult under the terms of the Finance Documents, unless otherwise specified, the Majority Lenders must instruct the Agent or the Security Trustee, as applicable, to consult in accordance with the terms of the relevant Finance Document and the Agent or the Security Trustee must carry out that consultation in accordance with the instructions it receives from the Majority Lenders or the Lenders or any other specified group of Lenders, as the case may be. The Agent or Security Trustee, as the case may be, should be under no obligation to determine the reasonableness of such circumstances or whether in giving such instructions the Lenders or Majority Lenders or any other specified group of Lenders (as applicable) are acting in a reasonable manner.

1.3	Currency Symbols and Definitions

“£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom. “€”, “EUR” and “euro” denote the single currency of the Participating Member States. “$”, “USD” and “US dollars” denote the lawful currency of the United States of America.

1.4	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)
Subject to paragraph (b) of Clause 47.3 (Exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Luxembourg terms

(a)	In any Finance Document, where it relates to an entity incorporated or established in Luxembourg, a reference to:

(b)
by-laws or constitutional documents includes its up-to-date (restated) articles of association or incorporation (statuts coordonnés) or, in respect of a special limited partnership (société en commandite spéciale) or common limited partnership (société en commandite simple), its up-to-date limited partnership agreement (contrat social);

(c)	a director, manager or officer includes a gérant or an administrateur;

(d)
a board of directors in respect of such entity established as a special limited partnership (société en commandite spéciale) is a reference to the board of directors or managers of its manager (gérant);

(e)	the general partner of Original Feeder Fund is to the Original Feeder Fund General Partner in its capacity as managing general partner (associé gérant commandité) of the Original Feeder Fund;

(f)	a winding-up, dissolution or administration includes a Luxembourg entity:

(i)	being declared bankrupt (faillite déclarée);

(ii)	being subject to liquidation judiciaire; and

(iii)	having filed for controlled management (gestion contrôlée);

(g)	a moratorium includes a reprieve from payment (sursis de paiement) or a concordat préventif de la faillite;

(h)	an administrator includes a commissaire or a juge délégué;

(i)	a receiver or an administrative receiver includese a juge commissaire or a curateur;

(j)	attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt);

(k)
any laws affecting the rights of creditors generally and any other similar procedures that may give rise to the winding-up, administration, dissolution or liquidation of Luxembourg undertakings for collective investments and/or their sub-funds or compartments and of Luxembourg management companies and alternative investment fund managers as provided for, without limitation, in the 2013 Law;

(l)	a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements);

(m)	gross negligence is a reference to faute lourde and wilful misconduct is a reference to faute dolosive;

(n)
a Security includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(o)	a set-off includes, for purposes of Luxembourg law, legal set-off; and

(p)	a partner includes a member and partnership interests (limited or unlimited) includes member interests (limited or unlimited).

1.6	Liability of the Manager and each General Partner

Each Party agrees for the benefit of the Manager and each General Partner from time to time that the Manager and each General Partner has no liability or obligation in respect of the Secured Obligations except (i) in its capacity as General Partner or Manager (as applicable) of the Fund or the Feeder Fund (as applicable) and (ii) to the extent of its Charged Property and that, other than the enforcement of the Transaction Security over the Charged Property and the exercise of rights or powers expressly conferred on a Finance Party by the Finance Documents, no Finance Party shall have any recourse to the Manager or any General Partner to recover or otherwise enforce the Secured Obligations.

SECTION 2

THE FACILITIES

2	THE FACILITIES

2.1	The Facilities

(a)
Subject to the terms of this Agreement, the Lenders make available to all Borrowers a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Revolving Facility Commitments.

(b)	Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Revolving Facility Commitment available to any Borrower as an Ancillary Facility.

(c)	The aggregate amount of the Utilisations outstanding at any time shall not exceed the Facilities Limit.

2.2	Incremental Facilities

One or more Incremental Facilities may be established and made available pursuant to Clause 10 (Establishment of Incremental Facilities).

2.3	Increase

(a)	The Obligors’ Agent may by giving prior notice to the Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 12.10 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 12.1 (Illegality); or

(B)	paragraph (a) of Clause 12.9 (Right of replacement or repayment and cancellation in relation to a single Lender or Issuing Bank),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iii)
the increased Commitments will be assumed by one or more Acceptable New Lenders (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(iv)
each of the Fund Parties and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(v)
each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)
any increase in the Commitments relating to a Facility shall, subject to the condition set out in paragraph (d) below, take effect on the date specified by the Parent in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)
The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)
The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)	The consent of any Fronting Issuing Bank is required for an increase in the Total Revolving Facility Commitments.

(e)
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(f)
The relevant Borrower shall within the Maximum Period of demand pay the Agent and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Trustee, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.3.

(g)	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under

Clause 29.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 29.6 (Procedure for assignment) and if the Increase Lender was a New Lender.

(h)	The Obligors’ Agent may pay to the Increase Lender a fee in the amount and at the times agreed between the Obligors’ Agent and the Increase Lender in a Fee Letter.

(i)
Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(j)	Clause 29.4 (Limitation of responsibility of Existing Lenders)shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(k)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(l)	the “New Lender” were references to that “Increase Lender”; and

(m)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4	Accordion feature – Increase of Total Revolving Facility Commitments

(a)
Subject to paragraph (b) below, the Fund (or the Obligors’ Agent) may request an increase the Total Revolving Facility Commitments (the amount of such increase being “Additional Commitments”) by submitting an Accordion Notice to the Agent in circumstances where:

(i)	no Default has occurred and is continuing on the relevant Increase Date;

(ii)
the incurrence and utilisation in full of such Additional Commitments would not result in a breach of any Limited Partner Document (including, without limitation, the limitations on borrowings, guarantees and security in clause 4.6.1 (Authority and powers of the Manager) of the Partnership Agreement in respect of the Fund);

(iii)
the Fund (or the Obligors’ Agent) has delivered a Compliance Certificate demonstrating compliance with the Financial Covenants as at the date of the Accordion Notice and on the relevant Increase Date (assuming for these purposes the incurrence and utilisation in full of the Additional Commitments);

(iv)
the request is for each Revolving Credit Facility Lender to assume an amount of the Additional Commitments in the same proportion as the proportion borne by its Revolving Facility Commitments to the Total Revolving Facility Commitments immediately prior to the date of such request (or, if any Revolving Facility Lender does not wish to participate in full or in part in its proportionate share of the Additional Commitments, such remainder is offered to the other Revolving Facility Lenders on the same pro rata basis, but excluding, for the purposes of such offer, the Revolving Facility Commitments of the relevant Lender that does not wish to participate from the calculation of the Total Commitments);

(v)
any Revolving Facility Lender or Increase Lender (in its absolute discretion) has agreed to take an Additional Commitment and either (i) such Increased Lender is an entity on the Pre-Approved List or (ii) the Arranger has consented to such Revolving Facility Lender making available such Additional Commitments;

(vi)	the requested increase of Total Revolving Facility Commitments is not less than €50,000,000;

(vii)	the aggregate of the Total Commitments following the requested increase is not more than the Facilities Limit;

(viii)
no more than 5 such requests may be made during the term of this Agreement (unless otherwise agreed by the Agent (acting on the instructions of all the Revolving Facility Lenders) and the Obligors’ Agent),

the Total Revolving Facility Commitments shall be increased by an amount equal to the Additional Commitments that the Revolving Facility Lenders have agreed to assume.

(b)	Any increase in the Total Revolving Facility Commitments pursuant to paragraph (a) above shall take effect as follows:

(i)	the Additional Commitments will be assumed by:

(A)
one or more existing Revolving Facility Lenders (each an “Existing Increase Lender”), each of which in its absolute discretion confirms its willingness to assume and does assume the relevant Additional Commitments which it is to assume, as if it had been an Original Lender with such Additional Commitments; or

(B)
if the existing Revolving Facility Lenders have been offered and do not wish to assume the full amount of Additional Commitments (and, for this purpose, each existing Revolving Facility Lender shall be deemed not to wish to assume any Additional Commitments 20 Business Days after receipt of such offer unless such existing Revolving Facility Lender expressly responds to the contrary within that time), the Arranger shall have the right to arrange alternative lenders to place the shortfall Additional Commitments for 15 Business Days (to the extent such alternative lenders are either on the Pre-Approved List or otherwise consented to by the Obligors’ Agent) following which the Obligors’ Agent shall, to the extent the Arranger is unsuccessful, be permitted to bring in any person on the Pre-Approved List or, to the extent the Arranger has given its prior written consent, any other banks, financial institutions, trusts, funds or other entities each of which (1) is not an existing Revolving Facility Lender (each an “Additional Increase Lender” and together with the Existing Increase Lenders, each a “Increase Lender”);

(ii)
the participation of the Additional Increase Lenders pursuant to paragraph (b) of this Clause 2.2 is subject to the aggregate Additional Commitments assumed by the Additional Increase Lender(s) (if any) being equal to or greater than €50,000,000 or, if less, such remaining amount of the Additional Commitments that have not been assumed by the Existing Increase Lenders;

(iii)
the Fund Parties and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the relevant Fund Party and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender with a Commitment that included such Additional Commitments;

(iv)
each Increase Lender and the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender with a Commitment that included such Additional Commitments;

(v)	the Commitments of the other Lenders shall continue in full force and effect in accordance with the terms of this Agreement; and

(vi)	any increase in the Total Commitments shall take effect on the latest of:

(A)	the date specified by the Fund (or the Obligors’ Agent) in the request referred to in paragraph (a) above; and

(B)	the date on which the conditions set out in paragraph (c) below are satisfied, such latest date being the “Increase Date”.

(c)	An increase in the Total Commitments will only be effective on:

(i)
the execution by the Agent of an Accordion Notice and, in relation to each Additional Increase Lender, an Incremental Facility Lender/Additional Increase Lender Certificate (and the Agent shall so execute an Accordion Notice or Incremental Facility Lender/Additional Increase Lender Certificate as soon as reasonably practicable following receipt of the same from the relevant Increase Lender); and

(ii)
in relation to any Additional Increase Lender the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that person (which such checks it shall perform, and notify the Obligors’ Agent of their completion, promptly).

(d)
Each Increase Lender, by executing the Accordion Notice, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(e)
The relevant Borrower shall, within the Maximum Period following demand by the Agent, reimburse the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by any of them and, in the case of the Security Trustee, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.4.

(f)
The Fund shall pay (or procure to be paid) to the Arranger (for its and each Increase Lender’s account) or, where the Obligors’ Agent has brought in Additional Increase Lenders pursuant to paragraph (b)(i)(B) above, to the Agent (for the account of the relevant Additional Increase Lenders) a fee in the amount and at the times agreed between the relevant parties in a letter setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

(g)	Clause 29.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.5	Finance Parties’ rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.6	Revolving Facility Termination Date Extension

(a)
The Obligors’ Agent may, upon at least 30 days’ notice and no more than 90 days prior to the scheduled Termination Date in respect of the Revolving Facility, request that the Termination Date in relation to the Revolving Facility be extended for a period of 12 Months or until such date as may be agreed between the Obligors’ Agent and the Agent (or, if earlier, for a period to the Master Termination Date) by delivering to the Agent a Termination Date Extension Request. The Obligors’ Agent may submit more than one Termination Date Extension Request pursuant to this Clause 2.6 during the life of the Facilities.

(b)
The Agent shall confirm to the Obligors’ Agent within 20 Business Days’ (or such longer period as may be agreed between the Agent and the Obligors’ Agent) after receipt of the Termination Date Extension Request (the “Response Date”) which of the Revolving Facility Lenders (if any) have consented to such Termination Date Extension Request is agreed, by countersigning and returning the Termination Date Extension Request to the Obligors’ Agent (each an “Accepting Lender”).

(c)
If the Agent confirms to the Obligors’ Agent that a Termination Date Extension Request is agreed by one or more Accepting Lenders and the Arranger, the current Termination Date applicable to Revolving Facility shall be extended (with effect from the date of confirmation by the Agent under paragraph 2.7(b) above) (the “Extension Date”) by a period of 12 Months (or such other period as agreed in accordance with paragraph (a) above) provided that the Fund (or the Obligors’ Agent on its behalf) pays to the Arranger (for its account and the account of the participating Revolving Facility Lenders) an extension fee in an amount and at the times set out in a Fee Letter entered into between the Arranger and the Obligors’ Agent on or before the proposed Extension Date.

(d)
If a Lender does not agree to an extension of the then applicable Stated Maturity Date, or if a Lender does not respond to an Extension Request on or before the Response Date, then that Lender shall be deemed not to have elected to extend the then applicable Stated Maturity Date and the then applicable Stated Maturity Date shall continue to apply in respect of that Lender’s Commitments.

2.7	Master Termination Date Extension

(a)
The Obligors’ Agent may at any time request that the Master Termination be extended for a period of 12 Months (or such other period as may be agreed between the Obligors’ Agent and the Agent) by delivering to the Agent a Master Termination Date Extension Request. The Obligors’ Agent may submit more than one Termination Date Extension Request pursuant to this Clause 2.7 during the life of the Facilities.

(b)
The Agent shall confirm to the Obligors’ Agent within 20 Business Days’ (or such longer period as may be agreed between the Agent and the Obligors’ Agent) after receipt of the Termination Date Extension Request (the “Master Response Date”) which of the Revolving Facility Lenders (if any) have consented to such Termination Date Extension Request is agreed, by countersigning and returning the Termination Date Extension Request to the Obligors’ Agent (a “Master Accepting Lender”).

(c)
If the Agent confirms to the Obligors’ Agent that a Termination Date Extension Request is agreed by one or more Master Accepting Lenders and the Arranger, the current Termination Date applicable to relevant Incremental Facility shall be extended (with effect from the date of confirmation by the Agent under paragraph (b) above (being the “Extension Date”)) by a period of 12 Months (or such other period as agreed in accordance with paragraph (a) above).

(d)
If a Lender does not agree to an extension of the then applicable Master Termination Date, or if a Lender does not respond to a Master Termination Extension Request on or before the Master Response Date, then that Lender shall be deemed not to have elected to extend the then applicable Master Termination Date and the then applicable Master Termination Date shall continue to apply in respect of that Lender’s Commitments.

2.8	Obligors’ Agent

(a)
Each Fund Party by its execution of this Agreement or an Accession Deed irrevocably appoints the Manager (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Manager on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to execute all documents and give all notices and instructions (including, in the case of each Borrower, Utilisation Requests) in respect of the Finance Documents, to agree any Incremental Facility Terms and to deliver any Incremental Facility Notice, to execute on its behalf any Accession Deed, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Fund Party notwithstanding that they may affect that Fund Party, without further reference to or the consent of that Fund Party; and

(ii)	each Finance Party to give any notice, demand or other communication to that Fund Party pursuant to the Finance Documents to the Manager,

and in each case that Fund Party shall be bound as though that Fund Party itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Fund Party or in connection with any Finance Document (whether or not known to any other Fund Party and whether occurring before or after such other Fund Party became a Fund Party under any Finance Document) shall be binding for all purposes on that Fund Party as if that Fund Party had expressly made, given or concurred with it.

(c)	In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Fund Party, those of the Obligors’ Agent shall prevail.

3	PURPOSE

3.1	Purpose

(a)
Subject to paragraph (c) below, each Borrower shall apply all amounts borrowed by it under the Revolving Facility and any Letter of Credit towards any of any purpose permitted under the terms of (i) the Limited Partner Documents (subject to the limitations on borrowings in clause of the Partnership Agreement in respect of the Fund and the Feeder Fund and the limitations on investments in clause 4.6.1 (Authority and powers of the Manager) of the Partnership Agreement in respect of the Fund (or any equivalent provision in the Partnership Agreement in respect of a Feeder Fund) and (ii) the Constitutional Documents of the relevant Borrower, but not, in each case, unless the Agent (acting on the instructions of all the Lenders, each acting in their sole discretion) agrees otherwise, towards distributions, returns of capital or loans to Limited Partners, the General Partner, the Manager, any Feeder Fund General Partner or any Feeder Fund Manager.

(b)
Subject to paragraph (c) below, each Borrower shall apply all amounts borrowed by it under an Incremental Facility towards any purpose(s) specified in the Incremental Facility Notice relating to that Incremental Facility.

(c)
Each Borrower shall apply amounts utilised under the Facilities and any Letter of Credit only towards a purpose for which the General Partner and each Feeder Fund General Partner (i) would have been entitled to issue Drawdown Notices to the applicable Limited Partners in order to fund (including, in the case of any Utilisation made after the expiry of the Investment Period, where such purposes are more limited as a result of the expiry of the Investment Period) (a “Permitted Purpose”) and (ii) are entitled to issue Drawdown Notices (including after the expiry of the Investment Period) to the applicable Limited Partners in order to repay borrowings and/or satisfy guarantee liabilities incurred in funding a Permitted Purpose via Utilisations of the Facilities.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)
Subject to paragraph (b) below, the Lenders will only be obliged to comply with Clause 5.5 (Lenders’ participation) in respect of a Utilisation if, on or before the relevant Utilisation Date, the Agent has received (or has waived the requirement to receive) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting on the instructions of the Lenders, each acting reasonably). The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.

(b)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(c)
The Lenders will only be obliged to comply with Clause 5.5 (Lenders’ participation) in relation to any Incremental Facility Loan if on or before the Utilisation Date for that Loan, the Agent has received all of the Incremental Facility Conditions Precedent relating to the relevant Incremental Facility (if any) in form and substance satisfactory to the Agent (acting on the instructions of the Lenders, each acting reasonably). The Agent shall notify the Obligors’ Agent and the relevant Lenders promptly upon being so satisfied.

(d)
Other than to the extent that the Incremental Facility Majority Lenders under the relevant Incremental Facility notify the Agent in writing to the contrary before the Agent gives a notification described in paragraph (c) above, the relevant Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.5 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Rollover Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan;

(b)	the Repeating Representations are true in all respects (by reference to the facts and circumstances then existing) and will remain true and accurate in all respects immediately after the Loan is made;

(c)	no Change of Control is continuing;

(d)
the General Partner or the Manager and each Feeder Fund General Partner or Feeder Fund Manager is permitted under the terms of the Limited Partner Documents to issue Drawdown Notices to the applicable Limited Partners for the purposes of repaying the relevant Utilisation in full on or prior to the date on which such Utilisation is required to be repaid, and those Limited Partners are required under the terms of the relevant Limited Partner Documents to satisfy such Drawdown Notices in an aggregate amount sufficient to repay the relevant Utilisation in full;

(e)	in the case of Utilisations to be applied towards New Investments (as defined in the Partnership Agreement in respect of the Fund), no Suspension Event is continuing; and

(f)
the aggregate amount of the Utilisations (including the proposed Utilisation) will not exceed the Facilities Limit and the Obligors’ Agent delivers to the Agent a Compliance Certificate demonstrating compliance with the Financial Covenants (assuming for these purposes that the proposed Loan has been utilised).

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Utilisation if:

(i)
it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)	it is sterling or USD or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)	If the Agent has received a written request from the Obligors’ Agent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Obligors’ Agent by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum number of Utilisations

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	more than 15 Revolving Facility Loans would be outstanding; or

(ii)	more than 5 Incremental Facility Loans would be outstanding.

(b)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 5 Letters of Credit would be outstanding.

(c)	A Borrower may not request that an Incremental Facility Loan be divided if, as a result of the proposed division, 5 or more Incremental Facility Loans would be outstanding.

(d)	Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(e)	Any Separate Loan shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5	UTILISATION - LOANS

5.1	Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	it confirms that the purpose for which the proceeds of the Utilisation will be applied complies with Clause 3.1;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(v)	the proposed Interest Period complies with Clause 14 (Interest Periods);

(vi)
it identifies whether the Utilisation is for the purposes of financing an Investment which, in accordance with the terms of any Partnership Agreement, requires the consent of the Advisory Committee and, if so, confirms that such consent has been sought and obtained in respect of such Investment in accordance with the terms of the relevant Partnership Agreement.

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to the Revolving Facility, the Base Currency or an Optional Currency; and

(ii)
in relation to an Incremental Facility the Base Currency (unless otherwise agreed between the Obligors’ Agent and Agent (acting on the instructions of the Lenders under the relevant Incremental Facility).

(b)	The amount of the proposed Loan must be:

(i)
for the Revolving Facility, an amount the Base Currency Amount of which is not more than the Available Facility (and, in the case of any Loan, will not result in the aggregate Base Currency Amount of all outstanding Utilisations (including the proposed Loan) exceeding the Facilities Limit) and which is:

(A)	if the currency selected is euro, a minimum of €500,000 or, if less, the Available Facility;

(B)	if the currency selected is sterling, a minimum of £500,000 or, if less, the Available Facility;

(C)	if the currency selected is USD, a minimum of $500,000 or, if less, the Available Facility

(D)
if the currency selected is an Optional Currency other than sterling or USD, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(ii)
for an Incremental Facility, a minimum of €500,000 or, if less, the Available Facility (and, in the case of any Loan, will not result in the aggregate Base Currency Amount of all outstanding Utilisations (including the proposed Loan) exceeding the Facilities Limit).

5.4	Limitations on Utilisations

(a)	The maximum aggregate Base Currency Amount of all Letters of Credit shall not exceed the Total Revolving Facility Commitments.

(b)	The maximum aggregate amount of the Ancillary Commitments of all the Lenders shall not at any time exceed the Total Revolving Facility Commitments.

5.5	Lenders’ participation

(a)
If the conditions set out in this Agreement have been met, and subject to Clause 11.1 (Repayment of Term Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)
If a Revolving Facility Utilisation is made to repay Ancillary Outstandings, each Lender’s participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Utilisations then outstanding as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments.

(d)
The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 39.2 (Payments to the Agent) by the Specified Time.

5.6	Cancellation of Commitment

(a)	The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.

(b)
The Incremental Facility Commitments relating to an Incremental Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Incremental Facility.

6	UTILISATION - LETTERS OF CREDIT

6.1	General

(a)	The Revolving Facility may be utilised by way of Letters of Credit.

(b)	Other than Clause 5.4 (Limitations on Utilisations), Clause 5 (Utilisation - Loans) does not apply to utilisations by way of Letter of Credit.

(c)
In determining the amount of the Available Facility and, in the case of a proposed Fronted Letter of Credit, a Lender’s L/C Proportion of that proposed Fronted Letter of Credit for the purposes of this Agreement, the Available Commitment of a Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit

A Borrower under the Revolving Facility may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request in the form of Part II (Utilisation Request - Letters of Credit) of Schedule 3 (Requests) not later than the Specified Time.

6.3	Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it confirms that the purpose for which the proceeds of the Utilisation will be applied complies with Clause 3.1;

(b)	it specifies that it is for a Letter of Credit and whether such Letter of Credit is a Bilateral Letter of Credit or a Fronted Letter of Credit;

(c)	it identifies the Issuing Bank which has agreed to issue the Letter of Credit;

(d)	the proposed Utilisation Date is a Business Day within the Availability Period for the Revolving Facility;

(e)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

(f)	the form of Letter of Credit is attached;

(g)
without prejudice to Clause 6.8 (Cash Cover and Termination Date), the Expiry Date of the Letter of Credit falls on or before the date falling 3 Months after the Termination Date applicable to the Revolving Facility (save with the consent of:

(i)	in the case of a Fronted Letter of Credit, the Agent (acting on the instructions of all the Revolving Facility Lenders, each acting in their sole discretion); or

(ii)	in the case of a Bilateral Letter of Credit, the relevant Bilateral Issuing Bank, acting in its sole discretion);

(h)	the Term of the Letter of Credit is 24 Months or less (save with the consent of:

(i)	in the case of a Fronted Letter of Credit, the Agent (acting on the instructions of all the Revolving Facility Lenders, each acting in their sole discretion); or

(ii)	in the case of a Bilateral Letter of Credit, the relevant Bilateral Issuing Bank, acting in its sole discretion);

(i)	the governing law of such Letter of Credit is English law or such other law as the Issuing Bank may agree;

(j)
it identifies whether the Utilisation is for the purposes of financing an Investment which, in accordance with the terms of any Partnership Agreement, requires the consent of the Advisory Committee and, if so, confirms that such consent has been sought and obtained in respect of such Investment in accordance with the terms of the relevant Partnership Agreement;

(k)	the delivery instructions for the Letter of Credit are specified; and

(l)
the identity of the beneficiary of the Letter of Credit and the form of the Letter of Credit has been approved by the Issuing Bank and, in the case of a Fronted Letter of Credit, all the Revolving Facility Lenders.

6.4	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)
The amount of the proposed Letter of Credit must be an amount the Base Currency Amount of which is not more than the Available Commitment of the relevant Issuing Bank (in the case of a proposed Bilateral Letter of Credit) or the Available Facility in respect of the Revolving Facility (in the case of a proposed Fronted Letter of Credit) (and, in the case of any proposed Letter of Credit, will not result in the aggregate Base Currency Amount of all outstanding Utilisations (including the proposed Letter of Credit) exceeding the Facilities Limit) and which is:

(i)
if the currency selected is euro, a minimum of €500,000 or, if less, the Available Commitment of the relevant Issuing Bank (in the case of a proposed Bilateral Letter of Credit) or the Available Facility (in the case of a proposed Fronted Letter of Credit);

(ii)
if the currency selected is sterling, a minimum of £500,000 or, if less, the Available Commitment of the relevant Issuing Bank (in the case of a proposed Bilateral Letter of Credit) or the Available Facility (in the case of a proposed Fronted Letter of Credit);

(iii)
if the currency selected is USD, a minimum of $500,000 or, if less, the Available Commitment of the relevant Issuing Bank (in the case of a proposed Bilateral Letter of Credit) or the Available Facility (in the case of a proposed Fronted Letter of Credit);

(iv)
if the currency selected is an Optional Currency other than sterling or USD, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Commitment of the relevant Issuing Bank (in the case of a proposed Bilateral Letter of Credit) or the Available Facility in respect of the Revolving Facility (in the case of a proposed Fronted Letter of Credit).

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)	The Issuing Bank will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)
in the case of a Letter of Credit renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation;

(ii)
the Repeating Representations are true in all respects (by reference to the facts and circumstances then existing) and will remain true and accurate in all respects immediately after the Letter of Credit is issued or renewed;

(iii)	no Change of Control is continuing;

(iv)
the General Partner and each Feeder Fund General Partner is permitted under the terms of the Limited Partner Documents to issue Drawdown Notices to the applicable Limited Partners for the purposes of repaying the relevant Letter of Credit in full on or prior to the date on which such Letter of Credit is required to be repaid, and those Limited Partners are required under the terms of the relevant Limited Partner Documents to satisfy such Drawdown Notices in an aggregate amount sufficient to repay the relevant Letter of Credit in full;

(v)	in the case of Letters of Credit in connection with New Investments (as defined in the Partnership Agreement in respect of the Fund), no Suspension Event is continuing;

(vi)	the aggregate amount of the Utilisations (including the proposed Letter of Credit) will not exceed the Facilities Limit;

(vii)
in the case of a proposed Bilateral Letter of Credit, the Bilateral Issuing Bank and the Arranger has, each in its sole discretion, agreed to the issue by the Bilateral Issuing Bank, of the proposed Bilateral Letter of Credit; and

(viii)
in the case of a proposed Fronted Letter of Credit, the Fronting Issuing Bank and the Arranger have, each in its sole discretion, agreed to the issue, and each Revolving Facility Lender has, in its sole discretion, agreed to the issue by the Fronting Issuing Bank of, the proposed Fronted Letter of Credit.

(c)	The amount of each Lender’s participation in each Letter of Credit will be equal to:

(i)	in the case of a Bilateral Letter of Credit, the amount of that Bilateral Letter of Credit; and

(ii)	in the case of a Fronted Letter of Credit, that Lender’s L/C Proportion of the amount of that Fronted Letter of Credit.

(d)
The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit (including, for the avoidance of doubt, where that Letter of Credit is a Bilateral Letter of Credit and as a result the participation of each Lender other than the relevant Bilateral Issuing Bank in that Letter of Credit is zero) by the Specified Time.

(e)
The Issuing Bank has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met. The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. The Issuing Bank will have no liability to any person for issuing a Letter of Credit based on such assumption.

(f)	The Issuing Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.

(g)
Subject to paragraph (i) of Clause 31.7 (Rights and discretions of the Agent and the Issuing Bank), each of the Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.

(h)	The Issuing Bank may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to do so.

6.6	Renewal of a Letter of Credit

(a)	A Borrower may request that any Letter of Credit issued on its behalf be renewed by delivery to the Agent of a Renewal Request by the Specified Time.

(b)
The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the condition set out in paragraph (f) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	Subject to paragraph (e) below, if the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

(e)
Where a new Letter of Credit is to be issued to replace by way of renewal an existing Letter of Credit, the Issuing Bank is not required to issue that new Letter of Credit until the Letter of Credit being replaced has been returned to the Issuing Bank or the Issuing Bank is satisfied either that it will be returned to it or otherwise that no liability can arise under it.

6.7	Reduction of a Fronted Letter of Credit

(a)	If, on the proposed Utilisation Date of a Fronted Letter of Credit, any Revolving Facility Lender is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Fronting Issuing Bank in accordance with Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender); and

(ii)	either:

(A)
the Fronting Issuing Bank has not required the relevant Borrower to provide cash cover pursuant to Clause 7.6 (Cash cover by Borrower where Non-Acceptable L/C Lender fails to provide cash collateral); or

(B)
the relevant Borrower has failed to provide cash cover to the Fronting Issuing Bank in accordance with Clause 7.6 (Cash cover by Borrower where Non-Acceptable L/C Lender fails to provide cash collateral), the Fronting Issuing Bank may reduce the amount of that Fronted Letter of Credit by an amount equal to the amount that is or may be payable by that Non-Acceptable L/C Lender in respect of that Fronted Letter of Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Fronting Issuing Bank) in respect of that Fronted Letter of Credit for the purposes of the Finance Documents.

(b)	The Fronting Issuing Bank shall notify the Agent and the Obligors’ Agent of each reduction made pursuant to this Clause 6.7.

(c)	This Clause 6.7 shall not affect the participation of each other Revolving Facility Lender in that Fronted Letter of Credit.

6.8	Cash Cover and Termination Date

If the Expiry Date of any Letter of Credit falls after the Termination Date applicable to the Revolving Facility, the relevant Borrower shall provide cash cover for that Letter of Credit in full to the satisfaction of the Issuing Bank not later than the date falling 30 days prior to the Termination Date applicable to the Revolving Facility (for the avoidance of doubt, as the same may be extended from time to time in accordance with the terms of this Agreement).

6.9	Affiliates of Lenders as Bilateral Issuing Banks

(a)
Subject to the terms of this Agreement, an Affiliate of a Revolving Facility Lender may, with the consent of the Obligors’ Agent, become a Bilateral Issuing Bank. In such case, the relevant Revolving Facility Lender and its Affiliate shall be treated as a single Lender whose Commitment under the Revolving Facility is the amount in the Base Currency set out opposite its name under the heading “Revolving Facility Commitment” in Schedule 1 (The Original Parties) and/or the amount in the Base Currency of any Revolving Facility Commitment transferred to or assumed by it under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b)	The relevant Borrower shall specify any relevant Affiliate of a Revolving Facility Lender in any Utilisation Request in respect of a Bilateral Letter of Credit.

(c)
An Affiliate of a Revolving Facility Lender which becomes a Bilateral Issuing Bank shall become a Party as a Revolving Facility Lender in accordance with Clause 29 (Changes to the Finance Parties) solely for the purposes of acting as a Bilateral Issuing Bank.

(d)
If a Revolving Facility Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Bilateral Letter of Credit.

(e)
Where this Agreement or any other Finance Document imposes an obligation on a Bilateral Issuing Bank and the relevant Bilateral Issuing Bank is an Affiliate of a Revolving Facility Lender which is not a party to that document, the relevant Revolving Facility Lender shall ensure that the obligation is performed by its Affiliate.

6.10	Commitment amounts

Notwithstanding any other term of this Agreement, each Revolving Facility Lender shall ensure that at all times its Revolving Facility Commitment is not less than the amount of the Bilateral Letters of Credit issued or to be issued by it (and, where applicable in accordance with Clause 6.9 (Affiliates of Lenders as Bilateral Issuing Banks), its Affiliates).

6.11	Appointment of Additional Fronting Issuing Banks

Any Revolving Facility Lender which has agreed to the Obligors’ Agent’s request to be a Fronting Issuing Bank for the purposes of this Agreement shall become a Party as a “Fronting Issuing Bank” upon notifying the Agent and the Obligors’ Agent that it has so agreed to be a Fronting Issuing Bank.

7	LETTERS OF CREDIT

7.1	Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit becomes due and payable in accordance with the terms of that Letter of Credit, the relevant Borrower (or any other Obligor in its behalf) shall repay or prepay that amount within the Maximum Period.

7.2	Fees payable in respect of Letters of Credit

(a)	The relevant Borrower (or any other Obligor in its behalf) shall pay to the Issuing Bank:

(i)	an issuance/amendment fee of €5,000 (or such lesser amount as shall be agreed by the relevant Borrower and the Issuing Bank) in respect of each Letter of Credit issued or amended by the Issuing Bank;

(ii)
in the case of a Fronted Letter of Credit, a fronting fee in the Base Currency at the percentage rate per annum agreed between the Fronting Issuing Bank, all the Revolving Facility Lenders and the Obligors’ Agent on the Base Currency Amount of the outstanding amount which is counter-indemnified by the other Lenders of each Fronted Letter of Credit requested by it for the period from the issue of that Fronted Letter of Credit until its Expiry Date (the “Fronting Fees”);

(iii)	all reasonable expenses (including but not limited to legal fees) actually incurred by the Issuing Bank in connection with the issuance of, or any amendments made to, any Letter of Credit; and

(iv)
any other additional expenses which are customarily charged by the Issuing Bank in connection with any non-standard Letter of Credit or any Letter of Credit issued by a local branch or Affiliate of the Issuing Bank outside such location as is notified to the Obligors’ Agent by the Issuing Bank, it being agreed that the Issuing Bank shall have no obligation to issue such non-standard Letters of Credit or Letters of Credit issued by a local branch or Affiliate of the Issuing Bank that is outside such location.

(b)
The relevant Borrower shall pay to the Bilateral Issuing Bank (in the case of a Bilateral Letter of Credit) or the Agent (for the account of each Revolving Facility Lender) (in the case of a Fronted Letter of Credit) a Letter of Credit fee computed at the rate equal to the Margin applicable to a Loan on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date (the “Letter of Credit Fees”). In the case of a Fronted Letter of Credit, this fee shall be distributed by the Agent according to each Lender’s L/C Proportion of that Letter of Credit.

(c)
The accrued Fronting Fee (in the case of a Fronted Letter of Credit only) and Letter of Credit Fee on a Letter of Credit shall be payable on the first day of each successive period of three Months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. If the outstanding amount of a Letter of Credit is reduced, any Fronting Fee (in the case of a Fronted Letter of Credit only) and Letter of Credit Fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective. The accrued Fronting Fee (in the case of a Fronted Letter of Credit only) and Letter of Credit Fee on a Letter of Credit is also payable on the cancelled amount of any Lender’s Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letter of Credit is prepaid or repaid in full.

(d)	Any fees payable under paragraph (a)(i) above will be paid on the date of issue of the relevant Letter of Credit or the date upon which any amendments to any Letter of Credit take effect.

(e)	If the relevant Borrower provides cash cover in respect of any part of a Letter of Credit then:

(i)
the Fronting Fee (in the case of a Fronted Letter of Credit only) payable to the Fronting Issuing Bank and Letter of Credit Fee payable to the Bilateral Issuing Bank (in the case of a Bilateral Letter of Credit) or for the account of each Revolving Facility Lender (in the case of a Fronted Letter of Credit) shall continue to be payable until the expiry of the Letter of Credit; and

(ii)	provided that no Default is continuing, the Borrower shall be entitled to withdraw interest accrued on the cash cover (if any) solely to pay the fees described in paragraph (e)(i) above.

7.3	Claims under a Letter of Credit

(a)
Each relevant Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a “claim”).

(b)
The relevant Borrower shall within the Maximum Period following demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim provided that, in the case of Fronted Letters of Credit only, if no Default has occurred, the currency of such Fronted Letter of Credit is the Base Currency or an Optional Currency and no (or insufficient) cash cover has been provided in respect of that Fronted Letter of Credit, the relevant Borrower may elect by notice to the Agent that a Loan in an amount equal to the amount of such claim (or where applicable the amount by which the amount of such claim exceeds the amount of cash cover provided in respect of that Fronted Letter of Credit) will be deemed to have been drawn on the date of such notice with an Interest Period of one Month (unless the relevant Borrower elects otherwise in accordance with the terms of this Agreement in such notice) notwithstanding any other provision of this Agreement.

(c)	Each relevant Borrower acknowledges that the Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of each Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.4	Indemnities

(a)
The relevant Borrower shall within the Maximum Period following demand by the Agent indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower.

(b)
In the case of a Fronted Letter of Credit only, each Revolving Facility Lender shall (according to its L/C Proportion) immediately on demand indemnify the Fronting Issuing Bank against any cost, loss or liability incurred by the Fronting Issuing Bank (otherwise than by reason of the Fronting Issuing Bank’s gross negligence or wilful misconduct) in acting as the Fronting Issuing Bank under any Fronted Letter of Credit (unless the Fronting Issuing Bank has otherwise been reimbursed by the relevant Borrower pursuant to a Finance Document, including, without limitation, by such Borrower providing cash cover in respect of such Fronted Letter of Credit).

(c)
The relevant Borrower shall within the Maximum Period following demand reimburse any Lender for any payment it makes to the Fronting Issuing Bank under this Clause 7.4 (Indemnities) in respect of that Fronted Letter of Credit.

(d)	The obligations of each Revolving Facility Lender or the relevant Borrower under this Clause

7
are continuing obligations and will extend to the ultimate balance of sums payable by that Revolving Facility Lender or the relevant Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(e)	The obligations of any Revolving Facility Lender or each relevant Borrower under this Clause

7
will not be affected by any act, omission, matter or thing which, but for this Clause 7, would reduce, release or prejudice any of its obligations under this Clause 7 (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Fund Party, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Fund Party or any other person under the terms of any composition or arrangement;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Fund Party, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Fund Party, any beneficiary under a Letter of Credit or any other person;

(v)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document, any Letter of Credit or any other document or security including, without limitation, any change in the purpose of, any extension of, or any increase in, any facility or the addition of any new facility under any Finance Document or other document;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.5	Cash collateral by Non-Acceptable L/C Lender

(a)
If, at any time a Lender is a Non-Acceptable L/C Lender, the Fronting Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling five Business Days after the request by the Fronting Issuing Bank, an amount equal to that Lender’s L/C Proportion of:

(i)	the outstanding amount of a Fronted Letter of Credit; or

(ii)	in the case of a proposed Fronted Letter of Credit, the amount of that proposed Fronted Letter of Credit,

in the currency of that Fronted Letter of Credit to an interest-bearing account held in the name of that Lender with the Fronting Issuing Bank.

(b)
The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Fronting Issuing Bank, as collateral for any amounts due and payable under this Agreement by that Lender to the Fronting Issuing Bank in respect of that Fronted Letter of Credit.

(c)
Subject to paragraph (f) below, until no amount is or may be outstanding under that Fronted Letter of Credit, withdrawals from the account may only be made to pay to the Fronting Issuing Bank amounts due and payable to the Fronting Issuing Bank by the Non-Acceptable L/C Lender under this Agreement in respect of that Fronted Letter of Credit.

(d)	Each Revolving Facility Lender shall notify the Agent and the Obligors’ Agent:

(i)
on the date of this Agreement or on any later date on which it becomes such a Lender in accordance with Clause 2.2 (Incremental Facilities), Clause 2.3 (Increase) or Clause 29 (Changes to the Finance Parties) whether it is a Non-Acceptable L/C Lender; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender,

and an indication in a Transfer Certificate, in an Assignment Agreement or in an Increase Confirmation to that effect will constitute a notice under paragraph (d)(i) above to the Agent and, upon delivery in accordance with Clause 29.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation), to the Obligors’ Agent.

(e)
Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Fronting Issuing Bank of that Revolving Facility Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Fronting Issuing Bank of that Revolving Facility Lender’s status as specified in that notice.

(f)	If a Revolving Facility Lender who has provided cash collateral in accordance with this Clause 7.5:

(i)	ceases to be a Non-Acceptable L/C Lender; or

(ii)	its obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(g)
an Increase Lender has agreed to undertake that Revolving Facility Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

no amount is due and payable by that Revolving Facility Lender in respect of a Fronted Letter of Credit, that Revolving Facility Lender may, at any time it is not a Non-Acceptable L/C Lender, by notice to the Fronting Issuing Bank request that an amount equal to the amount of the cash provided by it as collateral in respect of that Fronted Letter of Credit (together with any accrued interest) standing to the credit of the relevant account held with the Fronting Issuing Bank be returned to it and the Fronting Issuing Bank shall pay that amount to the Revolving Facility Lender within five Business Days after the request from the Revolving Facility Lender (and shall cooperate with the Revolving Facility Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

7.6	Cash cover by Borrower where Non-Acceptable L/C Lender fails to provide cash collateral

(a)
If a Revolving Facility Lender which is a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Fronting Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender) and the Fronting Issuing Bank notifies the Obligors’ Agent (with a copy to the Agent) that it requires the relevant Borrower to provide cash cover to an account with the Fronting Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Fronted Letter of Credit and in the currency of that Fronted Letter of Credit then the relevant Borrower shall do so within the Maximum Period after the notice is given.

(b)	Notwithstanding paragraph (i) of Clause 1.2 (Construction), the Fronting Issuing Bank may agree to the withdrawal of amounts up to the level of that cash cover from the account if:

(i)	it is satisfied that the relevant Lender is no longer a Non-Acceptable L/C Lender; or

(ii)	the relevant Revolving Facility Lender’s obligations in respect of the relevant Fronted Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(iii)	an Increase Lender has agreed to undertake the relevant Revolving Facility Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement.

(c)
To the extent that the relevant Borrower has provided cash cover in accordance with this Clause 7.6, the relevant Revolving Facility Lender’s L/C Proportion in respect of that Fronted Letter of Credit will remain (but that Revolving Facility Lender’s obligations in relation to that Fronted Letter of Credit may be satisfied in accordance with paragraph (i) of Clause 1.2 (Construction). However, the relevant Borrower’s obligation to pay any Letter of Credit Fee in relation to the relevant Letter of Credit to the Agent (for the account of each Revolving Facility Lender) in accordance with paragraph (b) of Clause 7.2 (Fees payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it provides cash cover (and for so long as any relevant amount of cash cover continues to stand as collateral).

(d)	The Fronting Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to this Clause 7.6 and of any change in the amount of cash cover so provided.

7.7	Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

8	OPTIONAL CURRENCIES

8.1	Selection of currency

A Borrower (or the Obligors’ Agent on behalf of a Borrower) shall select the currency of a Utilisation in a Utilisation Request.

8.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the Obligors’ Agent to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3	Participation in a Loan

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.5 (Lenders’ participation).

8.4	Revaluation of Utilisations

(a)
If any Utilisations are denominated in an Optional Currency, the Agent shall on each Revaluation Date recalculate the Base Currency Amount of those Utilisations by notionally converting into the Base Currency the outstanding amount of those Utilisations on the basis of the Agent’s Spot Rate of Exchange on that Revaluation Date.

(b)
If the Agent notifies the Obligors’ Agent at any time that following any recalculation of the Base Currency Amount of any Utilisations denominated in an Optional Currency the aggregate Base Currency Amount of all Utilisations under the Facilities would exceed the Facility Limit (the amount of any such excess above the Facility Limit being an “Excess Amount”), the Fund shall ensure that an amount not less than the Excess Amount is repaid or prepaid within the Maximum Period.

9	ANCILLARY FACILITIES

9.1	Type of Facility

An Ancillary Facility may be by way of:

(a)	an overdraft facility;

(b)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)	a short term loan facility;

(d)	a derivatives facility;

(e)	a foreign exchange facility; or

(f)	any other facility or accommodation required in connection with the business of the Group and which is agreed by the Obligors’ Agent with an Ancillary Lender.

9.2	Availability

(a)
If the Obligors’ Agent and a Revolving Facility Lender agree and except as otherwise provided in this Agreement, that Revolving Facility Lender may provide all or part of its Revolving Facility Commitment as an Ancillary Facility.

(b)
An Ancillary Facility shall not be made available unless, not later than 15 Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Obligors’ Agent:

(i)	a notice in writing of the establishment of an Ancillary Facility and specifying:

(ii)	the proposed Borrower(s) (or Affiliates of a Borrower) which may use the Ancillary Facility;

(iii)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(iv)	the proposed type of Ancillary Facility to be provided;

(v)	the proposed Ancillary Lender;

(vi)	the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and

(vii)	the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(viii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.

(c)	The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

(d)	Subject to compliance with paragraph (b) above:

(i)	the Revolving Facility Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Obligors’ Agent and the Ancillary Lender.

9.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Obligors’ Agent.

(b)	Those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 9.9 (Affiliates of Borrowers)) to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)
may not allow a Revolving Facility Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the Revolving Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); and

(v)
must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to the Revolving Facility (or such earlier date as the Revolving Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

(vi)	If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:

(A)	Clause 43.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;

(B)	an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and

(C)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(c)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 16.5 (Interest, commission and fees on Ancillary Facilities).

9.4	Repayment of Ancillary Facility

(a)
An Ancillary Facility shall cease to be available on the Termination Date applicable to the Revolving Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

(c)	No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless:

(i)	required to reduce the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings;

(ii)
the Total Revolving Facility Commitments have been cancelled in full or all outstanding Utilisations under the Revolving Facility have become due and payable in accordance with the terms of this Agreement;

(iii)
it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender for the Ancillary Lender to do so); or

(iv)	both:

(A)	the Available Commitments relating to the Revolving Facility; and

(B)	the notice of the demand given by the Ancillary Lender,

would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Revolving Facility Utilisation.

(d)	If a Revolving Facility Utilisation is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.

9.5	Limitation on Ancillary Outstandings

Each Borrower shall procure that:

(a)	the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and

(b)	in relation to a Multi-account Overdraft:

(i)	the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and

(ii)	the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft.

9.6	Adjustment for Ancillary Facilities upon acceleration

(a)	In this Clause 9.6:

(i)	“Revolving Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of:

(A)
its participation in each Revolving Facility Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Revolving Facility); and

(B)
if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and

(ii)	“Total Revolving Outstandings” means the aggregate of all Revolving Outstandings.

(b)
If the Agent exercises any of its rights under Clause 27.22 (Acceleration) (other than declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall (subject to paragraph (g) below) promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under the Revolving Facility and each Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender’s Revolving Facility Commitment bears to the Total Revolving Facility Commitments, each as at the date the Agent exercises the relevant right(s) under 27.22 (Acceleration).

(c)
If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)
Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Clause 9.6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings (less any accrued interest, fees and commission to which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 29.10 (Pro rata interest settlement)).

(e)
Prior to the application of the provisions of paragraph (b) above, an Ancillary Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft.

(f)	All calculations to be made pursuant to this Clause 9.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent’s Spot Rate of Exchange.

(g)
This Clause 9.6 shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in either the Base Currency, a currency which has been an Optional Currency for the purpose of any Revolving Facility Utilisation or in another currency which is acceptable to that Lender.

9.7	Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

9.8	Affiliates of Lenders as Ancillary Lenders

(a)
Subject to the terms of this Agreement, an Affiliate of a Revolving Facility Lender may become an Ancillary Lender. In such case, the Revolving Facility Lender and its Affiliate shall be treated as a single Revolving Facility Lender whose Revolving Facility Commitment is the amount set out opposite the relevant Lender’s name in Part III or Part IV of Schedule 1 (The Original Parties) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Revolving Facility Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b)	The Obligors’ Agent shall specify any relevant Affiliate of a Lender in any notice delivered by the Obligors’ Agent to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability).

(c)
If a Revolving Facility Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(d)
Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

9.9	Affiliates of Borrowers

(a)	Subject to the terms of this Agreement, an Affiliate of a Borrower may with the approval of the relevant Lender and the Agent become a borrower with respect to an Ancillary Facility.

(b)	The Obligors’ Agent shall specify any relevant Affiliate of a Borrower in any notice delivered by the Obligors’ Agent to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability).

(c)	If a Borrower ceases to be a Borrower under this Agreement, its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document.

(d)
Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)
Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

9.10	Revolving Facility Commitment amounts

Notwithstanding any other term of this Agreement, each Revolving Facility Lender shall ensure that at all times its Revolving Facility Commitment is not less than:

(a)	its Ancillary Commitment; and

(b)	the Ancillary Commitment of its Affiliate.

9.11	Amendments and waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 9). In such a case, Clause 47 (Amendments and Waivers) will apply.

10	ESTABLISHMENT OF INCREMENTAL FACILITIES

10.1	Selection of Incremental Facility Lenders

(a)	Definitions: In this Agreement:

“Incremental Facility Solicitation Period” means, in relation to an Incremental Facility Notice, the period of time starting on the date the Obligors’ Agent submitted that Incremental Facility Notice to the Arranger and the Agent in accordance with paragraph (c) below and ending on the date which falls 10 Business Days thereafter.

“Participating Lender” means, in relation to a proposed Incremental Facility, any Lender or other Approved New Lender selected by the Arranger in its discretion which makes an offer in respect of that Incremental Facility proposed in the relevant Incremental Facility Notice pursuant to paragraph (b) below.

“Proposed Facility Size” means, in relation to an Incremental Facility Notice, the proposed Total Incremental Facility Commitments set out in that Incremental Facility Notice.

(b)	No less than 20 Business Days prior to the proposed Establishment Date, the Obligors’ Agent shall deliver an Incremental Facility Notice to the Agent and the Arranger.

(c)
Invitation to Lenders: The Arranger shall solicit potential Incremental Facility Lenders for any proposed Incremental Facility by delivery of a copy of the Incremental Facility Notice to each Lender or any other potential lender that is on the Pre-Approved Lender List (or otherwise with the prior consent of the Obligors’ Agent), in each case, as the Arranger shall select in its discretion. In the event that the Arranger is unsuccessful in soliciting potential lenders, the

Obligors’ Agent shall be permitted to approach any other person that is on the Pre-Approved Lender List in order to provide the Incremental Facility.

(d)
Lender’s offer: Any Lender which wishes to become an Incremental Facility Lender in respect of an Incremental Facility proposed in an Incremental Facility Notice shall notify the Arranger and the Agent of the proposed Incremental Facility Commitment that it unconditionally offers to make available in respect of that proposed Incremental Facility no later than 5:00 p.m. on the last day of the Incremental Facility Solicitation Period relating to that Incremental Facility Notice.

(e)
Expiry of Lender’s offer: Each Participating Lender’s offer under paragraph (d) above (as adjusted, if applicable, pursuant to paragraph (f) below) in respect of an Incremental Facility proposed in an Incremental Facility Notice shall, unless otherwise agreed by all the Participating Lenders under that Incremental Facility Proposal, expire on the earlier of:

(i)	the day falling 5 Business Days after the last day of the Incremental Facility Solicitation Period relating to that Incremental Facility Notice; and

(ii)	the date any Incremental Facility Notice is countersigned by the Agent in respect of that proposed Incremental Facility.

(f)
Scaleback of Lenders’ offers: If the aggregate amount of the proposed Incremental Facility Commitments offered by the Participating Lenders pursuant to paragraph (d) above in respect of an Incremental Facility proposed in an Incremental Facility Notice exceeds the Proposed Facility Size set out in that Incremental Facility Notice, those proposed Incremental Facility Commitments shall be allocated amongst the Participating Lenders by the Arranger acting in its sole discretion.

(g)
Incremental Facility Notice: Within 5 Business Days of the expiry of the Incremental Facility Solicitation Process, the Arranger shall submit an Incremental Facility Notice countersigned by it to the Agent.

10.2	Incremental Facility Lenders

Only an entity which is an Approved New Lender or an existing Lender may be an Incremental Facility Lender.

10.3	Completion of an Incremental Facility Notice

(a)	Each Incremental Facility Notice submitted by the Obligors’ Agent to the Agent in accordance with Clause 10.1(b) will not be regarded as having been duly completed unless:

(i)	it sets out the Incremental Facility Terms applicable to the Incremental Facility to which it relates;

(ii)	each of:

(A)	the Incremental Facility Terms applicable to that Incremental Facility comply with Clause 10.5 (Restrictions on Incremental Facility Terms and fees); and

(B)
the Incremental Facility Lenders and the Incremental Facility Commitments set out in that Incremental Facility Notice have been selected and allocated in accordance with Clause 10.1 (Selection of Incremental Facility Lenders) and comply with Clause 10.2 (Incremental Facility Lenders).

(b)	Only one Incremental Facility may be requested in an Incremental Facility Notice.

10.4	Maximum number of Incremental Facilities

The Obligors’ Agent may not deliver an Incremental Facility Notice if as a result of the establishment of the proposed Incremental Facility 10 or more Incremental Facilities would have been established under this Agreement.

10.5	Restrictions on Incremental Facility Terms and fees

(a)
Currency: Any Incremental Facility shall be denominated in the Base Currency or such other currency agreed between the Obligors’ Agent and the Agent (acting on the instructions of the Incremental Facility Lenders in respect of that Incremental Facility).

(b)	Size: The Total Commitments (assuming for these purposes that all Facilities (including the proposed Incremental Facility) are utilised in full) shall not exceed the Facilities Limit.

(c)	No procurement of breach: Satisfaction of any Incremental Facility Conditions Precedent shall not breach any term of any Finance Document.

10.6	Conditions to establishment

(a)	The establishment of an Incremental Facility will only be effected in accordance with Clause 10.7 (Establishment of Incremental Facility) if:

(i)	on the date of the Incremental Facility Notice and on the Establishment Date:

(A)	no Default is continuing or would result from the establishment of the proposed Incremental Facility;

(B)
the Repeating Representations to be made by each Obligor are true in all respects (by reference to the facts and circumstances then existing) and will remain true and accurate in all respects immediately after the proposed Incremental Facility is established; and

(ii)
the Fund (or the Obligors’ Agent) has delivered a Compliance Certificate demonstrating compliance with the Financial Covenants as at the date of the Incremental Facility Notice and on the relevant Establishment Date (assuming for these purposes the incurrence and utilisation in full of the proposed Incremental Facility);

(iii)
each Incremental Facility Lender enters into the documentation required for it to accede as a party to this Agreement, including, in respect of any Incremental Facility Lender which is not an existing Lender as at the date of the relevant Incremental Facility Notice, an Incremental Facility Lender Certificate; and

(iv)	the Agent has received in form and substance satisfactory to it:

(A)
such documents (if any) as are reasonably necessary as a result of the establishment of that Incremental Facility to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents; and

(B)	any applicable Incremental Facility Supplemental Security.

(b)	The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied under paragraph (a)(iv) above.

(c)
Other than to the extent that the Majority Incremental Facility Lenders in respect of the relevant Incremental Facility notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the relevant Incremental Facility Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

10.7	Establishment of Incremental Facility

(a)
If the conditions set out in this Agreement have been met the establishment of an Incremental Facility is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Incremental Facility Notice. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Incremental Facility Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Incremental Facility Notice.

(b)
The Agent shall only be obliged to execute an Incremental Facility Notice delivered to it by the Arranger once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Incremental Facility.

(c)	On the Establishment Date:

(i)
subject to the terms of this Agreement, the Incremental Facility Lenders make available a term loan facility denominated in the Base Currency or such other currency agreed between the Obligors’ Agent and the Agent (acting on the instructions of the Incremental Facility Lenders in respect of that Incremental Facility) in an aggregate amount equal to the Total Incremental Facility Commitments specified in the Incremental Facility Notice which will be available to the Borrowers specified in the Incremental Facility Notice;

(ii)
each Incremental Facility Lender shall assume all the obligations of a Lender corresponding to the Incremental Facility Commitment (the “Assumed Incremental Facility Commitment”) specified opposite its name in the Incremental Facility Notice as if it had been an Original Lender in respect of that Incremental Facility Commitment;

(iii)
each of the Obligors and each Incremental Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and that Incremental Facility Lender would have assumed and/or acquired had that Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment;

(iv)
each Incremental Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Incremental Facility Lender and those Finance Parties would have assumed and/or acquired had the Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment; and

(v)	each Incremental Facility Lender shall become a Party as a “Lender”.

10.8	Notification of establishment

The Agent shall, as soon as reasonably practicable after the establishment of an Incremental Facility notify the Obligors’ Agent and each Lender of that establishment and the Establishment Date of that Incremental Facility.

10.9	Incremental Facility fees

The Obligors’ Agent shall, on the date on which the establishment of an Incremental Facility becomes effective pay to the Arranger, for its and each relevant Incremental Facility Lender’s account) or, (where the Obligors’ Agent has brought in a relevant Incremental Facility Lender pursuant to Clause 10.1(c) above above) directly to the Agent (for the account of each such relevant Incremental Facility Lender) a fee in the amount agreed in a Fee Letter.

10.10	Incremental Facility costs and expenses

The Fund or applicable Borrower shall promptly within the Maximum Period pay the Agent and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Trustee, by any Receiver or Delegate in connection with the establishment of an Incremental Facility under this Clause 10.

10.11	Prior amendments binding

Each Incremental Facility Lender, by executing an Incremental Facility Notice, confirms for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the establishment of the Incremental Facility requested in that Incremental Facility Notice became effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

10.12	Limitation of responsibility

Clause 29.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 10 in relation to any Incremental Facility Lender as if references in that Clause to:

(a)	an “Existing Lender” were references to all the Lenders immediately prior to the Establishment Date;

(b)	the “New Lender” were references to an “Incremental Facility Lender”; and

(c)	a “re-transfer” and “re-assignment” were references respectively to a “transfer” and “assignment”.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

11	REPAYMENT

11.1	Repayment of Term Loans

(a)
Subject to paragraph (c) below, the Borrowers under an Incremental Facility shall repay the Incremental Facility Loans under that Incremental Facility in accordance with the repayment terms set out in the Incremental Facility Notice relating to that Incremental Facility.

(b)	The Borrowers may not reborrow any part of an Incremental Facility which is repaid.

(c)
Notwithstanding paragraph (a) above, the Fund shall repay each Incremental Facility Loan borrowed by it within 12 Months after the Utilisation Date of that Loan (or such longer period as may be agreed between the Obligors’ Agent and the Agent (acting on the instructions of all Lenders)), which repayment shall be funded other than by way of Utilisation under the Facilities.

11.2	Repayment of Revolving Facility Loans

(a)	Subject to paragraph, (b) and (c), below, the relevant Borrower shall repay each Revolving Facility Loan on the last day of its Interest Period.

(b)	Without prejudice to a Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Revolving Facility Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and

(ii)
the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall unless the relevant Borrower or the Obligors’ Agent notifies the Agent to the contrary in the relevant Utilisation Request be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(1)	the relevant Borrower will only be required to make a payment under Clause 39.2 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)
each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 39.2 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(1)	the relevant Borrower will not be required to make a payment under Clause 39.2 (Payments to the Agent); and

(2)
each Lender will be required to make a payment under Clause 39.2 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(c)	Notwithstanding paragraph (a) above, the Fund shall repay each Revolving Facility Loan borrowed by it within 12 Months after:

(i)	in the case of a Revolving Facility Loan other than a Rollover Loan, the Utilisation Date of that Loan; and

(ii)	in the case of a Rollover Loan, the Utilisation Date of the Original Loan in respect of such Rollover Loan,

(or, in each case, such longer period as may be agreed between the Obligors’ Agent and the Agent (acting on the instructions of all Lenders)), which repayment shall be funded other than by way of Rollover Loan or other Utilisation under the Facilities.

(d)
At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date applicable to the Revolving Facility and will be treated as separate Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(e)
A Borrower may prepay any Separate Loan by giving not less than three Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (e) to the Defaulting Lender concerned as soon as practicable on receipt.

(f)
Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the relevant Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by the relevant Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Separate Loan.

(g)
The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (f) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

(h)	Any Revolving Facility Loan repaid before the last day of the Availability Period will remain available for drawing upon the terms of this Agreement.

11.3	Effect of cancellation and prepayment on scheduled repayments and reductions

(a)
If a Borrower (or the Obligors’ Agent on its behalf) cancels the whole or any part of any Available Commitment in accordance with Clause 12.6 (Voluntary cancellation), Clause 12.9 (Right of replacement or repayment and cancellation in relation to a single Lender or Issuing Bank) or Clause 12.10 (Right of cancellation in relation to a Defaulting Lender) or if the Available Commitment of any Lender is cancelled under Clause 5.6 (Cancellation of Commitment) or Clause 12.1 (Illegality) then (other than, in any relevant case, to the extent that any part of the relevant Available Commitment(s) so cancelled is subsequently increased pursuant to Clause 2.3 (Increase)) in the case of Incremental Facility Commitments relating to an Amortising Incremental Facility, the amount of the Repayment Instalment for each Repayment Date falling after that cancellation will, unless otherwise specified in the Incremental Facility Notice relating to that Incremental Facility, reduce pro rata by the amount cancelled.

(b)
If any Term Loan is repaid or prepaid in accordance with Clause 12.7 (Voluntary prepayment of Incremental Facility Loans), Clause 12.9 (Right of replacement or repayment and cancellation in relation to a single Lender or Issuing Bank) or Clause 12.1 (Illegality) then, other than to the extent that any part of the relevant Commitment is subsequently increased pursuant to Clause 2.3 (Increase) in the case of an Amortising Incremental Facility Loan, the amount of the Repayment Instalments for the relevant Incremental Facility for each Repayment Date falling after that repayment or prepayment will , unless otherwise specified in the Incremental Facility Notice relating to that Incremental Facility, reduce pro rata by the amount cancelled.

(c)
If any Term Loan is repaid or prepaid in accordance with Clause 25.3 (Financial Covenant Cure) or Clause 27.23 (Applicability to an Additional Borrower) then, in the case of an Amortising Incremental Facility Loan, the amount of the Repayment Instalments for the relevant Incremental Facility for each Repayment Date falling after that repayment or prepayment will, unless otherwise specified in the Incremental Facility Notice relating to that Incremental Facility, reduce pro rata by the amount cancelled.

12	ILLEGALITY, PREPAYMENT AND CANCELLATION

12.1	Illegality

(a)
If in any applicable jurisdiction it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation (or it becomes unlawful for any Affiliate of a Lender to do so):

(i)	that Lender shall promptly notify the Agent upon becoming aware of that event setting out the details thereof;

(ii)	upon the Agent notifying the Obligors’ Agent, the Commitment of that Lender will be immediately cancelled; and

(iii)
subject to paragraph (b) below, the relevant Borrower (or any Obligor on its behalf) shall, subject to paragraph (b) below, repay that Lender’s participation in the Utilisations no later than the earlier of:

(A)	the last day of the Interest Period for each such Utilisation occurring after the Agent has notified the Obligors’ Agent; and

(B)
the date specified by the Lender in the notice delivered to the Agent (the “Illegality Prepayment Notice”) (being no earlier than the last day of any applicable grace period permitted by law), such date being the “Illegality Repayment Date”, and that Lender’s Commitments shall be cancelled in the amount of the participations repaid.

(b)
Notwithstanding the determination of the Illegality Repayment Date in accordance with paragraph (a) above, the Illegality Repayment Date shall not be earlier than the date falling on the last day of the Maximum Period following receipt of the Illegality Prepayment Notice.

(c)
If, in any applicable jurisdiction, it becomes unlawful for the Issuing Bank to issue or leave outstanding any Letter of Credit, the Issuing Bank shall promptly notify the Agent upon becoming aware of that event setting out the details thereof, and upon the Agent notifying the Obligors’ Agent:

(i)	the Issuing Bank shall not be obliged to issue further Letters of Credit; and

(ii)
unless any other Bilateral Issuing Bank (in the case of Bilateral Letters of Credit) or Lender (in the case of Fronted Letters of Credit) remains or has become and remains a Bilateral Issuing Bank or Fronting Issuing Bank (as applicable) pursuant to the terms of this Agreement, the Revolving Facility shall cease to be available for the issue of Bilateral Letters of Credit or Fronted Letters of Credit (as applicable), and the relevant Borrower (or any Obligor on its behalf) shall use its best endeavours to procure the release of each relevant Letter of Credit outstanding at such time.

12.2	Change of Control

Upon the occurrence of a Change of Control:

(a)	the Obligors’ Agent shall promptly (and, in any event, within two Business Days) notify the Agent upon becoming aware of the Change of Control;

(b)	each Lender shall not be obliged to fund any Utilisations after the date of the occurrence of a Change of Control;

(c)
all Commitments will be cancelled and all outstanding Utilisations and Ancillary Outstandings together with any Accrued Interest, and all other amounts accrued under the Finance Documents, shall be due and payable within the Maximum Period.

12.3	Change of control – Additional Borrowers

Upon any Additional Borrower ceasing to be an Investment Holding Company or Portfolio Company which is controlled by the Fund (“control” for these purposes shall have the meaning given to that term in paragraph (b) of the definition of “Change of Control” with all references to “Relevant CoC Person” being read as references to the relevant Additional Borrower) (an “Additional Borrower Change of Control”):

(a)	the Obligors’ Agent shall promptly (and, in any event, within two Business Days) notify the Agent upon becoming aware of the Additional Borrower Change of Control;

(b)	each Lender shall not be obliged to fund any Utilisations made by that Additional Borrower;

(c)
all Commitments made available to that Additional Borrower will be cancelled and all outstanding Utilisations and Ancillary Outstandings of that Additional Borrower together with Accrued Interest, and all other amounts accrued under the Finance Documents in connection with Utilisations made by that Additional Borrower, shall be due and payable within the Maximum Period.

12.4	Suspension Event

Without prejudice to paragraph (e) of Clause 4.2 (Further conditions precedent) or paragraph (b)(v) of Clause 6.5 (Issue of Letters of Credit), where a Suspension Event has been continuing for 270 consecutive days (the “Relevant Date”) or more:

(a)	the Obligors’ Agent shall promptly (and in any event within two Business Days) notify the Agent;

(b)	each Lender shall not be obliged to fund any Utilisation; and

(c)
all Commitments will be cancelled and all outstanding Utilisations, together with Accrued Interest, and all other amounts accrued but unpaid under the Finance Documents will become due and payable within the Maximum Period following the Relevant Date.

12.5	Termination of the Fund or Feeder Fund

If the Fund or any Feeder Fund is scheduled to terminate, dissolve or liquidate, it shall prepay all outstanding Utilisations on the date falling 30 days prior to the date on which it is scheduled to terminate, dissolve or liquidate (or, if there are fewer than 30 days prior to the date on which it is scheduled to terminate, dissolve or liquidate, immediately upon becoming aware of such scheduled termination, dissolution or liquidation).

12.6	Voluntary cancellation

A Borrower (or the Obligors’ Agent) may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree (acting reasonably)) prior notice, cancel the whole or any part (being a minimum amount of €500,000) of an Available Facility. Any cancellation under this Clause 12.6 shall reduce the Commitments of the Lenders under that Facility rateably.

12.7	Voluntary prepayment of Incremental Facility Loans

(a)
Subject to paragraph (c) below a Borrower (or the Obligors’ Agent) to which an Incremental Facility Loan has been made may, if it or the Obligors’ Agent gives the Agent not less than 5 Business Days’ (or such shorter period as the Facility Majority Lenders may agree) prior notice, prepay the whole or any part of that Incremental Facility Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Incremental Facility Loan by a minimum amount of €250,000).

(b)
An Incremental Facility Loan may only be prepaid after the last day of the Availability Period for that Incremental Facility (or, if earlier, the day on which the applicable Available Facility is zero).

12.8	Voluntary prepayment of Revolving Facility Utilisations

A Borrower (or the Obligors’ Agent) to which a Revolving Facility Utilisation has been made may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Facility Majority Lenders may agree) prior notice, prepay the whole or any part of a Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of €250,000).

12.9	Right of replacement or repayment and cancellation in relation to a single Lender or Issuing Bank

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 17.2 (Tax gross-up); or

(ii)	any Lender or Issuing Bank claims indemnification from an Obligor under Clause 17.3 (Tax indemnity) or Clause 18.1 (Increased costs),

the Obligors’ Agent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Obligors’ Agent has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Obligors’ Agent in that notice), the relevant Borrower (or any Obligor on its behalf) shall repay that Lender’s participation in that Utilisation.

(d)
The Obligors’ Agent may, in any of the circumstances set out in paragraph (a) above, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and to the extent permitted by law, that Lender shall) transfer pursuant to Clause 29 (Changes to the Finance Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Obligors’ Agent which is an Acceptable New Lender and which confirms its willingness to assume and does assume all the obligations of the transferring

Lender in accordance with Clause 29 (Changes to the Finance Parties) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 29.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Obligors’ Agent shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

12.10	Right of cancellation in relation to a Defaulting Lender

(a)
If any Lender becomes a Defaulting Lender, the Obligors’ Agent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of the Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

12.11	Application of voluntary prepayments

Any prepayment of a Loan pursuant to Clause 12.7 (Voluntary prepayment of Incremental Facility Loans) or Clause 12.8 (Voluntary prepayment of Revolving Facility Utilisations) shall be applied pro rata to each relevant Lender’s participation in the relevant Term Loan or Revolving Facility Loan.

12.12	Application of mandatory prepayments

Any prepayment of Loans pursuant to Clause 8.4 (Revaluation of Utilisations) or Clause 25.3 (Financial Covenant Cure) shall be applied in the following order:

(a)	first, in prepayment of Revolving Facility Utilisations such that:

(i)	outstanding Revolving Facility Loans shall be prepaid on a pro rata basis; and

(ii)	outstanding Revolving Facility Loans shall be prepaid before outstanding Letters of Credit (which shall then be prepaid on a pro rata basis); and

(iii)	then in repayment of the Ancillary Outstandings on a pro rata basis; and

(b)	secondly, in prepayment of Term Loans in amounts which reduce the Incremental Facility Loans by the same proportion.

12.13	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 12 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of an Incremental Facility which is prepaid.

(d)	Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(e)
A Borrower (or the Obligors’ Agent) may not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)
No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated other than as expressly provided under this Agreement (including, for the avoidance of doubt, pursuant to Clause 2.4 (Accordion feature – Increase of Total Revolving Facility Commitments) or Clause 2.3 (Increase)).

(g)	If the Agent receives a notice under this Clause 11.3 it shall promptly forward a copy of that notice to either the Obligors’ Agent or the affected Lender, as appropriate.

(h)
If all or part of a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the Base Currency Amount of the amount of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (h) shall reduce the Commitments of the Lenders in proportion to their participations in that Loan.

(i)
Any prepayment of a Utilisation (other than pursuant to Clause 12.1 (Illegality) or Clause 12.10 (Right of cancellation in relation to a Defaulting Lender)) shall be applied pro rata to each Lender’s participation in that Utilisation.

SECTION 5

COSTS OF UTILISATION

13	INTEREST

13.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR or, in relation to any Loan in a Non-LIBOR Currency, the Benchmark Rate for that currency.

13.2	Payment of interest

(a)	Each Borrower shall pay accrued interest in respect of each Cash Pay Loan in cash on each Interest Payment Date applicable to that Cash Pay Loan.

(b)	Each Revolving Facility Loan shall be a Cash Pay Loan.

(c)
Subject to paragraph (d) below, a Borrower (or the Obligors’ Agent on its behalf) may, on not less than three Business Days’ notice to the Agent before the Interest Payment Date for any Capitalising Loan, pay accrued interest (“Accrued Interest”) in respect of that Capitalising Loan in cash on that Interest Payment Date.

(d)
To the extent that no notice referred to in paragraph (c) above is delivered by the relevant Borrower (or the Obligors’ Agent on its behalf) in respect of a Capitalising Loan, the Accrued Interest due from that Borrower shall be paid in accordance with Clause 13.3 (Capitalisation of Interest and Fees).

(e)	If either:

(i)
the Agent receives any relevant information which contradicts the confirmations given by or on behalf of the Fund in a Compliance Certificate with respect to the ESG Conditions (including such information as may be contained in the ESG Annual Report and/or any subsequent Compliance Certificate); or

(ii)
no ESG Annual Report is delivered to the Agent by the Obligors’ Agent and, to the extent not already evidenced via Supporting Evidence previously delivered by the Obligors’ Agent to the Agent, the Obligors’ Agent has not provided evidence reasonably satisfactory to all Lenders of the achievement of the relevant ESG Conditions, and, therefore, a higher Margin should have applied during a certain period, then the Fund shall (or shall ensure that the relevant Borrower shall) within the Maximum Period of demand pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of Margin applied during such period.

13.3	Capitalisation of Interest and Fees

(a)
Subject to paragraph (b) below, in respect of a Capitalising Loan only, and notwithstanding the expiry of the applicable Availability Period, to the extent that Accrued Interest, Accrued Commitment Fees and/or any Agents’ Fees are due on any Interest Payment Date (or any other date) and no notice has been provided to the Agent under:

(i)	Clause 13.2 (Payment of interest) in respect of Accrued Interest;

(ii)	Clause 16.1 (Commitment fee) in respect of Accrued Commitment Fees;

(iii)	the terms of any Fee Letter agreed in accordance with Clause 16.2 (Arranger fees), in respect of Arrangement Fees; and/or

(iv)	the terms of any Fee Letter agreed in accordance with Clauses 16.3 (Agency fee) or Clause 16.4 (Security Trustee fee) in respect of Agents’ Fees,

the Accrued Interest, Accrued Commitment Fees and/or any Agents’ Fees in respect of the relevant Incremental Facility shall, to the extent permitted under applicable law and provided no Default has occurred and is continuing, be capitalised (the “Capitalised Amount”) and added to the outstanding principal amount of the relevant Loan on that Interest Payment Date (or other date) (the “Capitalisation Date”) so as to form part of the principal amount of that Loan or where no existing Loan has been drawn under the relevant Facility, a new Loan in an amount equal to the Capitalised Amount shall be deemed to have been drawn by the relevant Borrower on the Capitalisation Date and, in each case, thereafter shall bear interest together with the rest of the Loan under the relevant Incremental Facility in accordance with Clause 13 (Interest).

(b)
The addition of Accrued Interest, Accrued Commitment Fees and/or any Agents’ Fees to the principal amount of a Loan or deemed drawing of a Loan in accordance with paragraph (a) above, shall at no time result in:

(i)	the aggregate of the outstanding amounts under the relevant Facility exceeding the Total Commitments in respect of that Facility; or

(ii)
the aggregate of the outstanding amounts under all Facilities exceeding the Facilities Limit, and to the extent that the amounts referred to in sub-paragraphs (i) or (ii) above would be exceeded by the addition of such Accrued Interest, Accrued Commitment Fees and/or any Agents’ Fees such excess shall be paid in cash on the relevant Interest Payment Date (or other date).

13.4	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgement) at a rate which, subject to paragraph (b) below, is two per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 13.3 shall be immediately payable by the Obligor within the Maximum Period of demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

13.5	Notification of rates of interest

(a)	The Agent shall promptly notify the relevant Lenders and the Obligors’ Agent of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Obligors’ Agent of each Funding Rate relating to a Loan.

14	INTEREST PERIODS

14.1	Selection of Interest Periods

(a)
The relevant Borrower (or the Obligors’ Agent on its behalf) shall select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is an Incremental Facility Loan and has already been borrowed) in a Selection Notice.

(b)
Each Selection Notice for an Incremental Facility Loan is irrevocable and much be delivered to the Agent by the relevant Borrower (or the Obligors’ Agent on its behalf) to which that Incremental Facility Loan was made not later than the Specified Time.

(c)
If a Borrower (or the Obligors’ Agent) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 14.2 (Changes to Interest Periods), be three Months.

(d)
Subject to this Clause 14, the relevant Borrower may select an Interest Period of one, three or six Months or any other period agreed between the Obligors’ Agent and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan). In addition a Borrower (or the Obligors’ Agent on its behalf) may select an Interest Period of (in relation to an Amortising Incremental Facility) a period of less than one Month, if necessary to ensure that there are Loans under that Amortising Incremental Facility (with an aggregate Base Currency Amount equal to or greater than the relevant Repayment Instalment) which have an Interest Period ending on a Repayment Date relating to that Incremental Facility for the Borrowers to make the Repayment Instalment due on that date.

(e)	An Interest Period for a Loan shall not extend beyond the applicable Termination Date.

(f)	Each Interest Period for a Loan shall start on the Utilisation Date of that Loan or (if already made) on the last date of its preceding Interest Period.

(g)	A Revolving Facility Loan has one Interest Period only.

14.2	Changes to Interest Periods

(a)
Prior to determining the interest rate for a Loan under an Amortising Incremental Facility, the Agent may shorten an Interest Period for any a Loan under an Amortising Incremental Facility to ensure there are sufficient Loans under that Amortising Incremental Facility (with an aggregate Base Currency Amount equal to or greater than the relevant Repayment Instalment) which have an Interest Period ending on the relevant Repayment Date for the Borrowers to make the relevant Repayment Instalment due on that date.

(b)	If the Agent makes any of the changes to an Interest Period referred to in this Clause 14.2, it shall promptly notify the Obligors’ Agent and the Lenders.

14.3	Non-Business Days

(a)
Other than where paragraph (b) applies, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	If the Loan is in a Non-LIBOR Currency such rules as the Agent, acting reasonably, shall specify prior the making of such Loan, shall apply to each Interest Period for that Loan.

14.4	Consolidation and division of Incremental Facility Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to Incremental Facility Loans made under the same Incremental Facility and to the same Borrower; and

(ii)	end on the same date,

those Incremental Facility Loans will, unless that Borrower (or the Obligors’ Agent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Incremental Facility Loan, on the last day of the Interest Period.

(b)
Subject to Clause 4.4 (Maximum number of Utilisations), and Clause 5.3 (Currency and amount) if a Borrower (or the Obligors’ Agent on its behalf) requests in a Selection Notice that an Incremental Facility Loan be divided into two or more Incremental Facility Loans, that Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the Loan immediately before its division.

15	CHANGES TO THE CALCULATION OF INTEREST

15.1	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR or, if applicable, the Benchmark Rate for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR or EURIBOR or Benchmark Rate shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)
Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR or Benchmark Rate for that Loan and Clause 15.4 (Cost of funds) shall apply to that Loan for that Interest Period.

15.2	Calculation of Reference Bank Rate

(a)
Subject to paragraph (b) below, if LIBOR or EURIBOR or a Benchmark Rate is to be determined on the basis of the Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about:

(i)	noon on the Quotation Day; or

(ii)	in the case of a Benchmark Rate, the time specified by the Agent, (acting reasonably),

none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

15.3	Market disruption

If before:

(a)	close of business in London on the Quotation Day for the relevant Interest Period; or

(b)	in the case of a Loan in a Non-LIBOR Currency, the time specified by the Agent, (acting reasonably),

the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR or, if applicable, the Benchmark Rate, then Clause 15.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

15.4	Cost of funds

(a)	If this Clause 15.4 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)
If this Clause 15.4 applies and the Agent or the Obligors’ Agent so requires, the Agent and the Obligors’ Agent shall enter into negotiations in good faith (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Obligors’ Agent, be binding on all Parties.

(d)	If this Clause 15.4 applies pursuant to Clause 15.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR or, in relation to any Loan in a Non-LIBOR Currency, the Benchmark Rate; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to a Loan in euro, EURIBOR or, in relation to a Loan in a Non-LIBOR Currency, the Benchmark Rate.

15.5	Notification to Obligors’ Agent

If Clause 15.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Obligors’ Agent.

15.6	Break Costs

(a)
The relevant Borrower shall, within the Maximum Period of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

16	FEES

16.1	Commitment fee

(a)	The relevant Borrower (or an Obligor on its behalf) shall pay to the Agent, for the account of each Lender, a fee in the Base Currency computed at the rate of:

(i)
in relation to an Incremental Facility, the percentage rate per annum specified in the Incremental Facility Notice relating to that Incremental Facility on that Lender’s Available Commitment under that Incremental Facility for the Availability Period applicable to that Incremental Facility; and

(ii)	0.30 per cent. per annum on that Lender’s Available Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility.

(b)
The accrued commitment fee is payable on each Interest Payment Date during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

16.2	Arranger fees

The Fund shall pay, or procure payment, to the Arranger an arrangement and/or other fees (the “Arrangement Fees”) in the amounts and at the times specified in a Fee Letter.

16.3	Agency fee

The Fund shall pay, or procure payment, to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

16.4	Security Trustee fee

The Fund shall pay, or procure payment, to the Security Trustee (for its own account) a security trustee fee in the amount and at the times agreed in a Fee Letter.

16.5	Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

17	TAX GROSS UP AND INDEMNITIES

17.1	Definitions

(a)	In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i)
where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 1 (The Original Parties) and

(A)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(B)	where the Borrower is an Additional Borrower, is filed with HMRC within thirty (30) days of the date on which that Borrower becomes an Additional Borrower; or

(ii)
where it relates to a UK Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender and

(A)
where the Borrower is a Borrower as at the date on which that UK Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that UK Treaty Lender becomes a Party as a Lender, or

(B)
where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HMRC within thirty (30) days of the date on which that Borrower becomes an Additional Borrower.

“Luxembourg Qualifying Lender” means (in respect of payments made by an Obligor which is established in Luxembourg) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is entitled to receive interest payments free of Luxembourg withholding tax.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a UK Qualifying Lender or a Luxembourg Qualifying Lender.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)
company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 17.2 (Tax gross-up) or a payment under Clause 17.3 (Tax indemnity).

“UK Non-Bank Lender” means:

(i)	where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part III of Schedule 1 (The Original Parties); and

(ii)
where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate, Assignment Agreement or Additional Lender Confirmation which it executes on becoming a Party.

“UK Qualifying Lender” means (in respect of payments made by an Obligor which is established in the United Kingdom):

(i)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

(1)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(2)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

a.	a company so resident in the United Kingdom; or

b.
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(3)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a UK Treaty Lender; or

(D)	a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

“UK Treaty Lender” means a Lender which:

(i)	is treated as a resident of a UK Treaty State for the purposes of the UK Treaty;

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)	fulfils any other conditions which must be fulfilled in order to obtain the full exemption from Tax imposed by the United Kingdom on interest under the relevant UK Treaty.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

(b)	Unless a contrary indication appears, in this Clause 17 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

17.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under each Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Obligors’ Agent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Obligors’ Agent and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Obligors’ Agent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A)	the relevant Lender has not given a Tax Confirmation to the Obligors’ Agent; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Obligors’ Agent, on the basis that the Tax Confirmation would have enabled the Obligors’ Agent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)
the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraphs (h) or (i) (as applicable) below.

(e)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Luxembourg, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Luxembourg Qualifying Lender, but on that date that Lender is not or has ceased to be a Luxembourg Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of any relevant taxing authority; or

(ii)	such Tax Deduction is due under the Luxembourg law of 23 December 2005, as amended.

(f)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

(i)
Subject to paragraph (ii) below, a UK Treaty Lender and each Obligor which makes a payment to which that UK Treaty Lender is entitled shall co-operate in promptly completing or assisting with the completion of any procedural formalities necessary for that Obligor to (i) obtain authorisation to make that payment without a Tax Deduction and/or (ii) maintain that authorisation where an authorisation expires or otherwise ceases to have effect.

(ii)	solely with respect to an Obligor established in the United Kingdom:

(A)
a UK Treaty Lender which is the Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Parties); and

(B)
a UK Treaty Lender which is not the Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above solely with respect to a Borrower established in the UK.

(i)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii) above and:

(i)	the relevant Borrower has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	the relevant Borrower has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C)	HM Revenue & Customs gives the relevant Borrower authority to make payments to that Lender without a Tax Deduction but such authority is subsequently revoked or expires,

and in each case, the relevant Borrower has notified that Lender in writing, that Lender and the relevant Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

(j)
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees.

(k)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(l)	A UK Non-Bank Lender which is the Original Lender gives a Tax Confirmation to the Obligors’ Agent by entering into this Agreement.

(m)	A UK Non-Bank Lender shall promptly notify the Obligors’ Agent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

17.3	Tax indemnity

(a)
The relevant Borrower shall (within the Maximum Period following demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)
under the laws of the jurisdiction (or jurisdictions) in which that Finance Party’s Facility Office or other permanent establishment is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 17.2 (Tax gross-up);

(B)
would have been compensated for by an increased payment under Clause 17.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 17.2 (Tax gross-up) applied;

(C)	relates to a FATCA Deduction required to be made by a Party;

(D)
(for the avoidance of doubt) is compensated for by Clause 17.6 (Stamp taxes) or Clause 17.7 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied); or

(E)	(for the avoidance of doubt) is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors’ Agent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.3, notify the Agent.

(e)
Each Finance Party shall severally indemnify the Agent, within the Maximum Period following demand therefor, for any Taxes attributable to such Finance Party (but only to the extent that the Obligor has not already indemnified the Agent for such Taxes and without limiting the obligation of the Obligors to do so) that are payable or paid by the Agent in connection with any Finance Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant taxing authority. A certificate as to the amount of such payment or liability delivered to any Finance Party by the Agent shall be conclusive absent manifest error. Each Finance Party hereby authorises the Agent to set off and apply any and all amounts at any time owing to such Finance Party under any Finance Document or otherwise payable by the Agent to the Finance Party from any other source against any amount due to the Agent under this Clause 17.3(e).

17.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

17.5	Lender Status Confirmation

(a)
Each Lender which is not the Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	in respect of a Borrower established in the United Kingdom:

(A)	not a UK Qualifying Lender;

(B)	a UK Qualifying Lender (other than a UK Treaty Lender); or

(C)	a UK Treaty Lender.

(ii)	in respect of a Borrower established in Luxembourg:

(A)	not a Luxembourg Qualifying Lender; or

(B)	a Luxembourg Qualifying Lender.

If such a Lender fails to indicate its status in accordance with this Clause 17.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Obligors’ Agent). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 17.5.

17.6	Stamp taxes

The Fund or the relevant Borrower (as applicable) shall pay and, within the Maximum Period of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this Clause 17.6 shall not apply to any stamp duty, registration or similar Taxes payable in respect of (i) any assignment or transfer by a Lender of any of its rights and obligations under any Finance Document, or (ii) any Luxembourg registration duties (droits d’enregistrement) payable in the event of a voluntary registration in Luxembourg of the Finance Documents by a Finance Party with the Administration de l’Enregistrement des Domaines et de la TVA in Luxembourg when such registration is not required to maintain, preserve, establish or enforce the rights ofthat Party under the Finance Documents.

17.7	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 17.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

17.8	Survival of obligations

Without prejudice to the survival of any other section of this Agreement, the agreements and obligations of each Obligor and each Finance Party contained in this Clause 17 shall survive the payment in full by the Obligors of all obligations under this Agreement and the termination of this Agreement.

17.9	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
Each Finance Party agrees that if any form or certification it previously delivered pursuant to this Clause 17.9 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parties to which such form or certification was previously delivered in writing of its legal inability to do so.

17.10	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Obligors’ Agent and the Agent and the Agent shall notify the other Finance Parties.

18	INCREASED COSTS

18.1	Increased costs

(a)
Subject to Clause 18.2 (Increased cost claims) and Clause 18.3 (Exceptions), the Fund shall, within the Maximum Period following demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement (or, in respect of any Lender which becomes a party after the date of this Agreement, after the date on which such Lender became a party hereto);

(ii)	compliance with any law or regulation made after the date of this Agreement;

(iii)	the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV; or

(iv)
the implementation or application of, or compliance with, Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith.

(b)	In this Agreement:

(i)	“Increased Costs” means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)
a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

(ii)	“Basel III” means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means (A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 and (B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

18.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 18.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors’ Agent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate to the Obligors’ Agent confirming the amount of its Increased Costs.

18.3	Exceptions

(a)	Clause 18.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)
compensated for by Clause 17.3 (Tax indemnity) (or would have been compensated for under Clause 17.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 17.3 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)
compensated for by Clause 17.6 (Stamp taxes) or Clause 17.7 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied); or

(vi)	suffered or incurred in respect of any Bank Levy (or any payment attributable to, or any liability arising as a consequence of, a Bank Levy); or

(vii)
attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In paragraph (a) above, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 17.1 (Definitions).

19	OTHER INDEMNITIES

19.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)
obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within the Maximum Period following demand by the Agent, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

19.2	Other indemnities

The Fund shall, within the Maximum Period following demand by the Agent, indemnify each Secured Party and the Arranger against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 38 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower (or the Obligors’ Agent on its behalf) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone);

(d)
issuing or making arrangements to issue a Letter of Credit requested by a Borrower (or the Obligors’ Agent on its behalf) in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(e)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the relevant Borrower (or the Obligors’ Agent on its behalf).

19.3	Indemnity to the Agent

The Fund shall within the Maximum Period following demand by the Agent indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement and in accordance with Clause 21 (Costs and Expenses); and

(b)
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence, wilful misconduct or fraud) (or, in the case of any cost, loss or liability pursuant to Clause 39.12 (Disruption to payment systems etc.)) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents).

19.4	Indemnity to the Security Trustee

(a)
The Fund shall within the Maximum Period following demand by the Security Trustee indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure of a Borrower or any other Obligor to comply with its obligations under Clause 21 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Trustee and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Fund Party in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)
acting as Security Trustee, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Trustee’s, Receiver’s or Delegate’s gross negligence, wilful misconduct or fraud).

(b)
The Security Trustee and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 19.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

20	MITIGATION BY THE LENDERS

20.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Obligors’ Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 12.1 (Illegality), Clause 17 (Tax Gross Up and Indemnities) or Clause 17 (Tax Gross Up and Indemnities

20.2	Definitions

(a)	In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i)
where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 1 (The Original Parties) and

(A)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(B)	where the Borrower is an Additional Borrower, is filed with HMRC within thirty (30) days of the date on which that Borrower becomes an Additional Borrower; or

(ii)
where it relates to a UK Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender and

(A)
where the Borrower is a Borrower as at the date on which that UK Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that UK Treaty Lender becomes a Party as a Lender, or

(B)
where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HMRC within thirty (30) days of the date on which that Borrower becomes an Additional Borrower.

“Luxembourg Qualifying Lender” means (in respect of payments made by an Obligor which is established in Luxembourg) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is entitled to receive interest payments free of Luxembourg withholding tax.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a UK Qualifying Lender or a Luxembourg Qualifying Lender.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(iii)	a company resident in the United Kingdom for United Kingdom tax purposes;

(iv)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)
company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(v)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 17.2 (Tax gross-up) or a payment under Clause 17.3 (Tax indemnity).

“UK Non-Bank Lender” means:

(vi)	where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part III of Schedule 1 (The Original Parties); and

(vii)
where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate, Assignment Agreement or Additional Lender Confirmation which it executes on becoming a Party.

“UK Qualifying Lender” means (in respect of payments made by an Obligor which is established in the United Kingdom):

(viii)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

(1)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(2)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

a.	a company so resident in the United Kingdom; or

b.
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(3)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a UK Treaty Lender; or

(D)	a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

“UK Treaty Lender” means a Lender which:

(ix)	is treated as a resident of a UK Treaty State for the purposes of the UK Treaty;

(x)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(xi)	fulfils any other conditions which must be fulfilled in order to obtain the full exemption from Tax imposed by the United Kingdom on interest under the relevant UK Treaty.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

(b)	Unless a contrary indication appears, in this Clause 17 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

20.3	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under each Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Obligors’ Agent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Obligors’ Agent and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Obligors’ Agent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A)	the relevant Lender has not given a Tax Confirmation to the Obligors’ Agent; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Obligors’ Agent, on the basis that the Tax Confirmation would have enabled the Obligors’ Agent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)
the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraphs (h) or (i) (as applicable) below.

(e)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Luxembourg, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Luxembourg Qualifying Lender, but on that date that Lender is not or has ceased to be a Luxembourg Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of any relevant taxing authority; or

(ii)	such Tax Deduction is due under the Luxembourg law of 23 December 2005, as amended.

(f)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

(i)
Subject to paragraph (ii) below, a UK Treaty Lender and each Obligor which makes a payment to which that UK Treaty Lender is entitled shall co-operate in promptly completing or assisting with the completion of any procedural formalities necessary for that Obligor to (i) obtain authorisation to make that payment without a Tax Deduction and/or (ii) maintain that authorisation where an authorisation expires or otherwise ceases to have effect.

(ii)	solely with respect to an Obligor established in the United Kingdom:

(A)
a UK Treaty Lender which is the Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Parties); and

(B)
a UK Treaty Lender which is not the Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above solely with respect to a Borrower established in the UK.

(i)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii) above and:

(i)	the relevant Borrower has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	the relevant Borrower has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C)	HM Revenue & Customs gives the relevant Borrower authority to make payments to that Lender without a Tax Deduction but such authority is subsequently revoked or expires,

and in each case, the relevant Borrower has notified that Lender in writing, that Lender and the relevant Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

(j)
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees.

(k)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(l)	A UK Non-Bank Lender which is the Original Lender gives a Tax Confirmation to the Obligors’ Agent by entering into this Agreement.

(m)	A UK Non-Bank Lender shall promptly notify the Obligors’ Agent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

20.4	Tax indemnity

(a)
The relevant Borrower shall (within the Maximum Period following demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)
under the laws of the jurisdiction (or jurisdictions) in which that Finance Party’s Facility Office or other permanent establishment is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 17.2 (Tax gross-up);

(B)
would have been compensated for by an increased payment under Clause 17.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 17.2 (Tax gross-up) applied;

(C)	relates to a FATCA Deduction required to be made by a Party;

(D)
(for the avoidance of doubt) is compensated for by Clause 17.6 (Stamp taxes) or Clause 17.7 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied); or

(E)	(for the avoidance of doubt) is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors’ Agent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.3, notify the Agent.

(e)
Each Finance Party shall severally indemnify the Agent, within the Maximum Period following demand therefor, for any Taxes attributable to such Finance Party (but only to the extent that the Obligor has not already indemnified the Agent for such Taxes and without limiting the obligation of the Obligors to do so) that are payable or paid by the Agent in connection with any Finance Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant taxing authority. A certificate as to the amount of such payment or liability delivered to any Finance Party by the Agent shall be conclusive absent manifest error. Each Finance Party hereby authorises the Agent to set off and apply any and all amounts at any time owing to such Finance Party under any Finance Document or otherwise payable by the Agent to the Finance Party from any other source against any amount due to the Agent under this Clause 17.3(e).

20.5	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

20.6	Lender Status Confirmation

(a)
Each Lender which is not the Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	in respect of a Borrower established in the United Kingdom:

(A)	not a UK Qualifying Lender;

(B)	a UK Qualifying Lender (other than a UK Treaty Lender); or

(C)	a UK Treaty Lender.

(ii)	in respect of a Borrower established in Luxembourg:

(A)	not a Luxembourg Qualifying Lender; or

(B)	a Luxembourg Qualifying Lender.

If such a Lender fails to indicate its status in accordance with this Clause 17.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Obligors’ Agent). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 17.5.

20.7	Stamp taxes

The Fund or the relevant Borrower (as applicable) shall pay and, within the Maximum Period of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this Clause 17.6 shall not apply to any stamp duty, registration or similar Taxes payable in respect of (i) any assignment or transfer by a Lender of any of its rights and obligations under any Finance Document, or (ii) any Luxembourg registration duties (droits d’enregistrement) payable in the event of a voluntary registration in Luxembourg of the Finance Documents by a Finance Party with the Administration de l’Enregistrement des Domaines et de la TVA in Luxembourg when such registration is not required to maintain, preserve, establish or enforce the rights ofthat Party under the Finance Documents.

20.8	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 17.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

20.9	Survival of obligations

Without prejudice to the survival of any other section of this Agreement, the agreements and obligations of each Obligor and each Finance Party contained in this Clause 17 shall survive the payment in full by the Obligors of all obligations under this Agreement and the termination of this Agreement.

20.10	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
Each Finance Party agrees that if any form or certification it previously delivered pursuant to this Clause 17.9 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parties to which such form or certification was previously delivered in writing of its legal inability to do so.

20.11	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Obligors’ Agent and the Agent and the Agent shall notify the other Finance Parties.

(c)	Increased Costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(d)	Paragraph (a) above does not in any way limit the obligations of any Fund Party under the Finance Documents.

20.12	Limitation of liability

(a)
The Fund shall within the Maximum Period following demand by the Agent indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 20.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 20.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

21	COSTS AND EXPENSES

21.1	Transaction expenses

The relevant Borrower shall pay the Agent, the Arranger and the Security Trustee within the Maximum Period of demand the amount of all costs and expenses (including legal fees and other out-of-pocket expenses) subject to any cap in relation to professional fees which has been agreed between the Agent and the Fund (or the Obligors’ Agent on its behalf), reasonably incurred by any of them (and, in the case of the Security Trustee, by any Receiver or Delegate) in connection with the negotiation, preparation, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

21.2	Amendment costs

If (a) a Fund Party requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 39.11 (Change of currency), the Fund shall, within the Maximum Period following demand by the Agent, reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees and other out-of-pocket expenses), subject to any cap in relation to professional fees which has been agreed between the Agent and the Fund (or the Obligors’ Agent on its behalf) (and, in the case of the Security Trustee, by any Receiver or Delegate) reasonably incurred by them in responding to, evaluating, negotiating or complying with that request or requirement.

21.3	Enforcement and preservation costs

The Fund shall, within the Maximum Period following demand from the Agent, pay to each Secured Party the amount of all costs and expenses (including, but not limited to, legal fees and out-of-pocket expenses) incurred by that Secured Party in connection with:

(a)	the enforcement or preservation of any rights under any Finance Document and/or the Transaction Security; and

(b)	any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security and/or enforcing its rights thereunder.

SECTION 7
GUARANTEE

22	GUARANTEE AND INDEMNITY

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)
guarantees to each Finance Party punctual performance by each other Obligor (and, in respect of a Secured Hedging Agreement, each Hedging Subsidiary) of all that Obligor’s (and, in respect of a Secured Hedging Agreement, each Hedging Subsidiary’s) obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever another Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) does not pay any amount when due under or in connection with not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 22 if the amount claimed had been recoverable on the basis of a guarantee.

22.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

22.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 22 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

22.4	Waiver of defences

The obligations of each Guarantor under this Clause 22 will not be affected by any act, omission, matter or thing which, but for this Clause 22, would reduce, release or prejudice any of its obligations under this Clause 22 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) or other person;

(b)
the release of any other Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) or any other person under the terms of any composition or arrangement with any creditor of any Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary);

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) or any other person;

(e)
any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security, including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings;

(h)
any right that any Guarantor may have under any applicable existing or future laws to require that recourse be had to the assets of another before any claim is enforced against that Guarantor in respect of the obligations assumed by that Guarantor under or in connection with the Finance Documents; or

(i)
any right which at any time any Guarantor may have under any applicable existing or future laws to require that any liability under or in connection with the Finance Documents be divided or apportioned with any other person or reduced in any manner whatsoever.

22.5	Luxembourg waivers

Each Guarantor incorporated in Luxembourg irrevocably waives and abandons any and all rights under the laws of Luxembourg:

(a)
whether by virtue of the droit de division or otherwise, to require that any liability under the Finance Documents be divided or apportioned with any other person or reduced in any manner whatsoever; and

(b)
whether by virtue of the droit de discussion or otherwise, to require that recourse be had to the assets of any other person before any claim is enforced against an Obligor under the Finance Documents.

22.6	Guarantor intent

(a)
Without prejudice to the generality of Clause 22.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; the designation of a Hedging Agreement as a “Secured Hedging Agreement”; a Hedging Subsidiary ceasing to be a Subsidiary of the Fund; the admission of further Limited Partners; the designation of Limited Partners as Qualifying Limited Partners; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

(b)
Without limiting the foregoing, any Guarantor incorporated in Luxembourg acknowledges that the guarantee provided by it under this Clause 22 must be construed as a first demand guarantee (garantie à première demande) and not as a suretyship (cautionnement) and, therefore, the benefits of discussion (discussion) and division (division) shall not be applicable.

22.7	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 22. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

22.8	Appropriations

Until all amounts which may be or become payable by the Obligors (or, in respect of a Secured Hedging Agreement, the Hedging Subsidiaries) under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 22.

22.9	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors (or, in respect of a Secured Hedging Agreement, the Hedging Subsidiaries) under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 22:

(a)	to be indemnified by an Obligor (or, in respect of a Secured Hedging Agreement, a Hedging Subsidiary);

(b)	to claim any contribution from any other guarantor of any Obligor’s (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary’s) obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 22 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary); and/or

(f)	to claim or prove as a creditor of any Obligor (or, in respect of a Secured Hedging Agreement, any Hedging Subsidiary) in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors (or, in respect of a Secured Hedging Agreement, the Hedging Subsidiaries) under or in connection with the Finance Documents to be repaid in full for and on behalf of the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 39 (Payment Mechanics).

22.10	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

22.11	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

22.12	Guarantee Limitations – Feeder Fund

The amount recoverable from each Feeder Fund which is a Guarantor under Clause 22 (Guarantee and indemnity) shall be limited to the lower of (i) its Undrawn Commitments to the Fund and (ii) to the aggregate amount equal to that Feeder Fund’s Relevant Proportion of the Secured Obligations.

22.13	Guarantee Limitations - General

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of any applicable provisions under the laws of the Original Jurisdiction of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

22.14	Limitations for Luxembourg Guarantors

(a)
Notwithstanding any other provisions to the contrary in any Finance Document, the aggregate liability and exposure of any Luxembourg Guarantor (other than for the Original Feeder Fund) for the obligations of any Obligor which is not a direct or indirect subsidiary of such Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding the Maximum Amount (as defined in paragraph (b) below).

(b)	The maximum amount (the “Maximum Amount”), in relation to a Luxembourg Guarantor means an amount equal to the aggregate (without double counting) of 90 per cent. of:

(i)
such Luxembourg Guarantor’s capitaux propres (as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended) (the “Own Funds”); and

(ii)
such Luxembourg Guarantor’s debt owed to any other member of the Group which is subordinated in right of payment (whether generally or specifically) to any claim of any Finance Party under any Finance Document (the “Luxembourg Guarantor Subordinated Debt”), in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date of this Agreement; or

(c)
the sum of (i) the Own Funds; and (ii) the Luxembourg Guarantor Subordinated Debt, in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules), as at the date on which the guarantee under this Clause 22 (Guarantee and Indemnity) is called.

(d)	The above limitation shall not apply to:

(i)	any amounts borrowed by a Luxembourg Guarantor or any of its direct or indirect subsidiaries under the Finance Documents; and

(ii)	any amounts borrowed under the Finance Documents and on-lent, or otherwise made available, to the Luxembourg Guarantor or any of its direct or indirect subsidiaries (in any form whatsoever).

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

23	REPRESENTATIONS

23.1	General

(a)	Each Fund Party makes the representations and warranties in respect of itself only (save where indicated to the contrary) as set out in this Clause 23.

(b)	Each Fund Party acknowledges that:

(i)	each Lender has agreed to provide the Facilities in full reliance on those representations and warranties; and

(ii)
each Hedge Counterparty has agreed to enter into certain Secured Hedging Agreements in full reliance on the representations and warranties set out in Clauses 23.2 (Status) to 23.7 (Governing law and enforcement) (inclusive).

(c)	For ease of reference only, the representations and warranties in this Clause 23 marked with “(R)” are Repeating Representations.

23.2	Status (R)

(a)
The Fund is a limited partnership duly constituted and validly existing under the laws of England and Wales and it acts, pursuant to and in accordance with the terms of the Partnership Agreement in respect of the Fund, by the General Partner.

(b)
The General Partner is a limited liability partnership duly constituted and validly existing under the laws of England and Wales, and it has the power for and on behalf of the Fund to act as its general partner.

(c)	The Original Manager and the Feeder Fund Manager relating to the Original Feeder Fund is a limited liability company duly incorporated, and validly existing under the laws of England and Wales.

(d)
The Original Feeder Fund is a special limited partnership (société en commandite spéciale) established and validly existing under the laws of the Grand Duchy of Luxembourg and it acts, pursuant to and in accordance with the terms of the Partnership Agreement in respect of the Original Feeder Fund, by the Original Feeder Fund General Partner.

(e)
The Original Feeder Fund General Partner is a private limited liability company (société à responsabilité limitée) duly incorporated, and validly existing under the laws of the Grand Duchy of Luxembourg, and it has the power for and on behalf of the Original Feeder Fund to act as its general partner and sole manager (gérant).

(f)
Each other Feeder Fund is an entity of the type specified in its Accession Deed duly incorporated, established or formed (as appropriate) and validly existing under the laws of its Original Jurisdiction and each Feeder Fund acts, pursuant to and in accordance with the terms of the Partnership Agreement in respect of that Feeder Fund, by the relevant Feeder Fund General Partner.

(g)
Each other Feeder Fund General Partner is an entity of the type specified in its Accession Deed duly incorporated, established or formed (as appropriate) and validly existing under the laws of its Original Jurisdiction, and it has the power for and on behalf of the relevant Feeder Fund to act as its general partner.

(h)	Other than the Original Feeder Fund, no Feeder Fund exists as at the date of this Agreement.

(i)
It has the power to own its assets (and, in the case of a Fund Party which is the general partner of another Fund Party, it has the power to hold assets on behalf of that other Fund Party) and carry on its business as it is being conducted.

23.3	Binding obligations (R)

Subject to the Reservations and the Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)
(without limiting the generality of paragraph (a) above), each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

23.4	Non-conflict with other obligations (R)

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its Constitutional Documents;

(c)	the Limited Partner Documents to which it is a party; or

(d)
any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument, in each case in a manner which has or is reasonably likely to have a Material Adverse Effect.

23.5	Power and authority (R)

(a)
It has the power and authority to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	The Original Feeder Fund General Partner has the power and capacity to act as general partner (associé commandité gérant) for and on behalf of the Original Feeder Fund.

(c)
No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party including under its applicable Constitutional Documents assuming that the Facilities are borrowed in full in an aggregate amount up to the Facilities Limit.

23.6	Validity and admissibility in evidence (R)

(a)	Subject to the Reservations and except for the Perfection Requirements, all Authorisations required:

(i)
to enable it (in the case of the General Partner, in its own capacity and in its capacity as general partner of the Fund, in the case of any Feeder Fund General Partner, in its own capacity and in its capacity as general partner of the relevant Feeder Fund, in the case of the Manager, in its own capacity and in its capacity as manager of the Fund and, in the case of any Feeder Fund Manager, in its own capacity and in its capacity as manager of the relevant Feeder Fund) lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is or will be a party and create the security constituted by the Security Documents and to ensure such security has the ranking specified therein (including, without limitation, any Authorisations from the Limited Partners and any depository which are required pursuant to the Limited Partner Documents); and

(ii)	to make the Finance Documents to which it is or will be a party admissible in evidence in each Relevant Jurisdiction,

have been (or will by the required date be) obtained or effected and are in full force and effect, except for any Authorisations referred to in Clause 23.9(a) (It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender provided that:

(iii)	In the case of a Borrower established in the UK, the Lender is:

(A)	a UK Qualifying Lender:

(1)	falling within paragraph (i)(A) of the definition of “UK Qualifying Lender”; or

(2)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(B) of the definition of “UK Qualifying Lender”; or

(3)	falling within paragraph (ii) of the definition of “UK Qualifying Lender”; or

(B)
a UK Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488);

(iv)	In the case of a Borrower established in Luxembourg, the Lender is a Luxembourg Qualifying Lender; and

(v)
A Tax Deduction under Luxembourg law may be required where a payment is made under a Finance Document to a Lender which is a Luxembourg resident individual, as provided by the Luxembourg law dated 23 December 2005, as amended.

No filing or stamp taxes) which Authorisations will obtained or effected promptly after the date of this Agreement.

(b)
All Authorisations necessary for the conduct of its business, trade and ordinary activities have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

23.7	Governing law and enforcement (R)

Subject to the Reservations:

(a)	the choice of governing law of each of the Finance Documents will be recognised and enforced in each Relevant Jurisdiction.

(b)	any judgment obtained in England in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdiction.

23.8	Insolvency

None of the circumstances described in Clauses 27.6 (Insolvency) to 27.9 (Insolvency equivalence) applies to it or has been taken or, to its knowledge, threatened in writing in respect of or relating to relation to it.

23.9	Deduction of Tax

(a)	It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender provided that:

(i)	In the case of a Borrower established in the UK, the Lender is:

(A)	a UK Qualifying Lender:

(1)	falling within paragraph (i)(A) of the definition of “UK Qualifying Lender”; or

(2)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(B) of the definition of “UK Qualifying Lender”; or

(3)	falling within paragraph (ii) of the definition of “UK Qualifying Lender”; or

(B)
a UK Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488);

(ii)	In the case of a Borrower established in Luxembourg, the Lender is a Luxembourg Qualifying Lender; and

(iii)
A Tax Deduction under Luxembourg law may be required where a payment is made under a Finance Document to a Lender which is a Luxembourg resident individual, as provided by the Luxembourg law dated 23 December 2005, as amended.

23.10	No filing or stamp taxes

Under the law of its Original Jurisdiction it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to those Finance Documents or the transactions contemplated by those Finance Documents except (i) any filing, recording or enrolling or any tax or fee payable in relation to the Security Documents which is referred to in any Legal Opinion and which will be made or paid within two Business Days after the date of the relevant Finance Document and (ii) registration of Finance Documents which have the form of public deeds (actes publics) which are subject to mandatory registration in Luxembourg, or in case registration is required if the Finance Documents (a) are appended to a deed which is mandatorily subject to registration or (b) are lodged with the notary for his records (déposé au rang des minutes d’un notaire) or (c) in case of registration on a voluntary basis or if such registration is required pursuant to a contractual obligation in the Finance Documents.

23.11	No default

(a)
No Event of Default and, on the date of this Agreement, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, a Finance Document to which it is a party. (R)

(b)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

(c)	On the date of this Agreement, no Suspension Event is continuing.

23.12	No misleading information

(a)
All written information provided by it (or by its agents or advisers on its behalf) to any Finance Party in connection with the Finance Documents to which it is a party was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated to be given. (R)

(b)
No event or circumstance has occurred or arisen and no information has been withheld that would result in the information provided by it or on its behalf to the Agent on or before the date of this Agreement (when taken together with all other information relating to the subject matter of such information) being inaccurate or misleading in any material respect.

23.13	Financial statements

The Fund makes the following representations:

(a)
The Annual Accounts, and Quarterly Accounts, provided to the Agent in accordance with Clause 4.1 (Initial conditions precedent) (the “Original Financial Statements”) have been prepared in accordance with GAAP, consistently applied and give a true and fair view of (if audited) or fairly present (if unaudited) the financial condition of each Obligor as at the end of the period to which they relate.

(b)	Since the date of the Original Financial Statements there has been no material adverse change in the financial condition, assets or operations of any Obligor.

(c)
The most recent Annual Accounts, Quarterly Accounts, Feeder Accounts (if any) and Obligor Accounts (if any) delivered pursuant to Clause 24.1 (Financial statements) have been prepared in accordance with the Accounting Principles, consistently applied and give a true and fair view of (if audited) or fairly represent (if unaudited) the financial condition of the relevant Obligors to which they relate as at the end of the period to which they relate. (R)

(d)
The most recent ESG Annual Report (if any) and Supporting Evidence (if any) delivered pursuant to Clause 24.2 (Compliance Certificate) is true and accurate and not misleading, in each case, in any material respect and any projections included in any ESG Annual Report were prepared by appropriate qualified persons on the basis of recent historical information and on the basis of reasonable assumptions. (R)

23.14	No proceedings pending or threatened

(a)
No litigation, arbitration, administrative or regulatory proceedings or investigations of, or before, any court, arbitral body or agency or regulatory authority which are reasonably likely to be adversely determined and which, if adversely determined, are reasonably likely to have a Material Adverse Effect have been started or threatened against it.

(b)
No judgment or order of a court, arbitral body or agency or regulatory authority which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it.

23.15	No breach of laws

It has not breached any law or regulation applicable to it which breach has or is reasonably likely to have a Material Adverse Effect.

23.16	Taxation

(a)
It is not materially overdue in the filing of any Tax returns and it is not is overdue in the payment of any amount in respect of Tax where such failure to file or pay would be reasonably likely to result in a Material Adverse Effect.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

(c)	Except in the case of the Fund, Original Feeder Fund and Original General Partner, it is resident for Tax purposes only in its Original Jurisdiction.

23.17	Security and Financial Indebtedness

(a)	No Security exists over all or any of the Obligors’ present or future assets other than any Permitted Security.

(b)	No Security exists over all or any of the General Partner’s, Feeder Fund General Partner’s or Manager’s right, title or interest in the Charged Property other than any Permitted Security.

(c)	No Obligor has any Financial Indebtedness outstanding other than as permitted by this Agreement.

23.18	Ranking (R)

(a)	Its payment obligations under the Finance Documents rank:

(i)	in priority to its obligations under its Constitutional Documents to pay distributions to its Limited Partners; and

(ii)
at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies or partnerships (as applicable) generally.

(b)
Subject to the Reservations and Perfection Requirements, the Transaction Security created or purported to be created pursuant to each Security Document to which it is a party has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

23.19	Good title to assets (R)

The Fund and any Feeder Fund has (directly or indirectly through its General Partner) a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

23.20	Legal and beneficial ownership (R)

Other than in respect of any Permitted Security, it is (directly or indirectly through the General Partner or Feeder Fund General Partner (as applicable)) the sole legal and beneficial owner of the respective assets over which it purports to grant Transaction Security pursuant to each Security Assignment (including, for the avoidance of doubt, the rights to call for and receive the Uncalled Commitments from the Limited Partners in the Fund and the Limited Partners in each Feeder Fund and all related rights), each Account Security Agreement and any other Security Document pursuant to which it grants Transaction Security.

23.21	Fund Structure Chart (R)

The most recently delivered Fund Structure Chart is true, complete and accurate in all material respects.

23.22	Centre of main interests and establishments (R)

(a)
For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”) to the extent that the Regulation is applicable to it, each Obligor’s and each General Partner’s “centre of main interest” (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

(b)
Each of the Original Feeder Fund and any other Fund Party incorporated in Luxembourg has its central administration (administration centrale) and the place of its effective management (siège de direction effective) at the place of its registered office (siège statutaire) in Luxembourg.

23.23	Depositary

(a)	Intertrust (Luxembourg) S.à r.l has been and is validly appointed as the depositary of the Original Feeder Fund in accordance with the 2013 Law.

(b)
The CSSF has not withdrawn the licence or authorization of the Depositary to act as depositary of the Original Feeder Fund, has not removed the depositary of the Original Feeder Fund, and it has not been notified by the depositary of its voluntarily resignation, from its office as depositary of the Original Feeder Fund.

23.24	Constitutional Documents (R)

(a)
The Constitutional Documents provided to the Agent pursuant to Clause 4.1 (Initial conditions precedent) were complete, accurate and up-to-date as at the date of this Agreement or (if later) the date on which they were provided.

(b)	There are no Constitutional Documents of any Fund Party which have not be provided to the Agent.

(c)	The Constitutional Documents contain all the material terms of all the agreements and arrangements between the Fund Parties and the Limited Partners (or any of them) in their capacities as such.

(d)
Subject to the Reservations, the Fund Documents constitute the legal, valid, binding and enforceable obligations of each Fund Party and, to the best of its knowledge, each Limited Partner party thereto and are in full force and effect.

(e)	There has been no breach or misrepresentation by any of the Fund Parties or, to the knowledge of any of them, any Limited Partner of the applicable Fund Documents.

(f)
There are (to the best of its knowledge and belief) no disputes between the parties to the Fund Documents (including without limitation any allegations by any Limited Partner of any material misrepresentation or breach by or on behalf of any Fund Party of or in respect of any Fund Document).

(g)
Other than where such power and authority is fettered, limited or restricted pursuant to the Finance Documents, the General Partner, the Manager and each Feeder Fund General Partner has full and exclusive power and authority under the relevant Partnership Agreement to issue Drawdown Notices in accordance with the terms of the relevant Partnership Agreement and there are no limitations on any Fund Party’s rights to issue Drawdown Notices other than as set out in the applicable Constitutional Documents.

(h)	The Feeder Fund AIFM does not have the power or authority under the relevant Partnership Agreement or the relevant Management Agreement to issue Drawdown Notices.

(i)	Each Side Letter contains provisions only in the same form as provisions specifically set out in the Side Letter Election Table.

(j)	There is nothing in any Side Letter which could reasonably be expected to have a Fund Material Adverse Effect.

23.25	Bank accounts (R)

Neither the Fund or any Feeder Fund has any bank accounts other than the Bank Accounts.

23.26	Limited Partners

(a)	All necessary “know your customer” and/or similar identification procedures have been completed by or on behalf of the Fund and any Feeder Fund in respect of each of its Limited Partners.

(b)	Other than as notified to the Agent pursuant to Clause 24.5 (Information: miscellaneous), no Limited Partner is or is reasonably expected to become subject to an Exclusion Event.

23.27	General Partner, Feeder Fund General Partners and Manager (R)

(a)	Save to the extent a Replacement General Partner is appointed, the General Partner is the sole general partner of the Fund.

(b)
Save to the extent a Replacement Feeder Fund General Partner is appointed, each Feeder Fund General Partner is the sole general partner of the relevant Feeder Fund in respect of which it acts as general partner.

(c)	Save to the extent a Replacement Manager is appointed, the Manager is the sole manager of the Fund.

(d)	Save to the extent a Replacement Feeder Fund Manager is appointed, the relevant Feeder Fund Manager is the sole manager of each relevant Feeder Fund.

(e)	Save to the extent a Replacement Feeder Fund AIFM is appointed, the relevant Feeder Fund AIFM is the sole AIFM of each relevant Feeder Fund.

(f)	Other than the Relevant DDN Person, in respect of the LP Commitments, no other person has any right to call for, drawdown receive, or will receive, any LP Commitments under a Partnership Agreement

23.28	US Related representations (R)

(a)	No Obligor or person controlling an Obligor or Subsidiary of an Obligor is or is required to be registered as an “investment company” as defined in the US Investment Company Act 1940.

(b)
None of the proceeds of any Loan or other extensions of credit under this Agreement made available to the Fund will be used directly or, to the best of its knowledge and belief (having made all due and careful enquiry), indirectly for the purpose of purchasing or carrying any “margin stock” as defined in Regulation T, U or X of the Board of Governors of the US Federal Reserve System, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation T, U or X of such Board.

(c)
No Obligor or any ERISA Affiliate maintains or sponsors an Employee Plan or contributes to or has an obligation to contribute to a Multi-employer Plan or otherwise has any liability or reasonable expectation of liability with respect to any Employee Plan or Multi-employer Plan.

(d)
The transactions contemplated by the Finance Documents do not constitute a non-exempt prohibited transaction, or transaction in respect of which taxes could be imposed, pursuant to section 406 of ERISA or section 4975 of the Code.

(e)	It is not an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Rules) of any Benefit Plan Investor.

(f)	No LP Commitment of any Limited Partner is, or is reasonably expected to be, conditional upon the Fund qualifying as a Venture Capital Operating Company (as defined in the Plan Asset Rules).

23.29	Anti-corruption law

It and each of its Subsidiaries has conducted its business in compliance with applicable anti-corruption laws in all material respects and has instituted and maintained those policies and procedures to the extent required of it to promote and achieve compliance with such laws.

23.30	Sanctions

No Fund Party nor any of their respective Subsidiaries nor their respective directors nor, so far as it is aware to the best of its knowledge, its officers or employees:

(a)	is a Restricted Party; or

(b)	is engaging in any transaction or conduct that is reasonably likely to result in it becoming a Restricted Person;

(c)	is subject to any on-going material claim, proceeding or formal investigation in each case as notified to it with respect to Sanctions;

(d)	is engaging in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it; or

(e)	is engaging, directly or indirectly, in any trade, business or other activities with or for the benefit of any Restricted Person.

23.31	Parallel Funds and Feeder Funds

(a)	No Limited Partner (in its capacity as such) invests alongside the Fund through any Parallel Fund.

(b)	There are no Feeder Funds which are not Guarantors.

23.32	Times when representations made

(a)	All the representations and warranties in this Clause 23 are made by each Fund Party on the date of this Agreement.

(b)
The Repeating Representations are deemed to be made by each Fund Party on the date of each Utilisation Request, each Utilisation Date, the first day of each Interest Period, the date of each Incremental Facility Notice, each Establishment Date, the date of each request made pursuant to paragraph (a) of Clause 2.4 (Accordion feature – Increase of Total Revolving Facility Commitments) and each Increase Date.

(c)
The Repeating Representations in this Clause 23 are deemed to be made by each entity which accedes to this Agreement in accordance with Clause 30 (Changes to the Fund Parties) on the relevant accession date.

(d)
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

24	INFORMATION UNDERTAKINGS

The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents (including, for the avoidance of doubt, any exposure under any Secured Hedging Agreement) or any Commitment is in force.

24.1	Financial statements

The Obligors’ Agent shall supply to the Agent:

(a)
the year-end audited accounts of the Fund and each Feeder Fund as soon as they are available but in any event within 90 days of the end of the Financial Year to which they relate (the “Annual Accounts”);

(b)
copies of the consolidated, unaudited quarterly accounts of the Fund and each Feeder Fund provided to the Limited Partners in accordance with the applicable Fund Documents as soon as they are available but in any event within 45 days of the end of the period to which they relate (the “Quarterly Accounts”);

(c)	to the extent prepared, the ESG Annual Report within 5 Business Days of such report being delivered by the Fund to the Limited Partners; and

(d)	to the extent produced, any ESG, sustainability or equivalent report produced in respect of any Majority-owned Investment.

24.2	Compliance Certificate

The Obligors’ Agent shall supply a Compliance Certificate (or procure that the same is supplied) to the Agent with each set of Annual Accounts, each set of Quarterly Accounts each Utilisation Request, each Incremental Facility Notice and each Accordion Notice:

(a)	confirming that:

(i)	no Exclusion Event has occurred in respect of any Qualifying Limited Partner that has not previously been communicated to the Agent;

(ii)	no Default has occurred and is continuing at the date of the certificate or giving details of any continuing Event of Default or Default and the steps being taken to remedy it;

(iii)
in respect of a Compliance Certificate delivered with a Utilisation Request, Incremental Facility Notice or Accordion Notice no Default is continuing or breach of the Facilities Limit would result from the proposed Utilisation, the establishment of the proposed Incremental Facility or the increase in Revolving Facility Commitments (as applicable);

(b)	in respect of a Compliance Certificate delivered with the Annual Accounts or the Quarterly Accounts, attaching:

(i)	copies of the most recent Annual Accounts or Quarterly Accounts (as the case may be);

(ii)	Supporting Evidence relevant to the demonstration of satisfaction of any ESG Conditions;

(c)	setting out (in reasonable detail):

(i)
computations as to compliance with Clause 25 (Financial Covenants) as at the date as at which the Relevant Reports were drawn up and, in the case of a Compliance Certificate delivered with an Incremental Facility Notice or an Accordion Notice, assuming that the proposed Utilisation, the entire proposed Incremental Facility or all of the requested additional Revolving Facility Commitments have been drawn in full;

(ii)	which ESG Conditions (if any) have been satisfied as at the date of the relevant Compliance Certificate;

(d)	setting out (in reasonable detail) the LP Commitments, Uncalled Commitments and drawn LP Commitments of each Limited Partner as at the date of that Compliance Certificate;

(e)
setting out (in reasonable detail) the amount drawn down from Limited Partners during the period since the last Compliance Certificate was delivered to the Agent and any distributions made to Limited Partners during that period; and

(f)	Each Compliance Certificate shall be signed by an authorised signatory of the Obligors’ Agent.

24.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Obligors’ Agent pursuant to Clause 24.1 (Financial statements) shall be certified by an authorised signatory of the Obligors’ Agent as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)
The Obligors’ Agent shall procure that each set of financial statements delivered pursuant to Clause 24.1 (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the first set of financial statements for the Fund delivered pursuant to Clause 24.1 (Financial statements) (the “First Financial Statements”) unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its Auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(i)
a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Fund’s First Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 25 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Fund’s First Financial Statements.

(c)
Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the First Financial Statements were prepared.

24.4	Year-end

The last day of the Financial Year of each Obligor is 31 December.

24.5	Information: miscellaneous

The Obligors’ Agent shall supply to the Agent:

(a)
promptly (and in any event within 10 Business Days) upon becoming aware of the same, details of any litigation, arbitration, investigation, administrative or regulatory proceedings or written allegations of a material breach of any Fund Document:

(i)	brought by any person other than a Limited Partner and relating to any Fund Party which, if adversely determined, would have or would be reasonably likely to have a Material Adverse Effect;

(ii)	brought by the Limited Partners (or any of them) against any Fund Party,

(b)
within 10 Business Days of such information being sent to the Limited Partners, any document or material information sent to the Limited Partners generally but excluding any specific information in respect of a Limited Partner or any information sent to the Advisory Committee;

(c)	promptly, and in any event within 10 Business Days after they are despatched, copies of all documents sent by (or on behalf of) any Obligor to its creditors generally (or any class of them);

(d)
subject at all times to Clause 26.19 (Constitutional Documents), promptly (and in any event within 10 Business Days) after entering into the same, copies of any amendments to any Constitutional Document;

(e)	promptly (and in any event within 10 Business Days) after entering into the same, copies of any additional Constitutional Documents entered into after the date of this Agreement;

(f)
promptly (and in any event within 10 days) upon becoming aware of the same, details of any default under any Constitutional Document which would have or is reasonably likely to have a material and adverse effect on the interests of the Finance Parties;

(g)
promptly (and in any event within five Business Days) after the occurrence of any event which suspends the Investment Period or a Relevant DDN Person’s ability to send Drawdown Notices (including restricting the purposes for which Drawdown Notices can be sent) or Key Person Event, details of that Key Person Event (including any suspension under clauses 3.6 (Suspension of Drawdowns) or 3.7 (Change of Control) of the Partnership Agreement in respect of the Fund (or equivalent provision in any other Partnership Agreement);

(h)	promptly upon becoming aware of the same (and in any event within five Business Days), details of any Limited Partner which becomes, or is reasonably expected to become, subject to an Exclusion Event;

(i)
details of any Transfer by a Limited Partner of its interest in an Obligor to a transferee within 10 Business Days of the completion of such Transfer including the Relevant Partner Details of any new Limited Partner;

(j)
details of the proposed establishment of any Parallel Fund, Alternative Investment Vehicle or any Feeder Fund or other equivalent or comparable vehicle or structure prior to the establishment of that entity and confirmation of the establishment of any Parallel Fund, Alternative Investment Vehicle or Feeder Fund or other equivalent or comparable vehicle or structure 10 Business Days prior to the establishment of such entity, and then subsequent confirmation of the establishment within five Business days thereof, and for the avoidance of doubt, references in this paragraph (j) to “other equivalent or comparable vehicle or structure” excludes any Subsidiary of the Fund and any vehicle or structure in or through which the Fund holds Investments (including any Investment Holding Company or any Portfolio Company);

(k)
details of any reduction by a Limited Partner of its interest in an Obligor (other than a reduction arising as a result of the drawdown of Uncalled Commitments or a Transfer) within 10 Business Days of such reduction;

(l)
promptly (and in any event within 10 Business Days) upon becoming aware of the same, details of any change in the contact information or any other Required Partner Details (excluding paragraph (b) of the definition of that term) for any Limited Partner (from that provided in the Initial LP List or under paragraph (i) above), including in respect of any new Limited Partner;

(m)
promptly (and in any event within 10 Business Days), details of any steps taken to terminate or dissolve and Fund Party or any steps taken in connection with the removal of any Fund Party as alternative investment manager, investment manager or general partner of an Obligor (as applicable);

(n)
promptly (and in any event within 10 Business Days), upon becoming aware of them, the details of the commencement of any formal investigation by any regulator supervising the activities of any Fund Party or any governmental or regulatory authority involving an Obligor and/or any manager, adviser, administrator, director, officer or trustee of any Fund Party;

(o)	promptly (and in any event within 10 Business Days of becoming aware of, the same), details of any Unapproved UBO/Responsible State Body Event;

(p)
within 10 Business Days of any request, any other information regarding the financial condition, business or operation of the Obligors or assets of the Fund Parties which are subject to the Transaction Security, in each case, which is available to it which the Agent may reasonably request;

(q)
promptly (and in any event within 10 Business Days) details of any adverse change to a previously certified rating or condition relevant to an ESG Condition together with any applicable Supporting Evidence; and

(r)
promptly (and in any event within 10 Business Days) of any request from the Sustainability Co-ordinator, such further information, clarifications or Supporting Evidence (but excluding any third party certifications) relevant to the demonstration of the satisfaction of any ESG Condition as the Sustainability Co-ordinator may request (acting reasonably).

24.6	Notification of a Default

(a)
Each Fund Party shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) within two Business Days upon becoming aware of its occurrence (unless that Fund Party is aware that a notification has already been provided by another Fund Party).

(b)	Within two Business Days upon a request by the Agent, if the Agent reasonably suspects that a Default is continuing, the Obligors’ Agent shall supply to the Agent:

(i)
a certificate signed by an authorised signatory of the Obligors’ Agent certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it); and

(ii)	if requested by the Agent, a Compliance Certificate.

24.7	Use of websites

(a)
The Obligors’ Agent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Obligors’ Agent and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Obligors’ Agent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Obligors’ Agent and the Agent.

If any Lender (an “Email Form Lender”) does not agree to the delivery of information by use of the Designated Website then the Agent shall notify the Obligors’ Agent accordingly and the Obligors’ Agent shall supply the information to the Agent for further delivery by the Agent to each Email Form Lender by electronic mail.

(b)
The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors’ Agent and the Agent.

(c)	The Obligors’ Agent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Obligors’ Agent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Obligors’ Agent notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Obligors’ Agent under this Agreement after the date of that notice shall be supplied by electronic mail unless and until the Agent and the Obligors’ Agent are satisfied that the circumstances giving rise to the notification are no longer applicable.

(d)
Any Website Lender may request, through the Agent, one copy by electronic mail of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors’ Agent shall at its own cost comply with any such request within 10 Business Days.

24.8	“Know your customer” checks

(a)	If:

(i)	the establishment of any Parallel Fund, Alternative Investment Vehicle or any Feeder Fund or other equivalent of comparable vehicle or structure;

(ii)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(iii)	any change in the status of the Fund Parties or the composition of the members of the Fund Parties after the date of this Agreement; or

(iv)
a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iv) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it or in the possession of the Agent, the Obligors’ Agent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iv) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iv) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)
The Obligors’ Agent shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that an entity becomes a Party pursuant to Clause 30 (Changes to the Fund Parties).

(d)
Following the giving of any notice pursuant to paragraph (c) above, if the accession of such entity obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Obligors’ Agent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such entity to this Agreement pursuant to Clause 30 (Changes to the Fund Parties).

25	FINANCIAL COVENANTS

25.1	Financial Covenants

(a)
Uncalled commitments coverage test: The Fund shall ensure that the ratio of (A) the aggregate of the Uncalled Commitments of the Qualifying Limited Partners (as such Uncalled Commitments are reduced from time to time but not, for the purposes of this Clause 25.1 increased without the consent of the Agent acting on the instructions of all the Lenders save that any Recallable Commitments that satisfy the criteria set out in the definition of Uncalled Commitments shall be automatically included) to (B) Aggregate Financial Indebtedness shall:

(i)
for the period from (and including) the date of this Agreement to (and excluding) the first date on which the Total Net Asset Value is equal to or greater than €600,000,000 not be less than 1.50:1; and

(ii)	thereafter, not be less than 1.30:1.

For the purposes of this test, the Uncalled Commitments of any Feeder Fund shall be ignored to avoid double counting.

(b)
Value test: The Fund shall ensure that at all times following the date on which 20 per cent. or more of the aggregate LP Commitments have been funded but prior to the first date on which 40 per cent. of the aggregate LP Commitments as at the date of calculation have been funded (the “Investment Trigger”), the Value Test Ratio shall not be less than 70 per cent.

(c)	Loan to value test: The Fund shall ensure that:

(i)
at any time prior to the Investment Trigger occurring when paragraph (a)(ii) above applies, the ratio (expressed as a percentage) of (A) Aggregate Financial Indebtedness to (B) Total Net Asset Value shall not exceed 100 per cent; and

(ii)	from the date on which the Investment Trigger occurs the ratio (expressed as a percentage) of (A) Aggregate Financial Indebtedness to (B) Total Net Asset Value shall not exceed 65 per cent.

25.2	Financial Covenant Testing

The Fund shall procure that, whilst any amount is outstanding under any Finance Document (or there is any exposure or potential exposure under any Secured Hedging Agreement) or any Finance Party has any Commitment under any Finance Document, the Financial Covenants set out in Clause 25.1 (Financial Covenants) are complied with at all times specified therein and each Financial Covenant shall be tested as at:

(a)	each Quarter Date with reference to the Relevant Report for the period ending on that Quarter Date;

(b)	the date of each Utilisation, Accordion Notice and each Increase Date; and

(c)	the date of each Incremental Facility Notice and each Establishment Date (assuming that the Incremental Facility Commitments being established have been utilised in full).

25.3	Financial Covenant Cure

(a)
If a Financial Covenant is not satisfied at any time (a “Relevant Breach”), the Fund may procure that the Relevant Breach is cured in accordance with paragraph (b) below so that the Event of Default arising from the Relevant Breach will not be continuing after it has been cured in accordance with paragraph (b) below.

(b)
Subject to paragraph (c) below, a Relevant Breach may be cured prior to the end of a period of 35 days following the date of delivery to the Agent of the Relevant Report which discloses the Relevant Breach, or, if earlier, the date of any Fund Party or the Agent becoming aware of such Relevant Breach (the “Breach Awareness Date”), by the Fund:

(i)
procuring that Drawdown Notices are issued in an amount sufficient that the relevant Financial Covenant would be complied with if such Financial Covenant were tested immediately after the proceeds (the “Equity Cure Proceeds”) of such Drawdown Notices were applied in prepayment of the Facilities in accordance with Clause 12.12 (Application of mandatory prepayments) (the “Required Prepayment Amount”);

(ii)	notifying the Agent within 10 Business Days of the Breach Awareness Date that it has issued Drawdown Notices for an amount equal to the Required Prepayment Amount; and

(iii)
procuring that Equity Cure Proceeds in an amount at least equal to the Required Prepayment Amount are applied in prepayment of the Facilities in accordance with Clause 12.12 (Application of mandatory prepayments) within 35 days of the Breach Awareness Date.

(c)	A breach of any of the Financial Covenants:

(i)
shall be cured only if Equity Cure Proceeds in an amount at least equal to the Required Prepayment Amount are applied in prepayment of the Facilities in accordance with Clause 12.12 (Application of mandatory prepayments) within three Business Days of receipt; and

(ii)	may not be cured once the Agent has excercised any of its rights under Clause 27.22 (Acceleration).

26	GENERAL UNDERTAKINGS

26.1	Duration of Undertakings

Each:

(a)	Fund Party (including the Manager in its own capacity and any Additional Borrowers, unless, where specified in the relevant Common Undertaking) in respect of the Common Undertakings,

(b)	Obligor in respect of the Obligor Undertakings (unless, where specified in the relevant Obligor Undertaking, any Additional Obligor is excluded);

(c)	Fund Party (other than the Manager) in respect of Clause 26.5 (No employees);

(d)	General Partner, Feeder Fund General Partner and the Manager in respect of Clause 26.9 (No delegation); and

(e)	General Partner and Feeder Fund General Partner in respect of Clause 26.18 (General Partner’s Share), undertakes,

in each case in respect of itself only (and in respect of each General Partner and Feeder Fund General Partner in its capacity as general partner of the relevant Obligor), to the Finance Parties for so long as any amount is outstanding under any Finance Document (or there is any exposure or potential exposure under any Secured Hedging Agreement) or any Finance Party has any Commitment under any Finance Document.

For ease of reference only, the undertakings in this Clause 25.3(a) marked with “(C)” are Common Undertakings and the undertakings marked with “(O)” are Obligor Undertakings.

26.2	Authorisations (C)

It shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon reasonable request, supply certified copies to the Agent of, any Authorisation required under any law or regulation of the Relevant Jurisdictions to:

(i)	enable it to perform its obligations under the Finance Documents to which it is a party;

(ii)	ensure (subject to the Reservations) the legality, validity, enforceability against it or admissibility in evidence in each Relevant Jurisdiction of any Finance Document; and

(iii)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

26.3	Compliance with laws (C)

It shall comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

26.4	Anti-corruption law (C)

(a)
It shall not (and the Fund shall ensure that no Subsidiary shall) directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	It shall (and the Fund shall ensure that each Subsidiary will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

26.5	No employees

No Fund Party (other than the Manager and any Additional Borrowers) shall have any employees or pay salaries or other similar remuneration to any person.

26.6	Taxation (O)

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 24.1 (Financial statements) (or which will be so disclosed in the next such statements to be delivered); and

(iii)	such payment can be lawfully withheld.

(b)	No Obligor may without obtaining the prior written consent of the Agent (acting on the instructions of all the Lenders) change its residence for Tax purposes.

26.7	Merger (C)

No Fund Party shall enter into any amalgamation, demerger, merger, consolidation or corporate or partnership reconstruction.

26.8	Change of Business (C)

No Fund Party will make any substantial change to the nature of its business from that carried on at the date of this Agreement.

26.9	No delegation

Except pursuant to a Security Document and other than pursuant to any Management Agreement, no General Partner nor the Manager shall delegate to any other person any right or discretion that it may have under the Fund Documents in relation to any Charged Asset.

26.10	Parallel Funds etc. (C)

It will not establish or permit the establishment of any Parallel Fund, Alternative Investment Vehicle or any Feeder Fund (other than the Original Feeder Fund) or other equivalent of comparable vehicle or structure:

(a)	without the prior written consent of the Agent (acting on the instructions of the Majority Lenders); or

(b)
unless such entity accedes to the Facilities Agreement as an Additional Guarantor and grants Transaction Security on substantially the same terms as the Transaction Security granted by the Fund in accordance with Clause 30.5 (Relevant Entities).

26.11	Pari passu ranking (O)

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to comparable entities.

26.12	Negative pledge (C)

In this Clause 26.4, “Quasi-Security” means an arrangement or transaction described in paragraph

(b)	below.

(a)	No Obligor shall create or permit to subsist any Security over any of its assets (including, for the avoidance of doubt, the Charged Property).

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by it;

(ii)	sell, transfer or otherwise dispose of any of its, any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)
enter into any other preferential arrangement having a similar effect, in each case in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	No General Partner or Manager shall create or permit to subsist any Security over any of the Charged Property other than the Transaction Security.

(d)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below (each, “Permitted Security”):

(i)	any netting or set-off arrangement entered into by a Fund Party in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)	(other than in relation to the Charged Property) any lien arising by operation of law and in the ordinary course of trading;

(iii)	any lien arising under the general terms and conditions of banks with whom the relevant Obligor maintains a banking relationship in the ordinary course of business;

(iv)	the Transaction Security;

(v)
any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction entered into by an Obligor which constitutes Permitted Financial Indebtedness, but excluding any Security or Quasi-Security under a credit support arrangement;

(vi)	the posting of cash collateral under a credit support arrangement in respect of a Secured Hedging Transaction;

(vii)	granted by any Obligor over any of its rights or assets which are not subject to Transaction Security provided that:

(A)	any recourse under such security is limited to the assets or rights charged only; and

(B)	any claims against the applicable Obligor under such Security are fully subordinated to the claims of the Finance Parties under the Finance Documents on terms satisfactory to the Agent; and

(viii)	any Security or Quasi-Security given with the prior written consent of all Lenders.

26.13	Loans (O)

(a)	No Obligor (other than any Additional Borrower) shall be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to any of the following (each, a “Permitted Loan”):

(i)	any Financial Indebtedness in respect of which a Fund Party is the creditor to the extent constituted by a positive balance on a bank account;

(ii)	any loan made by an Obligor to (directly or indirectly) any Investment Holding Company, Portfolio Company or any Subsidiary of the Fund to be applied towards Investments;

(iii)	any loan to the extent any Investment constitutes a loan;

(iv)	any loan made by an Obligor to another Obligor;

(v)	in the case of any Feeder Fund, any Financial Indebtedness constituting its Limited Partner Commitment to the Fund in its capacity as a Limited Partner in the Fund (both present and future); or

(vi)	any loan to which the Agent (acting on the instructions of the Majority Lenders) has given its prior written consent.

26.14	Arm’s length basis (C)

(a)
Except as permitted under (b) below, no Fund Party (other than the Manager and any Additional Borrower) shall enter into any transaction with any person except on arm’s length terms or better and for full market value.

(b)	The following transactions shall not be a breach of this Clause 26.13:

(i)	transactions permitted under this Agreement including any guarantee in respect of the obligations of a Portfolio Company to the extent permitted under the terms of this Agreement;

(ii)	transactions between Fund Parties provided that, in each case, such transaction is in compliance with its Constitutional Documents;

(iii)	transactions between Obligors and any Portfolio Company or intermediate holding company; and

(iv)	fees, costs and expenses payable under the Fund Documents or otherwise agreed by the Agent.

26.15	Guarantees (O)

(a)	No Obligor shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to a guarantee (each, a “Permitted Guarantee”) to the extent:

(i)	incurred in accordance with the provisions of, and in compliance with the limitations contained in, the relevant Partnership Agreement and which is given under the Limited Partner Documents:

(ii)
it is a guarantee in respect of the obligations of, or given in connection with, any Portfolio Company or Investment Holding Company which either (i) does not constitute Financial Indebtedness or (ii) is subordinated to all Financial Indebtedness owed to the Finance Parties under the Finance Documents on terms satisfactory to the Agent (acting on the instructions of the Majority Lenders);

(iii)	given under the Finance Documents.

26.16	Indebtedness (O)

(a)
No Obligor shall incur, create (including by way of loan or advance) or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create (including by way of loan or advance) or permit to subsist any Financial Indebtedness.

(b)
Paragraph (a) above does not apply to any Financial Indebtedness (collectively, “Permitted Financial Indebtedness”) to the extent incurred in accordance with the provisions of, and in compliance with the limitations contained in, the relevant Partnership Agreement (including, without limitation, the limitations on borrowings, guarantees and security in clause 4.6.1 (Authority and powers of the Manager) of the Partnership Agreement in respect of the Fund and any equivalent provisions in any other Partnership Agreement) and:

(i)
it arises under the Finance Documents (including, for the avoidance of doubt, any Secured Hedging Agreements in respect of which the aggregate Financial Indebtedness thereunder shall be calculated in accordance with paragraph (f) of that definition); or

(ii)	to the extent covered by a Letter of Credit or other letter of credit, guarantee or indemnity issued under an Ancillary Facility; or

(iii)	it is constituted by the Limited Partner Commitments of the Limited Partners (both present and future); or

(iv)	it arises under any Permitted Guarantee; or

(v)	in respect of any equity commitment letter referred to in paragraph (k) of the definition of Financial Indebtedness; or

(vi)	in respect of any deferred consideration referred to in paragraph (i) of the definition of Financial Indebtedness; or

(vii)	is owed by one Obligor to another Obligor; or

(viii)	it is incurred with the prior written consent of the Majority Lenders.

26.17	Disposals (C)

No Fund Party shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any of the Charged Property other than calling Uncalled Commitments in accordance with the terms of the Limited Partner Documents.

26.18	General Partner’s Share

The General Partner and each Feeder Fund General Partner shall ensure that all sums due and which may become due by the Fund or any Feeder Fund to that General Partner or Feeder Fund General Partner in respect of the General Partner’s Share (as such term is defined in each Partnership Agreement) on or after an Acceleration Event shall be subordinated in all respects to all of the obligations of the Fund and any Feeder Fund to the Finance Parties under the Finance Documents.

26.19	Constitutional Documents (C)

It shall:

(a)
procure that no consents, waivers or amendments are made to its Constitutional Documents which would, or could reasonably be expected to, materially and adversely affect the rights or remedies of the Finance Parties under the Finance Documents;

(b)
procure that no rights are exercised to cancel, rescind or terminate any provision of its Constitutional Documents which would, or could reasonably be expected to, materially and adversely affect the rights or remedies of the Finance Parties under the Finance Documents;

(c)
comply with and perform all its obligations under its Constitutional Documents where failure to do so would, or could reasonably be expected to, materially and adversely affect the rights or remedies of the Finance Parties under the Finance Documents; and

(d)
procure that no rights are exercised to cancel or withdraw any LP Commitment (including, without limitation, pursuant to clauses 4.13.7 (Tax information and tax considerations) or 13.1 (Miscellaneous) of the Partnership Agreement in respect of the Fund (or any equivalent provisions of any other Partnership Agreement), unless in each case:

(i)	such transfer or cancellation relates to a potential actual breach of sanctions or any other illegality event; and

(ii)
the Obligors’ Agent has notified the Agent of such potential or actual breach of sanctions or any other illegality event, and the Agent (acting on the instructions of all Lenders with each Lender’s consent not to be unreasonably withheld or delayed).

(e)	With respect to the Original Feeder Fund and any other Feeder Fund established in Luxembourg:

(i)
It shall maintain its central administration (administration centrale) and its centre of main interests (centre des intérêts principaux) at the place of its registered office (siège statutaire) in Luxembourg and shall have no establishment outside Luxembourg.

(ii)
The Feeder Fund General Partner and the Feeder Fund shall not take any action that would result in a breach by the Feeder Fund AIFM of such Feeder Fund of its obligations under the 2013 Law to the extent such breach would, or could reasonably be expected to, materially and adversely affect the interests of the Finance Parties under the Finance Documents.

(iii)	The Feeder Fund General Partner shall not issue Drawdown Notices to Limited Partners except as otherwise permitted pursuant to and in accordance with the terms of this Agreement.

26.20	Investment Policy (C)

The Fund Parties shall procure that that no amendments are made to:

(a)	the geographic restrictions in its investment policy;

(b)	the general nature of the assets invested; or

(c)	any other provision or restriction of its investment policy,

in each case, which would, or could reasonably be expected to, materially and adversely affect the interests of the Finance Parties under the Finance Documents.

26.21	Bank Accounts (O)

No Obligor (other than any Additional Borrower) shall have any bank accounts other than the Bank Accounts.

26.22	Cashflows (C)

(a)	Prior to the occurrence of an Event of Default which is continuing, all proceeds of any drawdown of Uncalled Commitments from the Limited Partners shall be paid directly into an Operating Account.

(b)	Following the occurrence of an Event of Default which is continuing all proceeds of any drawdown of Uncalled Commitments from the Limited Partners shall be paid directly into a Blocked Account.

(c)
Upon the occurrence of an Event of Default which is continuing, each Obligor irrevocably authorises the Security Trustee to transfer any amounts standing to the credit of an Operating Account to a Blocked Account.

26.23	Distributions (O)

No Obligor (other than any Additional Borrower) nor any General Partner or Manager on behalf of any Obligor (other than any Additional Borrower) may make or permit any distributions and no Fund Party may make any payments to any Limited Partner (in their capacity as such) unless on the proposed distribution or payment date no Event of Default is continuing or expected to arise as a result of such proposed distribution or payment and no Required Prepayment Amount is outstanding.

26.24	Defaulting Partners (C)

If a Limited Partner becomes a Defaulting Partner, no Fund Party shall take any action with respect to such Limited Partner without the prior written consent of the Agent (acting on the instructions of all Lenders) if such action would be reasonably likely to result in such Limited Partner no longer being required to meet its obligations in respect of any Drawdown Notice or otherwise advance any part of its LP Commitment.

26.25	Subordination (C)

The Fund Parties shall at all times ensure that all amounts owed by the Fund Parties to the Limited Partners shall rank subordinate to the obligations of the Fund Parties to the Finance Parties under the Finance Documents.

26.26	Hedging (O)

(a)
Subject to paragraph (b) below, no Obligor (other than any Additional Borrower) shall enter into any Treasury Transaction, other than a Treasury Transaction entered into in the ordinary course of business by an Obligor in connection with the Facilities or the Investments or any F/X Hedging Transaction (but not, in each case, for speculative purposes) which Treasury Transaction shall be entered into:

(i)	pursuant to a Hedging Agreement with a Hedge Counterparty;

(ii)	with a hedge counterparty (including any Hedge Counterparty) on an unsecured basis; or

(iii)	otherwise with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

(b)
Prior to entering into any Treasury Transaction of the type referred to in paragraph (a) above (a “Proposed Treasury Transaction”), the Obligors’ Agent shall use commercially reasonable endeavours to give the Agent not less than two Business Days’ notice of the details of terms of the Proposed Treasury Transaction and, during that period any member of the Investec Group may propose terms for the Proposed Treasury Transaction.

26.27	Sanctions (C)

(a)	No Fund Party shall:

(i)	become a Restricted Party;

(ii)
permit any Utilisation or the proceeds of any Utilisation to be lent, contributed or otherwise made available to any Restricted Person or any subsidiary, joint venture partner or other person, that so far as the relevant Fund Party is aware (after due and careful enquiry), at the time of such funding, is the subject of Sanctions, or in any other manner that would so far as the relevant Fund Party is aware (after due and careful enquiry) result in a violation by any person (including any Finance Party) of Sanctions;

(iii)
request a Letter of Credit to be issued to any person or in any Designated Jurisdiction that, at the time of such issuance, is the subject of Sanctions or that would otherwise, so far as the relevant Fund Party is aware (after due and careful enquiry), result in a violation by any person (including any Finance Party) of Sanctions; and

(iv)	fund all or part of any repayment of any Utilisation out of proceeds directly derived from transactions which would be prohibited by Sanctions.

(b)
The Fund Parties will maintain in effect policies and procedures reasonably designed to ensure compliance by each Fund Party, its Subsidiaries and their respective directors, officers, employees, and agents with applicable Sanctions

26.28	Anti-Blocking Law

(a)
Any provision of Clauses 23.30 (Sanctions), 26.4 (Anti-corruption law) and 26.27 (Sanctions) shall not apply to or in favour of any person if and to the extent that it would result in a breach by or in respect of that person, of any applicable Blocking Law.

(b)	For the purposes of this Clause 26.28, “Blocking Law” means:

(i)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); or

(ii)	section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung).

26.29	Syndication (C)

Each Fund Party:

(a)	acknowledges that the Arranger intends to syndicate the Facilities by:

(i)	procuring the transfer of Commitments from the Original Lenders to New Lenders; and

(ii)	procuring the accession of Additional Lenders,

subject always to the requirements of Clause 29 (Change to the Finance Parties);

(b)
shall provide reasonable assistance to the Arranger in the syndication of the Facilities and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication; and

(c)	shall agree (to the extent applicable to it) to short Interest Periods in relation to any Loan to facilitate the syndication of the Facilities without the incurrence of Break Costs,

26.30	Further assurance (C)

(a)
Each Fund Party shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify (and in such form as the Security Trustee may reasonably require in favour of the Security Trustee or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Trustee or the Finance Parties Security over any property and assets of that Fund Party located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)
Each Fund Party shall take all such action as is available to it (including making all filings and registrations) as may be reasonably necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Finance Parties by or pursuant to the Finance Documents.

26.31	Annual Margin Saving (O)

In respect of each Financial Year, the Fund shall be required at the end of such Financial Year to ringfence an amount of cash equal to the Annual Margin Saving and shall apply such amounts towards the purchase of carbon credits, carbon emissions reduction certificates or other similar carbon reduction initiatives (or such other ESG-related objectives of the Fund as may be agreed between the Obligors’ Agent and the Majority Lenders).

26.32	Conditions subsequent (C)

(a)
The Fund Parties (or the Obligors’ Agent on their behalf) shall provide evidence satisfactory to the Agent that each of the relevant Fund Parties have sent notice of the creation of the Transaction Security under the Security Agreement (such notice, a “Security Notice”) to each of the Limited Partners as at the date of this Agreement (the “Original Limited Partners”), as required under the terms of the Security Agreement prior to the submission of the first Utilisation Request under this Agreement (such date being the “First Security Notice Date”).

(b)	Where a Security Notice is distributed by or on behalf of the Fund Parties to the Original Limited Partners by way of the Security Notice being uploaded to an online platform:

(i)
an automatically generated report confirming that (A) the relevant Security Notice has been uploaded and (B) each Original Limited Partner has been sent an alert notifying them of the same shall constitute evidence satisfactory to the Agent that notice of the creation of the Transaction Security under the Security Agreement has been sent; and

(ii)
no later than 5 Business Days after the date the Security Notice is uploaded, the Fund Parties (or the Obligors’ Agent on their behalf) shall provide evidence satisfactory to the Agent that each Original Limited Partner has either (i) accessed the relevant Security Notice on the online platform or (ii) been sent a copy of the Security Notice by electronic mail (together with a read receipt in respect thereof) or in hard copy form (together with proof of delivery).

(c)
The Fund Parties (or the Obligors’ Agent on their behalf) shall provide evidence satisfactory to the Agent that each of the relevant Fund Parties have sent a Security Notice to any Limited Partner which becomes a Limited Partner after the First Security Notice Date within five Business Days of the acceptance of such new Limited Partner as a Limited Partner in the Fund or Feeder Fund (as applicable).

27	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 27 is an Event of Default (save for Clause 27.22 (Acceleration)).

27.1	Non-payment

An Obligor does not pay on the due date (the “Due Date”) any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)    its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)
if such payment is of principal or interest and payment is made within three Business Days of its Due Date or if such payment is of an amount other than principal or interest and payment is made within seven days of its due date.

27.2	Financial Covenants and other obligations

(a)	Subject to Clause 25.3 (Financial Covenant Cure), any Financial Covenant is not complied with.

(b)	Any Fund Party fails to comply with any of its obligations under any of the Common Undertakings (other than Clauses 26.2 (Authorisations), 26.3 (Compliance with laws), Clause

26.14	(Arm’s length basis) and Clause 26.29 (Syndication)).

(c)	Any Obligor fails to comply with any of its obligations under any of the Obligor Undertakings (other than 26.6 (Taxation), Clause 26.13 (Loans), Clause 26.30 (Further assurance) or Clause

26.31	(Annual Margin Saving)).

(d)	Any Fund Party fails to comply with any of its obligations under any of Clauses 24.6 (Notification of a Default) and 26.9 (No delegation).

(e)	The Obligors’ Agent fails to comply with any of its obligations under Clauses 24.1 (Financial statements), 24.2 (Compliance Certificate) and 24.5 (Information: miscellaneous).

27.3	Other obligations

(a)
Any Fund Party does not comply with any provision of the Finance Documents applicable to it other than those to which Clauses 27.1 (Non-payment) and 27.2 (Financial Covenants and other obligations) apply.

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days (or such longer period as the Agent (acting on the instruction of the Majority Lenders) may permit) after the earlier of (i) the Agent giving notice of such failure to comply to the Obligors’ Agent and (ii) any Fund Party becoming aware of such failure to comply.

27.4	Misrepresentation

(a)
Any representation or statement made or deemed to be made by any Fund Party in the Finance Documents or any other document delivered by or on behalf of any Fund Party under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)
No Event of Default under paragraph (a) above will occur if the circumstance leading to such representation or warranty being incorrect or misleading is capable of remedy and is remedied within 10 Business Days (or such longer period as the Agent (acting on the instruction of the Majority Lenders) may permit) after the earlier of (i) the Agent giving notice of such circumstance to the Obligors’ Agent and (ii) any Fund Party becoming aware of such circumstance.

(c)
No Event of Default under paragraph (a) above will occur as a result of a representation given under Clause 23.13(d) (Financial statements) being incorrect or misleading in any material respect where, at the time the representation was made or deemed made, no Margin Adjustment has been applied.

27.5	Cross default

(a)	Any Financial Indebtedness of any Fund Party (other than the Manager and any Feeder Fund Manager) is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Fund Party is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any commitment for any Financial Indebtedness of any Fund Party (other than the Manager and any Feeder Fund Manager) is cancelled or suspended by a creditor of that Fund Party as a result of an event of default (however described).

(d)
Any creditor of any Fund Party (other than the Manager and any Feeder Fund Manager) becomes entitled to declare any Financial Indebtedness of that Fund Party due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 27.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than €1,000,000 (in the case of Fund Party other than the Manager and any Feeder Fund Manager) or €2,000,000 (in the case of the Manager or any Feeder Fund Manager) (in each case, or its equivalent in any other currency or currencies).

27.6	Insolvency

(a)
Any Fund Party or any Co-investment Entity is unable or admits inability to pay its debts as they fall due, suspends (or threatens in writing to suspend) making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)
The value of the assets of any Fund Party or Co-investment Entity (which for the avoidance of doubt in the case of the Fund or a Feeder Fund shall include its Uncalled Commitments (if any) is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Fund Party or Co-investment Entity.

27.7	Insolvency proceedings

(a)	Any corporate or partnership action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, controlled management, winding-up, dissolution, administration, bankruptcy, sequestration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Fund Party or Co-investment Entity other than a solvent liquidation or reorganisation approved in advance by the Agent (acting on the instructions of the Majority Lenders);

(ii)	a general composition, compromise, assignment or arrangement with creditors of any Fund Party or Co-investment Entity by reason of actual or anticipated financial difficulties;

(iii)
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Fund Party or Co-investment Entity or any of their respective assets; or

(iv)
enforcement of any Security over any assets of any Fund Party or Co-investment Entity or any analogous procedure with respect to any assets of any Fund or Co-investment Entity, in each case, where such assets have an aggregate value in excess of €1,000,000 (in the case of any Fund Party other than the Manager or any Feeder Fund Manager) or €2,000,000 (in the case of the Manager, any Feeder Fund Manager or Co-investment Entity) (in each case, or its equivalent in any other currency or currencies).

(b)
a situation of cessation of payments (cessation de paiements) or absence of access to credit (ébranlement credit) within the meaning of Article 437 of the Luxembourg Commercial Code in relation to any Fund Party or any Co-Investment Entity;

(c)
insolvency proceedings (faillite) of any Fund Party or any Co-Investment Entity within the meaning of Articles 437 ff. of the Luxembourg Commercial Code or any other insolvency proceedings pursuant to the Regulation (EU) N° 2015/848 of 20 May 2015 on insolvency proceedings (recast);

(d)	controlled management (gestion contrôlée) of any Fund Party or any Co-Investment Entity within the meaning of the grand ducal regulation of 24 May 1935 on controlled management;

(e)
voluntary arrangement with creditors (concordat préventif de faillite) of any Fund Party or any Co-Investment Entity within the meaning of the Luxembourg law of 14 April 1886 on arrangements to prevent insolvency, as amended;

(f)	suspension of payments (sursis de paiement) of any Fund Party or any Co-Investment Entity within the meaning of Articles 593 ff. of the Luxembourg Commercial Code; or

(g)	voluntary or compulsory winding-up of any Fund Party or any Co-Investment Entity pursuant to the Luxembourg law of 10 August 1915 on commercial companies, as amended

(h)	This Clause 27.7 shall not apply to:

(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 10 Business Days of commencement;

(ii)	any proceedings which the Agent (acting on the instructions of the Majority Lenders) is satisfied will be withdrawn before it is heard or will be unsuccessful; or

(iii)	a solvent liquidation or reorganisation approved in advance by the Agent.

27.8	Undischarged judgments and creditors’ process

(a)	A final judgment is declared in relation to any Fund Party which judgment exceeds €500,000 and such judgment is not discharged or vacated within 10 Business Days.

(b)
Any expropriation, attachment, sequestration, distress, arrestment, execution or other analogous legal process affects any asset or assets of any Fund Party (other than the Manager or any Feeder Fund Manager) where such assets have an aggregate value in excess of €1,000,000 or (in the case of the Manager, any Feeder Fund Manager or Co-investment Entity), €2,000,000 (in each case, or its equivalent in any other currency or currencies) and is not discharged within 10 Business Days.

27.9	Insolvency equivalence

Anything analogous to any of the events described in Clauses 27.6 (Insolvency) to 27.8 (Undischarged judgments and creditors’ process) above occurs in respect of any Fund Party, or Co-investment Entity in any Relevant Jurisdiction (subject to the same grace periods and carve outs).

27.10	Exclusion Event

One or more Qualifying Limited Partners whose aggregate LP Commitments are equal to or greater than the Limited Partner Threshold are subject to an Exclusion Event under paragraphs (a), (b), (c), (f), (j), (l), (p) or (m) of that definition.

27.11	Material Adverse Effect

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

27.12	Invalidity, unlawfulness and repudiation

(a)
It is or becomes unlawful for a Fund Party to perform any of its material obligations under the Finance Documents to which such Fund Party is a party or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective in any material respect.

(b)
Any obligation or obligations of any Fund Party under any Finance Documents (to which such Fund Party is a party) are not (subject to the Reservations and in the case of any Security Document to the Perfection Requirements) or cease to be legal, valid, binding or enforceable against such Fund Party and this, individually or cumulatively, materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c)
Any Finance Document ceases to be in full force and effect or any Transaction Security ceases (subject to the Reservations) to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than any Finance Party) to be ineffective and that cessation or lack of effect individually or cumulatively materially and adversely affects the rights of interests of any of the Finance Parties under the Finance Documents.

(d)	Any Fund Party repudiates or evidences in writing an intention to repudiate any of its obligations under any Finance Document.

27.13	Fund Documents’ invalidity, unlawfulness or repudiation

Anything analogous to any of the events described in Clause 27.12 (Invalidity, unlawfulness and repudiation) above occurs in respect of any of the Fund Documents (other than any Side Letter).

27.14	Cessation of Business

Any Fund Party or Co-investment Entity ceases, or threatens or proposes to cease, to carry on all or substantially all of its business unless, in the case of the General Partner, a Feeder Fund General Partner or the Manager or Feeder Fund Manager only, that General Partner, Feeder Fund General Partner, the Manager or Feeder Fund Manager is replaced in accordance with Clause 30.8 (Replacement General Partner or Replacement Manager) or Clause 30.9 (Replacement Feeder Fund General Partner, Replacement Feeder Fund Manager or Replacement Feeder Fund AIFM).

27.15	Investment Period

The Investment Period terminates before its anticipated termination date, including (without limitation) as a result of the application of clauses 3.6 (Suspension of Drawdowns) or 3.7 (Change of Control) of the Partnership Agreement in respect of the Fund (or any equivalent provisions contained in the Partnership Agreement in respect of any Feeder Fund (as applicable)).

27.16	Audit qualification

The auditors of the Fund or any Feeder Fund issue a qualified opinion on the audited Annual Accounts of the Fund or Feeder Fund (as applicable) or modify them by including in them an emphasis of matter statement drawing attention to the existence of one or more material uncertainties that may cast significant doubt about the Fund’s or Feeder Fund’s (as applicable) ability to continue as a going concern and/or determining that the use of the going concern basis is not appropriate.

27.17	Expropriation

The authority or ability of any Fund Party to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Fund Party or any of its assets.

27.18	Change of General Partner, Manager, Feeder Fund General Partner etc.

Other than in connection with the replacement of a General Partner, a Feeder Fund General Partner, the Manager, a relevant Feeder Fund Manager or a relevant Feeder Fund AIFM in accordance with Clause 30.8 (Replacement General Partner or Replacement Manager) or Clause 30.9 (Replacement Feeder Fund General Partner, Replacement Feeder Fund Manager or Replacement Feeder Fund AIFM) (and this Event of Default shall also apply to any such replacement general partner or manager):

(a)
the General Partner ceases to be the general partner of the Fund (or any other person is appointed as a general partner of the Fund) or the Limited Partners commence any action to remove the General Partner pursuant to the provisions of the Partnership Agreement in respect of the Fund;

(b)
a Feeder Fund General Partner ceases to be the general partner of the relevant Feeder Fund (or any other person is appointed as a general partner of the relevant Feeder Fund) or the Limited Partners in a Feeder Fund commence any action to remove a Feeder Fund General Partner pursuant to the provisions of the Partnership Agreement in respect of the Feeder Fund;

(c)	the Manager ceases to be the manager of the Fund (or any other person is appointed as the manager of the Fund) or any action is commenced to remove the Manager;

(d)
a Feeder Fund Manager ceases to be the manager of the relevant Feeder Fund (or any other person is appointed as the manager of the relevant Feeder Fund) or any action is commenced to remove a Feeder Fund Manager; or

(e)	a Feeder Fund AIFM ceases to be the AIFM of the relevant Feeder Fund (or any other person is appointed as the AIFM of the relevant Feeder Fund) or any action is commenced to remove a Feeder Fund AIFM.

27.19	Related LPs

Any Related LP fails to fund any of their LP Commitments in accordance with the terms of the Partnership Agreement in respect of the Fund (or equivalent provision in any other Partnership Agreement) when required to do so within 10 Business Days of the due date for such payment in respect of any amount payable in respect of its LP Commitments.

27.20	Litigation

Any litigation, arbitration, administrative or regulatory proceedings or investigations of, or before, any court, arbitral body or agency or regulatory authority are started or threatened in writing, or any judgement or order of a court, arbitral body or agency or regulatory authority is made against any Fund Party or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect.

27.21	ERISA

(a)	The underlying assets of any of (i) the Fund or (ii) any Feeder Fund constitute Plan Assets.

(b)
Any event or circumstance occurs which gives rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code under the Finance Documents that would subject any Secured Party to any tax, penalty, damages or any other claim or relief under ERISA or the Code or applicable similar laws.

27.22	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice (a “Default Notice”) to the Obligors’ Agent do all or any of the following, in addition and without prejudice to any other rights or remedies which it may have under any Finance Document:

(i)
cancel each Available Commitment of each Lender and/or each Ancillary Commitment of each Ancillary Lender at which time each such Available Commitment and Ancillary Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation;

(ii)
declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(iii)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(iv)	declare that full cash cover in respect of each Letter of Credit is immediately due and payable, at which time it shall become immediately due and payable;

(v)
declare that full cash cover in respect of each Letter of Credit is payable on demand, at which time it shall become immediately payable on demand by the Agent on the instructions of the Majority Lenders;

(vi)
declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable;

(vii)
declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(viii)	demand payment from any Guarantor under Clause 22 (Guarantee and Indemnity); and/or

(b)	exercise or direct the Security Trustee to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

27.23	Applicability to an Additional Borrower

If an Event of Default occurs under this Clause 27 and:

(a)	such Event of Default has occurred solely in relation to, or in respect of an Additional Borrower (an “Additional Borrower Event of Default”); and

(b)	within:

(i)
two Business Days of the earlier of (i) the Lender giving notice of the occurrence of the relevant Additional Borrower Event of Default to the Obligors’ Agent and (ii) the Obligors’ Agent (or the relevant Additional Borrower) becoming aware of the relevant Additional Borrower Event of Default (the “Breach Awareness Date”), the General Partner and/or the Feeder Fund General Partner (as applicable) has delivered a notice (a “Cure Notice”) to the Agent stating:

(A)	that it intends to cure the Additional Borrower Event of Default;

(B)
the total amount necessary to repay all amounts borrowed by the relevant Additional Borrower under the terms of the Finance Documents (including all Accrued Fees and Accrued Interest in respect of such repaid amounts (the “Required Prepayment Amount”); and

(C)
the amount (if any) of the Required Prepayment Amount that can be funded from cash freely available to the Fund and the amount (if any) of the Required Prepayment Amount that will be funded by drawdowns from Limited Partners (the “Required Drawdown Amount”);

(ii)
three Business Days of the Breach Awareness Date the Fund has delivered to the Agent copies of Drawdown Notices issued (if any) for the purpose of funding all or part of the Required Prepayment Amount in an aggregate amount equal to the Required Drawdown Amount; and

(iii)	the Maximum Period of such Drawdown Notices being issued, an amount equal to the Required Prepament Amount is applied in prepayment of Utiliasations made by the relevant Additional Borrower,

then:

(1)	such Additional Borrower Event of Default shall be deemed not to have occurred; and

(2)
until the expiry of such three Business Day period referred to in paragraph (b)(i) above and (if the General Partner or the Feeder Fund General Partner issues Drawdown Notices as envisaged by paragraph (b)(ii) above) the expiry of the further Maximum Period referred to in paragraph (b)(iii) above, the Lender shall not be entitled to deliver a Default Notice to the Obligors’ Agent under Clause 27.22 (Acceleration) solely as a result of the occurrence of the relevant Additional Borrower Event of Default.

28	DRAWDOWN NOTICES

28.1	Drawdown Notices

(a)
Each Relevant DDN Person undertakes to deliver (or procure the delivery of) Drawdown Notices to the Limited Partners pursuant to and in accordance with the terms of the relevant Partnership Agreement in order to enable the Fund to repay the Loans and all other amounts outstanding under the Finance Documents on the Relevant Repayment Date or on any earlier repayment required pursuant to any provision of this Agreement (including, without limitation, Clauses 12.2 (Change of Control) to 12.5 (Termination of the Fund or Feeder Fund) (inclusive) and 27.22 (Acceleration)).

(b)
If the aggregate amount requested in such Drawdown Notices is proposed to be less than the amount required to be repaid or prepaid, the Relevant DDN Person (or the Obligors’ Agent on its behalf) shall demonstrate to the satisfaction of the Agent, acting reasonably, its proposed source for such shortfall.

(c)	The Obligors’ Agent shall deliver to the Agent a copy of each Drawdown Notice no later than:

(i)
three Business Days following a request from the Agent, if no Acceleration Event or event under any of Clauses 12.2 (Change of Control) to 12.5 (Termination of the Fund or Feeder Fund) (inclusive) has occurred; and

(ii)
two Business Days after the delivery of the relevant Drawdown Notices if an Acceleration Event or event under any of or event under any of Clauses 12.2 (Change of Control) to 12.5 (Termination of the Fund or Feeder Fund) (inclusive) has occurred.

(d)
The Relevant DDN Person undertakes that if any Limited Partner fails to pay any amount requested in a Drawdown Notice or is an Excused Partner in respect of any Drawdown Notice, it will deliver additional Drawdown Notices to the non-defaulting and non-Excused Partners for their pro rata share of such unpaid amount, and further undertakes to apply this procedure as often as necessary to ensure all amounts then due and payable under the Finance Documents are paid in full.

SECTION 9
CHANGES TO PARTIES

29	CHANGES TO THE FINANCE PARTIES

29.1	Assignments and transfers by the Lenders

Subject to this Clause 29, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights;

(b)
transfer by novation any of its rights and obligations, under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

29.2	Conditions of assignment or transfer

(a)	Subject to paragraph (c), the Existing Lender must obtain the consent of the Obligors’ Agent before it may make an assignment or transfer, unless the assignment or transfer is:

(i)	to another Lender or an Acceptable New Lender;

(ii)	made at a time when an Event of Default is continuing, in which event no consent is required from the Obligors’ Agent.

(b)
Subject to paragraph (c) below, the consent of the Obligors’ Agent to an assignment or transfer must not be unreasonably withheld or delayed. The Obligors’ Agent will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Obligors’ Agent within that time.

(c)
Notwithstanding the above, the consent of the Obligors’ Agent shall be required at all times in its sole discretion with respect to any transfer to a Competitor of the Fund (including to the extent such Competitor is an Affiliate of a Lender).

(d)
At any time when any Fronted Letter of Credit or other amounts payable under the Finance Documents to any Fronting Issuing Bank (in its capacity as such) are outstanding, the consent of the Fronting Issuing Bank is required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations.

(e)	An assignment will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

(ii)
performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(f)	A transfer will only be effective if the procedure set out in Clause 29.5 (Procedure for transfer) is complied with.

(g)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)
Prior to when an Event of Default is continuing and unless otherwise agreed between the Obligors’ Agent and the Arranger, an assignment or transfer by any member of the Investec Group must be in an amount such that the aggregate amount of remaining participations held by any member(s) of the Investec Group in respect of Commitments or Utilisations after such assignment or transfer is in excess of 33.33% of the Total Commitments (excluding for the purposes of this calculation any part of the Total Commitments held by Additional Increase Lenders or Incremental Facility Lenders which the Obligors’ Agent has arranged in accordance with Clauses 2.4(b)(i)(B) (Accordion feature – Increase of Total Revolving Facility Commitments) or 10.1(c) (Establishment of Incremental Facilities)).

(i)
If (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office, and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 17 (Tax Gross Up and Indemnities) or Clause 17 (Tax Gross Up and Indemnities

29.3	Definitions

(a)	In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i)
where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 1 (The Original Parties) and

(A)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(B)	where the Borrower is an Additional Borrower, is filed with HMRC within thirty (30) days of the date on which that Borrower becomes an Additional Borrower; or

(ii)
where it relates to a UK Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender and

(A)
where the Borrower is a Borrower as at the date on which that UK Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that UK Treaty Lender becomes a Party as a Lender, or

(B)
where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HMRC within thirty (30) days of the date on which that Borrower becomes an Additional Borrower.

“Luxembourg Qualifying Lender” means (in respect of payments made by an Obligor which is established in Luxembourg) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is entitled to receive interest payments free of Luxembourg withholding tax.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a UK Qualifying Lender or a Luxembourg Qualifying Lender.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(iii)	a company resident in the United Kingdom for United Kingdom tax purposes;

(iv)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)
company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(v)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 17.2 (Tax gross-up) or a payment under Clause 17.3 (Tax indemnity).

“UK Non-Bank Lender” means:

(vi)	where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part III of Schedule 1 (The Original Parties); and

(vii)
where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate, Assignment Agreement or Additional Lender Confirmation which it executes on becoming a Party.

“UK Qualifying Lender” means (in respect of payments made by an Obligor which is established in the United Kingdom):

(viii)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

(1)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(2)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

a.	a company so resident in the United Kingdom; or

b.
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(3)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a UK Treaty Lender; or

(D)	a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

“UK Treaty Lender” means a Lender which:

(ix)	is treated as a resident of a UK Treaty State for the purposes of the UK Treaty;

(x)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(xi)	fulfils any other conditions which must be fulfilled in order to obtain the full exemption from Tax imposed by the United Kingdom on interest under the relevant UK Treaty.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

(b)	Unless a contrary indication appears, in this Clause 17 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

29.4	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under each Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Obligors’ Agent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Obligors’ Agent and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Obligors’ Agent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “UK Qualifying Lender” and:

(A)	the relevant Lender has not given a Tax Confirmation to the Obligors’ Agent; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Obligors’ Agent, on the basis that the Tax Confirmation would have enabled the Obligors’ Agent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)
the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraphs (h) or (i) (as applicable) below.

(e)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Luxembourg, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Luxembourg Qualifying Lender, but on that date that Lender is not or has ceased to be a Luxembourg Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of any relevant taxing authority; or

(ii)	such Tax Deduction is due under the Luxembourg law of 23 December 2005, as amended.

(f)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

(i)
Subject to paragraph (ii) below, a UK Treaty Lender and each Obligor which makes a payment to which that UK Treaty Lender is entitled shall co-operate in promptly completing or assisting with the completion of any procedural formalities necessary for that Obligor to (i) obtain authorisation to make that payment without a Tax Deduction and/or (ii) maintain that authorisation where an authorisation expires or otherwise ceases to have effect.

(ii)	solely with respect to an Obligor established in the United Kingdom:

(A)
a UK Treaty Lender which is the Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Parties); and

(B)
a UK Treaty Lender which is not the Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph

(i)	above solely with respect to a Borrower established in the UK.

(i)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii) above and:

(i)	the relevant Borrower has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	the relevant Borrower has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C)
HM Revenue & Customs gives the relevant Borrower authority to make payments to that Lender without a Tax Deduction but such authority is subsequently revoked or expires, and in each case, the relevant Borrower has notified that Lender in writing, that Lender and the relevant Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

(j)
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees.

(k)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(l)	A UK Non-Bank Lender which is the Original Lender gives a Tax Confirmation to the Obligors’ Agent by entering into this Agreement.

(m)	A UK Non-Bank Lender shall promptly notify the Obligors’ Agent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

29.5	Tax indemnity

(a)
The relevant Borrower shall (within the Maximum Period following demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)
under the laws of the jurisdiction (or jurisdictions) in which that Finance Party’s Facility Office or other permanent establishment is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 17.2 (Tax gross-up);

(B)
would have been compensated for by an increased payment under Clause 17.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 17.2 (Tax gross-up) applied;

(C)	relates to a FATCA Deduction required to be made by a Party;

(D)
(for the avoidance of doubt) is compensated for by Clause 17.6 (Stamp taxes) or Clause 17.7 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied); or

(E)	(for the avoidance of doubt) is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors’ Agent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.3, notify the Agent.

(e)
Each Finance Party shall severally indemnify the Agent, within the Maximum Period following demand therefor, for any Taxes attributable to such Finance Party (but only to the extent that the Obligor has not already indemnified the Agent for such Taxes and without limiting the obligation of the Obligors to do so) that are payable or paid by the Agent in connection with any Finance Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant taxing authority. A certificate as to the amount of such payment or liability delivered to any Finance Party by the Agent shall be conclusive absent manifest error. Each Finance Party hereby authorises the Agent to set off and apply any and all amounts at any time owing to such Finance Party under any Finance Document or otherwise payable by the Agent to the Finance Party from any other source against any amount due to the Agent under this Clause 17.3(e).

29.6	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

29.7	Lender Status Confirmation

(a)
Each Lender which is not the Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	in respect of a Borrower established in the United Kingdom:

(A)	not a UK Qualifying Lender;

(B)	a UK Qualifying Lender (other than a UK Treaty Lender); or

(C)	a UK Treaty Lender.

(ii)	in respect of a Borrower established in Luxembourg:

(A)	not a Luxembourg Qualifying Lender; or

(B)	a Luxembourg Qualifying Lender.

If such a Lender fails to indicate its status in accordance with this Clause 17.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Obligors’ Agent). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 17.5.

29.8	Stamp taxes

The Fund or the relevant Borrower (as applicable) shall pay and, within the Maximum Period of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this Clause 17.6 shall not apply to any stamp duty, registration or similar Taxes payable in respect of (i) any assignment or transfer by a Lender of any of its rights and obligations under any Finance Document, or (ii) any Luxembourg registration duties (droits d’enregistrement) payable in the event of a voluntary registration in Luxembourg of the Finance Documents by a Finance Party with the Administration de l’Enregistrement des Domaines et de la TVA in Luxembourg when such registration is not required to maintain, preserve, establish or enforce the rights ofthat Party under the Finance Documents.

29.9	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 17.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

29.10	Survival of obligations

Without prejudice to the survival of any other section of this Agreement, the agreements and obligations of each Obligor and each Finance Party contained in this Clause 17 shall survive the payment in full by the Obligors of all obligations under this Agreement and the termination of this Agreement.

29.11	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
Each Finance Party agrees that if any form or certification it previously delivered pursuant to this Clause 17.9 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parties to which such form or certification was previously delivered in writing of its legal inability to do so.

29.12	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Obligors’ Agent and the Agent and the Agent shall notify the other Finance Parties.

(c)
Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been entitled if the assignment, transfer or change had not occurred.

29.13	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the

Agent (for its own account) a fee of €3,500.

29.14	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Fund Party;

(iii)	the performance and observance by any Fund Party of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Fund Party and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Fund Party and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by Fund Party of its obligations under the Finance Documents or otherwise.

29.15	Procedure for transfer

(a)
Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 29.20 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Fund Parties and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
each of the Fund Parties and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Fund Party and the New Lender have assumed and/or acquired the same in place of that Fund Party and the Existing Lender;

(iii)
the Agent, the Arranger, the Security Trustee, the New Lender, the other Lenders, the Issuing Bank and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Issuing Bank, any relevant Ancillary Lender, the Security Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

29.16	Procedure for assignment

(a)
Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 29.20 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released by each Fund Party and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 29.16 to assign their rights under the Finance Documents (but not, without the consent of the relevant Fund Party or unless in accordance with Clause 29.15 (Procedure for transfer), to obtain a release by that Fund Party from the obligations owed to that Fund Party by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Conditions of assignment or transfer).

29.17	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, an Accordion Notice, Incremental Facility Notice or an Increase Confirmation send to the Obligors’ Agent a copy of that Transfer Certificate Assignment Agreement, Accordion Notice, Incremental Facility Notice or Increase Confirmation.

29.18	Hedge Counterparties

(a)
The Obligors’ Agent or a Lender may request that a Lender or an Affiliate of a Lender becomes a Hedge Counterparty by delivering to the Agent and the Security Trustee a duly executed Hedge Counterparty Accession Undertaking.

(b)
The relevant person will become a Hedge Counterparty if the Arranger and the Obligors’ Agent have given their consent to their accession, upon which the Agent and Security Trustee shall enter into the relevant Hedge Counterparty Accession Undertaking (which the Agent and Security Trustee must do promptly upon being satisfied that such Lender or Affiliate thereof has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such accession).

29.19	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 29.19, each Lender may without consulting with or obtaining consent from any Fund Party at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Fund Party other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

29.20	Pro rata interest settlement

(a)
If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.15 (Procedure for transfer) or any assignment pursuant to Clause 29.16 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.20, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 29.20 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees

(c)
An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 29.20 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

30	CHANGES TO THE FUND PARTIES

30.1	Assignments and transfers by Fund Parties

Other than in accordance with Clause 30.8 (Replacement General Partner or Replacement Manager) or Clause 30.9 (Replacement Feeder Fund General Partner, Replacement Feeder Fund Manager or Replacement Feeder Fund AIFM), no Fund Party may, assign any of its rights or transfer any of its rights or obligations under the Finance Documents, without the prior consent of the Agent which consent may be subject to such conditions as the Agent in its sole discretion may require.

30.2	Additional Borrowers

(a)	Subject to compliance with the provisions of Clause 24.8 (“Know your customer” checks), the Obligors’ Agent may request that any entity:

(i)	which is a Portfolio Company or Investment Holding Company incorporated in an Approved Jurisdiction;

(ii)	the indebtedness of which entity under this Agreement can be guaranteed by the Fund (and is so guaranteed) without breaching any of the terms of its constitutional documents; and

(iii)	the identity of which is approved by each Revolving Facility Lender (acting reasonably), (each a “Portfolio Company Borrower”) becomes an Additional Borrower.

(b)	A Portfolio Company Borrower shall become an Additional Borrower if:

(i)	its jurisdiction of incorporation, registration or organisation is an Approved Jurisdiction;

(ii)
the Obligors’ Agent delivers to the Agent a duly completed and executed Accession Deed executed and delivered on behalf of the proposed Additional Borrower evidencing its accession to the Finance Documents as an Additional Borrower and an Additional Guarantor;

(iii)	the Obligors’ Agent confirms that no Default is continuing or would occur as a result of such Portfolio Company Borrower becoming an Additional Borrower; and

(iv)
the Agent has received all of the applicable documents and other evidence listed in Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Lenders.

30.3	Resignation of a Borrower

(a)	The Obligors’ Agent may request that an Additional Borrower ceases to be a Borrower by delivering to the Lender a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Obligors’ Agent and the other Finance Parties of its acceptance if:

(i)	the Borrower is not an Original Borrower or, otherwise, the Majority Lenders have provided their prior written consent (acting reasonably);

(ii)	the Obligors’ Agent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(iii)	the Borrower is under no actual obligations as a Borrower under any Finance Documents; and

(iv)
where the Borrower is also a Guarantor, its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Obligors’ Agent has confirmed this is the case).

(c)
If the Majority Lenders accept a Resignation Letter, the Agent shall notify the relevant Additional Borrower, and the relevant Additional Borrower shall cease to be a Borrower with effect from the date that the relevant Additional Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, at which time that entity shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents in its capacity as a Borrower.

30.4	Releases

Upon a disposal of any of the Charged Property or the resignation of an Obligor in accordance with this Clause 30:

(a)	pursuant to the enforcement of the Transaction Security by a Secured Party;

(b)	if that disposal is permitted under the Finance Documents; or

(c)	the Lender releases the Transaction Security granted by the resigning Obligor under the terms of this Clause 30,

the Lender shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

30.5	Relevant Entities

(a)
Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.8 (“Know your customer” checks), the Obligors’ Agent may request that any Feeder Fund, Parallel Fund or Alternative Investment Vehicle (“Relevant Entity”) becomes a Guarantor.

(b)	A Relevant Entity shall become a Guarantor if:

(i)	all the Lenders approve the addition of that Relevant Entity as an Additional Guarantor;

(ii)	the Obligors’ Agent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed;

(iii)
the Agent has received all such conditions precedent documents and other evidence in relation to such proposed Additional Guarantor each in form and substance satisfactory to the Agent (acting reasonably) as the Agent may request consistent in form and substance with the conditions precedent documents and other evidence delivered to the Agent under Clause 4.1 (Initial conditions precedent) in relation to the Fund (with such amendments to that form as may be required by the Agent), including (without limitation) (A) any Security Documents required by the Agent to create in favour of the Security Trustee equivalent Transaction Security as enjoyed from the Fund, (B) any information and evidence required by any Finance Party to enable it to be satisfied with the results of all “know your customer” or other similar regulatory checks which it is required to carry out in relation to such proposed Additional Guarantor and (C) any legal opinions required by the Agent;

(iv)	the general partner of such proposed Additional Guarantor becomes a Feeder Fund General Partner; and

(v)	the manager of such proposed Additional Guarantor becomes a Feeder Fund Manager.

(c)
The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence referred to in paragraph (b)(iii) above.

(d)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

30.6	Feeder Fund General Partners

(a)
Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.8 (“Know your customer” checks), the Obligors’ Agent may request that the general partner of any proposed Additional Guarantor becomes a Feeder Fund General Partner.

(b)	The general partner of any proposed Additional Guarantor shall become a Feeder Fund General Partner if:

(i)	all the Lenders approve the addition of that general partner as a Feeder Fund General Partner;

(ii)	the Obligors’ Agent and the proposed Feeder Fund General Partner deliver to the Agent a duly completed and executed Accession Deed; and

(iii)
the Agent has received all such conditions precedent documents and other evidence in relation to such proposed Feeder Fund General Partner each in form and substance satisfactory to the Agent (acting reasonably) as the Agent may request consistent in form and substance with the conditions precedent documents and other evidence delivered to the Agent under Clause 4.1 (Initial conditions precedent) in relation to the General Partner (with such amendments to that form as may be required by the Agent), including (without limitation) (A) any Security Documents required by the Agent to create in favour of the Security Trustee equivalent Transaction Security as enjoyed from the General Partner, (B) any information and evidence required by any Finance Party to enable it to be satisfied with the results of all “know your customer” or other similar regulatory checks which it is required to carry out in relation to such proposed Feeder Fund General Partner and (C) any legal opinions required by the Agent.

(c)
The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence referred to in paragraph (b)(iii) above.

(d)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

30.7	Feeder Fund Managers

(a)	The Obligors’ Agent may request that the manager of any proposed Additional Guarantor becomes a Feeder Fund Manager.

(b)	The manager of any proposed Additional Guarantor shall become a Feeder Fund Manager if:

(i)	the Obligors’ Agent and the proposed Feeder Fund deliver to the Agent a duly completed and executed Accession Deed; and

(ii)
the Agent has received all such conditions precedent documents and other evidence in relation to such proposed Feeder Fund Manager each in form and substance satisfactory to the Agent (acting reasonably) as the Agent may request consistent in form and substance with the conditions precedent documents and other evidence delivered to the Agent under Clause 4.1 (Initial conditions precedent) in relation to the Original Manager (with such amendments to that form as may be required by the Agent), including (without limitation) (A) any Security Documents required by the Agent to create in favour of the Security Trustee equivalent Transaction Security as enjoyed from the Original Manager and (B) any information and evidence required by any Finance Party to enable it to be satisfied with the results of all “know your customer” or other similar regulatory checks which it is required to carry out in relation to such proposed Feeder Fund Manager.

30.8	Replacement General Partner or Replacement Manager

(a)
The Obligors’ Agent may request that any replacement general partner or manager of the Fund becomes a Replacement General Partner or Replacement Manager (as applicable) where an Affiliate of the Original General Partner or the Original Manager (as applicable) is to be appointed as general partner or manager (as applicable) of the Fund in circumstances which do not constitute a Change of Control.

(b)	A replacement general partner or manager of the Fund shall become a Replacement General Partner or Replacement Manager if:

(i)	the Obligors’ Agent and the proposed Replacement General Partner or Replacement Manager (as applicable) deliver to the Agent a duly completed and executed Accession Deed; and

(ii)
the Agent has received all such conditions precedent documents and other evidence in relation to such proposed Replacement General Partner or Replacement Manager (as applicable) each in form and substance satisfactory to the Agent (acting reasonably) as the Agent may request consistent in form and substance with the conditions precedent documents and other evidence delivered to the Agent under Clause 4.1 (Initial conditions precedent) in relation to the Original General Partner or Original Manager (as applicable) in its capacity as general partner or manager of the Fund (with such amendments to that form as may be required by the Agent), including (without limitation) (A) any Security Documents required by the Agent to create in favour of the Security Trustee equivalent Transaction Security as enjoyed from the Original General Partner or Original Manager (as applicable) and (B) any information and evidence required by any Finance Party to enable it to be satisfied with the results of all “know your customer” or other similar regulatory checks which it is required to carry out in relation to such proposed Replacement General Partner or Replacement Manager (as applicable).

30.9	Replacement Feeder Fund General Partner, Replacement Feeder Fund Manager or Replacement Feeder Fund AIFM

(a)
The Obligors’ Agent may request that any replacement general partner or manager or AIFM of a Feeder Fund becomes a Replacement Feeder Fund General Partner, Replacement Feeder Fund Manager or Replacement Feeder Fund AIFM (as applicable).

(b)	A replacement general partner or manager of a Feeder Fund shall become a Replacement Feeder Fund General Partner or Replacement Feeder Fund Manager if:

(i)	the Obligors’ Agent and the proposed Replacement Feeder Fund General Partner or Replacement Feeder Fund Manager (as applicable) deliver to the Agent a duly completed and executed Accession Deed; and

(ii)
the Agent has received all such conditions precedent documents and other evidence in relation to such proposed Replacement Feeder Fund General Partner or Replacement Feeder Fund Manager (as applicable) each in form and substance satisfactory to the Agent (acting reasonably) as the Agent may request consistent in form and substance with the conditions precedent documents and other evidence delivered to the Agent under Clause 4.1 (Initial conditions precedent) in relation to the Original Feeder Fund General Partner in its capacity as general partner of the Original Feeder Fund or the Feeder Fund Manager in its capacity as portfolio manager of the Original Feeder Fund (with such amendments to that form as may be required by the Agent), including (without limitation) (A) any Security Documents required by the Agent to create in favour of the Security Trustee equivalent Transaction Security as enjoyed from the Original Feeder Fund General Partner and the Feeder Fund Manager of the Original Feeder Fund and (B) any information and evidence required by any Finance Party to enable it to be satisfied with the results of all “know your customer” or other similar regulatory checks which it is required to carry out in relation to such proposed Replacement Feeder Fund General Partner or Replacement Feeder Fund Manager (as applicable).

30.10	Parallel Funds

If, following the establishment of a Parallel Fund, the Obligors’ Agent requests any amendments to this Agreement relating to, or in connection with, the establishment of that Parallel Fund, the Obligors’ Agent shall procure that the Fund Parties enter into any amendment of this Agreement as the Agent may reasonably require following the establishment of that Parallel Fund.

30.11	Repetition of representations

Delivery of an Accession Deed constitutes confirmation by the relevant acceding entity that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10

THE FINANCE PARTIES

31	ROLE OF THE AGENT, THE ARRANGER AND THE ISSUING BANK

31.1	Appointment of the Agent

(a)	Each of the Arranger, the Lenders and the Issuing Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Arranger, the Lenders and the Issuing Bank authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Instructions

(a)	The Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;

(B)	the Incremental Facility Majority Lenders if the relevant Finance Document stipulates the matter is an Incremental Facility Majority Lender decision; and

(C)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Trustee.

(d)
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

31.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)
Without prejudice to paragraph (e) of Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender) and Clause 29.17 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

31.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

31.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, the Arranger and/or the Issuing Bank as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Arranger, the Issuing Bank or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.6	Business with the Fund Parties

The Agent, the Arranger, the Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Fund Parties.

31.7	Rights and discretions of the Agent and the Issuing Bank

(a)	The Agent and the Issuing Bank may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)
to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Obligors’ Agent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Fund Parties.

(c)
The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts provided that the relevant Borrower shall only be liable for such costs and expenses in accordance with Clause 21 (Costs and Expenses).

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable provided that the relevant Borrower shall only be liable for such costs and expenses in accordance with Clause 21 (Costs and Expenses).

(e)
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgement made by any such person; or

(ii)
be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (e) above, the Agent:

(i)	may disclose; and

(ii)
on the written request of the Obligors’ Agent, or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Obligors’ Agent and to the other Finance Parties.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, but subject to Clause 17.10 (FATCA Deduction), none of the Agent, the Arranger or the Issuing Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.8	Responsibility for documentation

None of the Agent, the Arranger, the Issuing Bank or any Ancillary Lender is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) provided by the Agent, the Arranger, the Issuing Bank, an Ancillary Lender, any Fund Party or any other person in or in connection with any Finance Document or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

31.10	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Issuing Bank or any Ancillary Lender or the provisions of paragraph (e) of Clause 39.12 (Disruption to payment systems etc.)), none of the Agent, the Issuing Bank or any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Agent, the Issuing Bank or an Ancillary Lender as applicable) may take any proceedings against any officer, employee or agent of the Agent, or Ancillary Lender the Issuing Bank in respect of any claim it might have against the Agent, the Issuing Bank or Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent, the Issuing Bank or Ancillary Lender may rely on this Clause 31.10 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

31.11	Lenders’ indemnity to the Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 39.12 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Fund shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

31.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Obligors’ Agent.

(b)
Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Obligors’ Agent, in which case the Majority Lenders (after consultation with the Obligors’ Agent) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Obligors’ Agent) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)
If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 31 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with the current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)
The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 19.3 (Indemnity to the Agent) and this Clause 31 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three Months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 17.9 (FATCA Information) and the Obligors’ Agent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 17.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)
the Agent notifies the Obligors’ Agent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Obligors’ Agent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Obligors’ Agent or that Lender, by notice to the Agent, requires it to resign.

31.13	Replacement of the Agent

(a)
After consultation with the Obligors’ Agent, the Majority Lenders may, by giving 30 days’ notice to the Agent (or at any time the Agent is an Impaired Agent by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)
The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 19.3 (Indemnity to the Agent) and this Clause 31 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

31.14	Confidentiality

(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

(d)
Notwithstanding any other provision of any Finance Document to the contrary, each Finance Party is authorised to disclose any confidential information or any other information if the non-disclosure of such information would or could reasonably be expected to in its good faith opinion constitute a breach of any law or regulation applicable to that Finance Party.

31.16	Relationship with the Lenders

(a)
Subject to Clause 29.20 (Pro rata interest settlement), the Agent may treat the person shown in its records as a Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)
entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 42.7 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address, department and officer by that Lender for the purposes of Clause 42.3 (Addresses) and paragraph (a) of Clause 42.7 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

31.16	Credit appraisal by the Lenders, Issuing Bank and Ancillary Lenders

Without affecting the responsibility of any Fund Party for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender confirms to the Agent, the Arranger, the Issuing Bank and Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, creditworthiness, condition, affairs, status and nature of each Fund Party;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Lender, Issuing Bank or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)
the adequacy, accuracy or completeness of any information provided by the Agent, any Party, any Fund Party or any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

31.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.18	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 31.18 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

31.19	Third party Reference Banks

A Reference Bank which is not a Party may rely on Clause 31.18 (Role of Reference Banks), paragraph (b) of Clause 47.3 (Exceptions) and Clause 49 (Confidentiality of Funding Rate and Reference Bank Quotations) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

32	THE SECURITY TRUSTEE

32.1	Security Trustee as trustee

(a)	The Security Trustee declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement.

(b)
Each of the Finance Parties authorises the Security Trustee to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

32.2	Instructions

(a)	The Security Trustee shall:

(i)
subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Trustee in accordance with any instructions given to it by the Agent (acting on behalf of the Majority Lenders or, as the case may be, all the Lenders); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)
The Security Trustee shall be entitled to request instructions, or clarification of any instruction, from the Agent (acting on behalf of the Majority Lenders or, as the case may be, all the Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Trustee may refrain from acting unless and until it receives those instructions or that clarification.

(c)
Unless a contrary intention appears in this Agreement, any instructions given to the Security Trustee by the Agent (acting on behalf of the Majority Lenders or, as the case may be, all the Lenders) shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Trustee to act in a specified manner or to take a specified action;

(iii)
in respect of any provision which protects the Security Trustee’s own position in its personal capacity as opposed to its role of Security Trustee for the Secured Parties including, without limitation, Clause 32.6 (No duty to account) to Clause 32.11 (Exclusion of liability), Clause 32.14 (Confidentiality) to Clause 32.20 (Custodians and nominees) and Clause 32.23 (Acceptance of title) to Clause 32.27 (Disapplication of Trustee Acts);

(iv)	in respect of the exercise of the Security Trustee’s discretion to exercise a right, power or authority under any of:

(A)	Clause 41.1 (Order of application); and

(B)	Clause 41.4 (Permitted deductions).

(e)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Trustee shall do so having regard to the interests of all the Secured Parties.

(f)
The Security Trustee may refrain from acting in accordance with any instructions of the Agent, the Majority Lenders or any other group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(g)
Without prejudice to the provisions of the remainder of this Clause 32.2, in the absence of instructions, the Security Trustee may act (or refrain from acting) as it considers in its discretion to be appropriate.

(h)
At any time after receipt by the Security Trustee of notice from the Agent directing the Security Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Trustee may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

(i)
The Secured Parties shall not have any independent power to enforce or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Trustee.

32.3	Equalisation

For the purposes of this Clause 32.3

“Enforcement Date” means the first date (if any) on which a Secured Party takes enforcement action of the type described in paragraphs (a)(i), (a)(iii), or (c) of the definition of “Enforcement Action” in accordance with the terms of this Agreement.

“Exposure” means:

(a)
in relation to a Lender, the aggregate amount of its participation (if any, and without double counting) in all Utilisations outstanding at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Lenders pursuant to any loss-sharing arrangement in this Agreement which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under this Agreement but excluding any amount outstanding in respect of a Letter of Credit to the extent (and in the amount) that cash cover has been provided by an Obligor in respect of that amount and is available to the party it has been provided for pursuant to the relevant Finance Document; and

(b)	in relation to a Hedge Counterparty:

(i)
if that Hedge Counterparty has terminated or closed out any hedging transaction under any Hedging Agreement in accordance with the terms of this Agreement on or prior to the Enforcement Date, the amount, if any, payable to it under that Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (taking into account any interest accrued on that amount) to the extent that amount is unpaid at the Enforcement Date (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement); and

(ii)	if that Hedge Counterparty has not terminated or closed out any hedging transaction under any Hedging Agreement on or prior to the Enforcement Date:

(A)
if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Obligor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(B)
if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Obligor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

(c)	The provisions of this Clause 32.3 shall be applied at such time or times after the Enforcement Date as the Security Trustee shall consider appropriate.

(d)
Without prejudice to the generality of paragraph (c) above, if the provisions of this Clause 32.3 have been applied before all the Liabilities have matured and/or been finally quantified, the Security Trustee may elect to re-apply those provisions on the basis of revised Exposures and the Secured Parties shall make appropriate adjustment payments amongst themselves.

(e)
If, for any reason, any Liabilities remain unpaid after the Enforcement Date and the resulting losses are not borne by the Lenders and the Hedge Counterparties in the proportions which their respective Exposures at the Enforcement Date bore to the aggregate Exposures of all the Lenders and the Hedge Counterparties at the Enforcement Date, the Lenders and the Hedge Counterparties will make such payments amongst themselves as the Security Trustee shall require to put the Lenders and the Hedge Counterparties in such a position that (after taking into account such payments) those losses are borne in those proportions.

(f)
Before each occasion on which it intends to implement the provisions of this Clause 32.3, the Security Trustee shall send notice to each Hedge Counterparty and the Agent (on behalf of the Lenders) requesting that it notify it of, respectively, its Exposure and that of each Lender (if any).

(g)
If a Secured Party fails to make a payment due from it under this Clause 32.3, the Security Trustee shall be entitled (but not obliged) to take action on behalf of the Secured Party(ies) to whom such payment was to be redistributed (subject to being indemnified to its satisfaction by such Secured Party(ies) in respect of costs) but shall have no liability or obligation towards such Secured Party(ies) or any other Secured Party as regards such default in payment and any loss suffered as a result of such default shall lie where it falls.

32.4	Duties of the Security Trustee

(a)	The Security Trustee’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Trustee shall promptly forward to the Agent and to each Hedge Counterparty a copy of any document received by the Security Trustee from any Fund Party under any Finance Document.

(c)
Except where a Finance Document specifically provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
Without prejudice to Clause 36 (Notification of Prescribed Events), if the Security Trustee receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)
The Security Trustee shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

32.5	No fiduciary duties to the Fund Parties

Nothing in this Agreement constitutes the Security Trustee as an agent, trustee or fiduciary of any Fund Party.

32.6	No duty to account

The Security Trustee shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

32.7	Business with the Fund Parties

The Security Trustee may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Fund Parties.

32.8	Rights and discretions of the Security Trustee

(a)	The Security Trustee may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Agent, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
The Security Trustee shall be entitled to carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Trustee to the Lenders.

(c)	The Security Trustee may assume (unless it has received notice to the contrary in its capacity as Security Trustee for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party, any Lenders or any group of Lenders has not been exercised; and

(iii)	any notice made by the Obligors’ Agent is made on behalf of and with the consent and knowledge of all the Fund Parties.

(d)
The Security Trustee may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts provided that the relevant Borrower shall only be liable for such costs and expenses in accordance with Clause 21 (Costs and Expenses).

(e)
Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Security Trustee may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Trustee (and so separate from any lawyers instructed by any other Finance Party) if the Security Trustee in its reasonable opinion deems this to be desirable provided that the relevant Borrower shall only be liable for such costs and expenses in accordance with Clause 21 (Costs and Expenses).

(f)
The Security Trustee may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Trustee or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Trustee, any Receiver and any Delegate may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgement made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Trustee’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(h)
Unless this Agreement expressly specifies otherwise, the Security Trustee may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, but subject to Clause 17.10 (FATCA Deduction), the Security Trustee is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of any fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Security Trustee is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

32.9	Responsibility for documentation

None of the Security Trustee, any Receiver nor any Delegate is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Trustee, any Fund Party or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

32.10	No duty to monitor

The Security Trustee shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

32.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Trustee, any Receiver or Delegate), none of the Security Trustee, any Receiver nor any Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising or not exercising any right, power, authority or discretion given to it by or in connection with any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Security Trustee, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Trustee, a  Receiver or a Delegate in respect of any claim it might have against the Security Trustee, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Security Trustee, a Receiver or a Delegate may rely on this Clause 32.11 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Trustee to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party (other than the Security Trustee),

on behalf of any Finance Party (other than the Security Trustee) and each Finance Party (other than the Security Trustee) confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee.

(d)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Trustee, any Receiver or Delegate, any liability of the Security Trustee, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Trustee, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Trustee, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Trustee, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Trustee, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

32.12	Finance Parties’ indemnity to the Security Trustee

(a)
Each Finance Party (other than the Security Trustee) shall (in the proportion that the Liabilities due to it bear to the aggregate of the Liabilities due to all the Finance Parties (other than the Security Trustee) for the time being (or, if the Liabilities due to the Finance Parties (other than the Security Trustee) are zero, immediately prior to their being reduced to zero)), indemnify the Security Trustee and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Trustee’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Trustee, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Security Trustee, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)
For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Secured Hedging Agreement has not been terminated or closed-out, the Hedging Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i)
if the relevant Secured Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Secured Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the Fund (or the relevant Hedging Subsidiary) is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)
if the relevant Secured Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Secured Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Secured Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Secured Hedging Agreement for which the Fund (or the relevant Hedging Subsidiary) is in a position similar in meaning and effect (under that Secured Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case as calculated in accordance with the relevant Secured Hedging Agreement.

(c)
Subject to paragraph (d) below, the Fund shall within the Maximum Period of demand reimburse any Finance Party for any payment that Finance Party makes to the Security Trustee pursuant to paragraph (a) above.

(d)	Paragraph (c) above shall not apply to the extent that the indemnity payment in respect of which the Finance Party claims reimbursement relates to a liability of the Security Trustee to an Obligor.

32.13	Resignation of the Security Trustee

(a)	The Security Trustee may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Obligors’ Agent.

(b)
Alternatively the Security Trustee may resign by giving 30 days’ notice to the other Finance Parties and the Obligors’ Agent, in which case the Majority Lenders may appoint a successor Security Trustee.

(c)
If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Trustee (after consultation with the Agent and the Hedge Counterparties) may appoint a successor Security Trustee.

(d)
The retiring Security Trustee shall, make available to the successor Agent such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents. The Fund shall, within the Maximum Period following demand, reimburse the retiring Security Trustee for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Trustee’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Security Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Trustee shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 32.24 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of this Clause (a) and Clause 19.3 (Indemnity to the Agent) (and any Security Trustee fees for the account of the retiring Security Trustee shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the Obligors.

32.14	Confidentiality

(a)
In acting as trustee for the Secured Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)
If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of any fiduciary duty.

32.15	Information from the Finance Parties

Each Finance Party shall supply the Security Trustee with any information that the Security Trustee may reasonably specify as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee.

32.16	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Fund Party for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Fund Party;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Trustee, any Party, any Fund Party or any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

32.17	Agent’s and Security Trustee’s management time

(a)
Any amount payable to the Agent or Security Trustee (as applicable) under Clause 19.3 (Indemnity to the Agent), Clause 19.4 (Indemnity to the Security Trustee), Clause 21 (Costs and Expenses), Clause 31.11 (Lenders’ indemnity to the Agent) and Clause 32.12 (Finance Parties’ indemnity to the Security Trustee) shall include the cost of utilising the management time or other resources of the Agent or Security Trustee (as applicable) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Trustee (as applicable) may notify to the Obligors’ Agent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 16 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)
the Security Trustee being requested by an Obligor, the Majority Lenders or the Majority Lenders to undertake duties which the Security Trustee and the Obligors’ Agent agree to be of an exceptional nature or outside the scope of the normal duties of the Security Trustee under the Finance Documents; or

(iii)	the Security Trustee and the Obligors’ Agent agreeing that it is otherwise appropriate in the circumstances,

the Obligors’ Agent shall pay to the Security Trustee any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below.

(c)
If the Security Trustee and the Obligors’ Agent fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Obligors’ Agent or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Obligors’ Agent) and the determination of any investment bank shall be final and binding upon the Parties.

32.18	No responsibility to perfect Transaction Security

The Security Trustee shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Fund Party to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Fund Party to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

32.19	Insurance by Security Trustee

(a)	The Security Trustee shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Trustee shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Trustee is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent requests it to do so in writing and the Security Trustee fails to do so within fourteen days after receipt of that request.

32.20	Custodians and nominees

The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

32.21	Delegation by the Security Trustee

(a)
Each of the Security Trustee, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Trustee, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)
No Security Trustee, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

32.22	Additional Security Trustees

(a)	The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Trustee deems to be relevant; or

(iii)	for obtaining or enforcing any judgement in any jurisdiction,

and the Security Trustee shall give prior notice to the Obligors’ Agent and the Finance Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Trustee under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Trustee may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

32.23	Acceptance of title

The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Fund Party may have to any of the Charged Property and shall not be liable for, or bound to require any Fund Party to remedy, any defect in its right or title.

32.24	Winding up of trust

If the Security Trustee, with the approval of the Majority Lenders and each Hedge Counterparty, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)
the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Security Documents; and

(ii)	any Security Trustee which has resigned pursuant to Clause 32.13 (Resignation of the Security Trustee) shall release, without recourse or warranty, all of its rights under each Security Document.

32.25	Releases

Upon a disposal of any of the Charged Property:

(a)	pursuant to the enforcement of the Transaction Security by a Receiver or Delegate or the Security Trustee; or

(b)	if that disposal is permitted under the Finance Documents,

the Security Trustee shall (at the cost of the Obligors) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset or Fund Party and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

32.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Trustee under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by law or regulation or otherwise.

32.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

33	RANKING AND PRIORITY

33.1	Payments

Each of the Parties agrees that the Liabilities owed by the Obligors (and the Hedging Subsidiaries) to the Finance Parties shall rank in right and priority of payment in the following order and are postponed and subordinated to any prior ranking Liabilities as follows:

(a)	first,

(i)	the Senior Facility Liabilities; and

(ii)	the Hedging Liabilities,

(A)	up to a maximum of the lower of (x) the actual Hedging Liabilities in respect of all Secured Hedging Transactions and (y) the Secured Hedging Cap;

less

(B)
any Hedging Liabilities referable to any Secured Hedging Transaction(s) (or any portion thereof) in respect of which the relevant Hedge Counterparty has the benefit of Permitted Security referred to in paragraph (d)(vi) of Clause 26.12 (Negative pledge), pari passu and without any preference between them; and

(b)	second, any other Hedging Liabilities pari passu and without any preference between them.

33.2	Transaction Security

Each of the Parties agrees that the Transaction Security shall rank and secure the following Liabilities (but only to the extent that such Transaction Security is expressed to secure those Liabilities) in the following order:

(a)	first,

(i)	the Senior Facility Liabilities; and

(ii)	the Hedging Liabilities,

(A)	up to a maximum of the lower of (x) the actual Hedging Liabilities in respect of all Secured Hedging Transactions and (y) the Secured Hedging Cap;

less

(B)
any Hedging Liabilities referable to any Secured Hedging Transaction(s) (or any portion thereof) in respect of which the relevant Hedge Counterparty has the benefit of Permitted Security referred to in paragraph (d)(vi) of Clause 26.12 (Negative pledge), pari passu and without any preference between them; and

(b)	second, any other Hedging Liabilities pari passu and without any preference between them.

34	HEDGE COUNTERPARTIES AND HEDGING LIABILITIES

34.1	Identity of Hedge Counterparties

No entity providing Hedging to the Obligors (or any Hedging Subsidiary) shall be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity granted under the Finance Documents in respect of any of the liabilities and obligations arising in relation to those hedging arrangements nor shall those liabilities and obligations be treated as Hedging Liabilities unless that entity:

(a)	is a Lender (or an Affiliate of a Lender); and

(b)	is an Original Hedge Counterparty or has become a Party as a Hedge Counterparty with the consent of the Arranger and in accordance with Clause 29.18 (Hedge Counterparties).

34.2	Agent to Maintain Records of Hedging Liabilities

Upon request by the Agent, each Hedge Counterparty will promptly inform the Agent of the Hedging Termination Value (and Hedging Termination Value Netting) of all Hedging Agreements entered into between an Obligor (or Hedging Subsidiary) and that Hedge Counterparty.

34.3	Restriction on Payment: Hedging Liabilities

The relevant Obligor shall not (and the Fund shall procure that no Hedging Subsidiary will) make any Payment of the Hedging Liabilities at any time unless that Payment is permitted under Clause 34.4 (Permitted Hedge Payments: Hedging Liabilities).

34.4	Permitted Hedge Payments: Hedging Liabilities

(a)
The Obligors (and the Hedging Subsidiaries) may make Payments to any Hedge Counterparty in respect of the Hedging Liabilities then due to that Hedge Counterparty under any Secured Hedging Agreement in accordance with the terms of that Secured Hedging Agreement unless:

(i)	a Distress Event has occurred; or

(ii)
an Event of Default is continuing under any of Clauses 27.1 (Non-payment), 27.6 (Insolvency), 27.7 (Insolvency proceedings), Clause 27.8 (Undischarged judgments and creditors’ process) or Clause 27.9 (Insolvency equivalence), in which case the relevant Payment may only be made with the prior written consent of the Agent (acting on the instructions of all the Lenders).

(b)
No Payment may be made to a Hedge Counterparty under paragraph (a) above if any scheduled Payment due from that Hedge Counterparty to the Fund (or any Hedging Subsidiary) under a Secured Hedging Agreement to which they are both party is due and unpaid unless the prior consent of all the Lenders is obtained.

(c)
Failure by the Fund (or any Hedging Subsidiary) to make a Payment to a Hedge Counterparty which results solely from the operation of paragraph (b) above shall, without prejudice to Clause 34.5 (Payment obligations continue), not result in a default (however described) in respect of the Fund (or that Hedging Subsidiary) under that Secured Hedging Agreement.

34.5	Payment obligations continue

The Obligors (and each Hedging Subsidiary) shall not be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Finance Document by the operation of Clauses 34.3 (Restriction on Payment: Hedging Liabilities) and 34.4 (Permitted Hedge Payments: Hedging Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

34.6	No acquisition of Hedging Liabilities

The Obligors (and each Hedging Subsidiary) shall not and the Obligors’ Agent shall procure that no Subsidiary shall:

(a)	enter into a Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any rights in respect of any Hedging Liabilities unless the prior consent of the Majority Creditors is obtained.

34.7	Amendments and Waivers: Hedging Agreements

(a)	Subject to -paragraph (b) below, the Hedge Counterparties may not, at any time, amend or waive any term of the Secured Hedging Agreements.

(b)
A Hedge Counterparty may amend or waive any term of a Secured Hedging Agreement in accordance with the terms of that Secured Hedging Agreement if that amendment or waiver does not breach another term of this Agreement.

34.8	Restriction on Enforcement: Hedge Counterparties

Subject to Clauses 34.9 (Permitted Enforcement: Hedge Counterparties) and 34.10 (Required Enforcement: Hedge Counterparties) below and without prejudice to each Hedge Counterparty’s rights under Clause 35.3 (Enforcement of Transaction Security), the Hedge Counterparties shall not take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Secured Hedging Agreements at any time.

34.9	Permitted Enforcement: Hedge Counterparties

(a)
To the extent it is able to do so under the relevant Secured Hedging Agreement, a Hedge Counterparty may terminate or close out in whole or in part any hedging transaction under that Secured Hedging Agreement prior to its stated maturity:

(i)	if a Hedging Force Majeure has occurred in respect of that Secured Hedging Agreement;

(ii)	if a Distress Event has occurred;

(iii)	if a Hedge Obligor Insolvency Event has occurred in respect of that Secured Hedging Agreement;

(iv)
if all amounts borrowed and outstanding under this Agreement are prepaid or repaid in full in accordance with the terms of this Agreement, or all obligations of the relevant Obligor under this Agreement are cancelled or refinanced;

(v)	if Investec Bank plc or any of its Affiliates cease to be a Lender under this Agreement;

(vi)
if the relevant Obligor’s (or Hedging Subsidiary’s) obligations to the Hedge Counterparty in respect of any hedging transaction under the relevant Secured Hedging Agreement cease to be or are not secured at least pari passu with the other obligations secured by the Transaction Security; or

(vii)	if the Majority Creditors give prior consent to that termination or close-out being made.

(b)
If an Obligor (or Hedging Subsidiary) has defaulted on any payment due under a Secured Hedging Agreement (after allowing any applicable notice or grace periods) and the default has continued unwaived and unremedied for more than 3 Business Days after notice of that default has been given to the Security Trustee pursuant to Clause 36 (Notification of Prescribed Events), the relevant Hedge Counterparty:

(i)	may, to the extent it is able to do so under the relevant Secured Hedging Agreement, terminate or close out in whole or in part any hedging transaction under that Secured Hedging Agreement; and

(ii)
until such time as the Agent has given notice to that Hedge Counterparty that the Security Documents are being enforced (or that any formal steps are being taken to enforce the Security Documents), shall be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings against any Obligor to recover any Hedging Liabilities due under that Secured Hedging Agreement.

(c)	After the occurrence of a Hedge Obligor Insolvency Event, each Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of that Obligor (or Hedging Subsidiary) to:

(i)	prematurely close-out or terminate any Hedging Liabilities of that Obligor (or Hedging Subsidiary);

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that Obligor (or Hedging Subsidiary) in respect of any Hedging Liabilities;

(iii)	exercise any right of set-off or take or receive any Payment in respect of any Hedging Liabilities of that Obligor (or Hedging Subsidiary); or

(iv)	claim and prove in the liquidation of that Obligor (or Hedging Subsidiary)for the Hedging Liabilities owing to it.

34.10	Required Enforcement: Hedge Counterparties

(a)
Subject to paragraph (b) below, a Hedge Counterparty shall promptly terminate or close-out in full any hedging transaction under all or any of the Secured Hedging Agreements to which it is party prior to their stated maturity, following:

(i)	the occurrence of an Acceleration Event and delivery to it of a notice from the Security Trustee that that Acceleration Event has occurred; and

(ii)	delivery to it of a subsequent notice from the Security Trustee (acting on the instructions of the Instructing Group) instructing it to do so.

(b)
Paragraph (a) above shall not apply to the extent that that Acceleration Event occurred as a result of an arrangement made between any Fund Party or Hedging Subsidiary and any Finance Party with the purpose of bringing about that Acceleration Event.

(c)
If a Hedge Counterparty is entitled to terminate or close-out any hedging transaction under Clause 34.9(b) (Permitted Enforcement: Hedge Counterparties) above (or would have been able to if that Hedge Counterparty had given the notice referred to in that paragraph) but has not terminated or closed out each such hedging transaction, that Hedge Counterparty shall promptly terminate or close-out in full each such hedging transaction following a request to do so by the Security Trustee (acting on the instructions of the Instructing Group).

34.11	Terms of Secured Hedging Agreements

The Hedge Counterparties (to the extent party to the Secured Hedging Agreement in question) and the Obligors shall (and shall procure that each Hedging Subsidiary will) ensure that, at all times:

(a)
each Secured Hedging Agreement documents only hedging arrangements entered into for the purpose of hedging the types of liabilities described in the definition of “Secured Hedging Agreement” and that no other hedging arrangements are carried out under or pursuant to a Secured Hedging Agreement;

(b)
each Secured Hedging Agreement will provide that the relevant Hedge Counterparty will be entitled to designate an Early Termination Date or otherwise be able to terminate each transaction under such Secured Hedging Agreement if so required pursuant to Clause 34.10 (Required Enforcement: Hedge Counterparties); and

(c)	if required by the relevant Hedge Counterparty, each Secured Hedging Agreement will:

(i)	if it is based on an ISDA Master Agreement include Additional Termination Events (as defined in the relevant ISDA Master Agreement) which apply:

(A)
in the event that the relevant Hedging Subsidiary ceases to be a Subsidiary of the Fund (or such other provisions which apply in such event as the relevant Hedge Counterparty shall consider appropriate);

(B)	in the event that the entity which is the relevant Hedge Counterparty is not a Lender (or an Affiliate of a Lender); and/or

(C)

(x)	on the occurrence of the Master Termination Date; and/or

(y)
in the event that no Utilisations or other amounts payable under the Finance Documents to any Lender or the Issuing Bank (in each case, in its capacity as such) are outstanding (or all such Utilisations and other amounts are due and payable) and the Total Commitments are €nil (notwithstanding, for the avoidance of doubt, Clause 2.2 (Incremental Facilities)), in each case, other than where the Fund has provided credit support in respect of that Secured Hedging Agreement to the satisfaction of the relevant Hedge Counterparty; or

(ii)	in the event that early termination of all or part of the notional amount of the hedging is required following a repayment or prepayment of any notional amount of Facilities hedged; or

(iii)	if it is not based on an ISDA Master Agreement, include provisions similar in meaning and effect to those described in paragraph (i) above.

34.12	Effect of Hedge Obligor Insolvency Event

(a)	This Clause 34.12 is subject to 35.4 (Treatment of cash cover and cash collateral).

(b)
After the occurrence of a Hedge Obligor Insolvency Event, any Party entitled to receive a distribution out of the assets of that Obligor in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that Obligor to make that distribution to the Security Trustee (or to such other person as the Security Trustee shall direct) until the Liabilities owing to the Secured Parties have been paid in full.

(c)	The Security Trustee shall apply distributions made to it under paragraph (b) above in accordance with Clause 41 (Application of proceeds).

34.13	Set-off

(a)
Subject to paragraph (b) below, to the extent that any Obligor’s (or Hedging Subsidiary’s) Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of a Hedge Obligor Insolvency Event, any Secured Party which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Security Trustee for application in accordance with 41 (Application of proceeds).

(b)	Paragraph (a) shall not apply to:

(i)	any Close-Out Netting by a Hedge Counterparty;

(ii)	any Payment Netting by a Hedge Counterparty; and

(iii)	any Inter-Hedging Agreement Netting by a Hedge Counterparty.

34.14	Filing of claims

After the occurrence of a Hedge Obligor Insolvency Event, each Secured Party irrevocably authorises the Security Trustee, on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against that Obligor (or Hedging Subsidiary);

(b)	demand, sue, prove and give receipt for any or all of that Obligor’s (or Hedging Subsidiary’s) Liabilities;

(c)	collect and receive all distributions on, or on account of, any or all of that Obligor’s (or Hedging Subsidiary’s) Liabilities; and

(d)	file claims, take proceedings and do all other things the Security Trustee considers reasonably necessary to recover that Obligor’s (or Hedging Subsidiary’s) Liabilities.

34.15	Further assurance – Hedge Obligor Insolvency Event

Each Secured Party will:

(a)	do all things that the Security Trustee requests in order to give effect to this Clause 34.15; and

(b)
if the Security Trustee is not entitled to take any of the actions contemplated by this Clause 34.15 or if the Security Trustee requests that a creditor take that action, undertake that action itself in accordance with the instructions of the Security Trustee or grant a power of attorney to the Security Trustee (on such terms as the Security Trustee may reasonably require) to enable the Security Trustee to take such action.

34.16	Security Trustee Instructions

For the purposes of Clauses 34.12 (Effect of Hedge Obligor Insolvency Event), 34.14 (Filing of claims) and 34.15 (Further assurance – Hedge Obligor Insolvency Event) above the Security Trustee shall act:

(a)	on the instructions of the group of Secured Parties entitled, at that time, to give instructions under 35.3 (Enforcement instructions); or

(b)	in the absence of any such instructions, as the Security Trustee sees fit.

34.17	Hedging Liabilities and Termination Date

If any Hedging Liabilities under any Secured Hedging Agreement may be outstanding after the Master Termination Date, the relevant Obligor or Hedging Subsidiary shall provide credit support in respect of that Secured Hedging Agreement to the satisfaction of the relevant Hedge Counterparty not later than the date falling 30 days prior to the Master Termination Date (for the avoidance of doubt, as the same may be extended from time to time in accordance with the terms of this Agreement) (save with the consent of the Security Trustee (acting on the instructions of the relevant Hedge Counterparty)).

34.18	Disposals of Hedging Subsidiaries

(a)
Except as permitted under paragraph (b) below, the Fund shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any shares or ownership interests in any Hedging Subsidiary.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)
which is notified to each Hedge Counterparty prior to completion of the relevant disposal and in relation to which each relevant Hedge Counterparty (in its sole discretion) is satisfied (and has confirmed to the Obligors’ Agent that it is satisfied) that such sale, lease, transfer or other disposal would not have any adverse effect on the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to any of, the Finance Documents (including, without limitation, the guarantee and indemnity granted under Clause 22 (Guarantee and Indemnity)) or the rights or remedies of that Hedge Counterparty under any of the Finance Documents (in particular, without limitation, that the guarantees and indemnities contained in each Finance Document, and the Security created by each Security Document, continue in full force and effect (notwithstanding such sale, lease, transfer or other disposal) and continue to extend to the liabilities and obligations of the relevant Hedging Subsidiary under any Secured Hedging Agreement to which it is a party); and

(ii)	which is not otherwise prohibited by this Agreement.

35	ISSUING BANK AND ISSUING BANK LIABILITIES

35.1	Restriction on Enforcement: Issuing Bank

Subject to Clause 35.2 (Permitted Enforcement: Issuing Bank), so long as any of the Senior Facility Liabilities (other than any Liabilities owed to the Issuing Bank) are or may be outstanding, the Issuing Bank shall not be entitled to take any Enforcement Action in respect of any of the Liabilities owed to it.

35.2	Permitted Enforcement: Issuing Bank

(a)	The Issuing Bank may take Enforcement Action which would be available to it but for Clause 35.1 (Restriction on Enforcement: Issuing Bank) if:

(i)
at the same time as, or prior to, that action, Enforcement Action has been taken in respect of the Senior Facility Liabilities (excluding the Liabilities owing to the Issuing Bank), in which case the Issuing Bank may take the same Enforcement Action as has been taken in respect of those Senior Facility Liabilities;

(ii)	that action is contemplated by this Agreement;

(iii)	that Enforcement Action is taken in respect of cash cover which has been provided in accordance with this Agreement;

(iv)	at the same time as or prior to, that action, the consent of the Majority Lenders to that Enforcement Action is obtained; or

(v)
a Fund Party Insolvency Event has occurred in relation to any Fund Party, in which case after the occurrence of that Fund Party Insolvency Event, the Issuing Bank shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of that Fund Party to:

(A)	accelerate any of that Fund Party’s Senior Facility Liabilities or declare them prematurely due and payable on demand;

(B)	make a demand under any guarantee, indemnity or other assurance against loss given by that Fund Party in respect of any Senior Facility Liabilities;

(C)	exercise any right of set-off or take or receive any payment, prepayment, repayment, redemption, defeasance or discharge of any Senior Facility Liabilities of that Fund Party; or

(D)	claim and prove in any insolvency process of that Fund Party for the Senior Facility Liabilities owing to it.

35.3	Enforcement of Transaction Security

(a)	This Clause 35.3 is subject to 35.4 (Treatment of cash cover and cash collateral).

(b)	The Security Trustee may refrain from enforcing the Transaction Security unless instructed otherwise by the Instructing Group.

(c)
Subject to the Transaction Security having become enforceable in accordance with its terms, the Instructing Group may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the Transaction Security as they see fit.

(d)	The Security Trustee is entitled to rely on and comply with instructions given in accordance with this paragraph (d).

(e)
If the Transaction Security is being enforced pursuant to paragraphs (b) and (c) above, the Security Trustee shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of any Obligor (or Hedging Subsidiary) to be appointed by the Security Trustee) as the Instructing Group shall instruct or, in the absence of any such instructions, as the Security Trustee considers in its discretion to be appropriate.

(f)
To the extent permitted under applicable law and subject to paragraphs (b) and (e) above and Clause 41 (Application of proceeds), each of the Secured Parties and the Obligors (or Hedging Subsidiaries) waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

(g)
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Trustee.

35.4	Treatment of cash cover and cash collateral

(a)	Nothing in this Agreement shall prevent the Issuing Bank taking any Enforcement Action in accordance with this Agreement in respect of any cash cover which has been provided for it.

(b)
To the extent that any cash cover is not held with the Issuing Bank, all amounts from time to time received or recovered in connection with the realisation or enforcement of that cash cover shall be paid to the Security Trustee and shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(i)	to the Issuing Bank towards the discharge of the Liabilities (as defined in Clause 35.1 (Restriction on Enforcement: Issuing Bank) for which that cash cover was provided; and

(ii)	the balance, if any, in accordance with Clause 41.1 (Order of application).

(c)	To the extent that any cash cover is held with the Issuing Bank, nothing in this Agreement shall prevent the Issuing Bank receiving and retaining any amount in respect of that cash cover.

(d)
Nothing in this Agreement shall prevent the Issuing Bank receiving and retaining any amount in respect of any cash collateral provided for it in accordance with Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender).

36	NOTIFICATION OF PRESCRIBED EVENTS

36.1	Agent notifications

If the Agent exercises any of its rights under Clause 27.22 (Acceleration) it shall notify each other Party.

36.2	Security Trustee notifications

If the Security Trustee enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Party of that action.

36.3	Finance Party and Security Trustee notifications

If any Finance Party exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each Party of that action.

36.4	Hedge Counterparty and Security Trustee notifications

(a)
If an Obligor (or Hedging Subsidiary) defaults on any Payment due under a Secured Hedging Agreement, the Hedge Counterparty which is party to that Secured Hedging Agreement shall, upon becoming aware of that default, notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify the Agent and each other Hedge Counterparty.

(b)
If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Secured Hedging Agreement or takes any Enforcement Action in respect of Permitted Security referred to in paragraph (d)(vi) of Clause 26.12 (Negative pledge), it shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify the Agent and each other Hedge Counterparty.

37	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

Expect as otherwise expressly provided in this Agreement, no provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

38	SHARING AMONG THE FINANCE PARTIES

38.1	Payments to Finance Parties

(a)
Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 39 (Payment Mechanics) or Clause 41 (Application of proceeds) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(ii)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 39 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 39.7 (Partial payments).

(b)
Paragraph (a) above shall not apply to any amount received or recovered by the Issuing Bank or an Ancillary Lender in respect of any cash cover placed in an account with that Issuing Bank or that Ancillary Lender.

38.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 39.7 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

38.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 38.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

38.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

38.5	Exceptions

(a)	This Clause 38 shall not apply to any amounts received or recovered by a Hedge Counterparty which it applies to a payment due under a Hedging Agreement.

(b)
This Clause 38 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 38, have a valid and enforceable claim against the relevant Obligor.

(c)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

38.6	Bilateral Issuing Banks

(a)
This Clause 38 shall not apply to any receipt or recovery by a Lender in its capacity as a Bilateral Issuing Bank at any time prior to the Agent exercising any of its rights under Clause 27.22 (Acceleration).

(b)	Following the exercise by the Agent of any of its rights under Clause 27.22 (Acceleration), this Clause 38 shall apply to all receipts or recoveries by Bilateral Issuing Banks.

38.7	Ancillary Lenders

(a)
This Clause 38 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 27.22 (Acceleration).

(b)
Following the exercise by the Agent of any of its rights under Clause 27.22 (Acceleration), this Clause 38 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction of the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings.

SECTION 11
ADMINISTRATION

39	PAYMENT MECHANICS

39.1	No application to Hedging Agreements

This Clause 39 (Payment Mechanics) does not apply to payments under the Hedging Agreements.

39.2	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

39.3	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 39.4 (Distributions to an Obligor), Clause 39.5 (Clawback) and Clause 31.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

39.4	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 40 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

39.5	Clawback

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount  from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)
If the Agent has notified the Lenders that it is willing to make available amounts for the account of the relevant Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the relevant Borrower:

(i)	the Agent shall notify the Obligors’ Agent of that Lender’s identity and the relevant Borrower shall on demand refund it to the Agent; and

(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the relevant Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

39.6	Impaired Agent

(a)
If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 39.2 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)
if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”). In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)
A Party which has made a payment in accordance with this Clause 39.6 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)
Promptly upon the appointment of a successor Agent in accordance with Clause 31.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 39.3 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

39.7	Partial payments

(a)
If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any amounts (including to fees, costs and expenses) owing to the Agent, the Issuing Bank or the Security Trustee (including any Receiver or Delegate) and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of:

(A)	any accrued interest, fee or commission due but unpaid under the Finance Documents; and

(B)	any periodical payments (not being payments as a result of termination or closing out) due but unpaid under any Hedging Agreements;

(iii)	thirdly, in or towards payment pro rata of:

(A)	any principal due but unpaid under the Finance Documents and any amount due but unpaid under Clause 7.3 (Claims under a Letter of Credit) and Clause 7.4 (Indemnities); and

(B)	any payments as a result of termination or closing out under any Hedging Agreements which are due but unpaid;

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by all Lenders, vary the order set out in paragraphs (ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

39.8	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

39.9	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

39.10	Currency of account

(a)	Subject to paragraphs (b) and (c) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)
A repayment or prepayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

39.11	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Obligors’ Agent); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Obligors’ Agent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

39.12	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Obligors’ Agent that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Obligors’ Agent, consult with the Obligors’ Agent with a view to agreeing with the Obligors’ Agent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Obligors’ Agent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so under the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Obligors’ Agent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 47 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 39.12; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

40	SET-OFF

(a)
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)
Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

41	APPLICATION OF PROCEEDS

41.1	Order of application

Subject to Clause 35.4 (Treatment of cash cover and cash collateral), all amounts from time to time received or recovered by the Security Trustee pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 41, the “Recoveries” ) shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 41), in the following order of priority:

(a)	in discharging any sums owing to the Security Trustee (in its capacity as security trustee for the Secured Parties), any Receiver or any Delegate;

(b)	on a pari passu and pro rata basis between (i) and (ii) below:

(i)
in payment or distribution to the Agent on its own behalf and on behalf of the Lenders and Arranger for application towards the discharge of the Secured Obligations owed to the Agent, Arranger and Lenders; and

(ii)
in payment pro rata to each Hedge Counterparty in an amount not exceeding the lower of (A) the Secured Hedging Cap and (B) the Hedging Termination Value of all such Hedge Counterparty’s Hedging Agreements;

(c)	in payment pro rata to each Hedge Counterparty for application towards the discharge of any amount of the Hedge Termination Value not discharged under paragraph (b) above;

(d)
if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Trustee is obliged to pay in priority to the Obligors; and

(e)	the balance, if any, in payment to the relevant Obligor.

41.2	Investment of proceeds

Prior to the application of the proceeds of the Security Property in accordance with Clause 41.1 (Order of application) the Security Trustee may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee or Agent with any financial institution (including itself) and for so long as the Security Trustee thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Trustee’s discretion in accordance with the provisions of this Clause 41.

41.3	Currency conversion

(a)
For the purpose of or pending the discharge of any of the Secured Obligations the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at the spot rate at which the Security Trustee is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	The obligations of the Obligors to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

41.4	Permitted deductions

The Security Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

41.5	Good discharge

(a)	Any payment to be made in respect of the Secured Obligations by the Security Trustee:

(i)	may be made to the Agent on behalf of the Finance Parties (other than the Hedge Counterparties);

(ii)	may be made to the Issuing Bank in accordance with paragraph (b)(i) of Clause 35.4 (Treatment of cash cover and cash collateral); or

(iii)	shall be made directly to the Hedge Counterparties, and that payment shall be a good discharge to the extent of that payment by the Security Trustee.

(b)
The Security Trustee is under no obligation to make the payments to the Agent or the Hedge Counterparties under paragraph (a) above in the same currency as that in which the Liabilities owing to the relevant Finance Party are denominated pursuant to the relevant Finance Document.

41.6	Sums received by an Obligor

If any Obligor receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Trustee, that sum shall promptly be paid to the Security Trustee for application in accordance with this Clause 41.

42          NOTICES

42.1	No application to Hedging Agreements

This Clause 42 does not apply to Hedging Agreements.

42.2	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and may be made by electronic mail and, unless otherwise stated, may be made by letter.

42.3	Addresses

The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of any Fund Party, that identified with its name below;

(b)
in the case of each Lender, an Issuing Bank, each Ancillary Lender or any Hedge Counterparty, that identified with its name below or notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and Security Trustee, that identified with its name below,

or any substitute address, electronic mail address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

42.4	Delivery

(a)
Any communication or document made or delivered by one person to another under or in connection with the Finance Documents by way of letter will only be effective when it has been left at the relevant address for five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details provided under Clause 42.3 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent or to the Security Trustee will be effective only when actually received by the Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Trustee’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to a Fund Party shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Obligors’ Agent in accordance with this Clause 42 will be deemed to have been made or delivered to each of the Fund Parties.

(e)	All notices to a Lender from the Security Trustee shall be sent through the Agent.

(f)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (e) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

42.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

42.6	Notification of address

Promptly upon receipt of notification of an address or change of address pursuant to Clause 42.3 (Addresses) or changing its own address, the Agent shall notify the other Parties.

42.7	Electronic communication

(a)	Any communication to be made between any two Parties may be made by electronic mail or other electronic means.

(b)	Each Party will notify each other of any change to the electronic mail address or any such other information supplied by them.

(c)
Any electronic communication made between the Agent and a Lender or the Security Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 42.7.

42.8	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

43	CALCULATIONS AND CERTIFICATES

43.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

43.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

43.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (in the case of any sum in sterling) or 360 days (in the case of any sum in any other currency) or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

44	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

45	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Secured Party or the Arranger shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

46	PRIORITIES NOT AFFECTED

Except as otherwise provided in this Agreement the priorities referred to in Clause 33 (Ranking and Priority) will:

(a)
not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Finance Parties or by any intermediate reduction or increase in, amendment or variation to any of the Finance Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Finance Documents are executed or registered or notice of them is given to any person; and

(c)
secure the Liabilities owing to the Finance Parties in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

47	AMENDMENTS AND WAIVERS

47.1	No application to Hedging Agreements

With the exception of Clause 47.3(b) (Exceptions) below, this Clause 47 shall not apply to Hedging Agreements.

47.2	Required consents

(a)
Subject to Clause 47.3 (Exceptions) and Clause 32.25 (Releases), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent or, in respect of the Security Documents the Security Trustee, may effect, on behalf of any Finance Party, any amendment, waiver or consent permitted by this Clause 47.1.

(c)
Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 31.7 (Rights and discretions of the Agent and the Issuing Bank) or paragraphs (d), (e) and (f) of Clause 32.8 (Rights and discretions of the Security Trustee), the Agent may engage, pay for and rely on the services of lawyers (provided that the Obligors shall only be liable for such costs and expenses in accordance with Clause 21 (Costs and Expenses)) in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)
Each Fund Party agrees to any such amendment or waiver permitted by this Clause 47 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

(e)	Paragraph (c) of Clause 29.20 (Pro rata interest settlement) shall apply to this Clause 47 .

47.3	Exceptions

(a)
Subject to Clause 47.4 (Replacement of Screen Rate), an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(i)
the definition of, “Base Currency”, “Change of Control”, “Defaulting Partner”, “Insolvent Partner”, “Excused Partner”, “Exclusion Event”, “Facilities Limit”, “Guarantee Liabilities”, “Qualifying Limited Partner”, “Majority Lenders”, “Incremental Facility Majority Lenders”, “Secured Hedging Cap”, “Suspension Event” or “Uncalled Commitment” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents which is not attributable to a single Facility only;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)	a change to the Fund Parties (other than in accordance with Clause 30 (Changes to the Fund Parties));

(vi)	the designation of a Limited Partner as a Qualifying Limited Partner other than in accordance with the terms of this Agreement;

(vii)	any provision which expressly requires the consent of all the Lenders;

(viii)
paragraph (c) of Clause 2.1 (The Facilities), Clause 2.5 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 12.1 (Illegality) to Clause 12.5 (Termination of the Fund or Feeder Fund), Clause 29 (Changes to the Finance Parties), Clause 30 (Changes to the Fund Parties), Clause 34 (Hedge Counterparties and Hedging Liabilities) this Clause 47, Clause 54 (Governing Law) or Clause 55.1 (Jurisdiction);

(ix)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(A)	the guarantee and indemnity granted under Clause 22 (Guarantee and Indemnity);

(B)	the Charged Property; or

(C)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of paragraphs (A) and (B) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or

(x)
the release of any guarantee and indemnity granted under Clause 22 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document, shall not be made without the prior consent of all the Lenders and each Hedge Counterparty (to the extent that the amendment or waiver would adversely affect the Hedge Counterparty).

(b)	Subject to Clause 47.4 (Replacement of Screen Rate), an amendment or waiver that has the effect of changing or which relates to:

(i)	paragraphs (d)(iii), (d)(iv) and (e) of Clause 32.2 (Instructions);

(ii)	Clause 41 (Application of proceeds);

(iii)	Clause 39.7 (Partial payments);

(iv)	the order of priority or subordination under this Agreement,

shall not be made without the prior consent of the Agent, the Security Trustee, all the Lenders and each Hedge Counterparty (to the extent that the amendment or waiver would adversely affect the Hedge Counterparty).

(c)
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee, the Arranger, the Issuing Bank, a Hedge Counterparty, any Ancillary Lender or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Security Trustee, the Arranger, the Issuing Bank, that Hedge Counterparty, that Ancillary Lender or that Reference Bank, as the case may be.

(d)
An amendment or waiver which relates to the rights or obligations of the Lenders in relation to one Facility only may not be effected without the consent of the Majority Lenders as if references in the definition of “Majority Lenders” to “Lenders” were the Lenders under that Facility provided that an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to an extension to the date of payment of any amount under the Finance Documents which is attributable to that Facility only shall not be made without the prior consent of the Agent (acting on the instructions of all the Lenders under that Facility).

47.4	Replacement of Screen Rate

Subject to paragraph (b) of Clause 47.3 (Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Benchmark in relation to that currency in place of (or in addition to) the affected Screen Rate; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(ii)
enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Benchmark;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(v)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors’ Agent.

In this Clause 47.4:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)
in the opinion of the Majority Lenders and the Obligors’ Agent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Obligors’ Agent, an appropriate successor to a Screen Rate.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Obligors’ Agent, materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)
the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that such Screen Rate may no longer be used;

(c)
the administrator of that Screen Rate determines that such Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors’ Agent) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one week; or

(d)	in the opinion of the Majority Lenders and the Obligors’ Agent, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

47.5	Disenfranchisement of Defaulting Lenders

(a)
For so long as a Defaulting Lender has any Available Commitment, in ascertaining (i) the Majority Lenders, (ii) the Incremental Facility Majority Lenders, (iii) whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or

(iii)
whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitment will be reduced by the amount of its Available Commitment under the relevant Facility/ies and to the extent that that reduction results in that Defaulting Lender’s Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 47.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in any of paragraph (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

47.6	Replacement of a Defaulting Lender

(a)	The Obligors’ Agent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:

(i)
replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Finance Parties) all (and not part only) of its rights and obligations under this Agreement;

(ii)
require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Finance Parties) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)
require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Finance Parties) all (and not part only) of its rights and obligations in respect of the relevant Facility/ies, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Obligors’ Agent which is acceptable to the Agent and, at any time when any Fronted Letter of Credit or other amounts payable to any Fronting Issuing Bank (in its capacity as such) are outstanding, the Fronting Issuing Bank, and which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer which is either:

(A)
in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 29.20 (Pro rata interest settlement)) and/or Letter of Credit Fees, Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(B)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Obligors’ Agent and which does not exceed the amount described in paragraph (A) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 47.6 shall be subject to the following conditions:

(i)	the Obligors’ Agent shall not replace the Security Trustee except with the consent of the Majority Lenders (excluding the Security Trustee and its Affiliates);

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Obligors’ Agent to find a Replacement Lender;

(iii)	the transfer must take place no later than sixty (60) days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)
the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)
The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Obligors’ Agent when it is satisfied that it has complied with those checks.

48	CONFIDENTIALITY

48.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 48.2 (Disclosure of Confidential Information) and Clause 48.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care (in any event not less than the care that a prudent person would take) that would apply to its own confidential information.

48.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any Competitor of the Fund, with the prior written consent of the Obligors’ Agent;

(c)	to any person:

(i)
to (or through) whom it validly assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Trustee and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 31.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) in compliance with Clause 29.19 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Obligors’ Agent;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (c)(i), (c)(ii) and (c)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (c)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(C)
in relation to paragraphs(c)(v), (c)(vi) and (c)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(d)
to any person appointed by that Finance Party or by a person to whom paragraph (c)(i) or (c)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Obligors’ Agent and the relevant Finance Party; and

(e)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

48.3	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Fund Parties the following information:

(i)	names of Fund Parties;

(ii)	country of domicile of Fund Parties;

(iii)	place of incorporation of Fund Parties;

(iv)	date of this Agreement;

(v)	Clause 54 (Governing Law);

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of, and name of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currency of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Obligors’ Agent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Fund Parties by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Fund Party represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Obligors’ Agent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Fund Parties; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Fund Parties by such numbering service provider.

48.4	Entire agreement

This Clause 48 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

48.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

48.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Obligors’ Agent:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 48.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 48.

48.7	Continuing obligations

The obligations in this Clause 48 are continuing and shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

49          CONFIDENTIALITY OF FUNDING RATE AND REFERENCE BANK QUOTATIONS

49.1	Confidentiality and disclosure

(a)
The Agent and each Fund Party agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to a Borrower pursuant to Clause 13.5 (Notification of rates of interest); and

(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Fund Party may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Fund Party, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Fund Party, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)
The Agent’s obligations in this Clause 49 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 13.5 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

49.2	Related obligations

(a)
The Agent and each Fund Party acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Fund Party undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Fund Party agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 49.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 49.

49.3	No Event of Default

No Event of Default will occur under Clause 27.3 (Other obligations ) by reason only of a Fund Party’s failure to comply with this Clause 49.

50	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	In this Clause 50:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 US Code 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 Code Fed. Regul. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 Code Fed. Regul. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 Code Fed. Regul. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 Code Fed. Regul. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 Code Fed. Regul. 5390(c)(8)(D).

51	DISCLOSURE OF LENDER DETAILS BY AGENT

51.1	Supply of Lender details to Obligors’ Agent

The Agent shall provide to the Obligors’ Agent, within 10 Business Days of a request by the Obligors’ Agent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

51.2	Supply of Lender details at Obligors’ Agent’s discretion

(a)	The Agent shall, at the request of the Obligors’ Agent, disclose the identity of the Lenders and the details of the Lenders’ Commitments to:

(i)
any other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(ii)	any Fund Party.

(b)
Subject to paragraph (c) below, the Obligors’ Agent shall procure that the recipient of information disclosed pursuant to paragraph (a) above shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

(c)
The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

51.3	Supply of Lender details to other Lenders

(a)
If a Lender (a “Disclosing Lender”) indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender’s name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

(b)	The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.

51.4	Lender enquiry

If any Lender believes that any entity is, or may be, a Lender and:

(a)	that entity ceases to have an Investment Grade Rating.

(b)	an Insolvency Event occurs in relation to that entity,

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.

51.5	Lender details definitions

In this Clause 51:

“Investment Grade Rating” means, in relation to an entity, a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Requisite Lenders” means a Lender or Lenders whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction).

52	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

53	CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

54	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

55	ENFORCEMENT

55.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
Notwithstanding paragraph (a) above, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

55.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Fund Party that is not incorporated, established or formed (as the case may be) in England and Wales:

(i)
irrevocably appoints the Manager as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Manager by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Fund Party of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors’ Agent (on behalf of all the Fund Parties) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

The Original Parties

Part I The Original Borrowers

Original Borrower	Jurisdiction & Registration Number
Investindustrial VII L.P.	England & Wales LP019889
Special Packaging Solutions Holdings S.à r.l.	Luxembourg B231306
Global Furniture Holdings S.à r.l.	Luxembourg B231363
Global Furniture Investments S.à r.l.	Luxembourg B228452
Industrial Investment Group S.à r.l.	Luxembourg B230820
Industrial Strategic Group S.à r.l.	Luxembourg B230819
Global Assets Group S.à r.l.	Luxembourg B243276

Part II The Original Guarantors

Investindustrial VII L.P., a limited partnership established under the laws of England and Wales whose principal place of business is at 16 Palace Street, London, SW1E 5JD and whose registered number is LP019889, acting by the Original General Partner

Investindustrial VII Feeder SCSp, a special limited partnership (société en commandite spéciale) established under the laws of Luxembourg having its registered office at 23, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number is B 237.058, acting through and represented by the Original Feeder Fund General Partner

Part III
The Original Lenders - other than UK Non-Bank Lenders

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)	Status (Non-Acceptable L/C Lender: Yes/No)
Investec Bank plc	€100,000,002	n/a	No
State Street Bank and Trust Company	€99,999,999	13/S/201919/DTTP	No
Intesa Sanpaolo Bank Luxembourg S.A.	€99,999,999	48/I369331/DTTP	No

Part IV
The Original Lenders - UK Non-Bank Lenders

Name of Original Lender	Commitment	Status (Non-Acceptable L/C Lender: Yes/No)

N/A	N/A	N/A

Part V
The Original Fronting Issuing Banks

None as at the date of this Agreement.

Part VI
The Original Hedge Counterparties

Investec Bank plc

SCHEDULE 2
Conditions Precedent

1.	Formalities certificates

(a)
A certificate in the agreed form of each Original Borrower (other than the Fund), of the Original General Partner (acting for itself and on behalf of the Fund) and the Original Feeder Fund General Partner (acting for itself and on behalf of the Original Feeder Fund) attaching the following documents (certifying that they are true, complete, up to date and, where relevant, have not been subsequently revoked):

(i)
a copy of the minutes of the meeting of the board of directors or equivalent officers of each Original Borrower and each Original Guarantor (acting by its relevant general partner (as appropriate)) approving the terms of, and transactions contemplated by, the Finance Documents to which the relevant Original Obligor is party and approving the execution, delivery and performance of, and authorising named persons to sign the Finance Documents to which the relevant Original Obligor is party, and any documents to be delivered by it under any of the same on behalf of the Original Obligors;

(ii)
a specimen signature of each person authorised by the resolutions referred to in paragraph (i) above to sign the Finance Documents to which such Original Borrower, Original General Partner or Original Feeder Fund General Partner is party on behalf of the relevant Original Obligor;

(iii)	copies of each of the Constitutional Documents;

(iv)
an excerpt (extrait) delivered by the Luxembourg Register of Commerce and Companies pertaining to each Original Borrower (other than the Fund), the Original Feeder Fund General Partner and the Original Feeder Fund dated no earlier than the date of this Agreement;

(v)
a non-registration certificate (certificat de non-inscription d’une décision judiciaire) delivered by the Luxembourg Register of Commerce and Companies pertaining to each Original Borrower (other than the Fund), the Original Feeder Fund General Partner and the Original Feeder Fund dated no earlier than the date of this Agreement; and

(vi)	in respect of the certificates of the Original General Partner and Original Feeder Fund General Partner, copies of each of the Fund Documents;

(b)
A certificate in the agreed form from each of the General Partner, the Original Feeder Fund General Partner, the Original Manager and the Feeder Fund Manager in their respective capacities as general partner or manager of the Fund and general partner or manager of the Original Feeder Fund attaching the following documents (certifying that they are true, complete, up to date and, where relevant, have not been subsequently revoked):

(i)
a copy of the minutes of the meeting of the board of directors or equivalent officers of the Original General Partner, Original Feeder Fund General Partner, Original Manager and Feeder Fund Manager (as applicable) approving the terms of, and transactions contemplated by, the Finance Documents to which the Original General Partner, Original Feeder Fund General Partner, Original Manager and Feeder Fund Manager (as applicable) is party and approving the execution, delivery and performance of, and authorising named persons to sign the Finance Documents to which they are party, and any documents to be delivered by them under any of the same;

(ii)
a specimen signature of each person authorised by the resolutions referred to in paragraph (i) above to sign the Finance Documents to which the Original General Partner, Original Feeder Fund General Partner, Original Manager and Feeder Fund Manager (as applicable) is party on its behalf;

(iii)	confirmation that copies of each of the Constitutional Documents provided to the Agent prior to the date of such certificate are complete and in full force and effect;

2.	Finance Documents

(a)	This Agreement duly executed and delivered by all parties to it.

(b)	Each Security Document duly executed and delivered by all parties to it.

(c)	Each Fee Letter referred to in Clauses 16.3 (Agency fee) and 16.4 (Security Trustee fee) duly executed and delivered by all parties to them.

(d)
Each Security Notice and each other documents referred to in the Security Documents that are required as conditions to perfection of the Security created thereby, including an acknowledgment from each account bank in form and substance satisfactory to the Agent.

3.	No breach of borrowing, guaranteeing, security or similar limit

A certificate from the Obligors’ Agent confirming, as at the date of such certificate, that each copy document provided to the Agent pursuant to this Schedule 2 is complete and up to date, and further confirming

(a)	the details of the Limited Partners, including the LP Commitments, Uncalled Commitments, drawn LP Commitments and the current Required Partner Details for each of the Limited Partners;

(b)	the details of the assets of the Fund and the Total Net Asset Value and Total Investment Value;

(c)
that the Original Borrowers borrowing and Original Guarantors guaranteeing amounts under the Finance Documents would not cause any guarantee, security or other similar limit binding on such Original Guarantor to be exceeded under its Constitutional Documents or any other documents relating to it; and

(d)	that no Limited Partner is subject to an Exclusion Event.

4.	Due diligence

A due diligence report from Travers Smith LLP in relation to the Fund Documents including confirmation that the entry by each of the Fund Parties into the Finance Documents and performing their respective obligations thereunder would not constitute any breach of the terms of the Fund Documents.

5.	Legal opinions

(a)	A legal opinion from Travers Smith LLP, legal advisers to the Arranger as to matters of English law, in relation to the enforceability of certain of the Finance Documents.

(b)	A legal opinion from Ogier, legal advisers to the Arranger as to matters of Luxembourg law, in relation to the enforceability of certain of the Finance Documents.

(c)
A legal opinion from Paul Hastings (Europe) LLP, legal advisers to the Fund Parties as to matters of English law, in relation to the capacity of the Fund, the Original General Partner and the Manager to enter into the Finance Documents to be entered into on or about the date of this Agreement to which it is a party.

(d)
A legal opinion from Stibbe Avocats, legal advisers to the Fund Parties as to matters of Luxembourg law, in relation to the capacity of the Original Feeder Fund and the Original Feeder Fund General Partner to enter into the Finance Documents to be entered into on or about the date of this Agreement to which it is a party.

6.	Other documents and evidence

(a)	A copy of the most recent Annual Accounts and Quarterly Accounts, if any.

(b)	A certified copy of the Fund Structure Chart.

(c)
Evidence that all fees, costs and expenses due and payable on or before the date of the first Utilisation to the Finance Parties have been paid in full, or shall be paid in full out of the proceeds of the first Utilisation.

(d)	Such documentation and other evidence as is required by each Finance Party in order for the Fund Parties to comply with that Finance Party’s “Know your Customer” requirements.

(e)
The official list (or extract thereof) of registered AIFMs under 2013 Law as available on the CSSF web site on the date of this Agreement evidencing the authorisation of the Feeder Fund AIFM with the CSSF.

(f)	The Side Letter Election Table.

(g)
Any other Authorisation or other documents, opinion or assurance which the Agent considers to be necessary (if it has notified the Obligors’ Agent accordingly) in connection with the entry and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(h)	The Initial LP List.

(i)	The Pre-Approved New Lender List.

SCHEDULE 3
Requests

Part I
Utilisation Request - Loans

To:	[Global Loan Agency Services Limited] as Agent

From:	[Borrower]/[Obligors’ Agent]*

Dated:	[●]

Dear Sirs

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Borrower:	[●]

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Revolving Facility] / [Incremental Facility with an Establishment Date of [●]]**

Currency of Loan:	[●]

Amount:	[●] or, if less, the Available Facility

Interest Period:	[●]

3.	The purpose for which the proceeds of this Loan shall be applied is [●].

4.
We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request and that the proceeds of this Loan shall be applied for a purpose for which the General Partner and each Feeder Fund General Partner would have been entitled to issue Drawdown Notices to the applicable Limited Partners in accordance with the terms of the relevant Partnership Agreement on the proposed Utilisation Date.

5.
The amount and purpose of the proposed Loan is in accordance with the Limited Partner Documents and the proposed Loan will not cause the Facilities Limit to be exceeded (ignoring, for the purposes of calculating the Facilities Limit, the Uncalled Commitment of any Limited Partner which is or may become an Excused Partner in respect of any proposed Investment the Loan is to be utilised towards financing).

6.	[This Loan is to be made in [whole]/[part] for the purposes of refinancing [identify maturing Loan].]/[The proceeds of this Loan should be credited to [account].]

7.
We confirm that the proposed Loan [is]/[is not] for the purposes of financing an Investment which, in accordance with the terms of any Partnership Agreement, requires the consent of the Advisory Committee [and such consent has been sought and obtained in respect of such Investment in accordance with the terms of the relevant Partnership Agreement].

8.	This Utilisation Request is irrevocable.

Yours faithfully

For and on behalf of Investindustrial VII L.P. acting by its general partner Investindustrial VII GP LLP

Enclose:

Compliance Certificate

NOTES:

*	Amend as appropriate. The Utilisation Request can be given by the relevant Borrower or the Obligors’ Agent.

**	Select the Facility to be utilised and delete references to other Facilities

Part II
Utilisation Request - Letters of Credit

To:	[Global Loan Agency Services Limited] as Agent

From:	[Borrower]/[Obligors’ Agent]*

Dated:	[●]

Dear Sirs

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.
We wish to arrange for a [Bilateral]/[Fronted] Letter of Credit to be issued by the Issuing Bank specified below (which has [agreed]/[been selected by the Obligors’ Agent] to do so) on the following terms:

3.	The purpose for which the proposed Letter of Credit shall be applied is [●].

4.
We confirm that each condition specified in paragraph (b) of Clause 6.5 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request and that the proposed Letter of Credit shall be applied for a purpose for which the General Partner and each Feeder Fund General Partner would have been entitled to issue Drawdown Notices to the applicable Limited Partners in accordance with the terms of the relevant Partnership Agreement on the proposed Utilisation Date.

5.	We attach a copy of the proposed Letter of Credit.

6.
The amount and purpose of the proposed Letter of Credit is in accordance with the Limited Partner Documents and the proposed Letter of Credit will not cause the Facilities Limit to be exceeded (ignoring, for the purposes of calculating the Facilities Limit, the Included Uncalled Commitment of any Limited Partner which is or may become an Excused Partner in respect of any proposed Investment related to such Letter of Credit).

Issuing Bank:	[●]

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Currency of Letter of Credit:	[●]

Amount:	[●] or, if less, the Available Facility

Beneficiary:	[●]

Expiry Date:	[●]

Term:	[●]

Governing law:	[●]

7.
We confirm that the proposed Letter of Credit [is]/[is not] for the purposes of financing an Investment which, in accordance with the terms of any Partnership Agreement, requires the consent of the Advisory Committee [and such consent has been sought and obtained in respect of such Investment in accordance with the terms of the relevant Partnership Agreement].

8.	This Utilisation Request is irrevocable.

9.	Delivery instructions: [specify delivery instructions]

Yours faithfully

For and on behalf of Investindustrial VII L.P. acting by its general partner Investindustrial VII GP LLP

Enclose:

Compliance Certificate

NOTES:

*	Amend as appropriate. The Utilisation Request can be given by the relevant Borrower or the Obligors’ Agent.

Part III
Selection Notice

Applicable to an Incremental Facility Loan

To:	[Global Loan Agency Services Limited] as Agent

From:	[Borrower]/[Obligors’ Agent]*

Dated:	[●]

Dear Sirs

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the “Agreement”)

1.
We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Incremental Facility Loan[s] with an Interest Period ending on [●]**.

3.	[[We request that the above Incremental Facility Loan[s] be divided into [●] Incremental Facility

Loans with the following Base Currency Amounts and Interest Periods:]*** or]

[We request that the next Interest Period for the above Incremental Facility Loan[s] is [●].]****

4.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for [the Obligors’ Agent on behalf of [insert name of relevant Borrower]]/[insert name of Borrower]*****

NOTES:

*	Amend as appropriate. The Selection Notice can be given by the Borrower or the Obligors’ Agent.

**	Insert details of all Incremental Facility Loans for the relevant Incremental Facility which have an Interest Period ending on the same date.

[***	Use this option if division of Incremental Facility Loans is requested.

****	Use this option if sub-division is not required.

*****	Amend as appropriate. The Selection Notice can be given by the Borrower or the Obligors’ Agent.

SCHEDULE 4

Form of Transfer Certificate

To:	[GLAS Trust Corporation Limited] as Security Trustee

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Investindustrial VII L.P.

Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the “Agreement”)

1.
We refer to the Agreement. This is a Transfer Certificate for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 29.15 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 29.15 (Procedure for transfer) all of the Existing Lender’s rights and obligations under the Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, electronic mail address and attention details for notices of the New Lender for the purposes of Clause 42.3 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.14 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Fund Party, that it is:

(a)	in respect of a Borrower established in the United Kingdom:

(i)	[a UK Qualifying Lender (other than a UK Treaty Lender);]

(ii)	[a UK Treaty Lender;]

(iii)	[not a UK Qualifying Lender].

(b)	in respect of a Borrower established in Luxembourg:

(i)	[not a Luxembourg Qualifying Lender;]

(ii)	[a Luxembourg Qualifying Lender].

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][1]

6.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Obligors’ Agent notify the Borrower that it wishes that scheme to apply to the Agreement.]**

7.	The New Lender confirms that it [is]/[is not] a Non-Acceptable L/C Lender.***

8.
In consideration of the New Lender being accepted as a Lender for the purposes of the Agreement, the New Lender confirms that, as from the Transfer Date, it intends to be party to the Agreement as a Lender, and undertakes to perform all the obligations expressed in the Agreement to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Agreement, as if it had been an original party to the Agreement.

9.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

10.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:
The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

1     Include if New Lender comes within paragraph Error! Reference source not found.(Error! Reference source not found.) of the definition of Qualifying Lender in Clause 17.1 (Definitions).

*	Insert jurisdiction of tax residence.
**	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.
***	Include only if the assignment includes the assignment of Revolving Facility Commitment / a participation in the Revolving Facility

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, electronic mail address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted as a Transfer Certificate for the purposes of the Agreement by the Agent and

the Security Trustee and the Transfer Date is confirmed as [          ].

[Global Loan Agency Services Limited]

as Agent

By:

[GLAS Trust Corporation Limited]as Security Trustee

By:

SCHEDULE 5

Form of Assignment Agreement

To:    [Global Loan Agency Services Limited] as Agent, [GLAS Trust Corporation Limited] as Security Trustee and [Insert Obligors’ Agent name] as Obligors’ Agent, for and on behalf of each Fund Party

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Investindustrial VII L.P.

Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the “Agreement”)

1.
We refer to the Agreement. This is an Assignment Agreement for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 29.16 (Procedure for assignment) of the Agreement:

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.

5.	The Facility Office and address, electronic mail address and attention details for notices of the New Lender for the purposes of Clause 42.3 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.14 (Limitation of responsibility of Existing Lenders).

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Fund Party, that it is:

(a)	in respect of a Borrower established in the United Kingdom:

(i)	[a UK Qualifying Lender (other than a UK Treaty Lender);]

(ii)	[a UK Treaty Lender;]

(iii)	[not a UK Qualifying Lender]

(b)	in respect of a Borrower established in Luxembourg:

(i)	[not a Luxembourg Qualifying Lender;]

(ii)	[a Luxembourg Qualifying Lender].

8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][2]

9.	[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme

(reference number [ ]) and is tax resident in [ ]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Obligors’ Agent notify the Borrower that it wishes that scheme to apply to the Agreement.]**

10.	The New Lender confirms that it [is]/[is not] a Non-Acceptable L/C Lender.***

11.
In consideration of the New Lender being accepted as a Lender for the purposes of the Agreement, the New Lender confirms that, as from the Transfer Date, it intends to be party to the Agreement as a Lender, and undertakes to perform all the obligations expressed in the Agreement to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Agreement, as if it had been an original party to the Agreement.

12.
This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 29.17 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation), to the Obligors’ Agent (on behalf of each Fund Party) of the assignment referred to in this Assignment Agreement.

13.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

2         Include if New Lender comes within paragraph Error! Reference source not found.(Error! Reference source not found.) of the definition of Qualifying Lender in Clause 17.1 (Definitions).
*	Insert jurisdiction of tax residence.
**	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.
***	Include only if the assignment includes the assignment of a Revolving Facility Commitment / a participation in the Revolving Facility.

14.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

15.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:
The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, electronic mail address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted as an Assignment Agreement for the purposes of the Agreement by the Agent and the Security Trustee and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Assignment Agreement, which notice the Agent receives on behalf of each Finance Party.

[Global Loan Agency Services Limited]

as Agent

By:

[GLAS Trust Corporation Limited]

as Security Trustee

By:

SCHEDULE 6

Form of Compliance Certificate

To:	[Global Loan Agency Services Limited] as Agent

From:	[Insert Obligors’ Agent name] as Obligors’ Agent

Dated:	[●]

Dear Sirs

Investindustrial VII L.P.

Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the “Agreement”)

1.
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that no Default has occurred and is continuing [or if a Default is continuing, specify the relevant Default and, in reasonable detail, the steps (if any) being taken to remedy it];

3.	As at the date of this Compliance Certificate, the LP Commitments, Uncalled Commitments and drawn LP Commitments of each Limited Partner are:

[          ].

4.
The amounts drawn down from Limited Partners during the period since the date of the last Compliance Certificate was delivered to the Agent and any distributions made to Limited Partners during that period were:

[          ].

5.	We confirm that, to our actual knowledge, no Exclusion Event has occurred (which such Exclusion Event has not previously been communicated to (or by) the Agent).

6.
Scheduled to this Compliance Certificate is the name, Limited Partner Commitment and Uncalled Commitment in respect of each Limited Partner which has become a Limited Partner since the date of [first Compliance Certificate delivered :]/[the Agreement]/[all other Compliance Certificates :]/[the Compliance Certificate immediately preceding this Compliance Certificate].

7.
Scheduled to this Compliance Certificate is the name, LP Commitment and Uncalled Commitment in respect of each Limited Partner which has assumed an additional LP Commitment since the date of [first Compliance Certificate delivered:]/[the Agreement]/[the Compliance Certificate immediately preceding this Compliance Certificate].

8.
Scheduled to this Compliance Certificate are any changes in the Required Partner Details of any Limited Partner of which we have been expressly informed (or become actually aware) since the date of [first Compliance Certificate delivered :][the Agreement]/[the Compliance Certificate immediately preceding this Compliance Certificate].

9.
Scheduled to this Compliance Certificate are details of any request from any Limited Partner to a transfer, withdrawal or removal by such Limited Partner of all or any part of its Limited Partner Commitment since the date of [first Compliance Certificate delivered]/[the Agreement:][the Agreement]/[the Compliance Certificate immediately preceding this Compliance Certificate].

10.
Scheduled to this Compliance Certificate are the name and updated Uncalled Commitment of each Limited Partner all or any part of whose LP Commitment has been transferred, withdrawn or removed since the date of [first Compliance Certificate delivered :][the Agreement]/[ :][the Agreement]/[the Compliance Certificate immediately preceding this Compliance Certificate].

11.
Scheduled to this Compliance Certificate is the name of each Limited Partner which has become an Excused Partner in respect of any Investment since the date of [first Compliance Certificate delivered :][the Agreement]/[the Compliance Certificate immediately preceding this Compliance Certificate].

12.
Scheduled to this Compliance Certificate is the name of each Limited Partner which has become a Defaulting Partner since the date of [first Compliance Certificate delivered :]/[the Agreement]/[the Compliance Certificate immediately preceding this Compliance Certificate].

13.
Scheduled to this Compliance Certificate is the name of each Limited Partner which has become an Insolvent Partner since the date of [first Compliance Certificate delivered :][the Agreement]/[the Compliance Certificate immediately preceding this Compliance Certificate].

14.
[A copy of the Subscription Agreement [and any Side Letters] in respect of each Limited Partner which has become a Limited Partner since the date of [first Compliance Certificate delivered :][the Agreement]/[the Compliance Certificate immediately preceding this Compliance Certificate]] [is][are] scheduled to this Compliance Certificate (unless otherwise previously provided to the Agent).][No Side Letter has been entered into with any such Limited Partner.]

15.	We confirm that:

(a)	Financial Covenants:

(i)	the aggregate of the Uncalled Commitments of the Qualifying Limited Partners as at the date of this Compliance Certificate is [•] (“A”);

(ii)	Aggregate Financial Indebtedness as at the date of this Compliance Certificate

[[[assuming full utilisation of the proposed Utilisation requested in the attached Utilisation Request]/[assuming full utilisation of the Additional Commitments requested in the attached Accordion Notice]/[assuming full utilisation of the Incremental Facility Commitments requested in the attached Incremental Facility Notice] in connection with which this Compliance Certificate is delivered has been made in full]3 is [•] (“B”);

(iii)	[Total Net Asset Value as at the Relevant Quarter Date ending on [•] (the “Relevant Quarter Date”) with reference to the Relevant Report relating to that Quarter Date was [€][•] (“C”);][4]

[3]	Delete if not being delivered with a Utilisation Request/Accordion Notice/Incremental Facility Notice.
[4]	Delete where relevant Financial Covenant is not required to be tested in accordance with clause 25 (Financial Covenants).

(iv)	[Total Investment Value as at the Relevant Quarter Date with reference to the

Relevant Report relating to that Quarter Date was €[•] (“D”);]

(v)	[Aggregate Acquisition Cost as at the Relevant Quarter Date with reference to the Relevant Report relating to that Quarter Date was [€][•] (“E”),]

and accordingly:

(1)	the ratio of A to B is [•]:1 and therefore the requirement of Clause 25.1(a) (Uncalled commitments coverage test) is met;

(2)	the ratio of B to C is [•]% and therefore the requirement of Clause 25.1(c) (Loan to value test) is met; and

(3)	the ratio of D to E is [•]% and therefore the requirement of Clause 25.1(b) (Value test) is met.

(b)	the following ESG Conditions (if any) have been satisfied as at the date of this Compliance Certificate:

(i)	[Investindustrial as an institution maintains a PRI Rating that is A and A+ for both ‘Strategy and Governance’ and ‘Private Equity’ respectively]

(ii)	[Investindustrial as an institution maintains its status as a certified B Corporation]

(iii)	[Investindustrial S.A. and the main operating company of each of the Fund’s Majority-owned Investments each have 33% or more of board members which are female]

(iv)	[each of the Fund’s Majority-owned Investments satisfies each of the ESG Standards]

(v)
[each of the Fund’s Majority-owned Investments and InvestIndustrial as an institution have achieved carbon neutrality (through industry recognised voluntary carbon credits from nature-based solutions or equivalent)]

16.	[We attach copies of the most recent [Annual Accounts][Quarterly Accounts][ESG Annual Report [and any other Supporting Evidence]][5].

Signed:

For and on behalf of

[Insert Obligors’ Agent name] as Obligors’ Agent

Enclose:

Schedules (as required)

[5]	Delete if not applicable.

SCHEDULE 7
Uncalled Commitments of the Limited Partners as at the date of this Agreement

Limited Partner in the Fund	Uncalled Commitment (€)
ABP VIE MANDAT FPCI represented by Flexstone Partners SAS	14,025,425.92
Adams Street - PE Genesis Fund I L.P.	31,603,959.76
Adams Street 2018 Non-US Fund L.P.	10,939,832.23
Adams Street RSP L.P.	7,480,227.16
Alpinvest GGG II B.V. as title holder and in its capacity as general partner of GGG Primary 2019 C.V.	11,500,849.26
Alplnvest HLI GP B.V. as title holder and in its capacity as general partner of HLI Primary C.V.	5,142,656.17
Alplnvest J GP B.V. as title holder and in its capacity as general partner of AJ Primary C.V.	2,618,079.51
Alplnvest SIG GP B.V. as title holder and in its capacity as general partner of Alplnvest SIG Primary C.V.	1,963,559.63
Amazonas-AI Fund SCS, SICAV-FIAR Teilfonds PE VI	9,350,283.95
AP2 Capital Investments KB	70,127,129.62
Arcano Capital XII SCR, S.A.	542,316.47
Arcano Capital XII, FCR	1,870,056.79
ARDIAN Primary Fund VIII L.P.	9,350,283.95
Ascension Alpha Fund LLC	28,050,851.85
Ascension Healthcare Master Pension Trust	14,025,425.92
ASF Pollock LP	12,155,369.14
ASI Private Equity 1 (Guernsey) Limited	3,740,113.58
ASI Private Equity 2 (Guernsey) Limited	3,740,113.58
ATP Private Equity Partners VI K/S	46,751,419.75
AXA Vorsorge Private Markets S.C.S., SICAV-RAIF – Private Equity Vintage 2019	14,025,425.92
Banca March, S.A.	14,025,425.92
Banca Popolare di Sondrio on behalf of Cassa Nazionale di Previdenza e Assistenza Forense	46,751,419.75
BCE-Invest GmbH	4,675,141.97
BETA EQUITY SCR, SA	4,675,141.97
BI-Invest Compartment Fund SICAV-SIF Compartment A - PE	16,475,200.32
Birch Investments Ltd.	1,215,536.92
BNP PARIBAS, acting through BNP Paribas Principal Investment department	14,025,425.92
CA VITA PRIVATE EQUITY CHOICE FIPS	1,870,056.79
CAA Private Equity 2019 compartiment 1	18,700,567.90
Caisse de Prevoyance de l’Etat de Geneve (CPEG)	14,025,425.92

Caisse des depots et Consignations - Section generale	18,700,567.90
Caisse Des Depots Et Consignations, Direction Des Fonds D’Epargne (DFFE)	18,700,567.90
CAP Prévoyance	3,272,599.39
Capital Dynamics LGPS Collective Private Equity for Pools 2018/2019 LP	3,740,113.58
Cardif Assurance Vie	70,127,129.62
Cassa Nazionale Di Previdenzae Assistenza a Favore Dei Dottori Commercialisti	23,375,709.87
CERN European Organization for Nuclear Research	11,220,340.74
Circle Eleven XVII GmbH & Co. KG	5,273,560.16
Circle Eleven XVIII GmbH & Co. KG	1,926,158.50
City of Zurich Pension Fund	15,427,968.51
Committed Advisors Secondary Fund IV, S.L.P.	4,675,141.98
Cresta II L.P.	4,675,141.97
D-cis	1,410,933.09
Di Bella S.R.L.	4,675,141.97
Diversified and Balanced Joint Equity and Infrastructure Company 2018 (EUR)	28,050,851.85
DP Pension Asset Management GmbH & Co. KG	4,675,141.97
Dual Private Equity Partners IC	1,870,056.79
Employees Retirement System of Texas	46,751,419.75
Fondazione Cassa di Risparmio di Firenze	4,675,141.97
Freemont Management SA	46,751,419.75
Galvaude Private Investments Inc.	46,751,419.75
Global Private Equity Growth IV SCSp SICAV-RAIF	14,025,425.92
Harling Capital Ltd	9,350,283.95
HIPEP VIII Holdings LLC	22,206,924.38
HIPEP VIII Partnership AIF L.P.	16,129,239.81
Howard Hughes Medical Institute	42,076,277.78
HV New Street Holdings LLC	6,545,198.76
ICG Enterprise Trust PLC	7,012,712.96
ICG ET Partnership Nominee Limited	7,012,712.96
Inderhabs Capital SCR, S.A.	1,870,056.79
Investindustrial VII Feeder SCSp (acting by its General Partner, Investindustrial VII Feeder GP S.a.r.l.)	187,005,679.00
IST3 Manesse PE L.P.	7,480,227.16
James David Crighton Pitt	1,402,542.59
K Maia Investments No. 44 Limited	70,127,129.62
KB Private Equity 2, uzavreny podilovy fond Amundi Czech Repbulic, investicni spolecnost, a.s.	935,028.39
La Collective de Prévoyance - COPRÉ	7,947,741.35
Landmark Equity Partners XVI LP	3,930,643.38

Landmark Pacific Partners, L.P. - Series B	424,414.99
Landmark Partners Insurance Fund Series Interests of the Sali Multi-Series Fund LP	63,503.39
LCP IX Primary Holdings, L.P.	4,675,141.97
LHV Pensionifond L	23,375,709.87
LHV Pensionifond XL	4,675,141.97
Lion River I NV	93,502,839.59
LIQID Private Equity Vintage II GmbH & Co. KG	2,805,085.18
London Borough of Barking and Dagenham as administering authority of the London Borough of Barking and Dagenham Superannuation Fund	8,415,255.55
Marble House SL Capital Mid Market Private Equity Fund GmbH & Co. Geschlossene Investment KG	374,011.36
Marble House SL Capital Mid Market PWM Fund GmbH & Co. Geschlossene Investment KG	935,028.39
Medley Partners 4FD, L.P., on behalf of Series 2019	7,947,741.35
Medley Partners 4SB, L.P., on behalf of Series 2019	20,103,110.50
Meranti II Holdings LLC	12,155,369.14
MetLife International PE Fund VI, LP	24,310,738.26
Metropolitan Life Insurance Company	25,432,772.35
Metropolitan Property and Casualty Insurance Company	1,589,548.27
Metropolitan Tower Life Insurance Company	4,768,644.82
Migdal-HarbourVest 2016 Holdings LLC	9,350,283.95
Monica Franziska Burkard	4,114,124.94
Multi-Vintage Private Equity Fund 2016 L.P.	16,830,511.11
NAEV Alternative Investments SCS SICAV-FIS NAEV Private Equity A	9,350,283.95
NCL Investments II, L.P. - PE Series	256,580.20
New York Life Insurance Company	29,079,383.09
New York Life Insurance Company Private Equity Acc 39-001	8,321,752.72
Nippon Wealth Life Insurance Company Limited	16,830,511.11
Nordea Specialised Investment Fund – Global Private Equity, SICAV-FIS	14,025,425.92
North Sea Capital Private Equity Fund of Funds SCA SICAV-SIF-Europe	9,350,283.95
Novalfa Capital S.R.L.	2,805,085.18
Oberthur Développement SAS	4,675,141.97
P+, Pensionskassen for Akademikere	70,127,129.62
PEF 2018-2019 Pass, C.V.	280,840,028.35
Pensionskasse SBB	10,191,809.51
Perpetual Investment Fund S.CA. SICAV-RAIF, solely in respect of its PE Subfund	4,394,633.45

Peter Kofmel	1,215,536.92
Primapen KmGK.	18,700,567.90
PrimPE Inc.	14,025,425.92
Private Equity Fund Finance	4,675,141.97
Public Employees Retirement System of Ohio	234,005,731.13
Raed Capital Holdings 2 Ltd	23,375,709.88
REGENTS OF THE UNIVERSITY OF MICHIGAN	46,751,419.75
Schroder Adveq Global II S.C.S.	6,077,684.57
SEI Investments - Depositary and Custodial Services (Ireland) Limited for Swiss Capital Private Markets II Funds for the benefit of the AGON Fund	4,675,141.97
SIGNAL IDUNA Select Invest GmbH	18,700,567.90
SOPAI SIF SICAV, sub-Fund SOPAI PE	9,350,283.95
Spafid Fiduciaria S.p.A. RIF. 91	2,805,085.18
Standard Life Private Equity Trust PLC	23,375,709.87
State Board of Administration of Florida, acting on	65,451,987.64
behalf of the Florida Retirement System Trust Fund
State of Wisconsin Investment Board	70,127,129.62
Stichting Depositry PGGM Private Equity Funds, acting in its capacity as title holder and for the risk and account of PGGM Private Equity Fund 2019	116,899,268.74
Stichting Nedlloyd Pensioenfonds	4,675,141.97
Stichting Pensioenfonds TNO	14,025,425.92
Storebrand International Private Equity 19 Limited	32,725,993.82
Strategic Partners VIII Investments L.P.	4,675,141.97
Suva.	46,751,419.75
Thalassa Capital Investments SCR, S.A.	2,805,085.18
The Bank of New York Mellon, As Trustee of The Raytheon Master Pension Trust	37,401,135.83
The Brood, LLC – Sub Fund #1	18,700,567.90
The Guardian Insurance & Annuity Company Inc	2,524,576.67
The Guardian Life Insurance Company of America	19,074,579.27
The Guardian Life Insurance Company of America Master Pension Trust	841,525.55
The Public Institution for Social Security	234,005,731.13
The Trustees of Princeton University	46,751,419.75
The Trustees of The University of Pennsylvania Retiree Medical and Death Benefits Trust	4,675,141.97
The University of Pennsylvania Master Retirement Trust	9,350,283.95
Tiberio Limited as Trustee of the Daedalus Trust	23,375,709.88
Trustees of the University of Pennsylvania	56,101,703.71
Ulpia B.V.	4,675,141.97

UniCredit S.p.A.	18,700,567.90
Victoria Fund LP Incorporated	7,480,227.16
VKD Invest SICAV - SIF SCA - PE Global B	9,350,283.95
Vorsorge-Einrichtung der Suva	4,581,639.14
VZWL Private Equity GmbH & Co. Geschlossene Investment KG	14,025,425.92
Yarpa Investimenti SGR S.p.A on behalf of Mandate Vittoria Assicurazioni SpA	4,675,141.97
Yarpa S.p.A.	9,350,283.94
Yoav Harlap	1,870,056.79
Limited Partner in the Feeder Fund	Uncalled Commitment (€)
Unipolsai Assicurazioni S.p.A.	93,502,839.50
Private Equity Investments B.V.	93,502,839.50

SCHEDULE 8

Qualifying Limited Partners as at the Date of this Agreement

Qualifying Limited Partner in the Fund	Ultimate Beneficial Owner
ABP VIE MANDAT FPCI represented by Flexstone Partners SAS
Adams Street - PE Genesis Fund I L.P.
Adams Street 2018 Non-US Fund L.P.
Adams Street RSP L.P.
Alpinvest GGG II B.V. as title holder and in its capacity as general partner of GGG Primary 2019 C.V.
Alplnvest HLI GP B.V. as title holder and in its capacity as general partner of HLI Primary C.V.
Alplnvest J GP B.V. as title holder and in its capacity as general partner of AJ Primary C.V.
Alplnvest SIG GP B.V. as title holder and in its capacity as general partner of Alplnvest SIG Primary C.V.
Amazonas-AI Fund SCS, SICAV-FIAR Teilfonds PE VI
AP2 Capital Investments KB
Arcano Capital XII SCR, S.A.
Arcano Capital XII, FCR
ARDIAN Primary Fund VIII L.P.
Ascension Alpha Fund LLC
Ascension Healthcare Master Pension Trust
ASF Pollock LP
ASI Private Equity 1 (Guernsey) Limited
ASI Private Equity 2 (Guernsey) Limited
ATP Private Equity Partners VI K/S
AXA Vorsorge Private Markets S.C.S., SICAV-RAIF –
Private Equity Vintage 2019
Banca March, S.A.
Banca Popolare di Sondrio on behalf of Cassa Nazionale di Previdenza e Assistenza Forense	Cassa Nazionale di Previdenza e Assistenza Forense
BCE-Invest GmbH
BETA EQUITY SCR, SA
BI-Invest Compartment Fund SICAV-SIF Compartment
A - PE
Birch Investments Ltd.
BNP PARIBAS, acting through BNP Paribas Principal Investment department
CA VITA PRIVATE EQUITY CHOICE FIPS
CAA Private Equity 2019 compartiment 1
Caisse de Prevoyance de l’Etat de Geneve (CPEG)

Caisse des depots et Consignations - Section generale
Caisse Des Depots Et Consignations, Direction Des Fonds D’Epargne (DFFE)
CAP Prévoyance
Capital Dynamics LGPS Collective Private Equity for Pools 2018/2019 LP
Cardif Assurance Vie
Cassa Nazionale Di Previdenzae Assistenza a Favore Dei Dottori Commercialisti
CERN European Organization for Nuclear Research
Circle Eleven XVII GmbH & Co. KG
Circle Eleven XVIII GmbH & Co. KG
City of Zurich Pension Fund
Committed Advisors Secondary Fund IV, S.L.P.
Cresta II L.P.
D-cis
Di Bella S.R.L.
Diversified and Balanced Joint Equity and Infrastructure Company 2018 (EUR)
DP Pension Asset Management GmbH & Co. KG
Dual Private Equity Partners IC
Employees Retirement System of Texas
Fondazione Cassa di Risparmio di Firenze
Freemont Management SA
Galvaude Private Investments Inc.
Global Private Equity Growth IV SCSp SICAV-RAIF
Harling Capital Ltd
HIPEP VIII Holdings LLC
HIPEP VIII Partnership AIF L.P.
Howard Hughes Medical Institute
HV New Street Holdings LLC
ICG Enterprise Trust PLC
ICG ET Partnership Nominee Limited	ICG Enterprise Trust Co-investment LP
Inderhabs Capital SCR, S.A.
IST3 Manesse PE L.P.
James David Crighton Pitt
K Maia Investments No. 44 Limited
KB Private Equity 2, uzavreny podilovy fond Amundi Czech Repbulic, investicni spolecnost, a.s.
La Collective de Prévoyance - COPRÉ
Landmark Equity Partners XVI LP
Landmark Pacific Partners, L.P. - Series B

Landmark Partners Insurance Fund Series Interests of the Sali Multi-Series Fund LP
LCP IX Primary Holdings, L.P.
LHV Pensionifond L
LHV Pensionifond XL
Lion River I NV
LIQID Private Equity Vintage II GmbH & Co. KG
London Borough of Barking and Dagenham as administering authority of the London Borough of Barking and Dagenham Superannuation Fund
Marble House SL Capital Mid Market Private Equity Fund GmbH & Co. Geschlossene Investment KG
Marble House SL Capital Mid Market PWM Fund GmbH & Co. Geschlossene Investment KG
Medley Partners 4FD, L.P., on behalf of Series 2019
Medley Partners 4SB, L.P., on behalf of Series 2019
Meranti II Holdings LLC
MetLife International PE Fund VI, LP
Metropolitan Life Insurance Company
Metropolitan Property and Casualty Insurance Company
Metropolitan Tower Life Insurance Company
Migdal-HarbourVest 2016 Holdings LLC
Monica Franziska Burkard
Multi-Vintage Private Equity Fund 2016 L.P.
NAEV Alternative Investments SCS SICAV-FIS NAEV Private Equity A
NCL Investments II, L.P. - PE Series
New York Life Insurance Company
New York Life Insurance Company Private Equity Acc 39-001
Nippon Wealth Life Insurance Company Limited
Nordea Specialised Investment Fund – Global Private Equity, SICAV-FIS
North Sea Capital Private Equity Fund of Funds SCA SICAV-SIF-Europe
Novalfa Capital S.R.L.
Oberthur Développement SAS
P+, Pensionskassen for Akademikere
PEF 2018-2019 Pass, C.V.
Pensionskasse SBB
Perpetual Investment Fund S.CA. SICAV-RAIF, solely in respect of its PE Subfund
Peter Kofmel

Primapen KmGK.
PrimPE Inc.
Private Equity Fund Finance
Public Employees Retirement System of Ohio
Raed Capital Holdings 2 Ltd
REGENTS OF THE UNIVERSITY OF MICHIGAN
Schroder Adveq Global II S.C.S.
SEI Investments - Depositary and Custodial Services (Ireland) Limited for Swiss Capital Private Markets II Funds for the benefit of the AGON Fund
SIGNAL IDUNA Select Invest GmbH
SOPAI SIF SICAV, sub-Fund SOPAI PE
Spafid Fiduciaria S.p.A. RIF. 91	Vitaliano Paolo Federico Borromeo Arese Borromeo
Standard Life Private Equity Trust PLC
State Board of Administration of Florida, acting on behalf of the Florida Retirement System Trust Fund
State of Wisconsin Investment Board
Stichting Depositry PGGM Private Equity Funds, acting in its capacity as title holder and for the risk and account of PGGM Private Equity Fund 2019	PGGM Private Equity Fund 2019
Stichting Nedlloyd Pensioenfonds
Stichting Pensioenfonds TNO
Storebrand International Private Equity 19 Limited
Strategic Partners VIII Investments L.P.
Suva.
Thalassa Capital Investments SCR, S.A.
The Bank of New York Mellon, As Trustee of The Raytheon Master Pension Trust
The Brood, LLC – Sub Fund #1
The Guardian Insurance & Annuity Company Inc
The Guardian Life Insurance Company of America
The Guardian Life Insurance Company of America Master Pension Trust
The Public Institution for Social Security
The Trustees of Princeton University
The Trustees of The University of Pennsylvania Retiree Medical and Death Benefits Trust
The University of Pennsylvania Master Retirement Trust
Tiberio Limited as Trustee of the Daedalus Trust
Trustees of the University of Pennsylvania
Ulpia B.V.

UniCredit S.p.A.
Victoria Fund LP Incorporated
VKD Invest SICAV - SIF SCA - PE Global B
Vorsorge-Einrichtung der Suva
VZWL Private Equity GmbH & Co. Geschlossene Investment KG
Yarpa Investimenti SGR S.p.A on behalf of Mandate Vittoria Assicurazioni SpA	Mandate Vittoria Assicurazioni SpA
Yarpa S.p.A.
Yoav Harlap
Qualifying Limited Partner in the Feeder Fund	Ultimate Beneficial Owner
Unipolsai Assicurazioni S.p.A.
Private Equity Investments B.V.

SCHEDULE 9
Timetables
Loans

	Loans in	Loans in	Loans in
	euro	sterling	other
currencies
Agent notifies the Obligors’ Agent if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	-	-	U-4

Delivery of a duly completed Utilisation Request in accordance with Clause 5.1 (Delivery of a Utilisation Request) or a Selection	U-3	U-2	U-3

Notice (Clause 14.1 (Selection of Interest Periods))	2 p.m.	2 p.m.	2 p.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4	U-3	U-2	U-3

(Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.5 (Lenders’ participation)	5 p.m.	5 p.m.	5 p.m.

Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	-	Quotation Day	Quotation Day
		9.30 a.m.	9.30 a.m.
Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	-	Quotation Day	Quotation Day
		5.30 p.m.	5.30 p.m.
LIBOR or EURIBOR is fixed	Quotation Day	Quotation Day	Quotation Day
	11.00 a.m.	11.00 a.m.	11.00 a.m.
Reference Bank Rate calculated by reference to available quotations in accordance with Clause 15.2 (Calculation of Reference Bank Rate)	Quotation Day	Quotation Day	Quotation Day

	Noon	Noon	Noon
“U” = date of utilisation

“U – X” = X Business Days prior to date of utilisation

Part II

Letters of Credit

Delivery of a duly completed Utilisation Request in accordance with Clause 6.2	U-10
(Delivery of a Utilisation Request for Letters of Credit)
2 p.m.
Agent determines (in relation to a Utilisation) the Base Currency Amount of the	U-1
Letter of Credit if required under paragraph (d) of Clause 6.5 (Issue of Letters of  Credit) and notifies the Issuing Bank and the Lenders of the Letter of Credit in accordance with paragraph (d) of Clause 6.5 (Issue of Letters of Credit)
Noon

Delivery of a duly completed Renewal Request in accordance with Clause 6.6	U-10
(Renewal of a Letter of Credit)
2 p.m.

“U” = date of utilisation or, if applicable, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit

“U - X” = X Business Days prior to date of utilisation

SCHEDULE 10
Form of Letter of Credit

To:	[Beneficiary]

(the “Beneficiary”)

[Date]

Irrevocable Letter of Credit no. [•]

At the request of [•], [Issuing Bank] (the “Issuing Bank”) issues this irrevocable letter of credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.	Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Jersey [and [●]].

“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

“Expiry Date” means [•].

“Total L/C Amount” means [•].

2.	Issuing Bank’s agreement

(a)
The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by [•] p.m. ([London] time) on the Expiry Date.

(b)
Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [10] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)
The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)
The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)
Unless previously released under paragraph (a) above, on [•] p.m. ([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)
Without prejudice to paragraphs (a) or (b), when the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.	Payments

All payments under this Letter of Credit shall be made in [•] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing in legible form, and, unless otherwise stated, must be made by letter at the following address and particular department or officer: [●]. Demands may also be made by facsimile transmission to facsimile number [●] (each such drawing, a “fax demand”); provided, however, that a fax demand will not be effectively presented until you confirm by telephone our receipt of such fax demand by calling us at telephone number [●]. If you present a fax demand under this Letter of Credit you do not need to present the originals of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final demand the original Letter of Credit must be returned to us by overnight courier.

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP 98

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit, with the exception of the Contracts (Rights of Third Parties) Act 1999.

Yours faithfully,

[Issuing Bank]

By:

SCHEDULE 11
Form of Demand

To:	[Issuing Bank]

[Date]

Dear Sirs

Letter of Credit no. [•] issued in favour of [BENEFICIARY] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.	We certify that the sum of [•] is due [and has remained unpaid for at least [•] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [•].

2.	Payment should be made to the following account: Name:

Account Number: Bank:

3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)	(Authorised Signatory)

For

[BENEFICIARY]

SCHEDULE 12
Form of Accordion Notice

To:       [Global Loan Agency Services Limited] as Agent, [GLAS Trust Corporation Limited] as Security Trustee, [Fronting Issuing Bank] as Fronting Issuing Bank and [Insert Obligors’ Agent name] as Obligors’ Agent, for and on behalf of each Fund Party

From: The [Fund]/[[●] as Obligors’ Agent, for and on behalf of each Obligor] and [The]/[Each] Increase Lender] (the “Increase Lender”)

Dated:

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the “Agreement”)

1.
We refer to the Agreement. This is an Accordion Notice for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Accordion Notice unless given a different meaning in this Accordion Notice.

2.	We refer to Clause 2.4 (Accordion feature – Increase of Total Revolving Facility Commitments) of the Agreement pursuant to which the [Fund]/[Obligors’ Agent] hereby requests that Additional

Commitments equal to €[•].

3.	The proposed date on which the increase in relation to [the]/[each] Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [•].

4.
[The]/[Each] Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Agreement.

5.
On the Increase Date, if not already a party thereto, [the]/[each] Increase Lender becomes party to the relevant Finance Documents as a Lender in respect of the Relevant Commitment and confirms that it has executed an Incremental Facility Lender/Additional Increase Lender Certificate.

6.	On the Increase Date, the Fund confirms for itself and as Obligors’ Agent on behalf of each Fund Party that:

(a)
each guarantee and indemnity provided by the Obligors under the Finance Documents continues in full force and effect and extends where it purports to do so to each Obligor’s full obligations and liabilities under the Finance Documents;

(b)	each Obligor’s obligations under the Finance Documents to which it is a party remain in full force and effect; and

(c)
the Security created by each Transaction Security Document to which it is a party continues in full force and effect and extends, where it purports to do so, to the liabilities and obligations of the Obligors under the Agreement after this Accordion Notice has taken effect.

7.	The Facility Office and address, electronic mail address and attention details for notices to the Increase Lender for the purposes of Clause 42.3 (Addresses) are set out in the Schedule.

8.
[The]/[Each] Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (g) of Clause 2.4 (Accordion feature – Increase of Total Revolving Facility Commitments).

9.
In consideration of the Increase Lender being accepted as a Lender for the purposes of the Agreement, [the]/[each] Increase Lender confirms that, as from the Increase Date, it intends to be party to the Agreement as a Lender, and undertakes to perform all the obligations expressed in the Agreement to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Agreement, as if it had been an original party to the Agreement.

10.	This Accordion Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accordion Notice.

11.	This Accordion Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.	This Accordion Notice has been entered into on the date stated at the beginning of this Accordion Notice.

Note:
The execution of this Accordion Notice may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security and, if so, to arrange for execution of those documents and completion of those formalities.

[Fund]/[Obligors’ Agent]

By:

THE SCHEDULE
Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]
[Facility office address, electronic mail address and attention details for notices and account details for payments]

[Increase Lender(s)]

By:

This Accordion Notice is accepted as an Accordion Notice for the purposes of the Agreement by the Agent

[and the Fronting Issuing Bank] and the Increase Date is confirmed as [•].

[Global Loan Agency Services Limited]	[[Fronting Issuing Bank]

as Agent	as Fronting Issuing Bank

By:	By:]

SCHEDULE 13
Form of Accession Deed

To:	[Global Loan Agency Services Limited] as Agent

From:	[Borrower]/[Obligors’ Agent]*

Dated:  [●]

Dear Sirs

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the
“Agreement”)

1.
We refer to the Facilities Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.
[[Portfolio Company] agrees to become an Additional Borrower and Additional Guarantor]/[Feeder Fund] agrees to become an Additional Guarantor]/[Replacement [General Partner]/[Feeder Fund General Partner]/[Manager]/[Feeder Fund Manager]] agrees to become a [Replacement [General Partner]/[Feeder Fund General Partner]/[Manager]/[Feeder Fund Manager]] and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an [Additional Borrower and Additional Guarantor]/[Additional Guarantor]/[Replacement [General Partner]/[Feeder Fund General Partner]/[Manager]/[Feeder Fund Manager]] pursuant to Clause [30.2]/[30.5]/[30.8]/[30.9] of the Facilities Agreement. [Portfolio Company] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [●].

3.	The Obligors’ Agent confirms that no Default is continuing or would occur as a result of [Portfolio Company] becoming an Additional Borrower.

4.
[Portfolio Company’s]/[Feeder Fund’s]/ ]/[Replacement [General Partner’s]/[Feeder Fund General Partner’s]/[Manager’s]/[Feeder Fund Manager’s]] administrative details for the purposes of the Facilities Agreement are as follows:

Address: E-mail: Attention:

5.
[Portfolio Company]/[Feeder Fund]/ ]/[Replacement [General Partner]/[Feeder Fund General Partner]/[Manager]/[Feeder Fund Manager]] (for the purposes of this paragraph 5, the “Acceding Debtor”) intends to incur Liabilities under the Facilities Agreement “Relevant Document”.

IT IS AGREED as follows:

(a)          The acceding party and the Security Trustee agree that the Security Trustee shall hold:

(i)	any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Document;

(ii)	all proceeds of that Security; and

(iii)
all obligations expressed to be undertaken by the acceding party to pay amounts in respect of the Liabilities to the Security Trustee as trustee for the Secured Parties (in the Relevant Document or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the acceding party (in the Relevant Document or otherwise) in favour of the Security Trustee as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Relevant Document.

6.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Trustee (for the purposes of paragraph 5 above only), signed on behalf of the Obligors’ Agent and executed as a deed by [Portfolio Company] and is delivered on the date stated above.

[Portfolio Company]

EXECUTED AS A DEED

By:	[Portfolio Company] [Feeder Fund]/ ]/[Replacement [General Partner]/[Feeder Fund General Partner]/[Manager]/[Feeder Fund Manager]]

in the presence of

Signature of Director Name of Director Signature of witness Name of witness Address of witness Occupation of witness

The Obligors’ Agent

By:

The Security Trustee

[Full Name of Current Security Trustee]

By:

Date:

SCHEDULE 14
Form of Resignation Letter

To:	[Global Loan Agency Services Limited] as Agent

From:          [Borrower]/[Obligors’ Agent]*

Dated:  [●]

Dear Sirs

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the “Agreement”)

1.
We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.
Pursuant to Clause 30.3 (Resignation of a Borrower) of the Facilities Agreement, we request that [resigning Additional Borrower] be released from its obligations as a Borrower under the Facilities Agreement and the Finance Documents.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)
all amounts repay borrowed by the resigning Additional Borrower under the terms of the Finance Documents (including all Accrued Fees and Accrued Interest in respect of such repaid amounts) have been repaid in full prior to the date of this Resignation Letter.

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Obligors’ Agent	[resigning Obligor]

By:	By:

SCHEDULE 15
Form of Increase Confirmation

To:	[Global Loan Agency Services Limited] as Agent, [GLAS Trust Corporation Limited] as Security Trustee, [[●] as Issuing Bank][6] and [●] as Obligors’ Agent, for and on behalf of each Obligor

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the
“Agreement”)

“Agreement”)

1.
We refer to the Facilities Agreement. This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.3 (Increase) of the Facilities Agreement.

3.
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the “Relevant Commitment(s)”) as if it had been an Original Lender under the Facilities Agreement in respect of the Relevant Commitment(s).

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the “Increase Date”) is [●].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.
The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 42.3 (Addresses) of the Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (j) of Clause 2.3 (Increase) of the Facilities Agreement.

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	in respect of a Borrower established in the United Kingdom:

(i)	[a UK Qualifying Lender (other than a UK Treaty Lender);]

(ii)	[a UK Treaty Lender;]

(iii)	[not a UK Qualifying Lender].

6	Only if increase in the Total Revolving Facility Commitments.

(b)	in respect of a Borrower established in Luxembourg:

(i)	[not a Luxembourg Qualifying Lender;]

(ii)	[a Luxembourg Qualifying Lender].

9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][7]

10.	[The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme

(reference number [●]) and is tax resident in [●]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date, that it wishes the scheme to apply to the Facilities Agreement.]**

11.	[The Increase Lender confirms that it is not a member of the Group.]

12.	[The Increase Lender confirms that it [is]/[is not]*** a Non-Acceptable L/C Lender.]****

13.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.	This Agreement[ and any non-contractual obligations arising out of or in connection with it] [is][are] governed by English law.

15.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase

7
Include only if Increase Lender is a UK Non-Bank Lender i.e. falls within paragraph Error! Reference source not found.Error! Reference source not found. of the definition of Qualifying Lender in Clause 17.1 (Error! Reference source not found.).

Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

*	Insert jurisdiction of tax residence.

**	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

***	Delete as applicable.

****	Include only if the increase involves the assumption of a Revolving Facility Commitment.

SCHEDULE 16
Form of Incremental Facility Notice

To:	[Global Loan Agency Services Limited] as Agent and [GLAS Trust Corporation Limited] as Security Trustee

From:	[●] as the Obligors’ Agent and the entities listed in the Schedule as Incremental Facility Lenders (the

“Incremental Facility Lenders”)

Dated:

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the
“Agreement”)

1.
We refer to the Facilities Agreement. This is an Incremental Facility Notice. This Incremental Facility Notice shall take effect as an Incremental Facility Notice for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Incremental Facility Notice unless given a different meaning in this Incremental Facility Notice.

2.	We refer to Clause 10 (Establishment of Incremental Facilities) of the Facilities Agreement.

3.	We request the establishment of an Incremental Facility with the following Incremental Facility Terms:

(a)	Currency:

The Base Currency or such other currency as agreed with the participating Incremental Facility Lenders.

(b)	Total Incremental Facility Commitments:

[●]

(c)	Margin:

[●]

(d)	Level of commitment fee payable pursuant to Clause 16.1 (Commitment fee) of the Facilities Agreement in respect of the Incremental Facility:

[●]

(e)	Borrower(s) to which the Incremental Facility is to be made available:

[●]

(f)	Purpose(s) for which all amounts borrowed under the Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose) of the Facilities Agreement:

[●]

(g)	Availability Period:

[●]

(h)	Capitalising Loans: [Y]/[N]

(i)	[Incremental Facility Conditions Precedent:

[●]]

(i)
The repayment terms for the Incremental Facility for the purposes of Clause 11.1 (Repayment of Term Loans) of the Facilities Agreement[ and the effect of cancellation and prepayment of the Incremental Facility for the purposes of Clause 11.3 (Effect of cancellation and prepayment on scheduled repayments and reductions) of the Facilities Agreement]:

[●]

(j)	Termination Date:

[●]

4.	The proposed Establishment Date is [●].

5.	The Obligors’ Agent confirms that:

(a)	each of:

(i)	the Incremental Facility Terms set out above;

(ii)	the fees payable to any arranger of the Incremental Facility,

comply with Clause 10.5 (Restrictions on Incremental Facility Terms and fees) of the Facilities Agreement;

(b)	[the Incremental Facility Lenders and the Incremental Facility Commitments set out in this Incremental Facility Notice have been selected and allocated in accordance with Clause 10.1

(Selection of Incremental Facility Lenders) of the Facilities Agreement8][the Incremental Facility Lenders set out in this Incremental Facility Notice comply with Clause 10.2 (Incremental Facility Lenders)9]; and

(c)	each condition specified in paragraph (a)(i) of Clause 10.6 (Conditions to establishment) of the Facilities Agreement is satisfied on the date of this Incremental Facility Notice.

6.
Each Incremental Facility Lender agrees to assume and will assume all of the obligations corresponding to the Incremental Facility Commitment set opposite its name in the Schedule as if it had been an Original Lender under the Facilities Agreement in respect of that Incremental Facility Commitment.

7.	On the Establishment Date each Incremental Facility Lender becomes party to the relevant Finance Documents as a Lender.

[8]	Include if Clause 10.1 (entitled “Selection of Incremental Facility Lenders”) is used.
[9]	Include if Clause 10.2 (entitled “Incremental Facility Lenders”) is used.

8.	Each Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 10.12 (Limitation of responsibility) of the Facilities Agreement.

9.	[Each Incremental Facility Lender confirms that it is not a Sponsor Affiliate.]

10.	This Incremental Facility Notice is irrevocable.

11.
This Incremental Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Incremental Facility Notice.

12.	This Incremental Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Incremental Facility Notice has been entered into on the date stated at the beginning of this Incremental Facility Notice.

Note:
The execution of this Incremental Facility Notice may not be sufficient for each Incremental Facility Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of each Incremental Facility Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

*	Delete as appropriate

THE SCHEDULE

Name of Incremental Facility Lender	Incremental Facility Commitment

The Obligors’ Agent

By:

The Incremental Facility Lenders

[●]

This document is accepted as an Incremental Facility Notice for the purposes of the Facilities Agreement by the Agent and the Establishment Date is confirmed as [●].

The Agent

By:

SCHEDULE 17
Form of Incremental Facility Lender/Additional Increase Lender Certificate

To:	[Global Loan Agency Services Limited] as Agent and [●] as Obligors’ Agent

From:	[The Incremental Facility Lender]

Dated:

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the “Agreement”)

1.	We refer to the Facilities Agreement and to the Incremental Facility Notice dated [●]. This is an

Incremental Facility Lender/Additional Increase Lender Certificate. Terms defined in the Facilities Agreement have the same meaning in this Incremental Facility Lender/Additional Increase Lender Certificate unless given a different meaning in this Incremental Facility Lender/Additional Increase Lender Certificate.

2.	We confirm, for the benefit of the Agent and without liability to any Obligor, that we are:

(a)	in respect of a Borrower established in the United Kingdom:

(i)	[a UK Qualifying Lender (other than a UK Treaty Lender);]

(ii)	[a UK Treaty Lender;]

(iii)	[not a UK Qualifying Lender.]

(b)	in respect of a Borrower established in Luxembourg:

(i)	[not a Luxembourg Qualifying Lender;]

(ii)	[a Luxembourg Qualifying Lender].

3.	[We confirm that the person beneficially entitled to interest payable to us in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][10]

4.
[We confirm that we hold a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and are tax resident in [●]*, so that interest payable to us by borrowers is generally subject to full exemption from UK withholding tax and request that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Establishment Date of the Incremental Facility requested in the Incremental Facility Notice referenced above; and

(b)	each Additional Borrower which becomes an Additional Borrower after that Establishment Date,

that we wish that scheme to apply to the Facilities Agreement.]**

5.	[The Increase Lender confirms that it [is]/[is not]*** a Non-Acceptable L/C Lender.]

6.	The Facility Office and address, fax number and attention details for notices of the Incremental Facility Lender for the purposes of Clause 42.3 (Addresses) of the Facilities Agreement are:

[●].

Incremental Facility Lender/Additional Increase Lender

[Incremental Facility Lender][Additional Increase Lender]

By:

[10]
Include if the Incremental Facility Lender/Additional Increase Lender comes within paragraph Error! Reference source not found.Error! Reference source not found. of the definition of Qualifying Lender in Clause 17.1 (Error! Reference source not found.).

*	Insert jurisdiction of tax residence.
**	Include if the Incremental Facility Lender/Additional Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.
***	Include if Additional Increase Lender and there is a Fronting Issuing Bank appointed.

SCHEDULE 18
Form of Hedge Counterparty Accession Undertaking

To:	[GLAS Trust Corporation Limited] as Security Trustee, in each case for itself and each of the other parties to the Agreement referred to below

From:	[Acceding Hedge Counterparty]

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the
“Agreement”)

THIS UNDERTAKING is made on [date] by [insert full name of new Hedge Counterparty] (the “Acceding Hedge

Counterparty”) in relation to the Agreement. Terms defined in the Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

The Acceding Hedge Counterparty has become a provider of hedging arrangements to the Fund (or a Hedging Subsidiary). In consideration of the Acceding Hedge Counterparty being accepted as a Hedge Counterparty for the purposes of the Agreement, the Acceding Hedge Counterparty confirms, for the benefit of the parties to the Agreement, that, as from [date], it intends to be party to the Agreement as a Hedge Counterparty, and undertakes to perform all the obligations expressed in the Agreement to be assumed by a Hedge Counterparty and agrees that it shall be bound by all the provisions of the Agreement, as if it had been an original party to the Agreement as a Hedge Counterparty.

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above.

[Acceding Hedge Counterparty]

By:

Address:

SCHEDULE 19
Form of Termination Date Extension request

From:	[•] as the Obligors’ Agent

To:	[Global Loan Agency Services Limited] as Agent

Dated: [•]

Dear Sirs

Investindustrial VII L.P.
Senior Facilities Agreement dated [•] 2020 (as amended and/or restated from time to time, the
“Agreement”)

1.
We refer to the Agreement. This is a Termination Date Extension Request. Terms defined in the Agreement have the same meaning when used in this Termination Date Extension Request unless given a different meaning in this Termination Date Extension Request.

2.
In accordance with [Clause 2.6 (Revolving Facility Termination Date Extension)] / [Clause 2.7 (Master Termination Date Extension) we hereby request that the Termination Date applicable to [the Revolving Facility] / [the Master Termination Date] of [•]] is extended until [•].

3.	On the Extension Date, the Fund confirms for itself and as Obligors’ Agent on behalf of each Fund Party that:

(a)
each guarantee and indemnity provided by the Obligors under the Finance Documents continues in full force and effect and extends where it purports to do so to each Obligor’s full obligations and liabilities under the Finance Documents;

(b)	each Obligor’s obligations under the Finance Documents to which it is a party remain in full force and effect; and

(c)
the Security created by each Transaction Security Document to which it is a party continues in full force and effect and extends, where it purports to do so, to the liabilities and obligations of the Obligors under the Agreement after this Termination Date Extension Request has taken effect.

Authorised signatory for

[	]

as Obligors’ Agent

We hereby confirm that this Termination Date Extension Request [is][is not] agreed by all the [Revolving Facility Lenders] / [all Lenders] [and the Arranger].

_________________________

For and on behalf of

[Global Loan Agency Services Limited]

as Agent

SIGNATURES

THE FUND

INVESTINDUSTRIAL VII L.P.

SIGNED by INVESTINDUSTRIAL VII L.P. acting by its	)	/s/ E.Vogler
general partner INVESTINDUSTRIAL VII GP LLP	)	Authorised Signatory of General Partner

Address:	23 Avenue Monterey, Luxembourg, L-2163

Telephone:	+352 2609531

Attention:

Electronic mail address:	E.VOGLER@BI-INVEST.COM

DocuSign Envelope ID: 0EB2B613-1633-4BF5-99CE-D7F226843760

THE ORIGINAL FEEDER FUND

INVESTINDUSTRIAL VII FEEDER SCSP

Executed by INVESTINDUSTRIAL VII FEEDER SCSP
acting through and represented by its managing general partner
INVESTINDUSTRIAL VII FEEDER GP S.A R.L.

By:	/s/ Kamel Aliat

Name:	Kamel Aliat

Title:	Manager, Authorised Signatory

Address:	23 avenue Monterey, L-2163 Luxembourg

Attention:

Electronic mail address:	KAliat@bi-invest.com

THE GENERAL PARTNER

INVESTINDUSTRIAL VII GP LLP

SIGNED for and on behalf of INVESTINDUSTRIAL VII	)
GP LLP	) /s/ E.Vogler
Member

Address:	23 Avenue Monterey, Luxembourg, L-2163

Telephone:	+352 2609531

Attention:

Electronic mail address:	E.VOGLER@BI-INVEST.COM

DocuSign Envelope ID: 0EB2B613-1633-4BF5-99CE-D7F226843760

THE ORIGINAL FEEDER FUND GENERAL PARTNER INVESTINDUSTRIAL VII FEEDER GP S.A R.L. Signed for and on behalf of Investindustrial VII Feeder GP S.à r.l.

By: /s/ Kamel Aliat
Signature

Kamel Aliat
Print name

Manager
Title

Address:	23 avenue Monterey, L-2163 Luxembourg

Telephone:	+352 26 09 53 531

Attention:

Electronic mail address:	KAliat@bi-invest.com

THE ORIGINAL MANAGER
INVESTINDUSTRIAL ADVISORS LIMITED
SIGNED for and on behalf of INVESTINDUSTRIAL	)
ADVISORS LIMITED	)
/s/ R. Menon
Director

Address:	16 Palace Street, London, SW1E 5JD

Telephone:	+44 207 664 2121

Attention:

Electronic mail address:	rmenon@investindustrial.com

THE FEEDER FUND MANAGER

INVESTINDUSTRIAL ADVISORS LIMITED

SIGNED for and on behalf of INVESTINDUSTRIAL	)
ADVISORS LIMITED	)
/s/ R. Menon
Director

Address:	16 Palace Street, London, SW1E 5JD

Telephone:	+44 207 664 2121

Attention:

Electronic mail address:	rmenon@investindustrial.com

THE ORIGINAL BORROWERS

SIGNED by INVESTINDUSTRIAL VII L.P. acting by its	)
general partner INVESTINDUSTRIAL VII GP LLP	)

/s/ E.Vogler
Authorised Signatory of General Partner

Address:	23 Avenue Monterey, Luxembourg, L-2163

Telephone:	+352 2609531

Attention:

Electronic mail address:	E.VOGLER@BI-INVEST.COM

DocuSign Envelope ID: 0EB2B613-1633-4BF5-99CE-D7F226843760

SPECIAL PACKAGING SOLUTIONS HOLDINGS S.À R.L. Signed for and on behalf of Special Packaging Solutions Holdings S.à r.l.

By: /s/ Amelie Flammia
Signature

Amelie Flammia
Print name

Manager
Title: Manager, Authorised Signatory

Address:	23 avenue Monterey, L-2163 Luxembourg

Telephone:	+352 26 09 53 530

Attention:

Electronic mail address:	AFlammia@bi-invest.com

DocuSign Envelope ID: 0EB2B613-1633-4BF5-99CE-D7F226843760

GLOBAL FURNITURE HOLDINGS S.À R.L.

Signed for and on behalf of Global Furniture Holdings S.à r.l.

By: / s/ Abdelkader Derrouiche
Signature

Abdelkader Derrouiche
Print name

Manager
Title: Manager, Authorised Signatory

Address:	23 avenue Monterey, L-2163 Luxembourg

Telephone:	+352 26 09 53 522

Attention:

Electronic mail address:	ADerrouiche@bi-invest.com

DocuSign Envelope ID: 0EB2B613-1633-4BF5-99CE-D7F226843760

GLOBAL FURNITURE INVESTMENTS S.À R.L.

Signed for and on behalf of Global Furniture Investments S.à r.l.

By: /s/ Abdelkader Derrouiche
Signature

Abdelkader Derrouiche
Print name

Manager
Title: Manager, Authorised Signatory

Address:	23 avenue Monterey, L-2163 Luxembourg

Telephone:	+352 26 09 53 522

Attention:

Electronic mail address:	ADerrouiche@bi-invest.com

DocuSign Envelope ID: 0EB2B613-1633-4BF5-99CE-D7F226843760

INDUSTRIAL INVESTMENT GROUP S.À R.L.

Signed for and on behalf of Industrial Investment Group S.à r.l.

By: /s/ Kamel Aliat
Signature

Kamel Aliat
Print name

Manager
Title: Manager, Authorised Signatory

Address:	23 avenue Monterey, L-2163 Luxembourg

Telephone:	+352 26 09 53 531

Attention:

Electronic mail address:	KAliat@bi-invest.com

DocuSign Envelope ID: 0EB2B613-1633-4BF5-99CE-D7F226843760

INDUSTRIAL STRATEGIC GROUP S.À R.L.

Signed for and on behalf of Industrial Strategic Group S.à r.l.

By: /s/ Amelie Flammia
Signature

Amelie Flammia
Print name

Manager
Title: Manager, Authorised Signatory

Address:	23 avenue Monterey, L-2163 Luxembourg

Telephone:	+352 26 09 53 530

Attention:

Electronic mail address:	aflammia@bi-invest.com

DocuSign Envelope ID: 0EB2B613-1633-4BF5-99CE-D7F226843760

GLOBAL ASSETS GROUP S.À R.L.

Signed for and on behalf of Global Assets Group S.à r.l.

By: /s/ Eckart Vogler
Signature

Eckart Vogler
Print name

Manager
Title: Manager, Authorised Signatory

Address:	23 avenue Monterey, L-2163 Luxembourg

Telephone:	+352 26 29 53 524

Attention:

Electronic mail address:	EVogler@bi-invest.com

THE ORIGINAL GUARANTORS

INVESTINDUSTRIAL VII L.P.

SIGNED by INVESTINDUSTRIAL VII L.P. acting by its	)
general partner INVESTINDUSTRIAL VII GP LLP	)

/s/ Eckart Vogler
Authorised Signatory of General Partner

Address:	23 Avenue Monterey, Luxembourg, L-2163
Telephone:	+352 2609531

Attention:

Electronic mail address:	E.VOGLER@BI-INVEST.COM

DocuSign Envelope ID: 0EB2B613-1633-4BF5-99CE-D7F226843760

INVESTINDUSTRIAL VII FEEDER SCSP Executed by INVESTINDUSTRIAL VII FEEDER SCSP acting through and represented by its managing general partner INVESTINDUSTRIAL VII FEEDER GP S.A R.L.

By:	/s/ Kamel Aliat
Name:	Kamel Aliat

Title:	Manager, Authorised Signatory

Address:	23 avenue Monterey, L-2163 Luxembourg

Attention:

Electronic mail address:	KAliat@bi-invest.com

THE ARRANGER	/s/ Alan Macdonald
Authorised Signatory
SIGNED for and on behalf of INVESTEC BANK PLC	)
)

/s/ Slade Spalding
Authorised Signatory

Address:

Telephone:

Attention:

Electronic mail address:

THE SUSTAINABILITY CO-ORDINATOR	/s/ Alan Macdonald
Authorised Signatory
SIGNED for and on behalf of INVESTEC BANK PLC	)
)

/s/
Authorised Signatory

Address:

Telephone:

Attention:

Electronic mail address:

THE ORIGINAL LENDERS	/s/ Alan Macdonald
Authorised Signatory
SIGNED for and on behalf of INVESTEC BANK PLC	)
)

/s/
Authorised Signatory

Address:

Telephone:

Attention:

Electronic mail address:

/s/
Authorised Signatory
SIGNED for and on behalf of STATE STREET BANK AND	)
TRUST COMPANY	)

/s/ Kevin Andrews
Managing Director
Fund Finance EMEA

Address:	20 Churchill Place, London

Telephone:	+44 203 395 2685

Attention:

Electronic mail address:	Kevin.Andrews@statestreet.com

SIGNED for and on behalf of INTESA SANPAOLO BANK	)
LUXEMBOURG SA	)

Authorised Signatory

/s/ Fabrizio Raiterl
Directeur

/s/ Cristiano Patalocchi
Directeur Agree

Address:	19-21 Boulvard Prince Henri, 1724 Luxembourg

Telephone:	+352 621 967 165

Attention:	Fabrizio Raiteri- Cyril Lepeau- Stefano Sovereto

Electronic mail address:	fabrizio.raiteri@intesasanpaololux.com;
ext-cyril.lepeau@intesasanpaololux.com;
stefano.sovereto@intesasanpaololux.com

THE AGENT

SIGNED for and on behalf of GLOBAL LOAN AGENCY	)
SERVICES LIMITD	)
/s/ Lee Morrell
Transaction Manager
Authorised Signatory

Address:	45 Ludgate Hill, London EC4M 7JU

Telephone:	+44 (0)203 597 2940

Attention:	tmg@glas.agency

Electronic mail address:	Transaction Management Group/InvestIndustrial VII L.P.

THE SECURITY TRUSTEE

SIGNED for and on behalf of GLAS TRUST	)
CORPORATION LIMITED	)
/s/ Lee Morrell
Transaction Manager
Authorised Signatory

Address:	45 Ludgate Hill, London EC4M 7JU

Telephone:	+44 (0)203 597 2940

Attention:	tmg@glas.agency

Electronic mail address:	Transaction Management Group/InvestIndustrial VII L.P.

THE ORIGINAL HEDGE COUNTERPARTY	/s/ Mandeep Takhar
Authorised Signatory

SIGNED for and on behalf of INVESTEC BANK PLC	)
)
/s/ Jennifer Peacock
Authorised Signatory

Address:

Telephone:

Attention:

Electronic mail address: